Exhibit 4.1
Execution Version
AMENDMENT NO. 1 TO CREDIT AGREEMENT
a.This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 7, 2020, among REVLON, INC., a Delaware corporation (“Holdings”), REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Borrower”), the other Loan Parties and the Lenders party hereto, and acknowledged by CITIBANK, N.A., as Administrative Agent and Collateral Agent, is entered into in connection with the Existing Credit Agreement referred to in the first recital below.
RECITALS
b.WHEREAS, Holdings and the Borrower are parties to that certain Term Credit Agreement, dated as of September 7, 2016 (as modified by that certain Incremental Joinder Agreement (the “Joinder Agreement”), dated as of April 30, 2020, among the Borrower, Holdings, the other Loan Parties party thereto and the New Lenders party thereto and consented by Citibank, N.A., in its capacity as the administrative agent, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Holdings, the Borrower, the lenders party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”); capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended, supplemented or otherwise modified by this Amendment (the “Amended Credit Agreement”);
c.WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have extended Revolving Commitments and Revolving Loans to the Borrower pursuant to the terms and subject to the conditions set forth in the Existing Credit Agreement.
d.WHEREAS, pursuant to the Existing Credit Agreement, the Lenders (as defined in the Existing Credit Agreement) have extended credit in the form of term loans (the “Existing Term Loans”) and Revolving Loans to the Borrower pursuant to the terms and subject to the conditions set forth in the Existing Credit Agreement;
e.WHEREAS, Section 2.26 of the Existing Credit Agreement permits the Lenders of any Existing Term Loans, upon acceptance of an Extension Request from the Borrower, to extend the scheduled maturity date of all or a portion of such Existing Term Loans by establishing an Extended Term Tranche;
f.WHEREAS, each applicable Term Lender that executes and delivers a lender consent in substantially the form attached as Annex A hereto (or such other form as the Administrative Agent may approve) (a “Consent”) and elects the “Extend and Consent” option therein (each such Lender in such capacity, an “Extending Lender”) will, by the fact of such execution and delivery, be deemed to have agreed to extend the scheduled maturity date of all of its Existing Term Loans, on the terms set forth herein.
g.WHEREAS, in connection with the transactions contemplated by this Amendment, (i) Holdings and the Borrower will enter into that certain BrandCo Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Brandco Credit Agreement”), among Holdings, the Borrower, the lenders party thereto, and Jefferies Finance LLC, as administrative agent and as collateral agent and (ii) Holdings, the Borrower and certain subsidiaries of the Borrower (collectively, the “Brandco Loan Parties”) shall enter into guarantees and

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security agreements, pursuant to which they shall pledge certain assets as collateral for the obligations under the Brandco Credit Agreement (such documentation, collectively with the Brandco Credit Agreement, the “Brandco Loan Documents”);
h.WHEREAS, the Borrower and Holdings wish to make certain amendments as may be necessary or appropriate in connection with (i) the establishment of an Extended Term Tranche pursuant to the terms of Section 2.26 of the Existing Credit Agreement, and (ii) the consummation of the transactions relating to the Brandco Credit Agreement in accordance with the terms of Section 10.1 of the Existing Credit Agreement;
i.WHEREAS, (x) the Extending Lenders and each Lender that executes and delivers a Consent and elects the “Consent Only” option therein (each such Lender in such capacity, a “Non-Extending Consenting Lender”, and all such Non-Extending Consenting Lenders together with the Extending Lenders, the “Consenting Term Lenders”) and (y) the Revolving Lenders party hereto (the “Consenting Revolving Lenders” and together with the Consenting Term Lenders, the “Consenting Lenders”), collectively, constitute the Required Lenders under the Existing Credit Agreement and consent to the Loan Parties entering into and authorize, instruct and direct the Administrative Agent and Collateral Agent to enter into this Amendment, to, among other things, (i) establish a new Extended Term Tranche on the Amendment Effective Date (as defined below) and (ii) amend certain other provisions of the Existing Credit Agreement as set forth herein;
j.WHEREAS, subject to the terms and conditions set forth in this Amendment, the Borrower, Holdings and the Consenting Lenders agree that pursuant to this Amendment, the Existing Term Loans of the Extending Lenders shall be converted into 2020 Extended Term Loans with the Term Maturity Date set forth under the Amended Credit Agreement and the Existing Credit Agreement shall be amended and waived on the terms set forth herein; and
k.WHEREAS, after giving effect to this Amendment, certain Consenting Term Lenders may assign all or a portion of their Existing Term Loans to the Borrower, in each case, as set forth in Annex B-3 hereto.
l.NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Section 1.  Waiver and Consent; Authorization.
(a)Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, each Consenting Lender (by execution and delivery of a Consent or of this Amendment, as applicable) hereby (i) consents to the Indebtedness and Liens to be incurred on the Amendment Effective Date by the Brandco Loan Parties under, and the other transactions contemplated by, the Brandco Loan Documents, (ii) authorizes and directs the Collateral Agent to release its Liens on any BrandCo Collateral (as defined in the BrandCo Credit Agreement) securing the Obligations and (iii) hereby waives any Default or Event of Default that would otherwise result from the Brandco Loan Parties entering into the Brandco Loan Documents, and completing the transactions contemplated thereby (including, without limitation, any Specified Borrower Repurchases), on the Amendment Effective Date, and any other Default or Event of Default that may exist or may have existed prior to the Amendment Effective Date. This is a limited waiver and shall not be deemed to constitute a waiver of any breach of the Amended Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the
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Amended Credit Agreement or any other Loan Documents, in each case from and after the Amendment Effective Date, except as set forth herein.
(b)By execution and delivery of a Consent or this Amendment, as applicable, each Consenting Lender hereby authorizes, instructs and directs the Administrative Agent and the Collateral Agent to enter into a pari passu intercreditor agreement in the form attached hereto as Annex C with the administrative agent and collateral agent under the Brandco Credit Agreement.
(c)In addition to the foregoing, pursuant to Section 9.4 of the Existing Credit Agreement, each Consenting Lender hereby further authorizes, instructs and directs the Administrative Agent and Collateral Agent (i) to execute, deliver and file all releases, notices of termination, filings and any other documents necessary, advisable or desirable to effectuate the Disposition of the BrandCo Collateral or otherwise implement the transaction contemplated by this Amendment and the Brandco Loan Documents (including, without limitation, any Specified Borrower Repurchases) and (ii) to undertake any other filings, steps or actions as the Administrative Agent or the Collateral Agent in its sole discretion determines are necessary, advisable or desirable in carrying out, or otherwise in furtherance of, of such transactions and this direction.
Section 2.  Amendments to Credit Agreement.
(a)Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, on the Amendment Effective Date, the Existing Credit Agreement is hereby (i) amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages attached hereto as Annex B-1 and (ii) restated in its entirety to read as set forth in such Annex B-1 after giving effect to such textual deletions and additions.
(b)Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, on the Amendment Effective Date, (i) Schedules 2.1, 4.3, 4.4, 4.6, 4.8A, 4.8B, 4.14 and 4.17 to the Existing Credit Agreement are hereby amended and restated in their entirety to read as set forth in Annex B-2A; provided, Schedule 2.1 shall be amended and restated after giving effect to this Amendment and any Consenting Lender Repurchases (as defined below) to occur on the Amendment Effective Date, but after giving effect to this Amendment and (ii) (x) Exhibit H to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex B-2B and (y) Exhibit L-1 and Exhibit L-2 of the Existing Credit Agreement shall each be deleted in its entirety.
(c)Immediately after giving effect to this Amendment, pursuant to Section 10.6(h) of the Amended Credit Agreement, each of the Consenting Term Lenders set forth on Annex B-3 may assign to the Borrower its Existing Term Loans up to the amount set forth on Annex B-3 (each such assignment, a “Specified Borrower Repurchase”). Immediately and automatically, without any further action on the part of Holdings or any of its Subsidiaries, any Lender, the Administrative Agent or any other Person, upon receipt of an Assumption and Assignment executed by such Consenting Term Lender and the Borrower in respect of any such assignment, the applicable Existing Term Loans and all rights and obligations as of such Consenting Term Lender related thereto shall, for all purposes under the Credit Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender under the Credit Agreement or under any other Loan Documents by virtue of such assignment. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any such Assumption and Assignment delivered to it. The Administrative Agent and its affiliates
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and its partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (each of the foregoing, an “Agent-Related Person”), in their respective capacities as such, shall not be liable to and shall be held harmless by each Consenting Term Lender, each other Lender, the Borrower or each of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in effectuating any Specified Borrower Repurchase. The Administrative Agent hereby acknowledges and agrees that no transfer fee under Section 10.6(b)(ii)(2) of the Amended Credit Agreement is payable in connection with any Specified Borrower Repurchase.
I.Section 3.  Establishment of Extended Term Loans.
(a)Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Amendment, there is hereby established under the Amended Credit Agreement an Extended Term Tranche of Extended Term Loans (such Extended Term Loans collectively, the “2020 Extended Term Loans”) having the terms set forth in this Amendment and the Amended Credit Agreement, and references in the Amended Credit Agreement to Term Loans and Extended Term Loans shall include, without limitation, the 2020 Extended Term Loans.  The 2020 Extended Term Loans shall be denominated in Dollars. For the avoidance of doubt, notwithstanding Section 2.26(a) of the Existing Credit Agreement, the Borrower shall not be required to deliver an Extension Request in connection with the 2020 Extended Term Loans. The Minimum Extension Condition is waived by the Borrower.
(b)Each Extending Lender that executes and delivers to the Administrative Agent a Consent on or prior to 5:00 p.m. (New York City time) on May 1, 2020 (the “Consent Deadline”) irrevocably agrees to convert into 2020 Extended Term Loans on the Amendment Effective Date the aggregate principal amount of its Existing Term Loans set forth in the Administrative Agent’s Register as of the Consent Deadline (such conversion, the “2020 Conversion”) but, for the avoidance of doubt, immediately after giving effect to the funding of the Brandco Credit Agreement and the use of proceeds therefrom. On the Amendment Effective Date, each Extending Lender (by execution and delivery of a Consent) hereby agrees that the aggregate principal amount of Existing Term Loans held by such Extending Lender set forth in the Administrative Agent’s Register as of the Consent Deadline shall automatically (and without any further action on the part of any party to this Amendment or the Existing Credit Agreement but, for the avoidance of doubt, immediately after giving effect to the funding of the Brandco Credit Agreement and the use of proceeds therefrom) be converted into and reclassified to become an equal principal amount of 2020 Extended Term Loans. After giving effect to the 2020 Conversion, the aggregate principal amount of all such 2020 Extended Term Loans held by an Extending Lender shall equal the aggregate principal amount of Existing Term Loans held by such Extending Lender as set forth in the Administrative Agent’s Register as of the Consent Deadline but, for the avoidance of doubt, immediately after giving effect to the funding of the Brandco Credit Agreement and the use of proceeds therefrom. The remainder (if any) of all Existing Term Loans made under the Existing Credit Agreement will, after giving effect to this Extension Amendment, remain outstanding as Term Loans (the “2016 Term Loans”) with the maturity date and interest rate in effect immediately prior to the effectiveness of this Amendment and subject to the terms of the Amended Credit Agreement.  On the Amendment Effective Date, after giving effect to this Amendment, the aggregate principal amount of 2020 Extended Term Loans and the aggregate principal amount of 2016 Term Loans shall be set forth on Schedule I hereto.
(c)On the Amendment Effective Date, all accrued and unpaid interest owing by the Borrower under the Existing Credit Agreement with respect to any Existing Term Loan (or portion thereof, if applicable) shall be paid in full in cash immediately prior to the 2020 Conversion.  Such
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payment shall not be subject to any breakage cost reimbursement with respect to Eurocurrency Loans of any Consenting Lender which would have otherwise been incurred under the terms of the Existing Credit Agreement or Amended Credit Agreement.
(d)On and after the Amendment Effective Date, interest shall accrue on the 2020 Extended Term Loans and 2016 Term Loans at the interest rate provided for in the Amended Credit Agreement.  Each 2020 Extended Term Loan and 2016 Term Loan shall initially be deemed to be a borrowing of a 2020 Extended Term Loan or 2016 Term Loan, as applicable, that is a Eurocurrency Loan with an initial Interest Period equal to the remaining duration (as of the Amendment Effective Date) of the Interest Period applicable to the Existing Term Loans; provided, however, that it is understood and agreed that in no event shall any conversion or extension of any Existing Term Loan, or any other transaction contemplated by this Amendment, constitute a repayment, conversion or other event with respect to such Loan that would result in the application or operation of the provisions of Section 2.8, 2.11, 2.12 or 2.21 of the Existing Credit Agreement or Amended Credit Agreement.
Section 4.  Fees
On the Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the benefit of each Consenting Term Lender who has delivered its Consent to the Administrative Agent on or prior to the Consent Deadline and it is entitled thereto, a consent fee (the “Consent Fee”) equal to 0.50% of the aggregate principal amount of Existing Term Loans of such Consenting Term Lender outstanding under the Existing Credit Agreement immediately prior to the Amendment Effective Date. The Consent Fee shall be deemed fully earned and payable on the Amendment Effective Date and will not be refundable under any circumstances. Such fees shall not be subject to reduction by way of setoff or counter claim. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any taxing authority or will be grossed up by the Borrower for such amounts, provided, that the recipient of any such payment shall have provided applicable tax forms to establish any available exemptions from withholding. Each Consenting Term Lender may share its fees hereunder with any of its affiliates.
Section 5.  Representations and Warranties.
In order to induce the Consenting Lenders to consent to this Amendment, Holdings, the Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and each Consenting Lender that as of the Amendment Effective Date:
(a)Each Loan Party has the corporate or other organizational power and authority to execute and deliver this Amendment, and to perform its obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, including, in the case of the Borrower, the power and authority to borrow under the Amended Credit Agreement, and Holdings and each other Loan Party has taken all necessary corporate or other action to authorize the execution and delivery of this Amendment, and performance of its obligations under, this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, including, in the case of the Borrower, the authorization of borrowings under the Amended Credit Agreement, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect;
(b)the execution, delivery and performance of this Amendment by each Loan Party (i) will not violate the organizational or governing documents of (x) the Borrower or (y) except as would not
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reasonably be expected to have a Material Adverse Effect, any other Loan Party, (ii) will not violate any Requirement of Law or Contractual Obligation binding on Holdings, the Borrower or any of its Restricted Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (iii) will not materially violate the terms governing the 2021 Notes or the 2024 Notes, the Existing Credit Agreement or the ABL Documents and (iv) except as would not have a Material Adverse Effect, will not result in, or require, the creation or imposition of any Lien (other than Liens permitted under Section 7.3 of the Amended Credit Agreement) on any of the respective properties or revenues of Holdings, the Borrower or any of its Restricted Subsidiaries pursuant to any such Requirement of Law or Contractual Obligation;
(c)this Amendment has been duly executed and delivered by each Loan Party and this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing;
(d)no statement or written information (excluding any projections or pro forma financial information) contained in this Amendment, the Amended Credit Agreement, any other Loan Document or otherwise furnished to the Administrative Agent or the Lenders or any of them (in their capacities as such), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Amendment or the other Loan Documents, when taken as a whole, contained as of the date such statement, information or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading; and
(e)after giving effect to this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (or if qualified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or if qualified by materiality, in all respects) as of such earlier date.
Section 6. Conditions Precedent to the Amendment Effective Date.
This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) that the following conditions have been satisfied:
(a)The Administrative Agent shall have received executed (i) Consents from Term Lenders and counterparts of this Amendment from Revolving Lenders, collectively constituting at least the Required Lenders, and (ii) counterparts of this Agreement from the Administrative Agent, the Collateral Agent, Holdings, the Borrower and each other Loan Party.
(b)The Administrative Agent shall have received an executed legal opinion of the following, in each case, in form and substance reasonably satisfactory to the Administrative Agent: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Borrower and (ii) in-house counsel for Holdings.
(c)The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated the Amendment Effective Date, certifying that the representations and warranties of
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Holdings and the Borrower contained in Section 5 hereof shall be true and correct in all material respects (or if qualified by materiality, in all respects).
(d)The Administrative Agent shall have received a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of Holdings and each Loan Party authorizing, as applicable, the execution, delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement, certified by the Secretary, an Assistant Secretary or other authorized representatives of Holdings and each Loan Party as of the Amendment Effective Date, which certificate shall state that the resolutions or other action thereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect.
(e)The Administrative Agent shall have received a certificate of Holdings and each Loan Party authorizing, as applicable, the execution, delivery and performance of this Amendment and the Amended Credit Agreement, dated the Amendment Effective Date, as to the incumbency and signature of the officers or other authorized signatories of Holdings and each Loan Party executing this Amendment executed by a Responsible Officer or other authorized representative and the Secretary, any Assistant Secretary or another authorized representative of Holdings and each Loan Party.
(f)The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the purposes) of Holdings and each Loan Party, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary, an Assistant Secretary or other authorized representative of Holdings and each Loan Party; provided that Holdings or the applicable Loan Party shall not be required to deliver any such copies to the extent the same have not been amended or otherwise modified since September 7, 2016 as certified by an authorized representative of the Borrower.
(g)The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G to the Existing Credit Agreement, after giving effect to the Amendment or, at the Borrower’s option, a solvency opinion from an independent investment bank or valuation firm of national recognized standing.
(h)The Borrowers shall have paid (i) all accrued and unpaid interest payable on the Existing Term Loans pursuant to Section 3(c) hereof, (ii) the fees payable pursuant to Section 4 hereof, and (iii) all fees payable to counsel to the Lenders, in each case, on the Amendment Effective Date.
(i)The Administrative Agent and the Lenders shall have received at least two days prior to the Amendment Effective Date (as determined disregarding the satisfaction of the condition in this clause (i)) all documentation and other information requested by any Lender no less than five days prior to the Amendment Effective Date (as determined disregarding the satisfaction of the condition in this clause (i)) that such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(j)All conditions precedent expressly set forth in the Brandco Credit Agreement shall have been, or substantially concurrently with the effectiveness of this Amendment shall be, satisfied (or waived in accordance therewith).
The Administrative Agent shall promptly notify the Borrower and the Lenders in writing when the Amendment Effective Date has occurred. For purposes of determining compliance with the
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conditions specified in this Section 6, each Consenting Lender that has signed the Consent or this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
Section 7.  Expenses.
The Borrower shall pay or cause to be paid, to the extent payable under Section 10.5 of the Amended Credit Agreement, all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent).
Section 8. Counterparts.
This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 9.  Applicable Law.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 10. Headings.
        The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 11.  Effect of Amendment.
(a)On the Amendment Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety in accordance with this Amendment, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by the Amended Credit Agreement. For the avoidance of doubt, any certificate or other document the form of which is set out in any exhibit attached to the Existing Credit Agreement or any other Loan Document may be revised, as applicable, to refer to the Amended Credit Agreement.
(b)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Borrowers or any other Loan Party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions,
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obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  Upon the Amendment Effective Date, each 2020 Extended Term Loan shall constitute an “Extended Term Loan” and a “Term Loan” (in each case as defined  in the Amended Credit Agreement) and each Extending Lender shall constitute a “2020 Extending Term Lender” and a “Lender” (in each case as defined in the Amended Credit Agreement), in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.
(c)Each of the Loan Parties party hereto (the “Reaffirming Parties”) acknowledges receipt of a copy of this Amendment, and (i) hereby consents to the waivers and amendments to the Existing Credit Agreement contained herein, (ii) hereby confirms and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents (collectively, the “Reaffirmed Documents”) to which it is party, (iii) agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Reaffirmed Documents to which it is a party and the security interests created thereby, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Secured Obligations (as defined in the Existing Credit Agreement), as amended and/or extended pursuant to this Amendment and (iv) this Amendment shall not evidence or result in a novation of such Obligations or the Reaffirmed Documents. In furtherance of the foregoing, each Reaffirming Party does hereby grant to the Administrative Agent a security interest in all Collateral described in any Reaffirmed Document as security for the obligations set out in such Reaffirmed Document, as amended, increased and/or extended pursuant to this Amendment, subject in each case to any applicable limitations set forth in any such Reaffirmed Document.
(d)On and after the Amendment Effective Date, this Amendment shall for all purposes constitute an Extension Amendment, a Section 2.26 Additional Amendment and a Loan Document.
[signature pages follow]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
REVLON INC.,
as Holdings
By: /s/ Michael T. Sheehan
        Name: Michael T. Sheehan
        Title: Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower
By: /s/ Michael T. Sheehan
        Name: Michael T. Sheehan
        Title: Senior Vice President, Deputy General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]
LEGAL_US_E # 147442187.24

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SUBSIDIARY GUARANTORS:

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN (UK) LTD
ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON CANADA, INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.

By: /s/ Michael T. Sheehan
        Name: Michael T. Sheehan
              Title: Vice President and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

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Acknowledged By:
CITIBANK, NA.,
as Administrative Agent and Collateral Agent
By: /s/ Justin Tichauer
        Name: Justin Tichauer
        Title: Managing Director and Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

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King Street Acquisition Company, L.L.C,
By: King Street Capital Management, L.P.
Its Manager
as Consenting Revolving Lender

By:  /s/ Howard Baum
        Name: Howard Baum
        Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

Execution Version
Lerner Enterprises, LLC,
as Consenting Revolving Lender

By: Oak Hill Advisors, L.P.,
as Investment Manager

By: Oak Hill Advisors GenPar, L.P.,
its general partner

By: Oak Hill Advisors MGP, Inc.,
its managing general partner

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

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Execution Version
Future Fund Investment Company No.2 Pty Ltd,
as Consenting Revolving Lender

By: Oak Hill Advisors, L.P.,
as Investment Advisor

By: Oak Hill Advisors GenPar, L.P.,
its general partner

By: Oak Hill Advisors MGP, Inc.,
its managing general partner

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

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Execution Version
OHA Delaware Customized Credit Fund Holdings, L.P.,
as Consenting Revolving Lender

By: OHA Delaware Customized Credit Fund GenPar, LLC
as general partner

By: OHA Global GenPar, LLC,
its managing member

By: OHA Global MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
Indiana Public Retirement System,
as Consenting Revolving Lender

By: Oak Hill Advisors, L.P.,
as Investment Manager

By: Oak Hill Advisors GenPar, L.P.,
its general partner

By: Oak Hill Advisors MGP, Inc.,
its managing general partner

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Centre Street Partnership, L.P.,
as Consenting Revolving Lender

By: OHA Centre Street GenPar, LLC,
its general partner

By: OHA Centre Street MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA BCSS SSD II, L.P.,
as Consenting Revolving Lender

By: OHA BCSS SSD GenPar II, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA MPS SSD II, L.P.,
as Consenting Revolving Lender

By OHA MPS SSD GenPar II, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Structured Products Master Fund D, L.P.,
as Consenting Revolving Lender

By: OHA Structured Products D GenPar, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA KC Customized Credit Master Fund, L.P.,
as Consenting Revolving Lender

By: OHA KC Customized Credit GenPar, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Artesian Customized Credit Fund I, L.P.,
as Consenting Revolving Lender

By: OHA Artesian Customized Credit Fund I GenPar,
LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Strategic Credit Master Fund II, L.P.,
as Consenting Revolving Lender

By: OHA Strategic Credit II GenPar, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Black Bear Fund, L.P.,
as Consenting Revolving Lender

By: OHA Black Bear GenPar, LLC,
its general partner

By: OHA Global PE GenPar, LLC,
its managing member

By: OHA Global PE MGP, LLC,
its managing member

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA LDN CCF Holding, LLC,
as Consenting Revolving Lender

By:  /s/ Gregory S. Rubin
        Name: Gregory S. Rubin
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
OHA Credit Solutions Master Fund 1,
as Consenting Revolving Lender

By: Oak Hill Advisors, L.P.,
its portfolio manager

By:  /s/ Alexis Atteslis
        Name: Alexis Atteslis
        Title: Authorized Signatory

|US-DOCS\115367345.18||

Execution Version
AG SUPER FUND MASTER, L.P.,
as Consenting Revolving Lender

By: Angelo, Gordon & Co., L.P., as investor manager

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
AG CENTRE STREET PARTNERSHIP, L.P.,
as Consenting Revolving Lender

By: Angelo, Gordon & Co., L.P., as fund advisor

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
SILVER OAK CAPITAL, L.L.C.,
as Consenting Revolving Lender

By: Angelo, Gordon & Co., L.P., as manager

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
AG CREDIT SOLUTIONS NON-ECI MASTER
FUND, L.P.
as Consenting Revolving Lender

By: Angelo, Gordon & Co., L.P., as fund advidsor

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
AG CSFlA DISLOCATION MASTER FUND, L.P.,
as Consenting Revolving Lender

By: Angelo, Gordon & Co., L.P., as fund advisor

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
ASSF IV AIV B, L.P.
By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner
as Consenting Revolving Lender

By: /s/ Charles Williams
Name: Charles Williams
Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
Glendon Opportunities Fund, L.P.,
as Consenting Revolving Lender

By:  /s/ Haig Maghakian
        Name: Haig Maghakian
        Title: Authorized Person

|US-DOCS\115367345.18||

Glendon Opportunities Fund II, L.P.,
as Consenting Revolving Lender

By:  /s/ Haig Maghakian
        Name: Haig Maghakian
        Title: Authorized Person

[Signature Page to Amendment No. 1 to Credit Agreement]

|

Execution Version
Altair Global Credit Opportunities Fund (A), LLC,
as Consenting Revolving Lender

By:  /s/ Haig Maghakian
        Name: Haig Maghakian
        Title: Authorized Person

|US-DOCS\115367345.18||

Execution Version
DEUTSCHE BANK AG CAYMAN ISLANDS
BRANCH ,
as Consenting Revolving Lender

By: /s/ Howard Lee
Name: Howard Lee
Title: Assistant Vice President
[redacted] / [redacted]

By: /s/ Alicia Schug
Name: Susan Onal
Title: Vice President
[redacted] / [redacted]

|US-DOCS\115367345.18||

Execution Version
Lord, Abbett & Co. LLC, as Investment Adviser
on behalf of

Lord Abbett Investment Trust – Lord Abbett
High Yield Fund,
as Consenting Revolving Lender

Lord Abbett Bond-Debenture Fund, Inc.,
as Consenting Revolving Lender

Lord Abbett Series Fund, Inc. - Bond-Debenture
Portfolio
as Consenting Revolving Lender

By: /s/ Steven Rocco
Name: Steven Rocco
Title: Member & Director of Taxable Fixed Income

|US-DOCS\115367345.18||

SCHEDULE I

Type of Term Loans	Aggregate Principal Amount
2016 Term Loans	$896,265,941.28
2020 Extended Term Loans	$267,119,522.56
All Term Loans:	$1,163,385,463.83
LEGAL_US_E # 147442187.24

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ANNEX A
FORM OF LENDER CONSENT

Reference is made to Amendment No. 1 (the “Amendment”) to that certain Term Credit Agreement, dated as of September 7, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon, Inc., Revlon Consumer Products Corporation, the lenders party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”); capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Amendment or in the Credit Agreement.

1. Extend and Consent	□	By checking this box, the undersigned Lender hereby consents to the Amendment and irrevocably agrees to convert the aggregate principal amount of its Existing Term Loans set forth in the Administrative Agent’s Register as of the Consent Deadline into 2020 Extended Term Loans.
2. Consent Only	□	By checking this box, the undersigned Lender hereby consents to the Amendment, but does not agree to the 2020 Conversion with respect to any of its Existing Term Loans.

_______________________________,
as a Lender

By:
        Name:
        Title:

(if a second signature is necessary)

By:
        Name:
        Title:

[Lender Consent to Amendment No. 1 to Credit Agreement]
LEGAL_US_E # 147442187.24

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ANNEX B-1
AMENDED CREDIT AGREEMENT

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Execution Version

TERM CREDIT AGREEMENT
as modified by Incremental Joinder Agreement, dated as of April 30, 2020 as amended by AMENDMENT NO.1 dated as of May 7, 2020
among
REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower,
REVLON, INC.,
as Holdings,
THE LENDERS PARTY HERETO and
CITIBANK, N.A.,
as Administrative Agent and Collateral Agent
Dated as of September 7, 2016

CITIGROUP GLOBAL MARKETS INC.,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers,
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES INC.,
MACQUARIE CAPITAL (USA) INC., and
BARCLAYS BANK PLC,
as Joint Bookrunners
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Syndication Agent,
and
CREDIT SUISSE SECURITIES (USA) LLC,
and
DEUTSCHE BANK SECURITIES INC.,
as Co-Documentation Agents

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TABLE OF CONTENTS
Page
SECTION I. DEFINITIONS 1
1.1 Defined Terms 1
1.2 Other Definitional Provisions ~~60~~56
1.3 Pro Forma Calculations ~~62~~58
1.4 Exchange Rates; Currency Equivalents ~~63~~59
1.5 ~~Letter of Credit Amounts 64~~[reserved] 59
1.6 Covenants ~~64~~59
1.7 Divisions 60
SECTION II. AMOUNT AND TERMS OF COMMITMENTS ~~65~~61
2.1 Term Commitments ~~65~~61
~~2.2 Procedure for Initial Term B Loan Borrowing 65~~
~~2.3~~2.2 Repayment of ~~Initial~~2016 Term ~~B~~Loans and 2020 Extended Term Loans ~~65~~61
2.3 Term Loan Repurchases 61
2.4 Revolving Commitments ~~66~~63
2.5 Procedure for Revolving Loan Borrowing ~~66~~63
2.6 ~~Swingline Loans 67~~[reserved] 64
2.7 Defaulting Lenders ~~69~~64
2.8 Repayment of Loans ~~70~~65
2.9 Commitment Fees, etc. ~~71~~66
2.10 Termination or Reduction of Commitments ~~71~~66
2.11 Optional Prepayments ~~72~~66
2.12 Mandatory Prepayments ~~73~~67
2.13 Conversion and Continuation Options ~~75~~69
2.14 Minimum Amounts and Maximum Number of Eurocurrency Tranches ~~76~~70
2.15 Interest Rates and Payment Dates ~~76~~70
2.16 Computation of Interest and Fees ~~77~~71
2.17 Inability to Determine Interest Rate ~~77~~71
2.18 Pro Rata Treatment and Payments ~~78~~72
2.19 Requirements of Law ~~80~~74
2.20 Taxes ~~81~~75
2.21 Indemnity ~~84~~78
2.22 Illegality ~~84~~78
2.23 Change of Lending Office ~~84~~78
2.24 Replacement of Lenders ~~85~~78
2.25 ~~Incremental Loans 86~~[reserved] 80
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2.26 Extension of Term Loans and Revolving Commitments. ~~90~~80
SECTION III. ~~LETTERS OF CREDIT 93~~[reserved] 83
~~3.1 L/C Commitment 93~~
~~3.2 Procedure for Issuance of Letter of Credit 93~~
~~3.3 Fees and Other Charges 94~~
~~3.4 L/C Participations 95~~
~~3.5 Reimbursement Obligation of the Borrower 96~~
~~3.6 Obligations Absolute 96~~
~~3.7 Role of the Issuing Lender 97~~
~~3.8 Letter of Credit Payments 98~~
~~3.9 Applications 99~~
~~3.10 Applicability of ISP and UCP 99~~
~~3.11 Designation of Issuing Lender 99~~
SECTION IV. REPRESENTATIONS AND WARRANTIES ~~99~~83
4.1 Financial Condition ~~99~~83
4.2 No Change ~~100~~83
4.3 Existence; Compliance with Law ~~100~~83
4.4 Corporate Power; Authorization; Enforceable Obligations ~~100~~83
4.5 No Legal Bar ~~101~~84
4.6 No Material Litigation ~~101~~84
4.7 No Default ~~101~~84
4.8 Ownership of Property; Liens ~~101~~85
4.9 Intellectual Property ~~101~~85
4.10 Taxes ~~102~~85
4.11 Federal Regulations ~~102~~85
4.12 ERISA. ~~102~~85
4.13 Investment Company Act ~~102~~86
4.14 Subsidiaries ~~103~~86
4.15 Environmental Matters ~~103~~86
4.16 Accuracy of Information, etc. ~~103~~86
4.17 Security Documents ~~103~~86
4.18 Solvency ~~104~~87
4.19 Anti-Terrorism ~~104~~87
4.20 Use of Proceeds ~~104~~87
4.21 Labor Matters ~~104~~88
4.22 Senior Indebtedness ~~104~~88
4.23 OFAC ~~105~~88
4.24 Anti-Corruption Compliance ~~105~~88
SECTION V. CONDITIONS PRECEDENT ~~105~~88
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5.1 Conditions to Initial Extension of Credit on the Closing Date ~~105~~88
5.2 Conditions to Each Extension of Credit After Closing Date ~~108~~91
SECTION VI. AFFIRMATIVE COVENANTS ~~108~~91
6.1 Financial Statements ~~108~~92
6.2 Certificates; Other Information ~~109~~93
6.3 Payment of Taxes ~~110~~94
6.4 Conduct of Business and Maintenance of Existence, etc.; Compliance ~~111~~94
6.5 Maintenance of Property; Insurance ~~111~~94
6.6 Inspection of Property; Books and Records; Discussions ~~111~~95
6.7 Notices ~~112~~96
6.8 Additional Collateral, etc. ~~113~~96
6.9 Use of Proceeds ~~118~~101
6.10 Post Closing ~~118~~101
6.11 Credit Ratings ~~118~~101
6.12 Line of Business ~~118~~101
6.13 Changes in Jurisdictions of Organization; Name ~~118~~101
SECTION VII. NEGATIVE COVENANTS ~~118~~101
7.1 [reserved] ~~118~~102
7.2 Indebtedness ~~118~~102
7.3 Liens ~~123~~106
7.4 Fundamental Changes ~~127~~111
7.5 Dispositions of Property ~~129~~112
7.6 Restricted Payments ~~132~~115
7.7 Investments ~~135~~117
7.8 Prepayments, Etc. of Indebtedness; Amendments ~~140~~121
7.9 Transactions with Affiliates ~~141~~122
7.10 Sales and Leasebacks ~~143~~124
7.11 Changes in Fiscal Periods ~~143~~124
7.12 Negative Pledge Clauses ~~143~~125
7.13 Clauses Restricting Subsidiary Distributions ~~145~~126
7.14 Limitation on Hedge Agreements ~~147~~128
7.15 Amendment of Company Tax Sharing Agreement ~~147~~128
SECTION 7A. HOLDINGS NEGATIVE COVENANTS ~~147~~128
SECTION VIII. EVENTS OF DEFAULT ~~147~~129
8.1 Events of Default ~~147~~129
SECTION IX. THE AGENTS ~~152~~133
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9.1 Appointment ~~152~~133
9.2 Delegation of Duties ~~152~~134
9.3 Exculpatory Provisions ~~153~~134
9.4 Reliance by the Agents ~~153~~134
9.5 Notice of Default ~~154~~135
9.6 Non-Reliance on Agents and Other Lenders ~~154~~135
9.7 Indemnification ~~154~~135
9.8 Agent in Its Individual Capacity ~~155~~136
9.9 Successor Agents ~~155~~136
9.10 Authorization to Release Liens and Guarantees ~~156~~137
9.11 Agents May File Proofs of Claim ~~156~~137
9.12 Specified Hedge Agreements, Specified Cash Management Obligations and Specified Additional Obligations ~~156~~137
9.13 Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents ~~157~~137
SECTION X. MISCELLANEOUS ~~157~~138
10.1 Amendments and Waivers ~~157~~138
10.2 Notices; Electronic Communications ~~161~~142
10.3 No Waiver; Cumulative Remedies ~~164~~145
10.4 Survival of Representations and Warranties ~~165~~145
10.5 Payment of Expenses; Indemnification ~~165~~145
10.6 Successors and Assigns; Participations and Assignments ~~166~~147
10.7 Adjustments; Set off ~~172~~152
10.8 Counterparts ~~172~~153
10.9 Severability ~~172~~153
10.10 Integration ~~173~~153
10.11 GOVERNING LAW ~~173~~153
10.12 Submission to Jurisdiction; Waivers ~~173~~153
10.13 Acknowledgments ~~174~~154
10.14 Confidentiality ~~174~~155
10.15 Release of Collateral and Guarantee Obligations; Subordination of Liens ~~176~~157
10.16 Accounting Changes ~~177~~158
10.17 WAIVERS OF JURY TRIAL ~~178~~158
10.18 USA PATRIOT ACT ~~178~~159
10.19 Effect of Certain Inaccuracies ~~178~~159
10.20 Interest Rate Limitation ~~179~~159
10.21 Payments Set Aside ~~179~~159
10.22 Electronic Execution of Assignments and Certain Other Documents ~~179~~160
10.23 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions ~~180~~160
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SCHEDULES:
1.1B Specified Hedge Agreements, Specified Cash Management Obligations and Specified Additional Obligations (Term Loan)
2.1 Commitments
4.3 Existence; Compliance with Law
4.4 Consents, Authorizations, Filings and Notices
4.6 Litigation
4.8A Excepted Property
4.8B Owned Real Property
4.14 Subsidiaries
4.17 UCC Filing Jurisdictions
6.10 Post Closing Matters
7.2(d) Existing Indebtedness
7.3(f) Existing Liens
7.7 Existing Investments
7.9 Transactions with Affiliates
7.12 Existing Negative Pledge Clauses
7.13 Clauses Restricting Subsidiary Distributions

EXHIBITS:
A Form of Guarantee and Collateral Agreement
B Form of Compliance Certificate
C Form of Closing Certificate
D Form of Assignment and Assumption
E Form of Affiliate Lender Assignment and Assumption
F Form of Exemption Certificate
G Form of Solvency Certificate
H ~~Form of Joinder Agreement~~Repurchase Notice
I Form of Prepayment Option Notice
J-1 Form of Term Loan Note
J-2 Form of Revolving Note
K Form of ABL Intercreditor Agreement
L-1 ~~Form of Increase Supplement~~[reserved]
L-2 ~~Form of Lender Joinder Agreement~~[reserved]
M Form of Mortgage

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TERM CREDIT AGREEMENT, dated as of September 7, 2016, among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Company” or the “Borrower”), REVLON, INC., a Delaware corporation (“Holdings”) solely for purposes of Section 7A, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and CITIBANK, N.A., as Administrative Agent and Collateral Agent.
The parties hereto hereby agree as follows:
SECTION I. DEFINITIONS
1.1 Defined Terms
. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2016 Term Facility”: as defined in the definition of “Facility.”
“2016 Term Lenders”: Lenders holding 2016 Term Loans, in their capacity as such.
“2016 Term Loan Percentage”: the percentage (expressed as a decimal) equal to (a) the aggregate principal amount of 2016 Term Loans outstanding on the Amendment No. 1 Effective Date, immediately after giving effect to the 2020 Conversion, divided by (b) the aggregate principal amount of all Term Loans outstanding as of the Amendment No 1 Effective Date.
“2016 Term Loans”: (i) immediately prior to the effectiveness of Amendment No. 1, the Term Loans made to the Borrower pursuant to the Original Credit Agreement and (ii) immediately upon and after the effectiveness of Amendment No. 1 and the 2020 Conversion, the Term Loans made to the Borrower pursuant to the Original Credit Agreement that the Lenders declined to convert into 2020 Extended Term Loans pursuant to Amendment No. 1, which remain outstanding under this Agreement as of the Amendment No. 1 Effective Date.
“2020 Conversion”: as defined in the Amendment No. 1.
“2020 Extended Term Facility”: as defined in the definition of “Facility.”
“2020 Extended Term Lenders”: each Lender that holds a 2020 Extended Term Loan.
“2020 Extended Term Loan Percentage”: the percentage (expressed as a decimal) equal to (a) the aggregate principal amount of 2020 Extended Term Loans outstanding on the Amendment No. 1 Effective Date, immediately after giving effect to the 2020 Conversion, divided by (b) the aggregate principal amount of all Term Loans outstanding as of the Amendment No 1 Effective Date.

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“2020 Extended Term Loans”: term loans incurred under Amendment No. 1 as “2020 Extended Term Loans” thereunder.
“2021 Notes”: the Borrower’s 5.75% senior notes due 2021.
“2024 Notes”: as defined in the definition of “Transactions”.
“ABL Designated Banking Services Obligations”: as defined in the ABL Intercreditor Agreement.
“ABL Designated Specified Additional Obligations”: as defined in the ABL Intercreditor Agreement.
“ABL Designated Swap Obligations”: as defined in the ABL Intercreditor Agreement.
“ABL Documents”: the collective reference to the ABL Facility Agreement and any other document, agreement and instrument executed and/or delivered in connection therewith or relating thereto, together with any amendment, supplement, waiver, or other modification to any of the foregoing.
“ABL Facility”: the asset-based revolving credit facility made available to the Borrower pursuant to the ABL Facility Agreement.
“ABL Facility Agreement”: the Asset-Based Revolving Credit Agreement, dated as of the date hereof, among the Borrower, the local borrowing subsidiaries party thereto, Holdings, the lenders and issuing lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“ABL Facility First Priority Collateral”: as defined in the ABL Intercreditor Agreement.
“ABL Intercreditor Agreement”: the ABL Intercreditor Agreement, dated as of the date hereof, among the Borrower, Holdings, the Subsidiary Guarantors, the Collateral Agent ~~and~~, the collateral agent under the ABL Documents and the other parties from time to time party thereto, substantially in the form of Exhibit K, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“ABL Loan”: any loan made pursuant to the ABL Facility.
“ABR”: for any day, a rate per annum equal to the highest of (a) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurocurrency Rate for a one-month interest period beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate appearing on the Screen two Business

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Days prior to such day at approximately 11 a.m., London time, as the Eurocurrency Rate for deposits denominated with a one-month interest period. Any change in the ABR due to a change in the “prime rate” shall be effective on the effective date of such change in the “prime rate”, the Federal Funds Effective Rate or the Eurocurrency Rate, as the case may be.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Accelerated Maturity Date”: (i) with respect to the 2016 Term Loans, the date that is 91 days prior to the stated maturity date of the 2021 Notes if, on such date, any 2021 Notes remain outstanding; provided that the Accelerated Maturity Date with respect to the 2016 Term Loans shall not apply for any purpose under this Agreement if, on the applicable date (and on each day during such 91-day period), the Borrower and its Restricted Subsidiaries have Liquidity (as defined below) of at least the sum of (x) the outstanding principal amount of the 2021 Notes, plus (y) $200,000,000 and (ii) with respect to the 2020 Extended Term Loans, each of (x) the stated maturity date of the 2016 Term Loans (i.e., 7 years after the Closing Date) if, on such date, an aggregate principal amount of the 2016 Term Loans in excess of $75,000,000 remain outstanding; and (y) the date that is 91 days prior to the stated maturity date of  the 2024 Notes if, on such date, an aggregate principal amount of the 2024 Notes in excess of $100,000,000 remain outstanding. For purposes hereof, “Liquidity” shall mean, at any time, the sum of (i) the difference of (a) all Unrestricted Cash of the Borrower and its Restricted Subsidiaries minus (b) any Unrestricted Cash included in the Borrowing Base (as defined in the ABL Facility Agreement as in effect on the date hereof), (ii) the aggregate Available Revolving Commitments of all Revolving Lenders and, (iii) the aggregate Excess Availability (as defined in the ABL Facility Agreement as in effect on the date hereof) under the ABL Facility Agreement, in each case, at such time, provided, that, with respect to clause (ii), the conditions set forth in Sections 5.2(a) and 5.2(b) shall be satisfied at such time.
“Accounting Changes”: as defined in Section 10.16.
“Additional Term B-2 Commitments”: as defined in the BrandCo Credit Agreement, as in effect on the Amendment No. 1 Effective Date.
“Additional BrandCo License Agreements”: the following agreements, each dated as of the Amendment No. 1 Effective Date: (i) Almay Intellectual Property License Agreement, by and among Almay BrandCo and the Borrower, (ii) Charlie Intellectual Property License Agreement, by and among Charlie BrandCo and the Borrower, (iii) CND Intellectual Property License Agreement, by and among CND BrandCo and the Borrower, (iv) Curve Intellectual Property License Agreement, by and among Curve BrandCo and the Borrower, (v) Elizabeth Arden Intellectual Property License Agreement, by and among Elizabeth Arden BrandCo and the Borrower, (vi) Giorgio Beverly Hills Intellectual Property License Agreement, by and among Giorgio Beverly Hills BrandCo and the Borrower, (vii) Halston Intellectual Property License Agreement, by and among Halston BrandCo and the Borrower, (viii) Jean Nate Intellectual Property License Agreement, by and among Jean Nate BrandCo and the Borrower, (ix) Mitchum Intellectual Property License Agreement, by and among Mitchum BrandCo and the Borrower, (x) Multicultural Group Intellectual Property License Agreement, by and among Multicultural

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Group BrandCo and the Borrower, (xi) PS Intellectual Property License Agreement, by and among PS BrandCo and the Borrower and (xii) White Shoulders Intellectual Property License Agreement, by and among White Shoulders BrandCo and the Borrower, in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Administrative Agent”: Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise.
“Affiliate Lender Assignment and Assumption”: an Affiliate Lender Assignment and Assumption, substantially in the form of Exhibit E or such other form reasonably acceptable to the Administrative Agent and the Borrower.
“Agents”: the collective reference to the Collateral Agent and the Administrative Agent, and solely for purposes of Sections 10.13 and 10.14 and the definitions of Obligations, Specified Cash Management Obligations and Specified Hedge Agreement, the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the aggregate amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the total Aggregate Exposures of all Lenders at such time.
“Agreed Purposes”: as defined in Section 10.14.
“Agreement”: this Term Credit Agreement, as amended by Amendment No. 1 and as further amended, supplemented, waived, extended or otherwise modified from time to time.

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“Amendment No 1”: that certain Amendment No. 1 to this Agreement dated as of May 7, 2020, by and among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and Citibank, N.A. as the Administrative Agent and Collateral Agent.
“Amendment No. 1 Effective Date”: May 7, 2020.
“Amendment No. 1 Transaction Costs”: as defined in the definition of “Amendment No. 1 Transactions.”
“Amendment No. 1 Transactions”: each of the following transactions:
(a) the BrandCo Credit Agreement and the transactions contemplated thereby;
(b) the Amendment No. 1 and the transactions contemplated thereby; and
(c) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Amendment No. 1 Transaction Costs”).
“American Crew License Agreement”: the Amended and Restated Intellectual Property License Agreement, dated as of the Amendment No. 1 Effective Date, by and among American Crew BrandCo as licensor and the Borrower as licensee, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“American Crew Non-Exclusive License”: the Amended and Restated Non-Exclusive License Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower as licensor and American Crew BrandCo as licensee, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Anti-Corruption Law”: the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials.
“Applicable Commitment Fee Rate”: as of any date of determination (i) on or prior to May 20, 2020, 0% and (ii) commencing on May 21, 2020 and thereafter, 8.50%.
“Applicable Margin” ~~or “Applicable Commitment Fee Rate”~~: for any day, with respect to (i) the Loans under the ~~Initial~~2016 Term ~~B~~Facility and the 2020 Extended Term Facility, ~~in the case of the Applicable Margin,~~ 2.50% with respect to ~~Initial~~ Term ~~B~~ Loans thereunder that are ABR Loans and 3.50% with respect to ~~Initial~~ Term ~~B~~ Loans thereunder that are Eurocurrency Loans and (ii) the ~~Loans under any New Loan Commitments, the applicable rate and the commitment fee, as applicable, set forth in the applicable Joinder Agreement.~~Revolving Loans, 15.00% with respect to ABR Loans and 16.00% with respect to Eurocurrency Loans.
“Applicable Period”: as defined in Section 10.19.

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“Applicable Threshold Price”: as defined in the definition of “Dutch Auction”.
~~“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.~~
“Approved Fund”: as defined in Section 10.6(b).
“Asset Sale”: any Disposition of Property or series of related Dispositions of Property by the Borrower or any of its Restricted Subsidiaries ~~not in the ordinary course of business~~ (a) under Section 7.5(e), (k), (p) or (v) or (b) not otherwise permitted under Section 7.5, in each case, which yields Net Cash Proceeds in excess of $~~10,000,000~~5,000,000.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D or such other form reasonably acceptable to the Administrative Agent and the Borrower.
“Auction Amount”: as defined in the definition of “Dutch Auction”.
“Auction Assignment and Acceptance”: as defined in the definition of “Dutch Auction”.
“Auction Manager”: the Administrative Agent or any designee thereof.
“Auction Notice”: as defined in the definition of “Dutch Auction”.
“Auction Offeror”: as defined in the definition of “Dutch Auction”.
“Available Amount”: as at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
~~(a) $200,000,000; plus~~
(a) ~~(b)~~ an amount (which amount shall not be less than zero) equal to 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from ~~October~~April 1, ~~2016~~2020 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1; plus
~~(c) the aggregate amount of proceeds received after the Closing Date and on or prior to such date that do not constitute Net Cash Proceeds pursuant to clause (a) of the definition thereof, solely as a result of the de minimis thresholds set forth in the definitions of “Asset Sale” and “Recovery Event”; plus~~
(b) [reserved]; plus

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(c) ~~(d)~~ (i) the cumulative amount of cash proceeds from (x) the sale of Capital Stock (other than Disqualified Capital Stock) of the Borrower, Holdings or any Parent Company (y) capital contributions, in each case, after the ~~Closing~~Amendment No. 1 Effective Date (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of the Borrower and not previously applied for a purpose other than use in the Available Amount, in each case, other than any Excluded Contribution Amount, and (ii) Capital Stock (other than Disqualified Capital Stock) of Holdings, the Borrower or any Parent Company issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations in right of payment) of the Borrower or any Restricted Subsidiary owed to a person other than the Borrower or a Restricted Subsidiary not previously applied for a purpose other than use in the Available Amount; provided, that this clause (~~d~~c) shall exclude sales of Capital Stock financed as contemplated by Section 7.7(g) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 7.8; plus
(d) ~~(e)~~ [reserved]; plus
(e) ~~(f)~~ [reserved]; plus
(f) ~~(g)~~ 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash after the ~~Closing~~Amendment No. 1 Effective Date from any dividend, other distribution or return of capital by an Unrestricted Subsidiary; plus
(g) ~~(h)~~ in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any of its Restricted Subsidiaries, the Fair Market Value of the Investments of the Borrower or any of its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus
(h) ~~(i)~~ an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash or Cash Equivalents by the Borrower or any of its Restricted Subsidiaries after the Amendment No. 1 Effective Date in respect of any Investments made pursuant to ~~Sections 7.7(h)(B) or~~Section 7.7(v)(ii); plus
(i) ~~(j)~~ Declined Amounts not otherwise used to make any Investment, Restricted Payment or payment or distribution made in respect of any Junior Financing not from the Available Amount; minus
(j) ~~(k)~~ any amounts thereof used to make Investments pursuant to ~~Sections 7.7(h)(B) or~~Section 7.7(v)(ii)  after the Closing Date prior to such time; minus

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(k) ~~(l)~~ the cumulative amount of Restricted Payments made pursuant to Section 7.6(b) prior to such time; minus
(l) ~~(m)~~ any amount thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 7.8(a)(i) (other than payments made with proceeds from the issuance of Capital Stock that were excluded from the calculation of the Available Amount pursuant to clause (d) above).
“Available Revolving Commitment”: as to each Revolving Lender at any time, if any, an amount equal to the excess, if any, of (a) such Revolving Lender’s Revolving Commitment then in effect (including any New Loan Commitments which are Revolving Commitments) over (b) such Revolving Lender’s Revolving Extensions of Credit then outstanding.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benefited Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors”: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower”: as defined in the preamble hereto.
“Borrower Materials”: as defined in Section 10.2(c).

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“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Minimum”: ~~(a) in the case of a Revolving Loan denominated in Dollars,~~ $1,000,000 ~~or as otherwise specified in any First Incremental Revolving Agreement~~, as the same may be changed from time to time ~~by any Subsequent Incremental Revolving Agreement or otherwise~~ pursuant to the terms hereof~~, and (b) in the case of a Revolving Loan denominated in any Permitted Foreign Currency, such roughly equivalent amount in such Permitted Foreign Currency as may be reasonably specified by the Administrative Agent~~.
~~“Borrowing Multiple”: (a) in the case of a Revolving Loan denominated in Dollars, $100,000 or as otherwise specified in any First Incremental Revolving Agreement, as the same may be changed from time to time by any Subsequent Incremental Revolving Agreement or otherwise pursuant to the terms hereof, and (b) in the case of a Revolving Loan denominated in any Permitted Foreign Currency, such roughly equivalent amount in such Permitted Foreign Currency as may be reasonably specified by the Administrative Agent.~~
“Borrowing Multiple”: $100,000, as the same may be changed from time to time pursuant to the terms hereof.
“BrandCo(s)”: means each of (i) Beautyge II, LLC, a Delaware limited liability company (“American Crew BrandCo”), (ii) BrandCo Almay 2020 LLC, a Delaware limited liability company (“Almay BrandCo”), (iii) BrandCo Charlie 2020 LLC, a Delaware limited liability company (“Charlie BrandCo”), (iv) BrandCo CND 2020 LLC, a Delaware limited liability company (“CND BrandCo”), (v) BrandCo Curve 2020 LLC, a Delaware limited liability company (“Curve BrandCo”), (vi) BrandCo Elizabeth Arden 2020 LLC, a Delaware limited liability company (“Elizabeth Arden BrandCo”), (vii) BrandCo Giorgio Beverly Hills 2020 LLC, a Delaware limited liability company (“Giorgio Beverly Hills BrandCo”), (viii) BrandCo Halston 2020 LLC, a Delaware limited liability company (“Halston BrandCo”), (ix) BrandCo Jean Nate 2020 LLC, a Delaware limited liability company (“Jean Nate BrandCo”), (x) BrandCo Mitchum 2020 LLC, a Delaware limited liability company (“Mitchum BrandCo”), (xi) BrandCo Multicultural Group 2020 LLC, a Delaware limited liability company (“Multicultural Group BrandCo”), (xii) BrandCo PS 2020 LLC, a Delaware limited liability company (“PS BrandCo”) and (xiii) BrandCo White Shoulders 2020 LLC, a Delaware limited liability company (“White Shoulders BrandCo”).
“BrandCo Collateral”: as defined in the Pari Passu Intercreditor Agreement.
“BrandCo Credit Agreement”: that certain BrandCo Credit Agreement, dated as of the Amendment No. 1 Effective Date (as amended, amended and restated, supplemented or otherwise modified from time to time), among Holdings, the Borrower, the lenders party thereto, and Jefferies Finance LLC, as administrative agent, first lien collateral agent, second lien collateral agent and third lien collateral agent.

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“BrandCo Documents”: the BrandCo Credit Agreement and any other document, agreement and instrument executed and/or delivered in connection therewith or relating thereto, together with any amendment, supplement, waiver, or other modification to any of the foregoing.
“BrandCo Entities”: each BrandCo and BrandCo Holdings and their Subsidiaries.
“BrandCo Holdings”: Beautyge I, an exempted company incorporated in the Cayman Islands.
“BrandCo License Agreements”: the American Crew License Agreement and the Additional BrandCo License Agreements.
“BrandCo License Documents” the BrandCo License Agreements and the American Crew Non-Exclusive License.
“BrandCo Lender”: each Lender that has an Excess Roll-up Amount.
“Business”: the business activities and operations of the Borrower and/or its Subsidiaries on the Closing Date, after giving effect to the Transactions.
“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located and~~:~~
~~(a)~~  if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day~~;~~.
~~(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;~~
~~(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and~~
~~(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which~~

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~~banks are open for foreign exchange business in the principal financial center of the country of such currency.~~
“Calculation Date”: as defined in Section 1.3(a).
“Capital Expenditures”: for any period, with respect to any Person, (a) the additions to property, plant and equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person, and other capital expenditures of such Person that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person; provided, that in any event the term “Capital Expenditures” shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the extent financed with any Reinvestment Deferred Amount or the proceeds of any Disposition or Recovery Event that are not required to be applied to prepay Term Loans; (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit; (iv) capital expenditures to the extent they are made with the proceeds of equity contributions (other than in respect of Disqualified Capital Stock) made to the Borrower after the Closing Date; (v) capitalized interest in respect of operating or capital leases; (vi) the book value of any asset owned to the extent such book value is included as a capital expenditure as a result of reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; and (vii) any non-cash amounts reflected as additions to property, plant or equipment on such Person’s consolidated balance sheet.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, provided, that for the purposes of this definition, “GAAP” shall mean generally accepted accounting principles in the United States as in effect on the Closing Date.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
~~“Cash Collateralize”: with respect to any portion of the L/C Exposure, to pay to the Administrative Agent an amount of cash and/or Cash Equivalents to be held as security for obligations of the Borrower in respect of such portion of the L/C Exposure in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent, or backstop in a manner satisfactory to, or make other arrangements satisfactory to, the Administrative Agent and the applicable Issuing Lender with respect to such portion of the L/C Exposure. “Cash Collateralization” and “Cash Collateral” shall have correlative meanings.~~
“Cash Equivalents”:

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(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 18 months from the date of acquisition thereof;
(b) certificates of deposit, time deposits and eurodollar time deposits with maturities of 18 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 18 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus at the date of acquisition thereof in excess of $250,000,000;
(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(d) commercial paper having a rating of at least A-1 from S&P or P-1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and maturing within 18 months after the date of acquisition and Indebtedness and preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 18 months or less from the date of acquisition;
(e) readily marketable direct obligations issued by or directly and fully guaranteed or insured by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 18 months or less from the date of acquisition;
(f) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 18 months after the date of creation or acquisition thereof;
(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s;
(h) (x) such local currencies in those countries in which the Borrower and its Restricted Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) or otherwise customarily utilized in countries in which the Borrower and its Restricted Subsidiaries operate for short term cash management purposes; and

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(i) Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.
“Cash Management Obligations”: obligations in respect of any overdraft or other liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds.
“Cash Management Provider”: as defined in the definition of “Specified Cash Management Obligations”.
“Certificated Security”: as defined in the Guarantee and Collateral Agreement.
“Change of Control”: as defined in Section 8.1(j).
“Charges”: as defined in Section 10.20.
“Chattel Paper”: as defined in the Guarantee and Collateral Agreement.
~~“Citibank”: Citibank, N.A.~~
“Closing Date”: September 7, 2016.
“Code”: the Internal Revenue Code of 1986, as amended from time to time (unless otherwise indicated).
“Co-Documentation Agents”: Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., each in its capacity as co-documentation agent.
“Collateral”: all the “Collateral” as defined in any Security Document.
“Collateral Agent”: Citibank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents and any of its successors and permitted assigns in such capacity in accordance with Section 9.9.
“Commitment”: as to any Lender, the sum of the Revolving Commitments, ~~Initial Term B Commitments,~~ the Extended Revolving Commitments and the ~~New Loan Commitments (in each case, if any) of such Lender~~Original Term Commitment.
“Committed Reinvestment Amount”: as defined in the definition of “Reinvestment Prepayment Amount”.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is

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part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Commonly Controlled Plan”: as defined in Section 4.12(b).
“Company”: as defined in the preamble hereto.
“Company Tax Sharing Agreement”: the Tax Sharing Agreement, dated as of March 26, 2004, among Holdings, the Company and certain of its Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 7.15.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B or such other form reasonably acceptable to the Administrative Agent and the Borrower.
“Confidential Information”: as defined in Section 10.14.
“Consolidated Current Assets”: with respect to any Person at any date, in accordance with GAAP, the total consolidated current assets on a consolidated balance sheet of such Person and its Subsidiaries less any cash and Cash Equivalents.
“Consolidated Current Liabilities”: with respect to any Person at any date, in accordance with GAAP, the total current liabilities on a consolidated balance sheet of such Person and its Subsidiaries less any short-term borrowings and the current portion of any long-term Indebtedness.
“Consolidated EBITDA”: of any Person for any period, shall mean the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, if applicable, except with respect to clauses (f)~~, (n)~~ and (s) of this definition, to the extent deducted in calculating such Consolidated Net Income for such period, the sum of:
(a) provisions for taxes based on income (or similar taxes in lieu of income taxes), profits, capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period (including penalties and interest related to taxes or arising from tax examinations);
(b) Consolidated Net Interest Expense and, to the extent not reflected in such Consolidated Net Interest Expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk or foreign exchange rate risk, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with Indebtedness (including commitment, letter of credit and administrative fees and charges with respect to the Facilities, the BrandCo Credit Agreement and the ABL Facility);

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(c) depreciation and amortization expense and impairment charges (including deferred financing fees, original issue discount, amortization of convertible notes and other convertible debt instruments, capitalized software expenditures, amortization of intangibles (including goodwill), organization costs and amortization of unrecognized prior service costs, and actuarial gains and losses related to pensions, and other post-employment benefits);
(d) all management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid (or any accruals related to such fees or related expenses) (including by means of a dividend) during such period up to an amount not to exceed $10,000,000 in such period;
(e) Subject to the Shared EBITDA Cap, any extraordinary, unusual or non-recurring ~~income or gains or~~ charges, expenses or losses (including (x) ~~gains or~~ losses on sales of assets outside of the ordinary course of business, (y) restructuring and integration costs or reserves, including any retention and severance costs, costs associated with office and facility openings, closings and consolidations, relocation costs, contract termination costs, future lease commitments, excess pension charges and other non-recurring business optimization expenses and legal and settlement costs, and (z) any expenses in connection with the Transactions);
(f) (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption (with a deduction for amounts actually received up to such estimated amount to the extent included in Consolidated EBITDA in a future period);
(g) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis;
(h) transaction costs, fees, losses and expenses (in each case whether or not any transaction is actually consummated) (including those with respect to any amendments or waivers of the Loan Documents or the ABL Documents, and those payable in connection with the sale of Capital Stock, recapitalization, the incurrence of Indebtedness permitted by Section 7.2, transactions permitted by Section 7.4,

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Dispositions permitted by Section 7.5, or any Permitted Acquisition or other Investment permitted by Section 7.7);
(i) accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies;
(j) all costs and expenses incurred in defending, settling and compromising any pending or threatened litigation claim, action or legal dispute up to an amount not to exceed $15,000,000 in such period;
(k) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any Qualified Contract or any agreement in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment permitted by Section 7.7, in each case, to the extent that coverage has not been denied (other than any such denial that is being contested by the Borrower and/or its Restricted Subsidiaries in good faith) and so long as such amounts are actually reimbursed to such Person and its Restricted Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (k) (and to the extent not so reimbursed within one year, such amount not reimbursed shall be deducted from Consolidated EBITDA during the next measurement period); it being understood that such amount may subsequently be included in Consolidated EBITDA in a measurement period to the extent of amounts actually reimbursed);
(l) costs of surety bonds of such Person and its Restricted Subsidiaries in connection with financing activities;
(m) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;
~~(n) the amount of expected cost savings and other operating improvements and synergies reasonably identifiable and reasonably supportable (as determined by the Borrower or any Restricted Subsidiary in good faith) to be realized as a result of the Transactions, any acquisition or Disposition (including the termination or discontinuance of activities constituting such business), any Investment, operating expense reductions, operating improvements, restructurings, cost savings initiatives, operational changes or similar initiatives or transactions (including resulting from any head count reduction or closure of facilities) taken or committed to be taken during such (or any prior) period (in each case calculated on a pro forma basis as though such cost savings and other operating expense reductions, operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period; provided, that (i) (A) such cost savings, operating improvements and synergies are reasonably anticipated to result from such actions and (B) actions resulting in such~~

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~~operating expense reductions or other operating improvements, synergies or cost savings are reasonably anticipated to have commenced within 18 months and (ii) no cost savings shall be added pursuant to this clause (n) to the extent already included in clause (e) above with respect to such period;~~
(n) [reserved];
(o) earn-out, contingent compensation and similar obligations incurred in connection with any acquisition or other investment and paid (if not previously accrued) or accrued;
(p) net realized losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Hedge Agreements);
(q) subject to the Shared EBITDA Cap, costs, charges, accruals, reserves or expenses attributable to cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization, management changes, restructurings and integrations (including inventory optimization programs, software and other intellectual property development costs, costs related to the closure or consolidation of facilities and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs) or other fees relating to any of the foregoing;
(r) (i) any net realized loss resulting from fair value accounting required by FASB ASC 815 (including as a result of the mark-to-market of obligations of Hedge Agreements and other derivative instruments), (ii) any net realized loss resulting in such period from currency translation losses related to currency re-measurements of Indebtedness and (iii) the amount of loss resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing; and
(s) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to the below for any previous period and not added back, minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum, without duplication, of:
(A) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased Consolidated Net Income in a prior period);

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(B) net realized gains relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Hedge Agreements); and
(C) (i) any net realized gain resulting from fair value accounting required by FASB ASC 815 (including as a result of the mark-to-market of obligations of Hedge Agreements and other derivative instruments), (ii) any net realized gain resulting in such period from currency translation gains related to currency re-measurements of Indebtedness and (iii) the amount of gain resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing;
provided, that for purposes of calculating Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period, the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, acquired by Holdings, the Borrower or any of the Restricted Subsidiaries during such period and assuming any synergies~~, cost savings~~ and other operating improvements to the extent determined by the Borrower in good faith to be reasonably anticipated to be realizable within ~~18~~12 months following such acquisition, or of any Subsidiary designated as a Restricted Subsidiary during such period, shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition or such designation, as the case may be, occurred on the first day of such period) subject to the Shared EBITDA Cap. With respect to each joint venture or minority investee of the Borrower or any of its Restricted Subsidiaries, for purposes of calculating Consolidated EBITDA, the amount of EBITDA (calculated in accordance with this definition) attributable to such joint venture or minority investee, as applicable, that shall be counted for such purposes (without duplication of amounts already included in Consolidated Net Income) shall equal the product of (x) the Borrower’s or such Restricted Subsidiary’s direct and/or indirect percentage ownership of such joint venture or minority investee and (y) the EBITDA (calculated in accordance with this definition) of such joint venture or minority investee in each case to the extent such Borrower or Restricted Subsidiary actually receives any such dividends, return of capital or similar distributions during such period and not in excess thereof.
Unless otherwise qualified, all references to “Consolidated EBITDA” in this Agreement shall refer to Consolidated EBITDA of the Borrower.
~~Consolidated EBITDA shall be deemed to be $223,400,000 for the fiscal quarter ended September 30, 2015, $126,800,000 for the fiscal quarter ended December 31, 2015, $69,700,000 for the fiscal quarter ended March 31, 2016 and $86,100,000 for the fiscal quarter ended June 30, 2016.~~
“Consolidated Net First Lien Leverage”: at any date, (a) the aggregate principal amount of all senior secured Funded Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by a lien on the Collateral (unless the lien securing such Funded Debt is junior or subordinated to the liens of both the Lenders and the lenders under the ABL Facility

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Agreement), minus (b) Unrestricted Cash of the Loan Parties on such date, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net First Lien Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Net First Lien Leverage on such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Net Income”: of any Person for any period, shall mean the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Restricted Subsidiaries for any period:
(a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries shall be excluded;
(b) the income (or loss) of any Person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded, except to the extent of dividends, return of capital or similar distributions actually received by such Person or its Restricted Subsidiaries (which dividends, return of capital and distributions shall be included in the calculation of Consolidated Net Income);
(c) (i) any net unrealized gains and losses resulting from fair value accounting required by FASB ASC 815 (including as a result of the mark-to-market of obligations of Hedge Agreements and other derivative instruments) and (ii) any net unrealized gains and losses resulting in such period from currency translation losses (or similar charges) related to currency re-measurements of Indebtedness or other liabilities or from currency fluctuations, in each case shall be excluded;
(d) any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net unrealized gain and losses from exchange rate fluctuations on intercompany balances and balance sheet items) shall be excluded;
(e) the cumulative effect of a change in accounting principles during such period shall be excluded;
(f) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;
(g) any charges resulting from the application of FASB ASC 805 “Business Combinations,” FASB ASC 350 “Intangibles—Goodwill and Other,” FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” FASB ASC 480-10-25-4

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“Distinguishing Liabilities from Equity—Overall—Recognition” or FASB ASC 820 “Fair Value Measurements and Disclosures” shall be excluded;
(h) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(i) any income (or loss) for such period attributable to the early extinguishment or buy-back of indebtedness, Hedge Agreements or other derivative instruments shall be excluded;
(j) any non-cash charges for deferred tax asset valuation allowances shall be excluded;
(k) any other non-cash charges (including goodwill or asset impairment charges), expenses or losses, including write-offs and write-downs (including in respect of unamortized debt issuance costs and deferred financing fees) and any non-cash cost related to the termination of any employee pension benefit plan (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period) shall be excluded;
(l) non-cash stock-based and other equity-based compensation expenses (including those realized or resulting from stock option plans, employee benefit plans, post-employment benefit plans, grants of sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights) shall be excluded;
(m) the Transaction Costs shall be excluded;
(n) any losses in respect of equity earnings for such period (other than in respect of losses from equity in affiliates) shall be excluded; and
(o) ~~gains and losses from the Specified Dispositions and~~ the consolidated net income (or loss) of any Person or Properties constituting a division or line of business of any business entity, division or line of business or fixed asset, in each case, Disposed of, abandoned, closed or discontinued by Holdings, the Borrower or any of the Restricted Subsidiaries during such period other than in the ordinary course of business, or of any Subsidiary designated as an Unrestricted Subsidiary during such period, shall be excluded for such period (assuming the consummation of such Disposition or such designation, as the case may be, occurred on the first day of such period).
Unless otherwise qualified, all references to “Consolidated Net Income” in this Agreement shall refer to Consolidated Net Income of the Borrower.

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“Consolidated Net Interest Expense”: of any Person for any period, (a) the sum of (i) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock of such Person made during such period, minus (b) the sum of (i) total cash interest income of such Person and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from customers), in each case determined in accordance with GAAP, plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period), including, with respect to the Borrower, those paid in connection with the Loan Documents or in connection with any amendment thereof. Unless otherwise qualified, all references to “Consolidated Net Interest Expense” in this Agreement shall refer to Consolidated Net Interest Expense of the Borrower and its Restricted Subsidiaries. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments actually made or received by the Borrower or any Subsidiary with respect to interest rate Hedge Agreements.
“Consolidated Net Secured Leverage”: at any date, (a) the aggregate principal amount of all senior secured Funded Debt of the Borrower and its Restricted Subsidiaries on such date, minus (b) Unrestricted Cash of the Loan Parties on such date, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Net Secured Leverage on such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Net Total Leverage”: at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date, minus (b) Unrestricted Cash of the Loan Parties on such date, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Total Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Net Total Leverage on such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Total Assets”: at any date, the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, or prior to the first such delivery, the pro forma financial statements referred to in Section 5.1(o), determined on a pro forma basis.
“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a

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result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting and (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Hedge Agreements.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any written or recorded agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Debt Fund Affiliate” means any Affiliate of a Person and, in the case of the Sponsor, any Affiliate of the Sponsor (other than Holdings and its Subsidiaries), in each case, that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate.
“Debtor Relief Laws”: means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Amount”: as defined in Section 2.12(e).
“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender”: means, subject to Section 2.7(a), any Lender that
(a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent~~, any Issuing Lender, any Swingline Lender~~ or any ~~other~~ Lender any other amount required to be paid by it hereunder ~~(including in respect of its participation in Letters of Credit or Swingline Loans)~~ within two Business Days of the date when due,
(b) has notified the Borrower~~,~~ or the Administrative Agent ~~or any Issuing Lender or Swingline Lender~~ in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and

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states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),
(c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or
(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.7(a)) upon delivery of written notice of such determination to the Borrower~~, each Issuing Lender, each Swingline Lender~~ and each Lender.
“Designated Jurisdiction”: any country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Iran, Sudan, Syria, Cuba, North Korea, and Crimea).
“Designated Non-cash Consideration”: the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration within 180 days of receipt thereof.
“Designation Date”: as defined in Section 2.26(f).
“Discount Range”: as defined in the definition of “Dutch Auction”.

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“Disinterested Director”: as defined in Section 7.9.
“Disposition”: with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, in each case, to the extent the same constitutes a complete sale, sale and leaseback, assignment, conveyance, transfer or other disposition, as applicable. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date in effect on the date such Capital Stock is issued (other than (i) upon payment in full of the Obligations (other than (x) indemnification and other contingent obligations not yet due and owing and (y) obligations in respect of Specified Hedge Agreements, Specified Cash Management Obligations or Specified Additional Obligations) or (ii) upon a “change in control”; provided, that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than (x) indemnification and other contingent obligations not yet due and owing and (y) obligations in respect of Specified Hedge Agreements, Specified Cash Management Obligations or Specified Additional Obligations) that are then accrued and payable and the termination of the Commitments); provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings, the Borrower or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings, the Borrower or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Institution”: (i) those institutions identified by the Borrower in writing to the Administrative Agent or prior to ~~June 16, 2016~~the Amendment No. 1 Effective Date and (ii) business competitors of Holdings and its Subsidiaries identified by Borrower in writing to the Administrative Agent from time to time and, in the case of clauses (i) and (ii) any known Affiliates readily identifiable by name (other than, in the case of cause (ii), any Debt Fund Affiliates). A list of the Disqualified Institutions will be posted by the Administrative Agent on the Platform and available for inspection by all Lenders. Any designation of Disqualified Institutions by the Borrower at any time after the ~~Closing~~Amendment No. 1 Effective Date in accordance with the foregoing shall not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Facility.

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“Do not have Unreasonably Small Capital”: the Borrower and its Subsidiaries taken as a whole after consummation of the Amendment No. 1 Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date.
~~“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Permitted Foreign Currency, the equivalent amount thereof in Dollars at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Permitted Foreign Currency.~~
“Dollars” and “$”: dollars in lawful currency of the United States.
“Domestic Subsidiary”: any direct or indirect Restricted Subsidiary that (i) is organized under the laws of any jurisdiction within the United States and (ii) is not a direct or indirect Subsidiary of a Foreign Subsidiary.
“Dutch Auction”: an auction whereby any Term Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to Holdings or one of its Subsidiaries (the “Auction Offeror”) in accordance with the procedures set forth below or such other procedures as may be agreed between the Administrative Agent and the Borrower from time to time, pursuant to an offer made available to all Term Lenders on a pro rata basis, subject to the limitations set forth in Section 10.6(h):
(a) Notice Procedures. In connection with each Dutch Auction, the Auction Offeror will notify the Auction Manager (for distribution to the Term Lenders) of the Term Loans that will be the subject of the Dutch Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans the Auction Offeror is willing to purchase (by assignment) in the Dutch Auction (the “Auction Amount”), which shall be no less than $10,000,000 or an integral multiple of $1,000,0000 in excess of thereof, (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of Term Loans, at which the Auction Offeror would be willing to purchase Term Loans in the Dutch Auction and (iii) the date on which the Dutch Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Auction Offeror to the Auction Manager not less than 24 hours before the original Expiration Time. The Auction Manager will deliver a copy of the auction procedures documentation (the “Offer Documents”) for such Dutch Auction to each Term Lender promptly following completion thereof.
(b) Reply Procedures. In connection with any Dutch Auction, each Term Lender holding Term Loans wishing to participate in such Dutch Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction Manager (the “Return Bid”) to be

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included in the Offer Documents, which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $2,000,000, that such Term Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided that each Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount equals the entire amount of the Term Loans held by such Term Lender at such time. A Term Lender may only submit one Return Bid per Dutch Auction, but each Return Bid may contain up to three component bids (or such other amount as may be determined by the Auction Manager), each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager (the “Auction Assignment and Acceptance”). The Auction Offeror will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Auction Offeror, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Dutch Auction within the Discount Range for the Dutch Auction that will allow the Auction Offeror to complete the Dutch Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Auction Manager has received Qualifying Bids). If the Applicable Threshold Price is not equal to the lowest Reply Price received pursuant to the Reply Bids, the Auction Offeror shall be entitled, at its election, to either (i) complete the Auction at the Applicable Threshold Price or (ii) withdraw the Auction. In the case of clause (i) above, the Auction Offeror shall purchase (by assignment) Term Loans from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Term Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Term Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.
(d) Proration Procedures. In the case of clause (c)(i) above, all Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase

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price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Dutch Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.
(e) Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the third Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Auction Offeror onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Term Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.
(f) Additional Procedures.
(i) Once initiated by an Auction Notice, the Auction Offeror may withdraw a Dutch Auction by written notice to the Auction Manager (x) in the circumstances described in clause (c)(i) above or (y) no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from the Auction Offeror. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Term Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Dutch Auction shall become void if the Auction Offeror fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in, or to otherwise comply with the provisions of Section 10.6 of this Agreement. The purchase price for all Term Loans purchased in a Dutch Auction shall be paid in cash by the Auction Offeror directly to the respective assigning Term Lender on a settlement date as determined by the Auction Manager in consultation with the Auction Offeror (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Auction Offeror shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.

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(ii) All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of a Dutch Auction will be determined by the Auction Manager, in consultation with the Auction Offeror, and the Auction Manager’s determination will be conclusive, absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Auction Offeror, will be final and binding.
(iii) None of the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning Holdings, its Subsidiaries or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
(iv) The Auction Manager acting in its capacity as such under a Dutch Auction shall be entitled to the benefits of the provisions of Section 9 and Section 10.5 of this Agreement to the same extent as if each reference therein to the “Loan Documents” were a reference to the Offer Documents, the Auction Notice and Auction Assignment and Acceptance and each reference therein to the “Transactions” were a reference to the transactions contemplated hereby.
(v) The procedures listed in clauses (a) through (f) above shall not require Holdings or any of its Subsidiaries to initiate any Dutch Auction, nor shall any Term Lender be obligated to participate in any Dutch Auction~~.~~;
provided, that any purchase by Holdings or any of its Subsidiaries of Term Loans held by Lenders that are lenders under the BrandCo Credit Agreement made with proceeds of loans made to the Borrower pursuant to the BrandCo Credit Agreement (including the Term Loan Repurchases) shall be deemed to be a Dutch Auction hereunder solely with respect to any amounts in excess of the percentage set forth in the definition of “Open Market Purchase”.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 10.6(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan or Commitment to such Person under Section 10.6(b)(i)).
“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including principles of common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health and safety (as related to Releases of or exposure to Materials of Environmental Concern), as have been, are now, or at any time hereafter are, in effect.
“Environmental Liability”: any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, to the extent arising from or relating to: (a) non-compliance with any Environmental Law or any permit, license or other approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release or threatened Release of any Materials of Environmental Concern, (e) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (f) any contract, agreement or other consensual arrangement pursuant to which any Environmental Liability under clause (a) through (e) above is assumed or imposed.
“Equity Issuance”: any issuance by the Borrower or any Restricted Subsidiary of its Capital Stock in a public or private offering.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Escrow Entity”: any direct or indirect Subsidiary of the Borrower formed solely for the purposes of issuing any bonds, notes, term loans, debentures or other debt.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Base Rate”:
(a) for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to (i) the London Interbank Offered Rate (the ICE Benchmark Administration Limited LIBOR Rate as published by Bloomberg or any other commercially available source providing quotations of ICE LIBOR as designated by the

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Administrative Agent from time to time, “LIBOR”) or a comparable or successor rate, which is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, if LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement or (ii) if such rate is not available at such time for any reason for such Interest Period (an “Impacted Interest Period”), then the Eurocurrency Base Rate shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and
(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
“Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
“Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements
“Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

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“Event of Default”: any of the events specified in Section 8.1; provided, that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.
“Excess Cash Flow”: for any Excess Cash Flow Period of the Borrower, an amount (not less than zero) equal to the amount by which, if any, of
(a) the sum, without duplication, of:
(i) Consolidated Net Income of the Borrower for such Excess Cash Flow Period;
(ii) the amount of all non-cash charges (including depreciation, amortization, deferred tax expense and equity compensation expenses) deducted in arriving at such Consolidated Net Income;
(iii) the amount of the decrease, if any, in Consolidated Working Capital for such Excess Cash Flow Period (excluding any decrease in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit);
(iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; and
(v) to the extent not otherwise included in determining Consolidated Net Income, the aggregate amount of cash receipts for such period attributable to Hedge Agreements or other derivative instruments; exceeds
~~exceeds~~
(b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods (provided, that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period)) of:
(i) the amount of all non-cash gains or credits to the extent included in arriving at such Consolidated Net Income (including credits included in the calculation of deferred tax assets and liabilities) and cash charges to the extent excluded from Consolidated Net Income pursuant to the last sentence thereof;
(ii) the aggregate amount (A) actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (or, at the Borrower’s election, after such Excess Cash Flow Period but prior to the time of determination of Excess Cash Flow for such Excess Cash Flow Period, and

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excluding any amounts paid during such Excess Cash Flow Period which the Borrower elected to apply to the calculation in a prior Excess Cash Flow Period) on account of Capital Expenditures and Permitted Acquisitions and (B) committed during such Excess Cash Flow Period to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Excess Cash Flow Period (in each case under this clause (ii) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected at the time of determination to be made) with the proceeds of new long-term Indebtedness or an Equity Issuance or with the proceeds of any Reinvestment Deferred Amount), in each case to the extent not already deducted from Consolidated Net Income;
(iii) the aggregate amount of all regularly scheduled principal payments and all prepayments of Indebtedness (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such Excess Cash Flow Period and, at the option of the Borrower, all prepayments of Indebtedness made (or committed to be made by irrevocable written notice) after such Excess Cash Flow Period but prior to the time of determination of Excess Cash Flow for the applicable Excess Cash Flow Period, and excluding any amounts paid during such Excess Cash Flow Period which the Borrower elected to apply to the calculation in a prior Excess Cash Flow Period (other than, in each case, (x) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder, (y) to the extent any such prepayments are the result of the incurrence of additional indebtedness and (z) optional prepayments of the Term Loans, loans under the BrandCo Credit Agreement, and optional prepayments of Revolving Loans and ABL Loans to the extent accompanied by permanent optional reductions of the applicable commitments);
(iv) the amount of the increase, if any, in Consolidated Working Capital for such Excess Cash Flow Period (excluding any increase in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Restricted Subsidiaries is reimbursed in cash or receives a credit);
(v) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;
(vi) Transaction Costs and other fees and expenses incurred in connection with the integration of the Target (and/or its Subsidiaries) and Holdings (and/or its Subsidiaries) as a result of the Transactions and fees and expenses incurred in connection with any Permitted Acquisition or Investment

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permitted by Section 7.7, any Equity Issuance, any incurrence of Indebtedness permitted by Section 7.2, any Restricted Payment permitted by Section 7.6 and any Disposition permitted by Section 7.5 (in each case, whether or not consummated), in each case to the extent not already deducted from Consolidated Net Income;
(vii) purchase price adjustments and earnouts paid, in each case to the extent not already deducted from Consolidated Net Income, or received, in each case to the extent not already included in arriving at Consolidated Net Income, in connection with any acquisition or Investment consummated prior to the Closing Date, any Permitted Acquisition or any other acquisition or Investment permitted under Section 7.7;
(viii) (A) the net amount of Permitted Acquisitions and Investments made in cash during such period pursuant to paragraphs (a)(ii), (a)(iii), (d), (f), (~~h), (~~k), (l), (v), (x~~), (z~~) and (hh) of Section 7.7 (to the extent, in the case of clause (x), such Investment relates to Restricted Payments permitted under Section 7.6(c)(ii), (e), (f)(iii), (h)~~,~~ or (i~~), (m) or (o~~)) or, at the option of the Borrower, committed during such period to be used to make Permitted Acquisitions and Investments pursuant to such paragraphs of Section 7.7 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Restricted Subsidiaries) and (B) permitted Restricted Payments made in cash or subject to a binding agreement, in each case by the Borrower during such period and permitted Restricted Payments made by any Restricted Subsidiary to any Person other than the Borrower or any of the Restricted Subsidiaries during such period, in each case, to the extent permitted by Section 7.6(c)(ii), (e), (f)(iii), (h)~~,~~ or (i~~), (m), or (o~~), in each case to the extent not already deducted from Consolidated Net Income; provided, that the amount of Restricted Payments made pursuant to Section 7.6(e) and deducted pursuant to this clause (viii) shall not exceed $12,500,000 in any Excess Cash Flow Period;
(ix) the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.12(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.1) prior to the date of determination of Excess Cash Flow for such Excess Cash Flow Period as a result of any Asset Sale or Recovery Event, in each case to the extent not already deducted from Consolidated Net Income;
(x) (A) the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness made (or committed to be made by irrevocable written notice) during the applicable Excess Cash Flow Period or, at the option of the Borrower, after the end of such Excess Cash Flow Period but prior to the time of calculation

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of Excess Cash Flow, in each case to the extent not already deducted from Consolidated Net Income and (B) to the extent included in determining Consolidated Net Income, the aggregate amount of any income (or loss) for such period attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments;
(xi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness, in each case to the extent not already deducted from Consolidated Net Income;
(xii) the aggregate amount of (I) expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees), in each case, to the extent not deducted during a prior period and (II) expenditures committed during such Excess Cash Flow Period to be made for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Excess Cash Flow Period, in each such case, to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income;
(xiii) cash expenditures in respect of Hedge Agreements or other derivative instruments during such period to the extent not deducted in arriving at such Consolidated Net Income;
(xiv) the amount of taxes (including penalties and interest) paid in cash in such period or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, including the amount of any distributions pursuant to Sections 7.6(c)(i), (ii)(A) and (B);
(xv) the amount of cash payments made in respect of pensions and other post-employment benefits in such period, in each case to the extent not deducted in determining Consolidated Net Income;
(xvi) payments made in respect of the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period, including pursuant to dividends declared or paid on Capital Stock held by third parties (or other distributions or return of capital) in respect of such non-wholly-owned Restricted Subsidiary, in each case to the extent not deducted in determining Consolidated Net Income;
(xvii) the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash in such Excess Cash Flow Period, in each case to the extent not deducted in determining Consolidated Net Income; provided, that such amounts will be added

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to Excess Cash Flow for the following fiscal year to the extent not paid in cash and deducted from Consolidated Net Income during such following fiscal year;
(xviii) to the extent not otherwise deducted in calculating Consolidated Net Income, cash used to pay deferred acquisition consideration (including earn outs), except to the extent such cash is from proceeds of Indebtedness, equity issuances or other proceeds that would not be included in Consolidated Net Income; and
(xix) the aggregate amounts of cash payments made during such fiscal year pursuant to any long term incentive plan of the Borrower or any of its Subsidiaries or any related agreement to the extent not otherwise deducted in calculating Consolidated Net Income.
“Excess Cash Flow Application Amount”: with respect to any Excess Cash Flow Period, the product of the Excess Cash Flow Percentage applicable to such Excess Cash Flow Period times the Excess Cash Flow for such Excess Cash Flow Period.
“Excess Cash Flow Application Date”: as defined in Section 2.12(c).
“Excess Cash Flow Percentage”: with respect to an Excess Cash Flow Period, 50%; provided, that if the Consolidated Net First Lien Leverage Ratio at the end of any Excess Cash Flow Period is (i) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, the Excess Cash Flow Percentage shall be 25% or (ii) less than or equal to 2.50 to 1.00, the Excess Cash Flow Percentage shall be 0%.
“Excess Cash Flow Period”: each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2017.
“Excess Roll-up Amount”: with respect to each BrandCo Lender, the “Excess Roll-up Amount” with respect to such Lender as defined in the BrandCo Credit Agreement, as in effect as of the Amendment No. 1 Effective Date.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Account”: as defined in the Guarantee and Collateral Agreement.
“Excluded Collateral”: as defined in Section 6.8(e); provided that the Borrower may designate in a written notice to the Administrative Agent any asset not to constitute “Excluded Collateral”, whereupon the Borrower shall be obligated to comply with the applicable requirements of Section 6.8 as if it were newly acquired.
“Excluded Contribution Amount” means the aggregate amount of Net Cash Proceeds received by the Borrower from Equity Issuances (other than from any of its Subsidiaries or from Disqualified Capital Stock) or capital contributions after the Amendment No. 1 Effective Date, minus the aggregate amount of (i) any Investments made pursuant to Section 7.7(dd) (net of any return of capital in respect of such Investment or deemed reduction in

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the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.6(g) and (iii) any payments made pursuant to Section 7.8(a)(ii), in each case made during the period commencing on the Amendment No. 1 Effective Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which such Net Cash Proceeds are received by the Borrower, as the case may be, and which are excluded from the calculation of the Available Amount.
“Excluded Equity Securities”: (i) to the extent applicable law requires that any Subsidiary issue directors’ qualifying shares, such shares or nominee or other similar shares, (ii) Capital Stock of any first-tier Foreign Subsidiary or any Foreign Subsidiary Holding Company in excess of 66% of the voting Capital Stock of such entity, (iii) any Capital Stock of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (iv) any Capital Stock in joint ventures or other entities in which the Loan Parties directly own 50% or less of the Capital Stock, (v) any Capital Stock in Unrestricted Subsidiaries, and (vi) any other Capital Stock owned on or acquired after the Closing Date (other than Capital Stock in a wholly owned Subsidiary) in accordance with this Agreement but only in the case of this clause (vi) if, and to the extent that, and for so long as granting a security interest or other Liens therein would violate applicable law or regulation or a shareholder agreement or other contractual obligation (in each case, after giving effect to Section 9-406(d), 9-407(a) or 9-408 of the Uniform Commercial Code, if and to the extent applicable, and other applicable law) binding on such Capital Stock and not created in contemplation of such acquisition.
“Excluded Real Property”: (a) any Real Property that is subject to a Lien expressly permitted by Section 7.3(j) (solely to the extent that the Indebtedness secured by such Lien would prohibit a Lien on such Real Property to secure the Obligations) or Section 7.3(g) (solely to the extent securing Indebtedness under Sections 7.2(c) or 7.2(t)), (b) any Real Property with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of providing a mortgage on such Real Property in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (c) any Real Property to the extent providing a mortgage on such Real Property would (i) result in material adverse tax consequences to Holdings or the Borrower or any of its Restricted Subsidiaries as reasonably determined by the Borrower (provided, that any such designation of Real Property as Excluded Real Property shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), (ii) violate any applicable Requirement of Law, (iii) be prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) to the extent such prohibition was not created in contemplation of a mortgage on such Real Property or (iv) give any other party (other than a Loan Party or a wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law) to the extent such right was not created in contemplation of a mortgage on such Real Property; provided that the Borrower may designate in a written notice to the

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Administrative Agent any Real Property not to constitute “Excluded Real Property”, whereupon the Borrower shall be obligated to comply with the applicable requirements of Section 6.8 as if it were newly acquired.
“Excluded Subsidiary”: any Subsidiary that is
(a) an Unrestricted Subsidiary,
(b) not wholly owned directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries,
(c) an Immaterial Subsidiary,
(d) a Foreign Subsidiary Holding Company,
(e) established or created pursuant to Section 7.7(p) and meeting the requirements of the proviso thereto; provided, that such Subsidiary shall only be an Excluded Subsidiary for the period, as contemplated by Section 7.7(p),
(f) a Subsidiary that is prohibited by applicable Requirement of Law from guaranteeing or granting a Lien on its assets to secure obligations in respect of the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee or grant any Lien unless, such consent, approval, license or authorization has been received,
(g) a Subsidiary that is prohibited from guaranteeing or granting a Lien on its assets to secure obligations in respect of the Facilities by any Contractual Obligation in existence on the Closing Date (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof) and not created in contemplation of such guarantee, provided, that this clause (g) shall not be applicable if (1) the other party to such Contractual Obligation is a Loan Party or a wholly-owned Restricted Subsidiary of the Borrower or (2) consent has been obtained to provide such guarantee or such prohibition is otherwise no longer in effect,
(h) a Subsidiary with respect to which a guarantee by it of, or granting a Lien on its assets to secure obligations in respect of, the Facilities could reasonably be expected to result in material adverse tax consequences (including as a result of Section 956 of the Code or any related provision) to Holdings or the Borrower or any of its Restricted Subsidiaries, as reasonably determined in good faith by the Borrower,
(i) not-for-profit subsidiaries,
(j) any Foreign Subsidiary or any Domestic Subsidiary of a Foreign Subsidiary,
(k) Subsidiaries that are special purpose entities, or

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(l) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences of guaranteeing or granting a Lien on its assets to secure obligations in respect of the Facilities shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom;
provided, that (x) if a Subsidiary executes the Guarantee and Collateral Agreement as a “Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guarantee and Collateral Agreement as a “Guarantor” in accordance with the terms hereof and thereof) and (y) the Borrower may designate in a written notice to the Administrative Agent a Subsidiary not to constitute an “Excluded Subsidiary” whereupon such Subsidiary shall be obligated to comply with the applicable requirements of Section 6.8 as if it were newly acquired.
“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (i) net income Taxes (however denominated), net profits Taxes, franchise Taxes, and branch profits Taxes (and net worth Taxes and capital Taxes imposed in lieu of net income Taxes), in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, if such Recipient is a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein, (ii) any withholding Taxes (including backup withholding) imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or this Agreement pursuant to a law in effect on the date on which (A) such Recipient becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.24) or (B) if such Recipient is a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Recipient's assignor immediately before such Recipient became a party hereto or, if such

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Recipient is a Lender, to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with paragraphs (e) or (g), as applicable, of Section 2.20 and (iv) any withholding Taxes imposed under FATCA.
“Existing Borrower Credit Agreements”: (a) the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, among the Borrower and certain of its foreign subsidiaries, as borrowers, the lenders party thereto and Citicorp USA, Inc., as administrative agent and collateral agent and (b) the Third Amended and Restated Term Loan Agreement, dated as of May 19, 2011, among the Borrower, the lenders party thereto and Citicorp USA, Inc., as administrative agent and collateral agent, in each case as amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured prior to the Closing Date.
“Existing Credit Agreements”: the Existing Borrower Credit Agreements and the Existing Target Credit Agreements.
“Existing Loans”: as defined in Section 2.26(a).
“Existing Notes Financing”: collectively, the 2021 Notes and the 2024 Notes, together with any Permitted Refinancing thereof.
“Existing Revolving Loans”: as defined in Section 2.26(a).
“Existing Revolving Tranche”: as defined in Section 2.26(a).
“Existing Target Credit Agreements”: (a) the Third Amended and Restated Credit Agreement, dated as of January 21, 2011, by and among the Target, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (b) the Credit Agreement (Second Lien) dated as of June 12, 2012, between the Target, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, in each case as amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured prior to the Closing Date.
“Existing Target Notes”: the Target’s 7.375% senior notes due 2021.
“Existing Term Loans”: as defined in Section 2.26(a).
“Existing Term Tranche”: as defined in Section 2.26(a).
“Existing Tranche”: as defined in Section 2.26(a).
“Expiration Time”: as defined in the definition of “Dutch Auction”.
“Extended Loans”: as defined in Section 2.26(a).
“Extended Revolving Commitments”: as defined in Section 2.26(a).

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“Extended Revolving Tranche”: as defined in Section 2.26(a).
“Extended Term Loans”: as defined in Section 2.26(a). Except as expressly set forth herein, the 2020 Extended Term Loans shall be deemed to be Extended Term Loans for all purposes of this Agreement.
“Extended Term Tranche”: as defined in Section 2.26(a). Except as expressly set forth herein, the 2020 Extended Term Loan Facility shall be deemed to be an Extended Term Tranche for all purposes of this Agreement.
“Extended Tranche”: as defined in Section 2.26(a).
“Extending Lender”: as defined in Section 2.26(b). Except as expressly set forth herein, the 2020 Extended Term Lenders shall be deemed to be Extending Lenders for all purposes of this Agreement.
“Extension”: as defined in Section 2.26(b).
“Extension Amendment”: as defined in Section 2.26(c).
“Extension Date”: as defined in Section 2.26(d).
“Extension Election”: as defined in Section 2.26(b).
“Extension Request”: as defined in Section 2.26(a).
“Extension Series”: all Extended Loans or Extended Revolving Commitments, as applicable, that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule.
“Facility”: each of (a) the ~~Initial~~2016 Term ~~B~~ Loans (the “~~Initial~~2016 Term ~~B~~ Facility”), (b) ~~any New Loan Commitments of the same Tranche and the New Loans made thereunder (a “New~~the 2020 Extended Term Loans (the “2020 Extended Term Facility”), (c) any Refinancing Term Loans of the same Tranche (d) any Revolving Commitments and the extensions of credit ~~(including Swingline Loans and Letters of Credit)~~ made thereunder (the “Revolving Facility”), (~~d) any Extended Loans (of the same Extension Series), (~~e) any Extended Revolving Commitments (of the same Extension Series) and the extensions of credit ~~(including Swingline Loans and Letters of Credit)~~ made thereunder (an “Extended Revolving Facility”), and (f~~) any Refinancing Term Loans of the same Tranche and (g~~) any Refinancing Revolving Commitments of the same Tranche ~~and the extensions of credit (including Swingline Loans and Letters of Credit) made thereunder~~, it being understood that, as of the ~~Closing~~Amendment No.1 Effective Date, the only ~~Facility is~~Facilities are the ~~Initial~~2016 Term ~~B~~ Facility (and the extensions of credit thereunder), the 2020 Extended Term Facility (and the extensions of credit

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thereunder), and the Revolving Facility, and thereafter, the term “Facility” may include any other Tranche of Commitments and the extensions of credit thereunder.
“Fair Market Value”: with respect to any assets, Property (including Capital Stock) or Investment, the fair market value thereof as determined in good faith by the Borrower.
“Fair Value”: the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole and after giving effect to the consummation of the Transactions would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (together with any law implementing such agreements).
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder for all instances other than in the definition of “ABR”.
“Fee Letter”: the Project Rouge Fee Letter ~~with respect to, among other facilities, the Initial Term B Facility,~~ dated as of June 16, 2016, among the Borrower, Citigroup Global Markets Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG New York Branch, Macquarie Capital Funding LLC and Barclays Bank PLC.
“Fee Payment Date”: (a) the last Business Day of each ~~March, June, September and December~~month and (b) the last day of the Revolving Commitment Period~~, in each case, unless specified otherwise in the First Incremental Revolving Agreement or Subsequent Incremental Revolving Agreement or otherwise pursuant to the terms hereof~~.
~~“First Incremental Revolving Agreement”: the Extension Amendment, Increase Supplement, Joinder Agreement or Lender Joinder Agreement, as the case may be, in respect of the first Supplemental Revolving Commitment Increase hereunder which results in the Revolving Commitment being greater than $0.~~
“Fixed Basket”: as defined in Section 1.6.
“Fixed Basket Item or Event”: as defined in Section 1.6.

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“Fixed Charge Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period to (b) Fixed Charges of the Borrower and its Restricted Subsidiaries for such Test Period. In the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues or redeems Disqualified Capital Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is being calculated, then the Fixed Charge Coverage Ratio will be calculated on a pro forma basis as if such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness or issuance or redemption of Disqualified Capital Stock, and the use of the proceeds therefrom, had occurred at the beginning of the Test Period.
“Fixed Charges”: for any Test Period, the sum of, without duplication, (a) Consolidated Net Interest Expense and (b) the product of (x) all dividend payments on any series of Disqualified Capital Stock of the Borrower paid, accrued or scheduled to be paid or accrued during the applicable Test Period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Borrower expressed as a decimal.
“Foreign Asset-Based Term Facility”: the Foreign Asset-Based Term Loan Credit Agreement, dated as of July 8, 2018, among Revlon Holdings B.V. and Revlon Finance LLC, as borrowers, certain foreign subsidiaries of the Borrower, as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Foreign Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary in accordance with clause (i) of such definition and each direct or indirect Restricted Subsidiary of another Foreign Subsidiary.
“Foreign Subsidiary Holding Company”: any Restricted Subsidiary of the Borrower which is a Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock (or Capital Stock and Indebtedness) of one or more Foreign Subsidiaries.
~~“Fronting Exposure”: as defined in Section 2.6(f).~~
“Funded Debt”: with respect to any Person, (i) for purposes of the Consolidated Net First Lien Leverage Ratio and the Consolidated Net Secured Leverage Ratio, all Indebtedness of such Person of the types described in clauses (a), (b)(i) and (e) of the definition of “Indebtedness” or, to the extent related to Indebtedness of the types described in the preceding clauses (but without duplication), (d) of the definition of “Indebtedness”, in each case, to the extent reflected as indebtedness on such Person’s balance sheet and (ii) for purposes of the Consolidated Net Total Leverage Ratio, all Indebtedness of such Person of the types described in clauses (a), (b)(i), (e), (g)(ii), (h) or, to the extent related to Indebtedness of the types described in the preceding clauses (but without duplication), (d) of the definition of “Indebtedness”, in each case, to the extent reflected as indebtedness on such Person’s balance sheet.

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“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes and the Borrower notifies the Administrative Agent that it will effect such change, without limiting Section 10.16, effective from and after the date on which such transition from GAAP to IFRS is completed by the Borrower, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the required transition date or the date specified in such notice, as the case may be, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition.
“Governmental Authority”: any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any supranational bodies (including the European Union and the European Central Bank).
“Guarantee”: collectively, the guarantee made by the Guarantors under the Guarantee and Collateral Agreement in favor of the Secured Parties, together with each other guarantee delivered pursuant to Section 6.8.
“Guarantee and Collateral Agreement”: the Term Loan Guarantee and Collateral Agreement, dated as of the date hereof, among the Borrower, each Subsidiary Guarantor from time to time party thereto and the Collateral Agent, substantially in the form of Exhibit A, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) pursuant to which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of

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business and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or any Investment permitted under this Agreement. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors”: the collective reference to Holdings, the Borrower (solely for purposes of any Specified Cash Management Obligations, Specified Hedge Agreements and Specified Additional Obligations entered into by any Subsidiary Guarantor) and the Subsidiary Guarantors.
“Hedge Agreements”: all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Restricted Subsidiary; provided, that no phantom stock, deferred compensation or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of its Subsidiaries shall be a Hedge Agreement.
“Hedge Bank”: with respect to any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor, any Person that was the Administrative Agent, any other Agent, a Lender, an agent under the ABL Documents, a lender under the ABL Facility Agreement or any Affiliate of any of the foregoing at the time such Hedge Agreement was entered into (or, if in effect on the Closing Date, any Person that becomes a Lender, a lender under the ABL Facility Agreement or an Affiliate thereof within 30 days after the Closing Date).
“Holdings”: as defined in the introductory paragraph of this Agreement.
“Holdings Guarantee and Pledge Agreement”: the Holdings Term Loan Guarantee and Pledge Agreement, dated as of the date hereof, among Holdings and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

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“Immaterial Subsidiary”: on any date, any Restricted Subsidiary of the Borrower designated as such by the Borrower, but only to the extent that such Restricted Subsidiary has less than 5.0% of Consolidated Total Assets and 5.0% of annual consolidated revenues of the Borrower and its Restricted Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such date, or, prior to the first such delivery, the pro forma financial statements referred to in Section 5.1(o); provided, that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Total Assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time, or, prior to the first such delivery, the pro forma financial statements referred to in Section 5.1(o)) in excess of 7.5% of Consolidated Total Assets or 5.0% of annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries.
“Impacted Interest Period”: as defined in the definition of “Eurocurrency Base Rate”.
“Incremental Joinder Agreement” means that certain Incremental Joinder Agreement, dated as of April 30, 2020, among the Borrower, Holdings, the other Loan Parties party thereto and the New Lenders party thereto and consented by Citibank, N.A., in its capacity as the Administrative Agent and Collateral Agent under the Original Credit Agreement.
~~“Increase Supplement”: as defined in Section 2.25(e).~~
~~“Increased Amount Date”: as defined in Section 2.25(a).~~
“Indebtedness” of any Person: without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by (i) bonds (excluding surety bonds), debentures, notes or similar instruments, and (ii) surety bonds, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all Guarantee Obligations by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) [reserved], (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of bankers’ acceptances and (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, that Indebtedness shall not include (A) trade and other payables, accrued expenses and liabilities and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and (E) obligations owing under any Hedge Agreements or in respect of Cash Management Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the

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instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof (or provides for reimbursement to such Person).
“Indebtedness for Borrowed Money”: (a) to the extent the following would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments and (ii) Capital Lease Obligations, (b) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (c) Hedge Agreements; provided, that the Obligations shall not constitute Indebtedness for Borrowed Money.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Indemnitee”: as defined in Section 10.5.
~~“Initial Term B Commitment”: as to any Initial Term B Lender, the obligation of such Initial Term B Lender to make an Initial Term B Loan to the Borrower in the principal amount set forth under the heading “Initial Term B Commitment” opposite such Initial Term B Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Initial Term B Commitments as of the Closing Date is $1,800,000,000.~~
~~“Initial Term B Facility”: as defined in the definition of “Facility.”~~
~~“Initial Term B Lenders”: each Lender that holds an Initial Term B Loan or an Initial Term B Commitment.~~
~~“Initial Term B Loans”: as defined in Section 2.1.~~
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Instrument”: as defined in the Guarantee and Collateral Agreement.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, domain names, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and

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processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercreditor Agreements”: collectively, the ABL Intercreditor Agreement and any Other Intercreditor Agreement.
“Interest Payment Date”: (a) as to any ABR Loan ~~(other than a Swingline Loan)~~, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan ~~but, for the avoidance of doubt, including any Swingline Loan in accordance with Section 2.8(a)~~), the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six or (if available from all Lenders under the relevant Facility) twelve months (or such other period acceptable to all such Lenders) thereafter, as selected by the Borrower in its notice of borrowing or notice of continuation or conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six or (if available from all Lenders under the relevant Facility) twelve months (or such other period acceptable to all such Lenders) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 1:00 p.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period that would otherwise extend beyond the scheduled Revolving Termination Date with respect to the applicable Tranche of Revolving Loans or beyond the date final payment is due on the Term Loans shall end on such Revolving Termination Date or such due date, as applicable; and
(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

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“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as LIBOR) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) LIBOR for the longest period (for which LIBOR is available) that is shorter than the Impacted Interest Period and (b) LIBOR for the shortest period (for which LIBOR is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investments”: as defined in Section 7.7.
“IRS”: the United States Internal Revenue Service.
~~“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).~~
~~“Issuing Lenders”: any Revolving Lender from time to time designated by the Borrower, in its sole discretion, as an Issuing Lender with the consent of the Administrative Agent in accordance with Section 3.11.~~
~~“Joinder Agreement”: an agreement substantially in the form of Exhibit H or such other form reasonably acceptable to the Administrative Agent and the Borrower.~~
“Joint Bookrunners”: Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Macquarie Capital (USA) Inc. and Barclays Bank PLC, in their capacity as joint bookrunners.
“Joint Lead Arrangers”: Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as joint lead arrangers.
“Junior Financing”: as defined in Section 7.8.
“Junior Financing Documentation”: any documentation governing any Junior Financing.
“Latest Maturing Term Loans”: at any date of determination, the Tranche (or Tranches) of Term Loans maturing later than all other Term Loans outstanding on such date.
“Latest Maturity Date”: at any date of determination, the latest maturity date or termination date applicable to any Loan or Commitment hereunder at such time.
~~“L/C Commitment”: the commitment of each Issuing Lender to issue Letters of Credit pursuant to Section 3.1 in an aggregate face amount not to exceed (a) during the period from and including the Closing Date to but excluding the effective date of any First Incremental Revolving Agreement, $0 and (b) during the period from and including the effective date of any First Incremental Revolving Agreement and thereafter, the amount set forth in the First~~

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~~Incremental Revolving Agreement, as the same may be changed from time to time by any Subsequent Incremental Revolving Agreement or otherwise pursuant to the terms hereof.~~
~~“L/C Disbursements”: as defined in Section 3.4(a).~~
~~“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time.~~
~~“L/C Fronting Fee Rate”: as determined pursuant to any First Incremental Revolving Agreement or any Subsequent Incremental Revolving Agreement, as applicable.~~
~~“L/C Obligations”: at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit (to the extent not Cash Collateralized) and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed. The L/C Obligations of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, upon notice from the Administrative Agent to the Borrower such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.~~
~~“L/C Participants”: the collective reference to all the Revolving Lenders other than the applicable Issuing Lender and, for purposes of Section 3.4(d), the collective reference to all Revolving Lenders.~~
~~“L/C Shortfall”: as defined in Section 3.4(d).~~
“LCA Election”: as defined in Section 1.2(h).
“LCA Test Date”: as defined in Section 1.2(h).
~~“Lender Joinder Agreement”: as defined in Section 2.25(e).~~
“Lenders”: as defined in the preamble hereto. ~~Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.~~
~~“Letter of Credit”: a letter of credit issued hereunder by an Issuing Lender under the Revolving Commitments providing for the payment of cash upon the honoring of a presentation thereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in a Permitted Foreign Currency.~~
“Liabilities”: the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of

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the ~~date hereof~~Amendment No. 1 Effective Date after giving effect to the consummation of the Amendment No. 1 Transactions determined in accordance with GAAP consistently applied.
“LIBOR”: as defined in the definition of “Eurocurrency Base Rate”.
“Lien”: any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition”: any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrower or such Restricted Subsidiary in writing to the Administrative Agent and Lenders.
“Limited Condition Acquisition Provision”: as defined in Section 1.2(h).
“Liquidity”: at any time, the sum of (i) all Unrestricted Cash of the Borrower and its Subsidiaries and (ii) the aggregate indebtedness permitted to be borrowed under the ABL Facility Agreement and any other then-existing revolving credit facility or line of credit of the Borrower and its Subsidiaries.
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: the collective reference to this Agreement, the Intercreditor Agreements, the Security Documents and the Notes (if any), together with any amendment, supplement, waiver, or other modification to any of the foregoing.
“Loan Parties”: the Borrower and each Subsidiary Guarantor.
“London Banking Day”: any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Mafco”: MacAndrews & Forbes Incorporated and its successors.
“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or (i) in the case of any Revolving Facility, prior to any termination of the Revolving Commitments under such Facility, the holders of more than 50% of the Revolving Commitments under such Facility, or (ii~~) in the case of any New Facility that is a revolving credit facility, prior to any termination of the New Loan Commitments under such Facility, the holders of more than 50% of the New Loan Commitments under such Facility or (iii~~) in the case of any Extended Revolving Facility, prior to any termination of the Extended Revolving Commitments under such Facility, the holders of

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more than 50% of the Extended Revolving Commitments under such Facility); provided, however, that determinations of the “Majority Facility Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.
“Mandatory Prepayment Date”: as defined in Section 2.12(e).
“Material Adverse Effect”: a material adverse effect on (a) the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole (excluding the impact on the business of the Borrower and its Subsidiaries resulting from the COVID-19 virus),or (b) the material rights and remedies available to the Administrative Agent and the Lenders, taken as a whole, or on the ability of the Loan Parties, taken as a whole, to perform their payment obligations to the Lenders, in each case, under the Loan Documents.
“Material Real Property”: any Real Property located in the United States and owned in fee by the Borrower or any Subsidiary Guarantor on the Closing Date having an estimated Fair Market Value exceeding $10,000,000 and any after-acquired Real Property located in the United States owned by a Loan Party having a gross purchase price exceeding $10,000,000 at the time of acquisition.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other substances that are defined, listed or regulated as hazardous, toxic (or words of similar regulatory intent or meaning) under any Environmental Law, or that are regulated pursuant to Environmental Law or which may give rise to any Environmental Liability.
~~“Maximum Incremental Facilities Amount”: at any date of determination, the sum of:~~
~~(a) the greater of (x) $450,000,000 and (y) 90% of Consolidated EBITDA determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, calculated after giving pro forma effect to the incurrence of such additional amount (and in the case of any Supplemental Revolving Commitment Increase being initially provided on or prior to any date of determination, as if loans thereunder were drawn in full on such date) and the application of any proceeds thereof; plus~~
~~(b) an additional unlimited amount if, after giving pro forma effect to the incurrence of such additional amount (and in the case of any Supplemental Revolving Commitment Increase being initially provided on or prior to any date of determination, as if loans thereunder were drawn in full on such date) and after giving effect to any acquisition consummated substantially concurrently therewith and all other appropriate pro forma adjustment events:~~

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~~(y)  where such additional amount will be secured on a pari passu basis with the Liens securing the Obligations, the Consolidated Net First Lien Leverage Ratio is equal to or less than 3.50 to 1.00; or~~
~~(z)  where such additional amount will be unsecured or secured on a “junior” basis with the Liens securing the Obligations, the Consolidated Net Secured Leverage Ratio is equal to or less than 4.25 to 1.00,~~
~~(it being understood that (A) the unlimited amount in clause (b) above shall be deemed to be used prior to the amount in clause (a) above if the Consolidated Net First Lien Leverage Ratio requirement in clause (y) above or the Consolidated Net Secured Leverage Ratio requirement in clause (z) above, as applicable, is satisfied, (B) if pro forma effect is given to the entire committed amount of any such amount, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause, (C) for purposes of calculating the Consolidated Net Secured Leverage Ratio, any unsecured Indebtedness incurred pursuant to clause (b)(z) shall be treated as if such amount is senior secured Funded Debt, and (D) for purposes of calculating the Consolidated Net First Lien Leverage Ratio or the Consolidated Net Secured Leverage Ratio, any cash proceeds from such incurrence shall be excluded as Unrestricted Cash from such calculation); plus~~
~~(c) in the event (x) all obligations and commitments under the ABL Facility Agreement have been fully satisfied and permanently terminated (which obligations and commitments have not been otherwise refinanced) and (y) the Initial Term B Loans and any other Obligations secured on a pari passu basis with the Liens securing the Initial Term B Loans are secured by a Lien on the ABL Facility First Priority Collateral with the same priority as the Liens securing the obligations and commitments under the ABL Facility Agreement prior to the full satisfaction and permanent termination of such obligations and commitments, $400,000,000.~~
“Maximum Rate”: as defined in Section 10.20.
“Merger”: the merger of RR Transaction Corp. with and into the Target pursuant to, and as contemplated by, the Merger Agreement.
“Merger Agreement”: the Agreement and Plan of Merger, dated as of June 16, 2016, by and among, Holdings, RR Transaction Corp., the Borrower and the Target.
“Minimum Extension Condition”: as defined in Section 2.26(g).
“Moody’s”: Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgage”: any mortgage, deed of trust, hypothec, assignment of leases and rents or other similar document delivered on or after the Closing Date in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, with respect to Mortgaged Properties, each substantially in the form of Exhibit M or otherwise in form and substance

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reasonably acceptable to the Administrative Agent and the Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Mortgaged Properties”: all Material Real Property owned by the Borrower or any Subsidiary Guarantor that is, or is required to be, subject to a Mortgage pursuant to the terms of this Agreement.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event occurring on or after the Closing Date, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Loan Party or any of their Restricted Subsidiaries, net of (i) (x) selling expenses, attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees and consulting fees, (y) the principal amount, premium or penalty, if any, interest and other amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder (including because the asset sold is removed from a borrowing base supporting such Indebtedness) on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and (z) other customary fees and expenses actually incurred by any Loan Party or any of their Restricted Subsidiaries in connection therewith; (ii) Taxes paid or reasonably estimated to be payable by any Loan Party or any of their Restricted Subsidiaries as a result thereof and, without duplication, any tax distribution that may be required as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any liability paid or to be paid or reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by the Borrower or any of its Restricted Subsidiaries, provided, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Domestic Subsidiary as a result thereof and (b) in connection with any Equity Issuance or issuance or sale of debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
~~“New Facility”: as defined in the definition of “Facility.”~~
~~“New Incremental Debt”: one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes or loans (which, if secured by the Collateral, are~~

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~~secured on a pari passu basis with the Liens securing the Obligations or secured on a “junior” basis with the Liens securing the Obligations) and guaranteed only by the Guarantors in an aggregate amount for all such New Incremental Debt (when taken together with any New Loan Commitments that have become effective or will become effective simultaneously with the issue of any such New Incremental Debt) not in excess of, at the time the respective New Incremental Debt is issued, the Maximum Incremental Facilities Amount; provided that no Event of Default would exist after giving pro forma effect thereto subject to the Permitted Acquisition Provisions (if applicable). The issuance of any New Incremental Debt is subject to the following conditions:~~
~~(a) such New Incremental Debt shall not be Guaranteed by any Person that is not a Guarantor;~~
~~(b) to the extent secured, such New Incremental Debt shall (x) not be secured by any Lien on any asset of the Borrower or any Guarantor that is not Collateral and (y) be subject to an Other Intercreditor Agreement;~~
~~(c) such New Incremental Debt shall have a final maturity no earlier than the then Latest Maturity Date;~~
~~(d) the Weighted Average Life to Maturity of such New Incremental Debt shall not be shorter than the Weighted Average Life to Maturity of the Latest Maturing Term Loans;~~
~~(e) such New Incremental Debt shall not be subject to any mandatory prepayment provisions (except to the extent any such mandatory prepayment is required or permitted to be applied on a not less than pro rata basis to the Initial Term B Loans and other New Incremental Debt that is secured on a pari passu basis with the Liens securing the Obligations prior to or concurrently with the application of such prepayment to such New Incremental Debt);~~
~~(f) to the extent such New Incremental Debt is incurred as term loans secured by the Collateral on a pari passu basis with the Liens securing the Obligations, such New Incremental Debt shall be subject to “most-favored nation” adjustments equivalent to those in respect of New Term Loans pursuant to Section 2.25(b)(xi);~~
~~(g) the covenants and events of default of such New Incremental Debt (excluding pricing and optional prepayments or redemption terms), when taken as a whole, shall be no more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in this Agreement, except for covenants or other provisions applicable only to periods after the then Latest Maturity Date, as determined in good faith by the Borrower; and~~
~~(h) the delivery to the Administrative Agent of a certificate of the Borrower certifying that the conditions precedent set forth in the preceding subclauses (a) through (g) have been satisfied (which certificate shall include supporting calculations~~

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~~demonstrating compliance, if applicable, with the Maximum Incremental Facilities Amount).~~
~~The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary or appropriate in order to secure any New Incremental Debt with the Collateral and/or to make such amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the issuance of such New Incremental Debt, in each case on terms consistent with this definition.~~
~~“New Lender”: as defined in Section 2.25(c).~~
~~“New Loan Commitments”: as defined in Section 2.25(a).~~
~~“New Loans”: any loan made by any New Lender pursuant to this Agreement.~~
“New Subsidiary”: as defined in Section 7.2(t).
~~“New Term Lender”: a Lender that has a New Term Loan.~~
~~“New Term Loan Commitment”: as defined in Section 2.25(a).~~
~~“New Term Loans”: as defined in Section 2.25(b).~~
“No Undisclosed Information Representation”: with respect to any Person, a representation that such Person is not in possession of any material non-public information with respect to Holdings or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected not to receive any non-public information with respect to Holdings or any of its Subsidiaries), and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Loan.
“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.
“Non-Excluded Subsidiary”: any Subsidiary of the Borrower which is not an Excluded Subsidiary.
“Non-Extending Lender”: as defined in Section 2.26(e).
“Non-Guarantor Subsidiary”: any Subsidiary of the Borrower which is not a Subsidiary Guarantor.
“Non-Recourse Debt”: Indebtedness (a) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries the outstanding principal amount of which individually exceeds $25,000,000 to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (b) as to which the lenders or

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holders thereof will not have any recourse to the capital stock or assets of the Borrower or any of its Restricted Subsidiaries.
“Non-US Lender”: as defined in Section 2.20(e).
“Not Otherwise Applied”: with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 2.12 and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.
“Note”: any promissory note evidencing any Loan, which promissory note shall be in the form of Exhibit J-1 or Exhibit J-2, as applicable, or such other form as agreed upon by the Administrative Agent and the Borrower.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and ~~Reimbursement Obligations and~~ interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, ~~the Reimbursement Obligations~~ and all other obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, this Agreement, any other Loan Document~~, the Letters of Credit~~ or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that the “Obligations” shall exclude any obligations in respect of any Specified Hedge Agreement, any Specified Cash Management Obligations and any Specified Additional Obligations.
“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offer Documents”: as defined in the definition of “Dutch Auction”.
“Open Market Purchase”: the purchase by Holdings or any of its Subsidiaries by way of open market purchases of Term Loans in an aggregate principal amount of Term Loans not to exceed ~~of~~ 20% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase).
“Original Credit Agreement”: this Term Credit Agreement, as amended, supplemented, waived or otherwise modified prior to the Amendment No. 1 Effective Date.
“Original Term Commitment”: with respect to each Lender, the commitment of such Lender to make Term Loans under the Original Credit Agreement.

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“Other Affiliate”: the Sponsor and any Affiliate of the Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Intercreditor Agreement”: an intercreditor agreement, (a) to the extent in respect of Indebtedness intended to be secured by some or all of the Collateral on a pari passu basis with the Obligations, ~~an~~the Pari Passu Intercreditor Agreement and any other intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined in good faith by the Borrower and the Administrative Agent, and (b) to the extent in respect of Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined in good faith by the Borrower and the Administrative Agent.
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Parent Company”: any direct or indirect parent of Holdings.
“Pari Passu Intercreditor Agreement”: the First Lien Pari Passu Intercreditor Agreement, dated as of the Amendment No. 1 Effective Date, among the Administrative Agent, the Collateral Agent and Jefferies Finance LLC, as administrative agent and collateral agents under the BrandCo Credit Agreement.
“Pari Passu Replacement Agreement”: as defined in Section 10.1(h).
“Participant”: as defined in Section 10.6(c)(i).
“Participant Register”: as defined in Section 10.6(c)(iii).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

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“Permitted Acquisition”: (a) any acquisition or other Investment approved by the Required Lenders, (b) any acquisition or other Investment made solely with the Net Cash Proceeds of any substantially concurrent Equity Issuance or capital contribution (other than Disqualified Capital Stock) and such Equity Issuance or capital contribution is Not Otherwise Applied or (c) any acquisition, in a single transaction or a series of related transactions, of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person, in each case to the extent the applicable acquired company or assets engage in or constitute a Permitted Business or Related Business Assets, so long as in the case of any acquisition described in this clause (c), no Event of Default shall be continuing immediately after giving pro forma effect to such acquisition.
~~“Permitted Acquisition Provisions”: as defined in Section 2.25(b).~~
“Permitted Business”: (i) the Business or (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such Business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.
~~“Permitted Foreign Currency”: with respect to any Revolving Loan or Letter of Credit, any foreign currency reasonably requested by the Borrower from time to time and in which the Revolving Lenders or the Issuing Lender, as applicable, may, in accordance with its policies and procedures in effect at such time, lend Revolving Loans or issue Letters of Credit, as applicable.~~
“Permitted Investors”: the collective reference to (i) the Sponsor and any Affiliates of any Person included in the definition of “Sponsor”, (but excluding any operating portfolio companies of the foregoing), (ii) the members of management of any Parent Company, Holdings or any of its Subsidiaries that have ownership interests in any Parent Company or Holdings as of the Closing Date, (iii) the directors of Holdings or any of its Subsidiaries or any Parent Company as of the Closing Date and (iv) the members of any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any Person described in clause (i), (ii) or (iii) of this definition is a member; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons who are either Persons described in clause (i), (ii) or (iii) of this definition have aggregate beneficial ownership of more than 50% of the total voting power of the voting stock of the Borrower, Holdings or any Parent Company.
“Permitted Refinancing”: with respect to any Person, refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness (or of a prior Permitted Refinancing of Indebtedness); provided, that any such refinancing, replacement, modification, refunding, renewal or extension of Indebtedness effected pursuant to a clause in Section 7.2 or 7.3 in reliance on the term “Permitted Refinancing” must comply with the following conditions:
(a)  there is no increase in the principal amount (or accreted value) thereof (except by an amount equal to accrued interest, fees, discounts, redemption and tender premiums,

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penalties and expenses and by an amount equal to any existing commitment unutilized thereunder and as otherwise permitted under the applicable clause of Section 7.2);
(b)  the Weighted Average Life to Maturity of such Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being refinanced and (ii) the remaining Weighted Average Life to Maturity of the Latest Maturing Term Loans (other than a shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a shorter Weighted Average Life to Maturity than the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being refinanced and (ii) the remaining Weighted Average Life to Maturity of the Latest Maturing Term Loans) and such Indebtedness shall not have a final maturity earlier than the maturity date of the Indebtedness being refinanced;
(c)  immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing;
(d) neither the Borrower nor any Restricted Subsidiary shall be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent that such Person was (or would have been required to be) such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended; provided, that ~~any other such Person shall be permitted to be such an obligor or guarantor to the extent that (x) such obligation or guaranty is created utilizing any applicable clause of Section 7.2 (other than Section 7.2(e)(ii) or (iv)) and (y) such Person would not have been restricted from being an obligor or guarantor, as applicable, of the Indebtedness being refinanced under this Agreement when the Indebtedness being refinanced was incurred (provided, that any such Indebtedness existing on the Closing Date shall be deemed to satisfy this clause (y));~~this clause (d) shall not apply to a Permitted Refinancing permitted under Section 7.2(aa), so long as all such obligors with respect to such Permitted Refinancing also Guarantee the Obligations;
(e) ~~except in the case of a Permitted Refinancing under Section 7.2(p),~~ any Liens securing such Permitted Refinancing shall be limited to the assets or property that secured the Indebtedness being refinanced; provided, that Liens in respect of assets or property granted as a result of the operation of after-acquired property clauses shall be permitted to the extent any such assets or property secured (or would have secured) the Indebtedness the subject of the Permitted Refinancing; provided, further, a Permitted Refinancing under Section 7.2(p) shall not be secured by any assets or property other than Collateral and shall be subject to an Other Intercreditor Agreement; provided, further, that ~~Liens on other~~this clause (e) shall not apply to a Permitted Refinancing permitted under Section 7.2(aa), so long as all such assets or property ~~shall be permitted to the extent that (x) such Liens are granted utilizing any applicable clause of Section 7.3 and (y) the Indebtedness being refinanced would not have been restricted from being secured by such Liens when~~

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~~the Indebtedness being refinanced was incurred (provided, that any such Indebtedness existing on the Closing Date shall be deemed to satisfy this clause (y));~~securing such Permitted Refinancing are also subject to Liens securing the Obligations;
(f)  to the extent the Indebtedness being refinanced is subject to the ABL Intercreditor Agreement or an Other Intercreditor Agreement, to the extent that it is secured by the Collateral, the Permitted Refinancing shall be subject to the ABL Intercreditor Agreement or Other Intercreditor Agreement, as applicable, on terms no less favorable to the Lenders, taken as a whole (as determined in good faith by the Borrower); and
(g)  except as otherwise permitted by this definition of “Permitted Refinancing”, the covenants and events of default applicable to such Permitted Refinancing shall be not materially more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than the covenants and events of default contained in customary agreements governing similar indebtedness in light of prevailing market conditions at the time of such Permitted Refinancing (as determined in good faith by the Borrower).
“Permitted Refinancing Obligations”: any Indebtedness (which Indebtedness may be unsecured or secured by the Collateral on a pari passu or, at the Borrower’s option, junior basis with the Liens securing the Obligations) in accordance with Sections 7.2 and 7.3, including customary bridge financings and any debt securities, in each case issued or incurred by the Borrower or a Guarantor to refinance, extend, renew, replace, modify or refund Indebtedness (and, if such Indebtedness consists of revolving loans, to pro rata reduce the associated revolving commitments) and/or Commitments incurred under this Agreement and the Loan Documents and to pay fees, discounts, accrued interest, premiums and expenses in connection therewith; provided, that, in the case of Indebtedness incurred to refinance any Term Loans (and to pay fees, discounts, premiums and expenses in connection therewith) which is incurred otherwise than under this Agreement (any such Indebtedness, “Refinancing Debt”), such Refinancing Debt:
(a) shall not be Guaranteed by any Person that is not a Guarantor;
(b) shall be unsecured or secured by the Collateral on a pari passu or, at the Borrower’s option, junior basis with the Liens securing the Obligations;
(c) shall not be secured (to the extent secured) by any Lien on any asset of any Loan Party that does not also secure the Obligations;
(d) if secured by Collateral, such Indebtedness (and all related obligations) either shall be incurred under this Agreement on a senior secured pari passu basis with the other Obligations or shall be subject to the terms of an Other Intercreditor Agreement;
(e) (i) shall have a final maturity no earlier than the maturity date of the Indebtedness being refinanced and shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Indebtedness being refinanced (other than an earlier maturity date and/or shorter Weighted Average Life to Maturity for

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customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the maturity date of the Indebtedness being refinanced or a shorter Weighted Average Life to Maturity than the Weighted Average Life to Maturity of the Indebtedness being refinanced) and (ii) any such Indebtedness that is a revolving credit facility shall not mature prior to the maturity date of the revolving commitments being replaced;
(f) shall not be subject to amortization prior to the final maturity thereof or any mandatory redemption or prepayment provisions (except customary asset sale, recovery event and change of control provisions), except to the extent any such mandatory redemption or prepayment is required or permitted to be applied on a not less than pro rata basis to the ~~Initial~~ Term ~~B~~ Loans and any ~~New Loans or~~ other Refinancing Debt that, in each case, are secured on a pari passu basis with the Liens securing the Obligations prior to or concurrently with the application to such Permitted Refinancing Obligations; ~~and~~
(g) except as otherwise permitted by this definition of “Permitted Refinancing Obligations”, all terms (other than with respect to pricing, fees and optional prepayments, which terms shall be as agreed by the Borrower and the applicable lenders) applicable to such Refinancing Debt shall be substantially identical to, or (when taken as a whole, as shall be determined in good faith by the Borrower) less favorable to the lenders providing such Refinancing Debt than those applicable to such Indebtedness being refinanced, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date~~.~~; and
(h) there is no increase in the principal amount (or accreted value) thereof (except by an amount equal to interest, fees, discounts, redemption and tender premiums, penalties and expenses).
“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) the estate of Ronald O. Perelman and (c) any other trust or other legal entity the primary beneficiary of which is such Person and/or such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Borrower or any of its Restricted Subsidiaries is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, including a Multiemployer Plan.

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“Platform”: as defined in Section 10.2(c).
“Pledged Securities”: as defined in the Guarantee and Collateral Agreement.
“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.
“Prepayment Option Notice”: as defined in Section 2.12(e).
“Present Fair Salable Value”: the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole and after giving effect to the consummation of the Amendment No. 1 Transactions are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
“Prior Tax Sharing Agreement”: the Tax Sharing Agreement entered into as of June 24, 1992, as amended and restated, among the Company and certain of its Subsidiaries, Holdings and Mafco.
“Proceeding”: as defined in Section ý10.5(c).
“Property”: any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
“Public Information”: as defined in Section 10.2(c).
“Public Lender”: as defined in Section 10.2(c).
“Qualified Capital Stock”: any Capital Stock that is not Disqualified Capital Stock.
“Qualified Contract”: any new intellectual property license entered into by the Borrower or any of its Restricted Subsidiaries in respect of any brand so long as an officer of the Borrower has certified to the Administrative Agent that the revenues generated by such license in the next succeeding 12 months would reasonably be expected to exceed $10,000,000.
“Ratio Basket”: as defined in Section 1.6.
“Ratio Basket Item or Event”: as defined in Section 1.6.
“Real Property”: collectively, all right, title and interest of the Borrower or any of its Restricted Subsidiaries in and to any and all parcels of real property owned or leased by the Borrower or any such Restricted Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.

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~~“Receivables and Related Assets”: obligations arising from a sale of merchandise, goods or insurance, or the rendering of services which have been completed, together with (a) all interest in any goods, merchandise or insurance (including returned goods or merchandise) relating to any sale giving rise to such obligations, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such obligations, whether pursuant to the contract related to such obligations or otherwise, together with all financing statements describing any collateral securing such obligations, (c) all rights to payment of any interest or finance charges and other obligations related thereto, (d) all supporting obligations, including but not limited to, all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations whether pursuant to the contract related to such obligations or otherwise, (e) all contracts, chattel paper, instruments and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such obligations, (f) any other property and assets that in accordance with market requirements at the time thereof are sold, transferred or pledged pursuant to receivables conduit securitization transactions and (g) collections and proceeds with respect to the foregoing, in each case, excluding the Capital Stock of any Receivables Subsidiary.~~
~~“Receivables Facility”: one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities that the Borrower has determined in good faith to be customary in financings similar to a Receivables Facility, including those relating to servicing of the assets of a Receivables Subsidiary and those relating to any obligation of the Borrower or any of its Restricted Subsidiaries to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise) to the Borrower and its Restricted Subsidiaries pursuant to which the Borrower or any of its Restricted Subsidiaries sells or transfers its Receivables and Related Assets to either (x) a Person that is not a Restricted Subsidiary or (y) a Receivables Subsidiary that in turn sells or transfers its accounts receivable, payment intangibles and related assets to a Person that is not a Restricted Subsidiary.~~
~~“Receivables Subsidiary”: any subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.~~
“Recipient”: (a) any Lender, (b) the Administrative Agent and (c) any other Agent, as applicable.
“Recovery Event”: any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Restricted Subsidiary, in an amount for each such event exceeding $10,000,000.
“Refinanced Revolving Commitments”: as defined in Section 10.1(d).
“Refinanced Term Loans”: as defined in Section 10.1(c).

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“Refinancing”: the repayment, refinancing, retirement or redemption of Indebtedness under and termination of the Existing Credit Agreements and the Existing Target Notes on the Closing Date.
“Refinancing Debt”: as defined in the definition of “Permitted Refinancing Obligations”.
“Refinancing Revolving Commitments”: as defined in Section 10.1(d).
“Refinancing Term Loans”: as defined in Section 10.1(c).
“Register”: as defined in Section 10.6(b)(iv).
~~“Reimbursement Obligation”: the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.~~
“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary thereof for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12 as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event”: any Asset Sale or Recovery Event occurring after the Closing Date in respect of which a Loan Party has delivered a Reinvestment Notice.
“Reinvestment Notice”: a written notice signed on behalf of any Loan Party by a Responsible Officer stating that such Loan Party (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire property or make investments used or useful in a Permitted Business.
“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount (or the relevant portion thereof, as contemplated by clause (ii) of the definition of “Reinvestment Prepayment Date”) relating thereto less any amount contractually committed by the applicable Loan Party (directly or indirectly through a Subsidiary) prior to the relevant Reinvestment Prepayment Date to be expended prior to the relevant Trigger Date (a “Committed Reinvestment Amount”), or actually expended prior to such date, in each case to acquire assets or make investments useful in a Permitted Business.
“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (i) the date occurring 15 months after such Reinvestment Event and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date that is five Business Days following the date on which any Loan Party or any Restricted Subsidiary thereof shall have determined not to acquire assets or make investments useful in a Permitted Business with such portion of such Reinvestment Deferred Amount.
“Related Business Assets”: assets (other than cash and Cash Equivalents) used or useful in a Permitted Business; provided, that any assets received by the Borrower or a Restricted

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Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Related Person”: as defined in Section ý10.5.
“Release”: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility.
“Replaced Lender”: as defined in Section 2.24.
“Reply Amount”: as defined in the definition of “Dutch Auction”.
“Reply Price”: as defined in the definition of “Dutch Auction”.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC in accordance with the regulations thereunder.
“Representatives”: as defined in Section 10.14.
~~“Repricing Transaction”: other than in connection with a transaction involving a Change of Control, (i) any prepayment of the Initial Term B Loans using proceeds of Indebtedness incurred by the Borrower or one or more Subsidiaries from a substantially concurrent issuance or incurrence of secured, syndicated term loans provided by one or more banks, financial institutions or other Persons for which the Yield payable thereon (disregarding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance to the extent such pricing grid is not applicable during the period specified in 2.11(b)) is lower than the Yield with respect to the Initial Term B Loans on the date of such optional prepayment, (ii) any amendment, amendment and restatement or any other modification of this Agreement that reduces the Yield with respect to such Initial Term B Loans or (iii) for the avoidance of doubt, any assignment of Initial Term B Loans pursuant to Section 2.24 as a result of a Lender’s failure to consent to any amendment, amendment and restatement or any other modification of this Agreement that reduces the Yield with respect to such Initial Term B Loans.~~
“Repurchase Amount”: as defined in Section 2.3(b).
“Repurchase Date”: as defined in Section 2.3(b).
“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the Revolving Commitments

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then in effect, if any, or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding, and (iii) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.
“Required Prepayment Lenders”: the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans; provided, however, that determinations of the “Required Prepayment Lenders” shall exclude any Term Loans held by Defaulting Lenders.
“Required Revolving Lenders”: at any time, the holders of more than 50% of the sum of (i) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding, and (ii) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Revolving Lenders” shall exclude any Revolving Commitments or Revolving Loans held by Defaulting Lenders.
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer, Controller or any other Person in the Treasury Department at the level of Vice President or higher of the relevant Person.
“Restricted Payments”: as defined in Section 7.6.
“Restricted Subsidiary”: any Subsidiary of the Borrower which is not an Unrestricted Subsidiary.
“Return Bid”: as defined in the definition of “Dutch Auction”.
~~“Revaluation Date”: (a) the date of delivery of each notice of borrowing in respect of Revolving Loans or issuance of a Letter of Credit, in a Permitted Foreign Currency, and (b) each other date on which a Spot Rate is calculated at the Administrative Agent’s discretion.~~

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“Revolving Commitment Period”: with respect to each Tranche of Revolving Commitments, the period from and including the effective date for such Tranche to the Revolving Termination Date for such Tranche.
“Revolving Commitments”: as to any Revolving Lender, the obligation of such Lender, if any, to make Revolving Loans ~~and participate in Letters of Credit~~. The aggregate amount of the Revolving Commitments as of the ~~Closing~~Amendment No. 1 Effective Date is $~~0~~65,000,000.
“Revolving Extensions of Credit”: as to each Revolving Lender at any time, an amount equal to the ~~Dollar Equivalent of the sum of, without duplication (a) the~~ aggregate principal amount of all Revolving Loans held by such Lender then outstanding~~, (b) such Revolving Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Revolving Lender’s Swingline Exposure~~.
“Revolving Facility”: as defined in the definition of “Facility.”
“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
“Revolving Loans”: as defined in Section 2.4(a).
“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which such Revolving Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate Revolving Extensions of Credit then outstanding.
“Revolving Termination Date”: (a) with respect to any Tranche of Revolving Commitments, the  ~~maturity date specified therefor in the applicable Joinder Agreement~~earlier of (x) September 7, 2021 and (y) the Accelerated Maturity Date (as defined in the ABL Facility Agreement as in effect on the date hereof), (b) with respect to any Extended Revolving Tranche, the maturity date specified therefor in the applicable Extension Amendment and (c) with respect to any Tranche of Refinancing Revolving Commitments, the maturity date set forth in the applicable amendment pursuant to Section 10.1(d); provided that, in each case of clauses (a), (b) and (c), if such date is not a Business Day, the Revolving Termination Date will be the next succeeding Business Day.
“S&P”: Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sanction(s)”: any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“Screen”: the relevant display page for the Eurocurrency Base Rate (as reasonably determined by the Administrative Agent) on the Bloomberg Information Service or

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any successor thereto; provided, that if the Administrative Agent determines that there is no such relevant display page or otherwise in Bloomberg for the Eurocurrency Base Rate, “Screen” means such other comparable publicly available service for displaying the Eurocurrency Base Rate (as reasonably determined by the Administrative Agent).
“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Section 2.26 Additional Amendment”: as defined in Section 2.26(c).
“Secured Obligations”: the Obligations, together with all obligations in respect of the Specified Hedge Agreements, the Specified Cash Management Obligations and the Specified Additional Obligations; provided, that the “Secured Obligations” shall exclude any Excluded Swap Obligations.
“Secured Parties”: collectively, the Lenders, the Administrative Agent, the Collateral Agent~~, each Issuing Lender, the Swingline Lender,~~ any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and permitted assigns.
“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security”: as defined in the Guarantee and Collateral Agreement.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement and all other security documents (including any Mortgages) hereafter delivered to the Administrative Agent or the Collateral Agent purporting to grant a Lien on any Property of any Loan Party to secure the Secured Obligations.
“Single Employer Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or any of its Restricted Subsidiaries is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Shared EBITDA Cap”: an amount when combined with adjustments pursuant to clauses (e), (q) and the proviso in the second to last paragraph of the definition of “Consolidated EBITDA”, not to exceed for each Test Period ending (x) on or prior to December 31, 2019, $60,000,000, (y) after December 31, 2019 and on or prior to December 31, 2020, $50,000,000 and (z) after December 31, 2020, $25,000,000.
“Solvent”: with respect to the Borrower and its Subsidiaries, as of any date of determination, (i) the Fair Value of the assets of the Borrower and its Subsidiaries taken as a whole exceeds their Liabilities, (ii) the Present Fair Salable Value of the assets of the Borrower

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and its Subsidiaries taken as a whole exceeds their Liabilities; (iii) the Borrower and its Subsidiaries taken as a whole Do not have Unreasonably Small Capital; and (iv) the Borrower and its Subsidiaries taken as a whole Will be able to pay their Liabilities as they mature.
“Specified Additional Obligations”: obligations, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, that have been designated by the Borrower, by notice to the Administrative Agent, as a Specified Additional Obligation under this Agreement. The designation of any Specified Additional Obligations shall not create in favor of any party thereto (or their successors or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. For the avoidance of doubt, all obligations in existence on the Closing Date listed as such on Schedule 1.1B shall constitute Specified Additional Obligations.
“Specified Cash Management Obligations”: Cash Management Obligations (a) owed by the Borrower or a Restricted Subsidiary to a Person who, as of the time of incurrence of such obligations (or, in the case of any such obligations in existence on the Closing Date, within 30 days after the Closing Date), is the Administrative Agent, any other Agent, any Lender, an agent under the ABL Documents, a lender under the ABL Facility Agreement or any Affiliate thereof (each such Person, a “Cash Management Provider”) and (b) that have been designated by the Borrower, by notice to the Administrative Agent, as a Specified Cash Management Obligations under this Agreement. The designation of any Cash Management Obligations as Specified Cash Management Obligations shall not create in favor of the Cash Management Provider that is a party thereto (or their successors or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. For the avoidance of doubt, all Cash Management Obligations pursuant to agreements in existence on the Closing Date between the Borrower or any Subsidiary Guarantor, on the one hand, and a Cash Management Provider, on the other hand, listed as such on Schedule 1.1B, shall constitute Specified Cash Management Obligations.
~~“Specified Disposition”: the Disposition by the Borrower and/or any Subsidiary of one or more lines of Business (and/or any assets relating thereto) disclosed in a schedule to be provided to the Administrative Agent prior to the Closing Date.~~
“Specified Existing Tranche”: as defined in Section 2.26(a).
“Specified Hedge Agreement”: any Hedge Agreement (a) entered into by (i) the Borrower or any Subsidiary Guarantor and (ii) a Hedge Bank, as counterparty and (b) that has been designated by the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement under this Agreement; provided, that Specified Hedge Agreement shall exclude any Excluded Swap Obligations. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Hedge Bank that is a party thereto (or their successors or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. For the avoidance of doubt, all Hedge Agreements in existence on the Closing Date between the Borrower or any Subsidiary Guarantor, on the one hand, and a Hedge Bank, on the other hand, listed as such on Schedule 1.1B, shall constitute Specified Hedge Agreements.

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“Specified Merger Agreement Representations”: such of the representations made by the Target with respect to the Target and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders and the Joint Bookrunners (in their capacities as such), but only to the extent that the Borrower (or its Affiliates) has the right to terminate the Borrower’s (or such Affiliate’s) obligations under the Merger Agreement or the right to decline to consummate the Merger as a result of a breach of such representations in the Merger Agreement.
“Specified Representations”: the representations and warranties made solely with respect to the Loan Parties in Sections 4.3(a), 4.4(a), 4.4(c), 4.5(a), 4.5(c) (solely to the extent that such representation and warranty relates to agreements or instruments governing material Indebtedness of the relevant Loan Party the outstanding principal amount of which exceeds $50,000,000), 4.11, 4.13, 4.17(a) (subject to the conditionality limitations set forth in the last paragraph of Section 5.1), 4.18, 4.19, 4.22 and the second sentence of Sections 4.23 and 4.24 (in each case, after giving effect to the Amendment No. 1 Transactions).
~~“Specified Transactions”: those certain transactions undertaken from time to time for planning and reorganization purposes of Holdings or its Subsidiaries as described in a writing reasonably acceptable to the Administrative Agent delivered prior to the Closing Date.~~
“Specified Term Loan Repurchase”: as defined in Section 2.3.
“Sponsor”: (a) Mafco, (b) each of Mafco’s direct and indirect Subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.
~~“Spot Rate”: with respect to any currency, the rate determined by the Administrative Agent to be the rate quoted by the Oanda Corporation (or by any other provider of currency exchange rates, as selected by the Administrative Agent) as of which the foreign exchange computation is made; provided, that the Administrative Agent may obtain such spot rate from another financial institution designated by it if it does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Revolving Loan or Letter of Credit denominated in a Permitted Foreign Currency.~~
“Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the re-purchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).
~~“Subsequent Incremental Revolving Agreement”: any Extension Amendment, Increase Supplement, Joinder Agreement or Lender Joinder Agreement, as the case may be, in respect of any Supplemental Revolving Commitment Increase other than the First Incremental Revolving Agreement.~~

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“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that any joint venture that is not required to be consolidated with the Borrower and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantors”: (a) each Domestic Subsidiary other than any Excluded Subsidiary and (b) any other Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement.
“Successor Borrower”: as defined in Section 7.4(j).
“Successor Holdings”: as defined in Section 7A.
~~“Supplemental Revolving Commitment Increase”: as defined in Section 2.25(a).~~
~~“Supplemental Term Loan Commitments”: as defined in Section 2.25(a).~~
“Swap Obligations”: with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
~~“Swingline Commitment”: the commitment of the Swingline Lender to make loans pursuant to Section 2.6 in an aggregate principal amount not to exceed (a) during the period from and including the Closing Date to but excluding the effective date of any First Incremental Revolving Agreement, $0 and (b) during the period from and including the effective date of any First Incremental Revolving Agreement and thereafter, the amount set forth in the First Incremental Revolving Agreement, as the same may be changed from time to time by any Subsequent Incremental Revolving Agreement or otherwise pursuant to the terms hereof (including any reduction pursuant to Section 2.10 or Section 2.6).~~
~~“Swingline Exposure”: at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of each Revolving Lender at any time shall equal its Revolving Percentage of the aggregate Swingline Exposure at such time.~~
~~“Swingline Lender”: Each Revolving Lender that shall have become a Swingline Lender hereunder, if any, as provided in Section 2.6(g), each in its capacity as a lender of Swingline Loans hereunder.~~

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~~“Swingline Loan”: any Loan made by the Swingline Lender pursuant to Section 2.6.~~
“Syndication Agent”: Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as syndication agent.
“Target”: Elizabeth Arden, Inc., a Florida corporation.
~~“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.~~
~~“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.~~
“Target Material Adverse Effect”: any Effect that (a) would reasonably be expected to prevent or materially impair the ability of the Company or any of its subsidiaries to consummate the Merger and the other transactions contemplated by the Merger Agreement, or (b) has a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole; provided, that in the case of the foregoing clause (b), no Effect to the extent resulting from or arising out of any of the following shall constitute or be taken into account in determining whether there has been a Target Material Adverse Effect: (i) changes in general economic or political conditions or financial, credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which the Company or any of its subsidiaries conducts business; (ii) any Effects that affect the industries in which the Company or any of the Company’s subsidiaries operate; (iii) any changes in Legal Requirements applicable to the Company or any of the Company’s subsidiaries or any of their respective properties or assets or changes in GAAP, or any changes in interpretations of the foregoing; (iv) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism; (v) the negotiation, announcement or existence of, or any action taken that is required or expressly contemplated by the Merger Agreement and the transactions contemplated thereby (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, employees, investors, or venture partners) or any action taken by the Company at the written request of or with the written consent of Parent; (vi) any changes in the credit rating of the Company or any of its subsidiaries, the market price or trading volume of shares of Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, it being understood that any underlying event causing such changes or failures in whole or in part may be taken into account in determining whether a Target Material Adverse Effect has occurred; (vii) any litigation arising from allegations of a breach of fiduciary duty relating to the Merger Agreement or the transactions contemplated by the Merger Agreement; or (viii) any weather-related events, earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity, in each case of clauses (i), (ii), (iii), (iv) or (viii), to the extent such Effects, escalation or worsening do not have a materially disproportionate adverse impact on the Company and its subsidiaries relative to

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other companies operating in the geographic markets or segments of the industry in which the Company and its subsidiaries operate. Capitalized terms used in the above definition (other than “Merger Agreement” and “Target Material Adverse Effect”) shall have the meanings set forth in the Merger Agreement as in effect on June 16, 2016.
“Tax Payments”: payments pursuant to the Company Tax Sharing Agreement and the Prior Tax Sharing Agreement, without duplication.
“Taxes”: all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term Loan Repurchase”: as defined in Section 2.3(a).
“Term Loans”: the ~~Initial Term B Loans, New~~2016 Term Loans, the 2020 Extended Term Loans any other Extended Term Loans and/or Refinancing Term Loans in respect of either of the foregoing, as the context may require.
“Term Maturity Date”: (a) with respect to the ~~Initial~~2016 Term ~~B~~ Loans, the earlier of (x) 7 years after the Closing Date (or as otherwise provided in Section 2.26 for any Extended Term Tranche) and (y) the Accelerated Maturity Date with respect to the 2016 Term Loans (subject to the proviso contained in the definition thereof), (b) with respect to the 2020 Extended Term Loans, the earlier of (x) June 30, 2025 (or as otherwise provided in Section 2.26 for any Extended Term Tranche) and (y) the Accelerated Maturity Date with respect to the 2020 Extended Term Loans, (c) with respect to any Extended Term Loans (other than the 2020 Extended Term Loans), the maturity date set forth in the applicable Extension Amendment and (~~c~~d) with respect to any Tranche of Refinancing Term Loans, the maturity date set forth in the applicable amendment pursuant to Section 10.1(c); provided that, in each case of clauses (a), (b) ~~and~~, (c) and (d), if such date is not a Business Day, the Term Maturity Date will be the next succeeding Business Day.
“Term Prepayment Amount”: as defined in Section 2.12(e).
“Test Period”: on any date of determination, the period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.1 or, prior to the first such delivery, the pro forma financial statements referred to in Section 5.1(o).
“Tranche”: (a)with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) ~~Initial~~the 2016 Term ~~B~~ Loans~~,~~ (2) ~~New~~the 2020 Extended Term Loans ~~with the same terms and conditions made on the same day~~, (3) other Extended Term Loans (of the same Extension Series) or (4) Refinancing Term Loans with the same terms and conditions made on the same day and (b) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans or commitments are (1) Revolving

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Commitments or Revolving Loans, (2) Extended Revolving Loans (of the same Extension Series) or (3) Refinancing Revolving Commitments with the same terms and conditions made on the same day or Revolving Loans in respect thereof.
“Transaction Costs”: as defined in the definition of “Transactions.”
“Transactions”: the consummation of the Merger in accordance with the terms of the Merger Agreement and the other transactions described therein, together with each of the following transactions consummated or to be consummated in connection therewith:
(a) the Borrower obtaining the Initial Term B Facility (as defined in the Original Credit Agreement) and the ABL Facility;
(b) the Borrower (or a subsidiary thereof) issuing senior unsecured notes pursuant to a private placement under Rule 144A or other private placement yielding $450,000,000 in gross cash proceeds from the issuance of eight-year notes (the “2024 Notes”) and releasing such gross cash proceeds from escrow;
(c) the occurrence of the Refinancing; and
(d) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).
“Trigger Date”: as defined in Section 2.12(b).
“Type”: as to any Loan, its nature as an ABR Loan or Eurocurrency Loan.
~~“UCP”: with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).~~
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States”: the United States of America.
“Unrestricted Cash”: as at any date of determination, the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at such date, to the extent such

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cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness or other obligations, other than (i) the Secured Obligations or (ii) any such other Indebtedness that is subject to any Intercreditor Agreement or (b) classified as “restricted” (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to any Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Secured Obligations or other Indebtedness that is subject to any Intercreditor Agreement).
“Unrestricted Subsidiary”: (i) any Escrow Entity, (ii) any Subsidiary of the Borrower designated as such and listed on Schedule 4.14 on the Closing Date and (iii) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that, in the case of each of clauses (ii) and (iii), such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Debt (other than such Indebtedness to the extent any related obligations of the Borrower or its Restricted Subsidiaries would otherwise be permitted under Section 7.7);
(b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless (x) the terms of any such agreement, contract, arrangement or understanding, taken as a whole (as shall be determined by the Borrower in good faith), are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower or (y) the Borrower or any Restricted Subsidiary would be permitted to enter into such agreement, contract, arrangement or understanding with an Unrestricted Subsidiary pursuant to Section 7.9;
(c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, unless, in each case, the Borrower or any Restricted Subsidiary would be permitted to incur any such obligation with respect to an Unrestricted Subsidiary pursuant to Section 7.7; and
(d) does not guarantee or otherwise provide credit support after the time of such designation for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless it also guarantees or provides credit support in respect of the Obligations, in the case of clauses (a), (b) and (c), except to the extent not otherwise prohibited by Section 7.7.
If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. Subject to the foregoing, the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that (i) such designation shall only be permitted if no Event of

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Default would be in existence following such designation, (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary and shall reduce amounts available for Investments in Unrestricted Subsidiaries permitted by Section 7.7 in an amount equal to the Fair Market Value of the Subsidiary so designated and (iv) any designation or re-designation of a Subsidiary as an Unrestricted Subsidiary or Restricted Subsidiary shall be consistent for the purposes of this Agreement, the ABL Facility Agreement, the 2021 Notes and the 2024 Notes.
“US Lender”: as defined in Section 2.20(g).
“USA Patriot Act”: as defined in Section 10.18.
“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Will be able to pay their Liabilities as they mature”: for the period from the date hereof through the Latest Maturity Date, the Borrower and its Subsidiaries taken as a whole and after giving effect to the consummation of the Amendment No. 1 Transactions will have sufficient assets, credit capacity and cash flow to pay their Liabilities as those Liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrower and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
~~“Yield”: on any date on which “Yield” is required to be calculated hereunder will be the internal rate of return on any Tranche of Initial Term B Loans or any new syndicated loans, as applicable, determined by the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices utilizing (a) the greater of (i) if~~

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~~applicable, any “ABR” or “LIBOR floor” applicable to the Initial Term B Loans or any new syndicated loans, as applicable, on such date and (ii) the price of a LIBOR swap-equivalent maturing on the earlier of (x) the date that is four years following such date and (y) the final maturity date of the Initial Term B Loans or any new syndicated loans, as applicable; (b) the Applicable Margin for the Initial Term B Loans or the applicable interest rate margin for any new syndicated loans, as applicable, on such date; and (c) the issue price of the Initial Term B Loans or any new syndicated loans, as applicable (after giving effect to any original issue discount or upfront fees paid to the market (but excluding commitment, arrangement, structuring or other fees in respect of the Initial Term B Loans or any new syndicated loans, as applicable, that are not generally shared with the relevant Lenders) in respect of the Initial Term B Loans or any new syndicated loans, as applicable, calculated based on an assumed four year average life to maturity).~~
1.2 Other Definitional Provisions
.
(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d) The term “license” shall include sub-license. The term “documents” includes any and all documents whether in physical or electronic form.
(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(f) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification

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or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(g) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, at the option of the Borrower pursuant to an LCA Election such condition shall be deemed satisfied so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into after giving pro forma effect to such Limited Condition Acquisition and the actions to be taken in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such Limited Condition Acquisition and other actions had occurred on such date. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (g), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed not to have occurred or be continuing solely for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.
(h) In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:
(i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Net First Lien Leverage Ratio, Consolidated Net Secured Leverage Ratio, Consolidated Net Total Leverage Ratio or Fixed Charge Coverage Ratio; or
(ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or

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basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) shall not include the Consolidated Net Income of the Person or assets to be acquired in any Limited Condition Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Condition Acquisition until such time as such Limited Condition Acquisition is actually consummated (clauses (g) and (h), collectively, the “Limited Condition Acquisition Provision”).
(i) Any references in this Agreement to “Obligations” or “Lenders” (or any similar terms) in the phrase “pari passu basis with the Liens securing the Obligations” or “pari passu with the Liens of the Lenders” (or any similar phrases) or in the phrase “secured on a junior basis with the Liens securing the Obligations” or “junior to the Liens of the Lenders” (or any similar phrases) shall, in each case, be deemed to refer to the Obligations in effect on the ~~Closing~~Amendment No. 1 Effective Date ~~(i.e. the Initial Term B Loans)~~ or the ~~Initial~~2020 Extending Term ~~B~~Lenders or 2016 Term Lenders, as applicable, and any other Indebtedness or commitments incurred under this Agreement that is intended to be secured on a pari passu basis with the liens securing the ~~Initial~~2020 Extending Term ~~B~~ Loans or the lenders thereunder, as applicable. Any references in this Agreement to “junior or pari passu to the Liens of the lenders under the ABL Facility Agreement” (or any similar phrases) shall, in each case, be deemed to refer to the Liens of such lenders with respect to the ABL Facility First Priority Collateral.
1.3 Pro Forma Calculations
. (i) Any calculation to be determined on a “pro forma” basis, after giving “pro forma” effect to certain transactions or pursuant to words of similar import and (ii) the Consolidated Net First Lien Leverage Ratio, the Consolidated Net Secured Leverage Ratio, the Consolidated Net Total Leverage Ratio, and the Fixed Charge Coverage Ratio, in each case, shall be calculated as follows (subject to the provisions of Section 1.2):

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(a) for purposes of making the computation referred to above, in the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires, defeases or extinguishes any Indebtedness or enters into, terminates or cancels a Qualified Contract, other than the completion thereof in accordance with its terms, subsequent to the commencement of the period for which such ratio is being calculated but on or prior to or substantially concurrently with or for the purpose of the event for which the calculation is made (a “Calculation Date”), then such calculation shall be made giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement, defeasance or extinguishment of Indebtedness or entry into, termination or cancellation of such Qualified Contract (other than the completion thereof in accordance with its terms) as if the same had occurred at the beginning of the applicable Test Period; provided, that the aggregate amount of revenues (and related assets) included in such pro forma calculation for any Test Period pursuant to this clause 1.3(a) with respect to Qualified Contracts shall not exceed $50 million in revenues (and any such related assets); provided, further, that for purposes of making the computation of Consolidated Net First Lien Leverage, Consolidated Net Secured Leverage, Consolidated Net Total Leverage or Fixed Charges for the computation of the Consolidated Net First Lien Leverage Ratio, Consolidated Net Secured Leverage Ratio, Consolidated Net Total Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, Consolidated Net First Lien Leverage, Consolidated Net Secured Leverage, Consolidated Net Total Leverage or Fixed Charges, as applicable, shall be Consolidated Net First Lien Leverage, Consolidated Net Secured Leverage, Consolidated Net Total Leverage or Fixed Charges as of the date the relevant action is being taken giving pro forma effect to any redemption, retirement or extinguishment of Indebtedness in connection with such event; and
(b) for purposes of making the computation referred to above, if any Investments (including the Transactions), brand acquisitions, Dispositions or designations of Unrestricted Subsidiaries or Restricted Subsidiaries are made (or committed to be made pursuant to a definitive agreement) subsequent to the commencement of the period for which such calculation is being made but on or prior to or simultaneously with the relevant Calculation Date, then such calculation shall be made giving pro forma effect to such Investments, brand acquisitions, Dispositions and designations as if the same had occurred at the beginning of the applicable Test Period in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (~~n) of the definition of “Consolidated EBITDA” and clause (~~o) of the definition of “Consolidated Net Income”. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, brand acquisitions or Disposition that would have required adjustment pursuant to this provision, then such calculation shall be made giving pro forma effect thereto for such Test Period as if such Investment, brand acquisitions or Disposition had occurred at the beginning of the applicable Test Period.
1.4 Exchange Rates; Currency Equivalents
. ~~The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of the face amount of Revolving Loans and/or Letters of Credit denominated in Permitted Foreign Currencies and of L/C Disbursements in~~

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~~respect of such Letters of Credit. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. The Administrative Agent shall notify the applicable Issuing Lender and the Borrower on each Revaluation Date of the Spot Rates determined by it and the related Dollar Equivalent of Revolving Loans and L/C Obligations then outstanding. Solely for purposes of Sections 2 and 3 and related definitional provisions to the extent used in such Sections, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent and notified to the Borrower and the applicable Issuing Lender in accordance with this Section 1.4.~~ If any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates. For purposes of determining the Consolidated Net First Lien Leverage Ratio, the Consolidated Net Secured Leverage Ratio, the Consolidated Net Total Leverage Ratio and the Fixed Charge Coverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of calculating any Consolidated Net Total Leverage Ratio, the Consolidated Net Secured Leverage Ratio, the Consolidated Net First Lien Leverage Ratio and the Fixed Charge Coverage Ratio, at ~~the Spot Rate~~exchange rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar ~~Equivalent~~equivalent of such Indebtedness.
~~1.5 Letter of Credit Amounts~~
~~. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Application or any other document, agreement or instrument entered into by the applicable Issuing Lender and the Borrower with respect thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.~~
1.5 [reserved]
.
1.6 Covenants
. For purposes of determining compliance with Section 7 (other than Section 7.6 or Sections 7.2(i), 7.2(p) or 7.2(aa)), in the event that an item or event (or any portion thereof) meets the criteria of one or more of the categories described in a particular covenant contained in Section 7 (other than Section 7.6~~)~~ or Sections 7.2(i), 7.2(p) or 7.2(aa)), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify (as if incurred at such later time) such item or event (or any portion thereof) and may include the amount and type of such

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item or event (or any portion thereof) in one or more of the relevant clauses or subclauses, in each case, within such covenant and will be entitled to include such item or event (or any portion thereof) only in one of the relevant clauses or subclauses (or any portion thereof). In the case of an item or event (or any portion thereof) that is incurred pursuant to or otherwise included in a clause or subclause (or any portion thereof) of a covenant that does not rely on criteria based on the Consolidated Net First Lien Leverage Ratio, the Consolidated Net Secured Leverage Ratio, the Consolidated Net Total Leverage Ratio or the Fixed Charge Coverage Ratio (any such item or event, a “Fixed Basket Item or Event” and any such clause, subclause or any portion thereof, a “Fixed Basket”) substantially concurrently with an item or event (or any portion thereof) that is incurred pursuant to or otherwise included in a clause or subclause (or any portion thereof) of a covenant that relies on criteria based on such financial ratios or tests (any such item or event, a “Ratio Basket Item or Event” and any such clause, subclause or any portion thereof, a “Ratio Basket”), such Ratio Basket Item or Event shall be treated as having been incurred or existing pursuant only to such Ratio Basket without giving pro forma effect to any such Fixed Basket Item or Event (other than a Fixed Basket Item or Event that relies on the term “Permitted Refinancing” or “Permitted Refinancing Obligations”) incurred pursuant to or otherwise included in a Fixed Basket substantially concurrently with such Ratio Basket Item or Event when calculating the amount that may be incurred or existing pursuant to any such Ratio Basket. Furthermore, (A) for purposes of Section 7.2, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on the applicable ~~Spot Rate~~exchange rate, in the case of such Indebtedness incurred (in respect of funded term Indebtedness) or committed (in respect of revolving or delayed draw Indebtedness), on the date that such Indebtedness was incurred (in respect of funded term Indebtedness) or committed (in respect of revolving or delayed draw Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the applicable ~~Spot Rate~~exchange rate on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, (B) for purposes of Sections 7.3, 7.5, 7.6 and 7.7, the amount of any Liens, Dispositions, Restricted Payments and Investments, as applicable, denominated in any currency other than Dollars shall be calculated based on the applicable ~~Spot Rate,~~exchange rate, (C) for purposes of any calculation under Sections 7.2 and 7.3, if the Borrower elects to give pro forma effect in such calculation to the entire committed amount of any proposed Indebtedness, whether or not then drawn, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with Section 7.2 or 7.3, but for so long as such Indebtedness is outstanding or in effect, the entire committed amount of such Indebtedness then in effect shall be included in any calculations under Sections 7.2 and 7.3, (D) any cash proceeds of Indebtedness shall be excluded as Unrestricted Cash and not netted for purposes of calculating any financial ratios and tests with respect to any substantially concurrent incurrence of a Ratio Basket Item or Event pursuant to a Ratio Basket and (E) any Fixed Basket Item or Event incurred pursuant to or otherwise included pursuant to a Fixed Basket based on

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Consolidated Total Assets shall be calculated based upon the Consolidated Total Assets at the time of such incurrence (it being understood that a Default shall be deemed not to have occurred solely to the extent that the Consolidated Total Assets after the time of such incurrence declines).
1.7 Divisions
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
SECTION II. AMOUNT AND TERMS OF COMMITMENTS
2.1 Term Commitments
(a)
Subject to the terms and conditions ~~hereof, each Initial Term B Lender severally agrees to make a term loan (an “Initial~~set forth in the Original Credit Agreement, each Lender with an Original Term Commitment on the Closing Date made a Term ~~B~~ Loan~~”)~~ in Dollars to the Borrower on the Closing Date in an amount ~~which will not exceed~~equal to the amount of the ~~Initial~~Original Term ~~B~~ Commitment of such Lender. ~~The aggregate outstanding principal amount of the Initial Term B Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time.~~
(c) Subject to the terms and conditions set forth in Amendment No. 1, each 2020 Extended Term Lender severally agrees to convert, on the Amendment No. 1 Effective Date, the aggregate principal amount of its 2016 Term Loans issued in accordance with clause (a) above, that is outstanding immediately prior to Amendment No. 1 Effective Date, into an equal principal amount of 2020 Extended Term Loans, on terms and subject to the conditions set forth in Amendment No. 1.
(d) The ~~Initial~~ Term ~~B~~ Loans are, or may from time to time be, Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.
~~2.2 Procedure for Initial Term B Loan Borrowing~~
~~. The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent at least one Business Day prior to the anticipated Closing Date or such later date as the Administrative Agent may agree) requesting that the Initial Term B Lenders make the Initial Term B Loans on the Closing Date and specifying the amount to be borrowed and the requested Interest Period, if applicable. Upon~~

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~~receipt of such notice the Administrative Agent shall promptly notify each Initial Term B Lender thereof. Not later than 11:00 a.m., New York City time, on the Closing Date, each Initial Term B Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term B Loan to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Initial Term B Lenders in immediately available funds.~~
(e) Schedule 2.1 to this Agreement sets forth the principal amount of the Term Loans held by each Lender under each Facility, as applicable, as of the Amendment No. 1 Effective Date.
2.2 ~~2.3~~ Repayment of ~~Initial~~2016 Term ~~B~~Loans and 2020 Extended Term Loans
. (a) The ~~Initial~~2016 Term ~~B Loan~~Loans of each ~~Initial~~2016 Term ~~B~~ Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December, ~~commencing on December 31, 2016~~ending after the Amendment No. 1 Effective, in an amount equal to ~~$4,500,000 (being one quarter of one percent (0.25%) of the stated~~the product of (x) the amount equal to 0.25% of the aggregate principal amount of ~~the Initial~~ Term ~~B~~ Loans ~~funded on the Closing Date) (which installments~~outstanding on the Amendment No. 1 Effective Date, multiplied by (y) the 2016 Term Loan Percentage and (b) the 2020 Extended Term Loans of each 2020 Extended Term Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December, ending after the Amendment No. 1 Effective Date, in an amount equal to the product of (x) the amount equal to 0.25% of the aggregate principal amount of Term Loans outstanding on the Amendment No. 1 Effective Date, multiplied by (y) the 2020 Extended Term Loan Percentage; provided, that the installments set forth in the foregoing clauses (x) and (y) shall, to the extent applicable, (i) be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), ~~or be increased as a result of any increase in the amount of Initial Term B Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as set forth above for the Initial Term B Loans made as of the Closing Date) or~~(ii) be reduced proportionately, to the extent applicable, if an Extension Request with respect to the ~~Initial~~ Term ~~B~~ Loans is consummated as provided in the applicable Extension Amendment~~)~~ and (iii) be reduced proportionately for each Term Loan Repurchase so that the Weighted Average Life to Maturity of each Tranche of Term loans, after giving effect to any such Term Loan Repurchase and the cancellation of Term Loans in connection therewith, is equal to the Weighted Average Life to Maturity of such Tranche of Term Loans, immediately prior to such Term Loan Repurchase and the cancellation of Term Loans in connection therewith, with the remaining balance thereof payable on the Term Maturity Date, applicable to such Tranche of Term Loans.
2.3 Term Loan Repurchases
.

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(a) Each BrandCo Lender shall have the right to require the Borrower to purchase its Term Loans pursuant to the terms of this Section 2.3 and Section 10.6(h) of this Agreement in an aggregate amount not to exceed such BrandCo Lender’s Excess Roll-up Amount (each such event, a “Term Loan Repurchase”); provided, that (i) the requirements of Section 10.6(h)(ii) and (iii) shall not apply to any Term Loan Repurchase and are hereby waived, (ii) each Term Loan Repurchase shall be an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remaining amount of any BrandCo Lender’s Excess Roll-up Amount) and (iii) no BrandCo Lender may complete more than five (5) Term Loan Repurchases during the term of this Agreement (provided that (1) any Term Loan Repurchases of Term Loans that any BrandCo Lender agreed to purchase prior to the Amendment No. 1 Effective Date (whether or not the purchase of such Term Loan settled on or prior to the Amendment No. 1 Effective Date) or (2) any Term Loan Repurchases made after the Amendment No. 1 Effective Date by certain BrandCo Lenders identified to the Administrative Agent on or prior to the Amendment No. 1 Effective Date who are party to certain fronting arrangements with the administrative agent under the BrandCo Credit Agreement (each a “Specified Term Loan Repurchase”) shall, in either case, not be included for purposes of determining whether any BrandCo Lender has exceeded its limit on Term Loan Repurchases under this Section 2.3(a)(ii). All Term Loan Repurchases shall be made at par.
(b) Each BrandCo Lender wishing to participate in a Term Loan Repurchase shall provide the Administrative Agent and the Borrower with a written notice in the form of Exhibit H (or such other form as may be agreed between the Administrative Agent and the Borrower) (a “Repurchase Notice”) prior to the third anniversary of the Amendment No. 1 Effective Date. Each Repurchase Notice shall specify (i) the BrandCo Lender’s legal name and Markit entity identifier number (“MEI Number”), (ii) the legal name of such BrandCo Lender or such BrandCo Lender’s Affiliate (if any) providing Additional Term B-2 Commitments under the BrandCo Credit Agreement in connection with such Term Loan Repurchase, (iii) the BrandCo Lender’s Excess Roll-up Amount at such time, (iv) the principal amount and Tranche of Term Loans that such BrandCo Lender is requiring to be repurchased by the Borrower (the “Repurchase Amount”); provided that no BrandCo Lender shall submit one or more Repurchase Notices for an aggregate Repurchase Amount in excess of such Lender’s Excess Roll-up Amount and (v) such BrandCo Lender’s IRS Form W-9. Upon receipt of a Repurchase Notice, the Borrower shall execute an Assignment and Assumption with respect to the Repurchase Amount subject to such Repurchase Notice, which shall also be executed by the applicable BrandCo Lender; provided that no consent, acknowledgment or acceptance by the Administrative Agent shall be required. If the Borrower has received a Repurchase Notice, the Borrower shall select a date on which such Term Loan Repurchase shall become effective (such date, a “Repurchase Date”); provided, that such date shall not occur more than once per month during the first six months after the Amendment No. 1 Effective Date (not including the Term Loan Repurchases made on the first Repurchase Date after the Amendment No. 1 Effective Date) and thereafter, once per quarter. The Borrower shall provide at least two (2) Business Days advance notice of a proposed Repurchase Date (or such shorter period as the Administrative Agent may agree), and concurrent with delivery of such notice, the Borrower shall provide (i) a master Assignment and Assumption in the form of Exhibit D or such other form as requested by the Borrower and reasonably acceptable to the Administrative Agent in respect of all Term Loan Repurchases to be

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effectuated on such Repurchase Date executed solely by the Borrower and each applicable Lender, (ii) an excel file setting forth the names of each Lender, such Lender’s MEI Number and the Repurchase Amount and (iii) each Lender’s IRS Form W-9. On the Repurchase Date, such Term Loan Repurchase shall become effective automatically without any further action on the part of Holdings or any of its Subsidiaries, any Lender, the Administrative Agent or any other Person. Upon such Term Loan Repurchase becoming effective, automatically and immediately without any further action on the part of Holdings or any of its Subsidiaries, any Lender, the Administrative Agent or any other Person, the repurchased Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect.
(c) The Borrower shall not be required to complete a Term Loan Repurchase from any BrandCo Lender that has not funded its Additional Term B-2 Commitments under the BrandCo Credit Agreement with respect to such Term Loan Repurchase; provided, that the Administrative Agent shall have no obligation to ascertain, monitor or inquire whether or not such funding has occurred. For the avoidance of doubt, the Borrower hereby agrees to make such Term Loan Repurchases so long as such BrandCo Lenders have an Excess Roll-up Amount, subject to the requirements of this Section 2.3, and the Administrative Agent shall record such Term Loan Repurchases in the Register.
(d) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any such Assumption and Assignment and excel file delivered to it.  The Administrative Agent and any of its affiliates and its partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (each of the foregoing, an “Agent-Related Person”), in their respective capacities as such, shall not be liable to and shall be held harmless by each Consenting Term Lender, each other Lender, the Borrower or each of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in effectuating any Term Loan Repurchase.
Notwithstanding anything to the contrary contained in this Agreement, the Term Loan Repurchases by the Borrower shall be effectuated solely pursuant to and in accordance with this Section 2.3 and not any other provision or Section of this Agreement and shall not be subject to or require any consent, acknowledgment or acceptance from the Administrative Agent or any other party. The Borrower and the Lenders party hereto acknowledge and agree that the Term Loan Repurchases are permitted under this Agreement, notwithstanding anything to the contrary contained in any other provision or Section of this Agreement.
2.4 Revolving Commitments
.
(a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars ~~or in any Permitted Foreign Currency~~

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(“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which~~, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding and such Revolving Lender’s Swingline Exposure then outstanding,~~ does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or~~, solely in the case of Revolving Loans denominated in Dollars,~~ ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13.
(b) The Borrower shall repay all outstanding Revolving Loans ~~and Swingline Loans~~ on the Revolving Termination Date with respect to the applicable Tranche of Revolving Loans or commitments.
2.5 Procedure for Revolving Loan Borrowing
. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent (i) ~~in the case of Eurocurrency Loans denominated in Dollars,~~ prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, or (ii~~) in the case of Eurocurrency Loans denominated in a Permitted Foreign Currency, prior to 12:00 Noon, New York City time, four Business Days prior to the requested Borrowing Date or (iii~~) in the case of ABR Loans, prior to 1:00 p.m., New York City time, on the proposed Borrowing Date), specifying (w) the amount and Type of Revolving Loans to be borrowed ~~(which, in the case of any Revolving Loans denominated in a Permitted Foreign Currency, shall be Eurocurrency Loans)~~, (x) the requested Borrowing Date~~,~~ and (y) ~~the currency in which such Revolving Loans are to be borrowed and (z)~~ in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor; provided, further, that if the Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each borrowing by the Borrower under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate applicable Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent

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shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 11:00 a.m. (or, in the case of ABR Loans being made pursuant to a notice delivered on the proposed Borrowing Date, 3:00 p.m.), New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Revolving Lenders and in like funds as received by the Administrative Agent. If no election as to the Type of a Revolving Loan is specified, ~~other than with respect to Revolving Loans denominated in a Permitted Foreign Currency,~~ then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurocurrency Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. ~~If no currency is specified with respect to any requested Revolving Loan, the Borrower shall be deemed to have selected Dollars.~~
2.6 ~~Swingline Loans~~[reserved]
.
~~(a) Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.6, shall make Swingline Loans to the Borrower from time to time in Dollars or a Permitted Foreign Currency during the Revolving Commitment Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the aggregate Revolving Extensions of Credit exceeding the Revolving Commitment then in effect; provided, that the Swingline Lender shall not be required to make a Swingline Loan (i) to refinance an outstanding Swingline Loan or (ii) if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by making such Swingline Loan may have, Fronting Exposure. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Loan and denominated in Dollars.~~
~~(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (promptly confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify (y) the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, and (z) proper wire instructions for the same. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on~~

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~~the date of the proposed Swingline Loan (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.6(a), or (B) that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender shall make each Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Swingline Loans shall be made in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof.~~
~~(c) The Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 3:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.~~
~~(d) The Swingline Lender may and, at any time there shall be Swingline Loan outstanding for more than seven days, the Swingline Lender shall by written notice given to the Administrative Agent not later than 3:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided, that such payment shall not cause such Revolving Lender’s Revolving Extensions of Credit to exceed such Revolving Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.4 with respect to Loans made by such Lender (and Section 3.4 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative~~

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~~Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.~~
~~(e) If the Revolving Termination Date applicable to a Tranche shall have occurred at a time when other Tranches will remain outstanding, then on such Revolving Termination Date all then outstanding Swingline Loans with respect to such maturing Tranche shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Revolving Termination Date); provided, that, if on the occurrence of such Revolving Termination Date (after giving effect to any repayments of Revolving Loans and any reallocation as contemplated in Section 3.4(d)), (i) there shall exist sufficient unutilized Revolving Commitments that will remain outstanding after the date thereof and (ii) the conditions set forth in Sections 5.2(a) and 5.2(b) shall be satisfied at such time so that the respective outstanding Swingline Loans could be incurred pursuant to such Revolving Commitments which will remain in effect after the occurrence of such Revolving Termination Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to such Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on such Revolving Termination Date.~~
~~(f) Notwithstanding anything to the contrary contained in this Agreement, in the event a Revolving Lender becomes a Defaulting Lender, then such Defaulting Lender’s Revolving Percentage in all outstanding Swingline Loans will automatically be reallocated among the Revolving Lenders that are Non-Defaulting Lenders pro rata in accordance with each Non-Defaulting Lender’s Revolving Percentage (calculated without regard to the Revolving Commitment of the Defaulting Lender), but only to the extent that such reallocation does not cause the Revolving Extensions of Credit of any Non-Defaulting Lender to exceed the Revolving Commitment of such Non-Defaulting Lender. If such reallocation cannot, or can only partially, be effected, the Borrower shall, within five Business Days after written notice from the Administrative Agent or such longer period as the Administrative Agent shall agree, pay to the Administrative Agent an amount of cash equal to such Defaulting Lender’s Revolving Percentage (calculated as in effect immediately prior to it becoming a Defaulting Lender) of the outstanding Swingline Loans (after giving effect to any partial reallocation pursuant to the first sentence of this Section 2.6(f)) to be applied to the repayment of such Swingline Loans. So long as there is a Defaulting Lender, the Swingline Lender shall not be required to lend any Swingline Loans if the sum of, without duplication, the Non-Defaulting Lenders’ Revolving Percentages of the outstanding Revolving Loans and L/C Obligations and their participations in Swingline Loans after giving effect to any such requested Swingline Loans would exceed the aggregate Revolving Commitments of the Non-Defaulting Lenders (such excess, “Fronting Exposure”).~~
~~(g) The Borrower may, at any time and from time to time, designate as Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided herein and is reasonably satisfactory to the Administrative Agent. The acceptance by a Revolving~~

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~~Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and such designated Swingline Lender, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.~~
2.7 Defaulting Lenders
.
(a) Defaulting Lender Cure. If the Borrower~~,~~ and the Administrative Agent~~, each Issuing Lender and the Swingline Lender~~ agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans ~~and funded and unfunded participations in Letters of Credit and Swingline Loans~~ to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility ~~(without giving effect to Section 3.4(d))~~, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(b) Defaulting Lender Waterfall. Any payment of principal, interest or other amounts (other than the payment of (i) commitment fees under Section 2.9~~,~~ and (ii) default interest under Section 2.15(c) ~~and (iii) Letter of Credit fees under Section 3.3~~, which in each case shall be applied pursuant to the provisions of those Sections) received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent pursuant to Section 9.7; second, ~~to the payment on a pro rata basis of any amounts owing by such Defaulting Lender (without duplication of the application of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) to any Issuing Lender or Swingline Lender hereunder; third, to be held as security for any L/C Shortfall (without duplication of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent; fourth,~~ as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; ~~fifth~~third, if so determined by the Administrative Agent and the Borrower, to be held

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in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; ~~sixth~~fourth, to the payment of any amounts owing to the Lenders~~, the Issuing Lenders or the Swingline Lender~~ as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by any Lender~~, the Issuing Lenders or the Swingline Lender~~ against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; ~~seventh~~fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ~~eighth~~sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if ~~(x)~~ such payment is a payment of the principal amount of any Loans ~~or L/C Disbursements~~ in respect of which such Defaulting Lender has not fully funded its appropriate share, ~~and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived,~~ such payment shall be applied solely to pay the Loans of~~, and L/C Disbursements owed to,~~ all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of~~, or L/C Disbursements owed to,~~ such Defaulting Lender until such time as all Loans ~~and funded and unfunded participations in L/C Obligations~~ are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility ~~without giving effect to Section 3.4(d).~~. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to be held as security in a cash collateral account pursuant to this Section 2.7(b) shall be deemed paid to and redirected by such Defaulting Lender and shall satisfy the Borrower’s payment obligation in respect thereof in full, and each Lender irrevocably consents hereto.
2.8 Repayment of Loans
.
(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Lender~~,~~ or Term ~~Lender or Swingline~~ Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrower outstanding on the applicable Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1)~~,~~ or (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the Borrower in installments according to the applicable amortization schedule set forth in Section ~~2.3 or, in the case of any New Term Loans, the applicable Joinder Agreement~~2.2 (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) ~~and (iii) subject to Section 2.6(e), the then unpaid principal amount of each Swingline Loan on the earlier of (A) the applicable Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) and (B) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans that were outstanding on the date such borrowing was requested~~. The Borrower hereby further agrees to pay interest on the

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unpaid principal amount of the ~~Loans and Swingline~~ Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal, interest and fees, as applicable, due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be presumptively correct absent demonstrable error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
~~(e) Without diminishing the control of the Administrative Agent over amounts from time to time paid to the Administrative Agent for the purpose of Cash Collateralization, the Administrative Agent shall from time to time (upon the request of the Company so long as no Default or Event of Default shall have occurred and be continuing) cause the prompt return to the Company of any such amounts which are in excess of the amount required to be deposited to effect such Cash Collateralization.~~
2.9 Commitment Fees, etc.
(a)  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in Dollars, for the period from and including the date on which the Revolving Commitments are established to the last day of the Revolving Commitment Period (or, if earlier, the termination of all Revolving Commitments), computed at the Applicable Commitment Fee Rate on the actual daily amount of the Available Revolving Commitment ~~(provided, that, for purposes of this calculation, the Swingline Exposure shall not constitute a Revolving Extension of Credit~~) of such Revolving Lender during the period for which payment is made, payable ~~quarterly~~ in arrears on each Fee Payment Date; provided, that (A) any commitment fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due

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and payable by the Borrower prior to such time and (B) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.
2.10 Termination or Reduction of Commitments
.
(a) The Borrower shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments of any Tranche or, from time to time, to reduce the amount of the Revolving Commitments of any Tranche; provided that no such termination or reduction of Revolving Commitments of any Tranche shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the total Revolving Extensions of Credit of such Tranche would exceed the total Revolving Commitments of such Tranche then in effect ~~(it being understood that any portion of the L/C Exposure that is Cash Collateralized shall be deemed not to be included in any Revolving Extensions of Credit for purposes of determining the amount of any such excess)~~. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments of the applicable Tranche then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of termination or reduction under this Section 2.10 if the notice of such termination or reduction stated that such notice was conditioned upon the occurrence or non-occurrence of a transaction or the receipt of a replacement of all, or a portion, of the Revolving Commitments outstanding at such time, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.
(b) Upon the incurrence by the Borrower or any of its Restricted Subsidiaries of any Permitted Refinancing Obligations in respect of Revolving Commitments or Revolving Loans, the Revolving Commitments designated by the Borrower to be terminated in connection therewith shall be automatically permanently reduced by an amount equal to 100% of the aggregate principal amount of commitments under such Permitted Refinancing Obligations and any outstanding Revolving Loans in respect of such terminated Revolving Commitments shall be repaid in full.
2.11 Optional Prepayments
.
(a) The Borrower may at any time and from time to time prepay any Tranche of Revolving Loans, ~~the Swingline Loans~~ or any Tranche of Term Loans, in whole or in part, without premium or penalty except as specifically provided in Section 2.11(b), upon irrevocable written notice delivered to the Administrative Agent no later than 12:00 Noon, New York City

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time, (i) three Business Days prior thereto, in the case of Eurocurrency Loans that are Revolving Loans~~, Swingline Loans~~ or Term Loans, (ii) one Business Day prior thereto, in the case of ABR Loans that are Term Loans and (iii) on the date of prepayment, in the case of ABR Loans that are Revolving Loans ~~or Swingline Loans~~, which notice shall specify (x) the date and amount of prepayment, (y) whether the prepayment is of a Tranche of Revolving Loans ~~or Swingline Loans~~ or a Tranche of Term Loans and (z) whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided, that any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any transaction or the receipt of proceeds to be used for such payment, in each case specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans~~,~~ or Revolving Loans ~~or Swingline Loans~~ shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of ABR Loans) or (ii) the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof (in the case of prepayments of Eurocurrency Loans), and in each case shall be subject to the provisions of Section 2.18.
(b) ~~Any prepayment made pursuant to this Section 2.11 or Section 2.12(a) of the Initial Term B Loan as a result of a Repricing Transaction shall be accompanied by a prepayment fee, which shall initially be 1% of the aggregate principal amount prepaid and shall decline to 0% on and after the six-month anniversary of the Closing Date.~~[Reserved].
(c) In connection with any optional prepayments by the Borrower of the Term Loans pursuant to this Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans.
2.12 Mandatory Prepayments
.
(a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness (excluding any Indebtedness permitted to be incurred in accordance with Section 7.2) shall be incurred by the Borrower or any Restricted Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.12(d).
(b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any Restricted Subsidiary shall for its own account receive Net Cash

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Proceeds from any Asset Sale or Recovery Event (except to the extent such Asset Sale or Recovery Event, as applicable, relates to any ABL Facility First Priority Collateral so long as such ABL Facility First Priority Collateral secures the ABL Facility), then, unless a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof, such Net Cash Proceeds shall be applied not later than 10 Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) if a Reinvestment Notice has been delivered to the Administrative Agent, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event on the applicable Reinvestment Prepayment Date and (ii) on the date (the “Trigger Date”) that is six months after any such Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date.
(c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any Excess Cash Flow Period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (A) the Excess Cash Flow Application Amount, minus (B) the aggregate amount of all prepayments of Revolving Loans and ABL Loans during such Excess Cash Flow Period to the extent accompanied by permanent optional reductions of the applicable commitments, and all optional prepayments of Term Loans during such Excess Cash Flow Period (excluding any such optional prepayments during such Excess Cash Flow Period which the Borrower elected to apply to the calculation pursuant to this paragraph (c) in a prior Excess Cash Flow Period) and, at the option of the Borrower, optional prepayments of Term Loans after such Excess Cash Flow Period but prior to the time of the Excess Cash Flow Application Date, in each case other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness, toward the prepayment of Term Loans as set forth in Section 2.12(d), in each case of this clause (B), to the extent not deducted in accordance with clause (b)(iii) of the definition of “Excess Cash Flow”. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten days after the date on which the financial statements referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.
(d) Amounts to be applied in connection with prepayments of Term Loans pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.12, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans and (to the extent the Borrower elects, or is required by the terms thereof) may be applied, along with such prepayments of Term Loans, to purchase, redeem or repay any other Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations pursuant to one or more Other Intercreditor Agreements, pursuant to the agreements governing such other Indebtedness, on not more than a pro rata basis with respect to such prepayments of Term Loans; provided, that with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that

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are Eurocurrency Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.21. Each prepayment of the Term Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(e) Notwithstanding anything to the contrary in Section 2.12 or 2.18, with respect to the amount of any mandatory prepayment pursuant to Section 2.12(b) or (c) (such amount, the “Term Prepayment Amount”), the Borrower may, in its sole discretion, in lieu of applying such amount to the prepayment of Term Loans as provided in paragraph (d) above, on the date specified in this Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Lender (which, for avoidance of doubt, includes each ~~New Term Lender and~~ Extended Lender holding Term Loans) a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit I (or such other form approved by the Administrative Agent and the Borrower), and shall include an offer by the Borrower to prepay, on the date (each a “Mandatory Prepayment Date”) that is ten Business Days after the date of the Prepayment Option Notice, the Term Loans of such Lender by an amount equal to the portion of the Term Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Term Loans. Each Term Lender may reject all or a portion of its Term Prepayment Amount by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) five Business Days after such Term Lender’s receipt of the Prepayment Option Notice (which notice shall specify the principal amount of the Term Prepayment Amount to be rejected by such Lender) (such rejected amounts collectively, the “Declined Amount”); provided, that any Term Lender’s failure to so reject such Term Prepayment Amount shall be deemed an acceptance by such Term Lender of such Prepayment Option Notice and the amount to be prepaid in respect of Term Loans held by such Term Lender. On the Mandatory Prepayment Date, the Borrower shall pay to the relevant Term Lenders the aggregate amount necessary to prepay that portion of the outstanding Term Loans in respect of which such Lenders have (or are deemed to have) accepted prepayment as described above. Any such Declined Amounts may be used by the Borrower for any purpose not prohibited by this Agreement.
(f) If, on any date, the aggregate Revolving Extensions of Credit would exceed the aggregate Revolving Commitments ~~(other than as a result of any revaluation of the Dollar Equivalent of any Revolving Loans or the L/C Obligations on any Revaluation Date in accordance with Section 1.4, in which case, if the aggregate Revolving Extensions of Credit would exceed 105% of the aggregate Revolving Commitments),~~, the Borrower shall promptly repay or prepay Revolving Loans and, after the Revolving Loans shall have been repaid or prepaid in full, replace, cause to be canceled ~~or Cash Collateralize Letters of Credit in an amount sufficient to eliminate such excess (it being understood that any portion of the L/C Exposure that is Cash Collateralized shall be deemed not to be included in any Revolving Extensions of Credit for purposes of determining the amount of any such excess). If the Borrower shall provide collateral under this paragraph (f) as a result of the Revolving Commitments being exceeded,~~

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~~such amount shall (so long as no other requirement for Cash Collateralization shall then exist) be returned to the Borrower within three Business Days after the Revolving Commitments are no longer so exceeded.~~.
(g) Notwithstanding any other provisions of this Section 2.12, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event with respect to a Foreign Subsidiary (a “Foreign Recovery Event”), in each case giving rise to a prepayment event pursuant to Section 2.12(b), or Excess Cash Flow derived from a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.12(c), are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.12 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit or restricts repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof including, without duplication, any repatriation costs associated with repatriation of such proceeds from the applicable recipient to the Borrower) to the repayment of the Term Loans in accordance with this Section 2.12 and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Sale or any Foreign Recovery Event or any Excess Cash Flow derived from a Foreign Subsidiary could reasonably be expected to result in a material adverse tax consequence (taking into account any foreign tax credit or benefit, in the Borrower’s reasonable judgment, expected to be realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided, that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.12 (or fifteen months after the date such Excess Cash Flow would have been so required to be applied if it were Net Cash Proceeds), (x) the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Foreign Subsidiary, in each case, other than as mutually agreed by the Borrower and the Administrative Agent.

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2.13 Conversion and Continuation Options
.
(a) ~~The~~Each 2020 Extended Term Loan shall initially be deemed to be a Eurocurrency Loan with an initial Interest Period equal to the remaining duration (as of the Amendment No. 1 Effective Date) of the Interest Period applicable to the Existing Term Loans (as defined in Amendment No. 1) from which such 2020 Extended Term Loans were converted. Each 2016 Term Loan shall initially be deemed to be a Eurocurrency Loan with the Interest Period in effect under the Original Credit Agreement immediately prior to the Amendment No. 1 Effective Date. Thereafter, the Borrower may elect from time to time to convert Eurocurrency Loans ~~(other than Eurocurrency Loans denominated in a Permitted Foreign Currency)~~ made to the Borrower to ABR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date; provided, that if any such Eurocurrency Loan is so converted on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower may elect from time to time to convert ABR Loans made to the Borrower to Eurocurrency Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no such ABR Loan under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. ~~This Section 2.13 shall not apply to Swingline Loans, which may not be converted or continued.~~
(b) Any Eurocurrency Loan may be continued as such by the Borrower giving irrevocable written notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 and no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed continuation date, of the length of the next Interest Period to be applicable to such Loans; provided, that if any such Eurocurrency Loan is so continued on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided, further, that no such Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; provided, further, that (i) if the Borrower shall fail to give any required notice as described above in this paragraph such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans having an Interest Period of one month’s duration on the last day of such then-expiring Interest Period and (ii) if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period; provided, further, that if the Borrower wishes to request Eurocurrency Loans having an Interest Period other than

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one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
2.14 Minimum Amounts and Maximum Number of Eurocurrency Tranches
. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof and (b) no more than twelve Eurocurrency Tranches shall be outstanding at any one time.
2.15 Interest Rates and Payment Dates
.
(a) (i) Each Eurocurrency Loan~~, other than a Eurocurrency Loan~~ that is ~~an Initial~~a Term ~~B~~ Loan~~,~~ in effect as of the Amendment No.1 Effective Date shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (A) the greater of (x) the Eurocurrency Rate determined for such day and (y) 0.75% plus (B) the Applicable Margin and (ii) each Eurocurrency Loan that is ~~an Initial Term B~~a Revolving Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (A) the greater of (x) the Eurocurrency Rate determined for such day and (y) ~~0.75~~1.50% plus (B) the Applicable Margin.
(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c) (i) If all or a portion of the principal amount of any Loan ~~or Reimbursement Obligation~~ shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to ~~(x) in the case of the Loans,~~ the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2.00% ~~or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2.00%,~~ and (ii) if all or a portion of any interest payable on any Loan ~~or Reimbursement Obligation~~ or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate

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per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2.00% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the ~~Initial~~2020 Extended Term ~~B~~ Facility plus 2.00%), in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (after as well as before judgment); provided, that no amount shall be payable pursuant to this Section 2.15(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.15(c) on any overdue Loan, ~~Reimbursement Obligation,~~ commitment fee or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d) Interest shall be payable by the Borrower in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand.
2.16 Computation of Interest and Fees
.
(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest on ABR Loans (except for ABR computations in respect of clauses (b) and (c) of the definition thereof) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively correct in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and Section 2.15(b).
2.17 Inability to Determine Interest Rate
. If prior to the first day of any Interest Period for any Eurocurrency Loan:
(a) the Administrative Agent shall have determined (which determination shall be presumptively correct absent demonstrable error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or
(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that by reason of any changes arising after the

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Closing Date, the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which action the Administrative Agent will take promptly after the conditions giving rise to such notice no longer exist), no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.
2.18 Pro Rata Treatment and Payments
.
(a) Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.9, 2.10(b), 2.12, 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5, 10.6 and 10.7), each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the Revolving Percentages of the relevant Revolving Lenders other than reductions of Revolving Commitments pursuant to Section 2.24 and payments in respect of any differences in the Applicable Commitment Fee Rate between Tranches. Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.12, 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5, 10.6 and 10.7), each payment (other than prepayments) in respect of principal or interest in respect of any Tranche of Term Loans and each payment in respect of fees payable hereunder with respect to the Term Loans of such Tranche shall be applied to the amounts of such obligations owing to the Term Lenders of such Tranche, pro rata according to the respective amounts then due and owing to such Term Lenders.
(b) Each mandatory prepayment of the Term Loans shall be allocated among the Tranches of Term Loans then outstanding pro rata, in each case except as affected by the opt-out provision under Section 2.12(e); provided, that at the request of the Borrower, in lieu of such application to the Term Loans on a pro rata basis among all Tranches of Term Loans, such prepayment may be applied to any Tranche of Term Loans so long as the maturity date of such Tranche of Term Loans precedes the maturity date of each other Tranche of Term Loans then outstanding or, in the event more than one Tranche of Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Term Loans then outstanding, to such Tranches on a pro rata basis; provided, further, that in connection with a mandatory prepayment under Section 2.12(a) in connection with the incurrence of Permitted

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Refinancing Obligations, such prepayment shall be allocated to the Tranches as specified by the Borrower (but to the Loans within such Tranches on a pro rata basis). Each optional prepayment of the Term Loans shall be applied to the remaining installments thereof as specified by the Borrower (and absent such specification, in direct order of maturity). Each mandatory prepayment of the Term Loans shall be applied to the remaining installments thereof in direct order of maturity. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.
(c) Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.10(b), 2.12, 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5, 10.6 and 10.7), each payment (including prepayments) to be made by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders other than payments in respect of any differences in the Applicable Margin applicable to different Tranches. ~~Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit. Each payment of principal in respect of Swingline Loans shall be made in accordance with Section 2.6.~~
(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in immediately available funds. Any payment received by the Administrative Agent after 3:00 p.m., New York City time may be considered received on the next Business Day in the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in

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accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of demonstrable error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender.
(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
2.19 Requirements of Law
.
(a) Except with respect to Indemnified Taxes, Excluded Taxes and Other Taxes, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the Closing Date:
(i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder;
(ii) shall subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations or its deposits, reserves, other liability or capital attributable thereto; or
(iii) shall impose on such Lender any other condition not otherwise contemplated hereunder;

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and the result of any of the foregoing is to increase the cost to such Lender or other Recipient, by an amount which such Lender or other Recipient reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans ~~or issuing or participating in Letters of Credit~~ (in each case hereunder), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, in Dollars, within thirty Business Days after the Borrower’s receipt of a reasonably detailed invoice therefor (showing with reasonable detail the calculations thereof), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any entity controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder ~~or under or in respect of any Letter of Credit~~ to a level below that which such Lender or such entity could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a reasonably detailed written request therefor (consistent with the detail provided by such Lender to similarly situated borrowers), the Borrower shall pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such entity for such reduction.
(c) A certificate prepared in good faith as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be presumptively correct in the absence of demonstrable error. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Obligations. Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to any Lender with respect to penalties, interest and expenses if written demand therefor was not made by such Lender within 180 days from the date on which such Lender makes payment for such penalties, interest and expenses.
(d) Notwithstanding anything in this Section 2.19 to the contrary, solely for purposes of this Section 2.19, (i) the Dodd Frank Wall Street Reform and Consumer Protection

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Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date.
~~(e) For purposes of this Section 2.19, the term “Lender” shall include any Issuing Lender and Swingline Lender.~~
2.20 Taxes
.
(a) Except as otherwise provided in this Agreement or as required by law, all payments made by or on account of the Borrower or any Loan Party under this Agreement and the other Loan Documents to any Recipient under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any Indemnified Taxes or Other Taxes are required to be deducted or withheld from any such payments, the amounts so payable to the applicable Recipient shall be increased to the extent necessary so that after deduction or withholding of such Indemnified Taxes and Other Taxes (including Indemnified Taxes attributable to amounts payable under this Section 2.20(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) In addition, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) Whenever any Taxes are payable by the Borrower and any Loan Party under this Agreement and the other Loan Documents, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or Loan Party showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender. If the Borrower or any Loan Party under this Agreement and the other Loan Documents fails to pay any Indemnified Taxes or Other Taxes that the Borrower or any Loan Party under this Agreement and the other Loan Documents is required to pay pursuant to this Section 2.20 (or in respect of which the Borrower or any Loan Party under this Agreement and the other Loan Documents would be required to pay increased amounts pursuant to Section 2.20(a) if such Indemnified Taxes or Other Taxes were withheld) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall indemnify the applicable Recipient for any payments by them of such Indemnified Taxes or Other Taxes, including any amounts payable pursuant to Section 2.20(a), and for any Incremental Taxes that become payable by such Recipient as a result of any such failure within

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thirty days after the Lender or the Administrative Agent delivers to the Borrower or Loan Party (with a copy to the Administrative Agent) either (a) a copy of the receipt issued by a Governmental Authority evidencing payment of such Taxes or (b) certificates as to the amount of such payment or liability prepared in good faith.
(d) [reserved]
(e) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (A) (i) two accurate and complete copies of IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, (ii) in the case of a Non-US Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W-8BEN or W-8BEN-E, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents, or (iii) IRS Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (i) and (ii) above, provided that if the Non-US Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the certificate in the form of Exhibit F may be provided by such Non-US Lender on behalf of such partners) and (B) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-US Lender before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related Participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Each Non-US Lender shall (i) promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower or any Loan Party make any deduction or withholding for Taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver provided that it shall promptly notify the Borrower and the Administrative Agent in writing of such inability.
(f) [reserved]

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(g) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “US Lender”) shall deliver to the Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form and certify that such Lender is not subject to backup withholding. Such forms shall be delivered by each US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).
(h) If any Recipient determines, in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such Recipient, agrees to repay the amount paid over to the indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any such penalties, interest or other charges resulting from the gross negligence or willful misconduct of the relevant Recipient (as determined by a final and non-appealable judgment of a court of competent jurisdiction)) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority; provided, further, that such Recipient shall, at the indemnifying party’s request, provide a copy of any notice of assessment or other evidence of the requirement to pay such refund received from the relevant Governmental Authority (provided that the Recipient may delete any information therein that it deems confidential). This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. In no event will any Recipient be required to pay any amount to an indemnifying party the payment of which would place such Recipient in a less favorable net after-tax position than such Recipient would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Obligations.
(i) [reserved]
(j) If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably

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requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(k) To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 2.20, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
(l) The agreements in this Section 2.20 shall survive the termination of this Agreement and payment of the Loans and all other amounts payable under any Loan Document, the resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.
~~(m) For purposes of this Section 2.20, the term “Lender” shall include any Issuing Lender or Swingline Lender, and, for the avoidance of doubt, applicable law includes FATCA.~~
2.21 Indemnity
. Other than with respect to Taxes, which shall be governed solely by Section 2.20, the Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the loss of Applicable Margin) that such Lender actually sustains or incurs as a consequence of (a) any failure by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given notice requesting the same in accordance with the provisions of this Agreement, (b) any failure by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment, conversion or continuation of Eurocurrency

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Loans on a day that is not the last day of an Interest Period with respect thereto. A reasonably detailed certificate as to (showing in reasonable detail the calculation of) any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be presumptively correct in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.
2.22 Illegality
. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the Closing Date, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent and the Borrower, and (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall be suspended during the period of such illegality and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.
2.23 Change of Lending Office
. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to avoid or minimize any amounts payable pursuant to such Sections (including by designating another lending office for any Loans affected by such event with the object of avoiding the consequences of such event); provided, that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.
2.24 Replacement of Lenders
. The Borrower shall be permitted to (a) replace with a financial entity or financial entities, or (b) prepay or terminate, without premium or penalty (but subject to Section 2.21), the Loans or Commitments, as applicable, of any Lender~~, Issuing Lender or Swingline Lender~~ (each such ~~Lender, Issuing Lender or Swingline~~ Lender, a “Replaced Lender”) that (i) requests reimbursement for amounts owing or otherwise results in increased costs imposed on the Borrower or on account of which the Borrower is required to pay additional amounts to any Governmental Authority, in each case, pursuant to Section 2.19, 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders) or gives a notice of illegality pursuant to Section 2.22, (ii) is a

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Defaulting Lender, (iii) is, or the Borrower reasonably believes could constitute, a Disqualified Institution, or (iv) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders; provided, that, in the case of a replacement pursuant to clause (a) above:
(A)  such replacement does not conflict with any Requirement of Law;
(B)  the replacement financial entity or financial entities shall purchase, at par, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement ~~(or, in the case of a replacement of an Issuing Lender or Swingline Lender, comply with the provisions of Section 9.9(c) (to the extent applicable as if such Lender was resigning as Administrative Agent))~~;
(C)  the Borrower shall be liable to such Replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto;
(D)  the replacement financial entity or financial entities, (x) if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(b)(i)(2) and (y) shall pay (unless otherwise paid by the Borrower) any processing and recordation fee required under Section 10.6(b)(ii)(2);
(E)  the Administrative Agent and any replacement financial entity or entities shall execute and deliver, and such Replaced Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Assumption to effect such substitution ~~(or, in the case of a replacement of an Issuing Lender or Swingline Lender, customary assignment documentation)~~;
(F)  the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated;
(G)  in respect of a replacement pursuant to clause (iv) above, the replacement financial entity or financial entities shall consent to such amendment or waiver; and
(H)  any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender~~; and~~.
~~(I)  if such replacement is in connection with a Repricing Transaction prior to the six-month anniversary of the Closing Date, the Borrower or the replacement Lender shall pay the Replaced Lender a fee equal to 1% of the aggregate principal amount of its Initial Term B Loans required to be assigned pursuant to this Section 2.24.~~

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Prepayments pursuant to clause (b) above (i) shall be accompanied by accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment and (ii) shall not be subject to the provisions of Section 2.18. The termination of the Revolving Commitments of any Lender pursuant to clause (b) above shall not be subject to the provisions of Section 2.18. In connection with any such replacement under this Section 2.24, if the Replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Replaced Lender relating to the Loans and participations so assigned shall be paid in full to such Replaced Lender, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender, and the Administrative Agent shall record such assignment in the Register.
2.25 ~~Incremental Loans~~[reserved]
.
~~(a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loans (each, a “New Term Loan Commitment”) or increases of existing Tranches of Term Loans (each, a “Supplemental Term Loan Commitment”) or the establishment of, or if any Revolving Commitments are outstanding, increases of existing, Revolving Commitments (which request shall also specify any corresponding increase in the Swingline Commitment and/or L/C Commitment) (each, a “Supplemental Revolving Commitment Increase”; together with any New Term Loan Commitments and any Supplemental Term Loan Commitments, the “New Loan Commitments”) hereunder, in an aggregate amount for all such New Loan Commitments (when taken together with any New Incremental Debt issued prior to, or that will be issued concurrently with, the effectiveness of the respective New Loan Commitments) not in excess of, at the time the respective New Loan Commitments become effective, the Maximum Incremental Facilities Amount. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as the Administrative Agent may agree) after the date on which such notice is delivered to the Administrative Agent, (ii) in the case of a Supplemental Term Loan Commitment, the Tranche (or Tranches) of existing Term Loans to be so increased (and, if more than one Tranche of Term Loans will be increased, the amount of the aggregate Supplemental Term Loan Commitments to be allocated to each such Tranche), and (iii) in the case of Supplemental Revolving Commitment Increase, the Tranche (or Tranches) of existing Revolving Commitments, if any, to be increased (and, if more than one Tranche of Revolving Commitments will be increased, the amount of the aggregate Supplemental Revolving Commitment Increase to be allocated to each such Tranche); provided, that (x) any Lender offered or approached to provide all or a portion of any New Loan Commitments may elect or decline, in its sole discretion, to provide such New Loan~~

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~~Commitments, (y) any Person that the Borrower proposes to become a New Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Supplemental Revolving Commitment Increase, to each Issuing Lender and the Swingline Lender, in each case, to the extent its consent would be required to assign Loans to any such Eligible Assignee and (z) any Person that the Borrower proposes to be a New Lender that is an Other Affiliate shall be subject to the provisions related thereto in Section 10.5 and 10.6.~~
~~(b) Such New Loan Commitments shall become effective as of such Increased Amount Date; provided, that:~~
~~(i) no Event of Default shall exist on such Increased Amount Date immediately after giving effect to such New Loan Commitments and the making of any New Loans pursuant thereto and any transaction consummated in connection therewith subject to the Permitted Acquisition Provisions (as defined below) and the Limited Condition Acquisition Provision, in connection with any acquisition or investment being made with the proceeds thereof;~~
~~(ii) the proceeds of any New Loans shall be used, at the discretion of the Borrower, for any purpose not prohibited by this Agreement;~~
~~(iii) if guaranteed, the New Loans shall benefit ratably from the guarantees under the Guarantee and Collateral Agreement and be only guaranteed by the Guarantors;~~
~~(iv) to the extent any New Loan will be secured, such New Loan shall be secured by the Collateral on a pari passu basis with the Liens securing the Obligations or, at the Borrower’s option, secured by the Collateral on a “junior” basis with the Liens securing the Obligations;~~
~~(v) to the extent any New Loan will be unsecured or secured by the Collateral on a “junior” basis with the Liens securing the Obligations, such New Loan shall be documented as a separate Facility and, if secured by the Collateral on a “junior” basis be subject to an Other Intercreditor Agreement;~~
~~(vi) in the case of New Loans that are term loans (“New Term Loans”), the maturity date thereof shall not be earlier than the Latest Maturity Date in effect at the time such commitment becomes effective and the Weighted Average Life to Maturity thereof shall be equal to or greater than the Weighted Average Life to Maturity of the Latest Maturing Term Loans at such time (other than an earlier maturity date and/or shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the Latest Maturity Date or a shorter Weighted Average Life to Maturity than the Weighted Average Life to Maturity of the Latest Maturing Term Loans);~~

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~~(vii) in the case of any Supplemental Revolving Commitment Increase, (A) the scheduled termination date of such Supplemental Revolving Commitment Increase shall not be earlier than the stated termination date of the ABL Facility, (B) no Supplemental Revolving Commitment Increase shall require any scheduled amortization or mandatory commitment reduction prior to the stated termination date of the ABL Facility and (C) such Supplemental Revolving Commitment Increase shall be on the same terms (other than as regards pricing and yield) and pursuant to the same documentation as the Initial Term B Loans (except for (x) any differences permitted hereby, (y) any differences due to the different nature of the facility (including, without limitation, the requirement of a financial maintenance covenant in favor of the revolving lenders only) or (z) any differences reasonably deemed appropriate by the Administrative Agent); provided, that any differences in the terms and documentation in respect of a Supplemental Revolving Commitment Increase as a result of clause (y) or (z) above shall in no event be more restrictive, when taken as a whole, to the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the then Term Maturity Date or to the extent that the Initial Term B Lenders also receive the benefit of such more restrictive provisions), as determined in good faith by the Borrower;~~
~~(viii) all terms and documentation with respect to any New Term Loans which differ from those with respect to the Initial Term B Loans (except to the extent permitted hereunder) shall in no event be more restrictive, when taken as a whole, to the Borrower and its Restricted Subsidiaries than the equivalent terms set forth in this Agreement in respect of the Initial Term B Loans (except for covenants or other provisions applicable only to periods after the then Term Maturity Date or to the extent that the Initial Term B Lenders also receive the benefit of such more restrictive provisions), as determined in good faith by the Borrower;~~
~~(ix) such New Loans or New Loan Commitments (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitment Increases related to existing Tranche(s) of Revolving Commitments at such time, which shall be effected in accordance with Section 2.25(e)) shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders;~~
~~(x) to the extent reasonably requested by the Administrative Agent, the Borrower shall deliver or cause to be delivered (A) customary legal opinions with respect to the due authorization, execution and delivery by the Borrower and each other Loan Party to be party thereto and the enforceability of the applicable Joinder Agreement, Increase Supplement or Lender Joinder Agreement, as applicable, the non-conflict of the execution, delivery of and performance of payment obligations under such documentation with this Agreement and with the organizational documents of the Loan Parties and, in the case of any New Loans that will be secured, the effectiveness of the Guarantee and Collateral Agreement to create a valid security interest, and the effectiveness of specified other Security Documents to perfect such security interests, in specified Collateral to~~

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~~secure the Obligations, including the New Loan Commitments and the extensions of credit thereunder and (B) certified copies of the resolutions or other applicable corporate action of each applicable Loan Party approving its entry into such documents and the transactions contemplated thereby;~~
~~(xi) if the initial “spread” (for purposes of this Section 2.25, the “spread” with respect to any Term Loan shall be calculated as the sum of the Eurodollar Loan margin on the relevant Term Loan plus any original issue discount or upfront fees in lieu of original issue discount (other than any arranging fees, underwriting fees and commitment fees) (based on an assumed four-year average life for the applicable Facilities (e.g., 100 basis points in original issue discount or upfront fees equals 25 basis points of interest rate margin)) plus any applicable interest rate floor) relating to any New Term Loan that is secured by the Collateral on a pari passu basis with the Initial Term B Loans exceeds the spread then in effect with respect to the Initial Term B Loans by more than 0.50%, the Applicable Margin relating to the Initial Term B Loans shall be adjusted so that the spread relating to such New Term Loans does not exceed the spread applicable to the Initial Term B Loans by more than 0.50%; provided, that if such New Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Term B Loans, for purposes of addressing any such excess spread in respect of such New Term Loans as set out above, to the extent an increase in such interest rate floor applicable to the Initial Term B Loans would cause an increase in the interest payable in respect of the Initial Term B Loans pursuant to Section 2.15, such interest rate floor (but not the Applicable Margin relating to the Initial Term B Loans) shall be increased to the required extent; provided, further, that this clause (xi) shall not be applicable to any New Term Loan which is incurred more than 12 months after the Closing Date. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any New Term Loan shall be determined by the Borrower and the applicable New Lenders and shall be set forth in the applicable Joinder Agreement; and~~
~~(xii) in the case of New Term Loans secured by the Collateral on a pari passu basis with the Liens securing the Obligations, such New Term Loans shall share ratably in any voluntary or mandatory prepayments of the Initial Term B Loans, unless the Borrower and the applicable New Lenders agree to a less than pro rata share of such prepayments.~~
~~For the avoidance of doubt, the rate of interest, redemption price (if applicable) and other pricing terms and the amortization schedule (if applicable) of any New Term Loan Commitments shall be determined by the Borrower and the applicable New Lenders and shall be set forth in the applicable Joinder Agreement.~~
~~Notwithstanding anything to the contrary above, in connection with the incurrence of any New Term Loans or Supplemental Revolving Commitment Increase, if the proceeds of such New Term Loans or Supplemental Revolving Commitment Increase are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrower or any Restricted Subsidiary to finance, in whole or in part, a Permitted Acquisition, then to the extent so required~~

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~~by the applicable New Lenders, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Increase Amount Date (or funding date) shall be (x) the Specified Representations (conformed as necessary for such Permitted Acquisition) and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings or the Borrower (or any Affiliate of Holdings or the Borrower) has the right to terminate the obligations of Holdings, the Borrower or such Affiliate under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement and (B) there need not be a condition to borrowing that there be no Default or Event of Default other than there shall be no Event of Default under Sections 8.1(a) or (f) after giving effect to such incurrence (“Permitted Acquisition Provisions”).~~
~~(c) On any Increased Amount Date on which any New Loan Commitment become effective, subject to the foregoing terms and conditions, each lender with a New Loan Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Loan Commitment.~~
~~(d) For purposes of this Agreement, any New Loans or New Loan Commitments shall be deemed to be Term Loans, Revolving Loans or Revolving Commitments, as applicable. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.25. Upon any Increase Amount Date on which Supplemental Revolving Commitment Increase is effected through an increase in the Revolving Commitments pursuant to this Section 2.25, (i) if the increase relates to any then-existing Revolving Facility, each of the Revolving Lenders with respect to such Revolving Facility shall assign to each New Lender providing such Supplemental Revolving Commitment Increase, and each New Lenders shall purchase from each Revolving Lenders of such Revolving Facility, at the principal amount thereof, such interests in the applicable Revolving Loans outstanding on such Increase Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Supplemental Revolving Commitment Increase to the Revolving Commitments, (ii) each such Supplemental Revolving Commitment Increase shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (iii) each such New Lender shall become a Lender with respect to the Supplemental Revolving Commitment Increase and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.~~
~~(e) Supplemental Term Loan Commitments and Supplemental Revolving Commitment Increases related to existing Tranche(s) of Revolving Commitments at such time shall become commitments under this Agreement pursuant to a supplement specifying the Term Loan Tranche or Revolving Tranche to be increased, executed by the Borrower and each~~

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~~increasing Lender substantially in the form attached hereto as Exhibit L-1 (the “Increase Supplement”) or by each New Lender (if not already a Lender) substantially in the form attached hereto as Exhibit L-2 (the “Lender Joinder Agreement”), as the case may be, or, in each case, such other form as may be reasonably acceptable to the Administrative Agent and the Borrower which shall be delivered to the Administrative Agent for recording in the Register. Upon effectiveness of the Lender Joinder Agreement or Increase Supplement, as applicable, each New Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or the commitments made pursuant to such Supplemental Revolving Commitment Increase shall be Revolving Commitments of such increased Tranche, as applicable.~~
2.26 Extension of Term Loans and Revolving Commitments
.
(a) The Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche” or “Existing Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans” or “Existing Loans”) or (ii) Revolving Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Loans of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal (or extend the termination date of any commitments) with respect to all or a portion of any principal amount (or commitments) of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.26; provided, that (i) any such request shall be made by the Borrower to all Lenders with Term Loans or Revolving Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans or the applicable Revolving Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity or termination dates of such Extended Tranches may be delayed to later dates than the final maturity or termination dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or

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in lieu of any increased margins contemplated by the preceding clause (A) and/or (C) prepayment premiums may be different and (z) in the case of an Extended Term Tranche, so long as the weighted average life to maturity of such Extended Tranche would be no shorter than the remaining weighted average life to maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided, that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Term Loans or Revolving Commitments, as applicable, set forth in Section 10.6. No Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (and any other Extended Tranches so established on such date).
(b) The Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as the Administrative Agent may agree to) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.26 (each, an “Extension”), the Borrower shall agree to such procedures regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.26.
(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, prepayment premiums or fees referenced in clauses (x) and (y) of Section 2.26(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.26(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.26(c) and notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders (or in the case of Amendment No. 1, executed by the Loan Parties and the Extending Lenders). Subject to the requirements of this Section 2.26 and without limiting the generality or applicability of Section 10.1 to any Section 2.26 Additional Amendments, any Extension Amendment may provide for

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additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.26 Additional Amendment”) to this Agreement and the other Loan Documents; provided, that such Section 2.26 Additional Amendments do not become effective prior to the time that such Section 2.26 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.26 Additional Amendments to become effective in accordance with Section 10.1; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii) so long as any Existing Term Tranches are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on at least a pro rata basis (or otherwise provide for more favorable prepayment treatment for Extending Term Tranches than such Existing Term Tranches as contemplated by Section 2.12). Notwithstanding anything to the contrary in Section 10.1, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.26; provided, that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.26 Additional Amendment.
(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity or termination date(s) in accordance with Section 2.26(a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of the Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (and any other Extended Tranches so established on such date).
(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower or the assignee in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned (including

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pursuant to Section 2.21 (as though Section 2.21 were applicable)) shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable. In connection with any such replacement under this Section 2.26, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, on behalf of such Non-Extending Lender.
(f) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity or termination date of such Extended Tranche; provided, that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extended Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.
(g) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.26, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.11 and 2.12 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided, that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and which may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.26 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.8, 2.11 and 2.12) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.26.

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SECTION III. ~~LETTERS OF CREDIT~~[reserved]
~~3.1 L/C Commitment~~
~~.~~
~~(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit under the Revolving Commitments for the account of the Borrower or any of its Restricted Subsidiaries on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or any Permitted Foreign Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Termination Date with respect to the Revolving Facility (unless Cash Collateralized or the applicable Issuing Lender so agrees); provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).~~
~~(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would (i) conflict with, or cause such Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law, or if such Requirement of Law would impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and is not otherwise reimbursable to it by the Borrower hereunder and which such Issuing Lender in good faith deems material to it or (ii) violate one or more policies of such Issuing Lender applicable generally to the issuance of letters of credit for the account of similarly situated borrowers.~~
~~3.2 Procedure for Issuance of Letter of Credit~~
~~. The Borrower may from time to time request that the relevant Issuing Lender issue a Letter of Credit (or amend, renew or extend an outstanding Letter of Credit) by delivering to such Issuing Lender at its address for notices specified to the Borrower by such Issuing Lender an Application therefor, with a copy to the Administrative Agent, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Such Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the relevant Issuing Lender, by personal delivery or by any other means acceptable to the relevant Issuing Lender. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend, renew or extend, as the case may be) the Letter of Credit requested thereby (but in no event without the consent of the applicable Issuing Lender shall any Issuing Lender be required to issue (or amend, renew or extend, as the case may be) any Letter of~~

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~~Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit (or such amendment, renewal or extension, as the case may be) to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance (or such amendment, renewal or extension, as the case may be) thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the relevant Revolving Lenders, notice of the issuance (or such amendment, renewal or extension, as the case may be) of each Letter of Credit issued by it (including the amount thereof).~~
~~3.3 Fees and Other Charges~~
~~.~~
~~(a) The Borrower will pay a fee, in Dollars, on each outstanding Letter of Credit requested by it, at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the related Revolving Facility, on the Dollar Equivalent of the face amount of such Letter of Credit, which fee shall be shared ratably among the applicable Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date; provided, that, with respect to any Defaulting Lender, such Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Lender’s ratable share of any letter of credit fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that any Defaulting Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit shall accrue (x) for the account of each Non-Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit which has been reallocated to such Non-Defaulting Lender pursuant to Section 3.4(d), (y) for the account of the Borrower with respect to any L/C Shortfall if the Borrower has paid to the Administrative Agent an amount of cash and/or Cash Equivalents equal to the amount of the L/C Shortfall to be held as security for all obligations of the Borrower to the applicable Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent, or (z) for the account of the applicable Issuing Lenders, in any other instance, in each case so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee, in Dollars, on the Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit issued by it to the Borrower, equal to the L/C Fronting Fee Rate, payable quarterly in arrears on each Fee Payment Date after the issuance date.~~
~~(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for standard costs and expenses agreed by the Borrower and such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit requested by the Borrower.~~

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~~3.4 L/C Participations~~
~~.~~
~~(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay, in Dollars, to the Administrative Agent for the account of such Issuing Lender upon demand an amount equal to such L/C Participant’s Revolving Percentage of the Dollar Equivalent of the amount of such draft, or any part thereof, that is not so reimbursed (“L/C Disbursements”); provided, that nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender (as determined by a final non-appealable judgment of a court of competent jurisdiction). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.~~
~~(b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the related Revolving Facility. A certificate of the relevant Issuing Lender submitted to any relevant~~

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~~L/C Participant with respect to any amounts owing under this Section 3.4 shall be presumptively correct in the absence of demonstrable error.~~
~~(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), if the Administrative Agent receives for the account of the Issuing Lender any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Administrative Agent), or any payment of interest on account thereof, the Administrative Agent will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.~~
~~(d) Notwithstanding anything to the contrary contained in this Agreement, in the event an L/C Participant becomes a Defaulting Lender, then such Defaulting Lender’s applicable Revolving Percentage in all outstanding Letters of Credit will automatically be reallocated among the applicable L/C Participants that are Non-Defaulting Lenders pro rata in accordance with each Non-Defaulting Lender’s applicable Revolving Percentage (calculated without regard to the Revolving Commitments of the Defaulting Lender), but only to the extent that such reallocation does not cause the Revolving Extensions of Credit of any Non-Defaulting Lender to exceed the Revolving Commitments of such Non-Defaulting Lender. If such reallocation cannot, or can only partially, be effected the Borrower shall, within five Business Days after written notice from the Administrative Agent, pay to the Administrative Agent an amount of cash and/or Cash Equivalents equal to such Defaulting Lender’s applicable Revolving Percentage (calculated as in effect immediately prior to it becoming a Defaulting Lender) of the L/C Obligations (after giving effect to any partial reallocation pursuant to the first sentence of this Section 3.4(d)) to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. So long as there is a Defaulting Lender, an Issuing Lender shall not be required to issue any Letter of Credit where the sum of the Non-Defaulting Lenders’ applicable Revolving Percentages of the outstanding Revolving Loans and their participations in Letters of Credit after giving effect to any such requested Letter of Credit would exceed (each such excess, the “L/C Shortfall”) the aggregate applicable Revolving Commitments of the Non-Defaulting Lenders, unless the Borrower shall pay to the Administrative Agent an amount of cash and/or Cash Equivalents equal to the amount of the L/C Shortfall, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.~~
~~3.5 Reimbursement Obligation of the Borrower~~
~~. The Borrower agrees to reimburse each Issuing Lender on the Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued or continued by such Issuing Lender at the~~

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~~Borrower’s request (including any Letters of Credit issued for the account of a Restricted Subsidiary) and paid by such Issuing Lender for the amount of such draft so paid. Each such payment shall be made to such Issuing Lender at its address for notices specified to the Borrower in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at a rate equal to (i) until the second Business Day next succeeding the date of the relevant notice (which notice shall be provided on the date the relevant draft is paid), the rate applicable to ABR Loans under the Revolving Facility and (ii) thereafter, the rate set forth in Section 2.15(c). In the case of any such reimbursement in Dollars with respect to a Letter of Credit denominated in a Permitted Foreign Currency, the applicable Issuing Lender shall notify the Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof.~~
~~3.6 Obligations Absolute~~
~~. The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things,~~
~~(i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact later prove to be invalid, fraudulent or forged;~~
~~(ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred;~~
~~(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee;~~
~~(iv) any other events or circumstances that, pursuant to applicable law or the applicable customs and practices promulgated by the ICC, are not within the responsibility of such Issuing Lender;~~
~~(v) waiver by such Issuing Lender of any requirement that exists for such Issuing Lender’s protection and not the protection of the Borrower or any waiver by such Issuing Lender which does not in fact materially prejudice the Borrower;~~
~~(vi) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;~~
~~(vii) any payment made by such Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;~~

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~~(viii) any payment by such Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;~~
~~(ix) any adverse change in the relevant exchange rates or in the availability of the relevant Permitted Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or~~
~~(x) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary, except, in each case, for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents.~~
~~No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents (such gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction). The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (such gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction) and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.~~
~~3.7 Role of the Issuing Lender~~
~~. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lenders shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by a Letter of Credit) or to ascertain or inquire as to the validity, authenticity or accuracy of any such document (provided, that the Issuing Lenders will determine whether such documents appear on their face to be in order) or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable to any Lender for:~~

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~~(i)  any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Facility Lenders or the Borrower, as applicable;~~
~~(ii)  any action taken or omitted in the absence of gross negligence or willful misconduct (such gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction);~~
~~(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or related Application, or any other document, agreement and instrument entered into by such Issuing Lender and the Borrower (or any Restricted Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit; or~~
~~(iv) any special, indirect, punitive or consequential damages.~~
~~The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable or responsible for any of the matters described in clauses (i) through (x) of Section 3.6; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the relevant Issuing Lender, and such Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit (such gross negligence, willful misconduct or willful failure to pay, as determined by a final and non-appealable judgment of a court of competent jurisdiction) after the presentation to it by the beneficiary of a sight draft and certificate(s) and documents expressly required by and strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, and provided that a Letter of Credit is issued permitting transfer then the Issuing Lenders shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Lenders may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary, as agreed to with the Borrower.~~
~~3.8 Letter of Credit Payments~~

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~~. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.~~
~~3.9 Applications~~
~~. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such other Loan Document shall apply.~~
~~3.10 Applicability of ISP and UCP~~
~~. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit, and (b) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Lender shall not be responsible to the Borrower for, and the Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.~~
~~3.11 Designation of Issuing Lender~~
~~. The Borrower may, at any time and from time to time, designate as Issuing Lender one or more Revolving Lenders that agree to serve in such capacity as provided herein. The acceptance by a Revolving Lender of an appointment as an Issuing Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Issuing Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Lender under this Agreement and (ii) references herein to the term “Issuing Lender” shall be deemed to include such Revolving Lender in its capacity as an Issuing Lender of Letters of Credit hereunder.~~
SECTION IV. REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and to make the Loans ~~and issue or participate in the Letters of Credit~~, the Borrower hereby represents and warrants (as

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to itself and each of its Restricted Subsidiaries) to the Agents and each Lender, which representations and warranties shall be deemed made on the Closing Date (after giving effect to the Transactions) and ~~(subject to, in the case of any incurrence of any New Term Loans or Supplemental Revolving Commitment Increase, if the proceeds of such New Term Loans or Supplemental Revolving Commitment Increase are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrower or any other Subsidiary to finance, in whole or in part, a Permitted Acquisition, the Permitted Acquisition Provisions)~~ on the date of each borrowing of Loans ~~or issuance, extension or renewal of a Letter of Credit hereunder~~ that:
4.1 Financial Condition
. ~~(a)~~ The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, ~~2013~~2017, December 31, ~~2014~~2018 and December 31, ~~2015~~2019, and the related statements of income, stockholders’ equity and of cash flows for the fiscal years ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of their operations, their cash flows and their changes in stockholders’ equity for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto and year-end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein).
~~(b) The audited consolidated balance sheet of the Target and its consolidated Subsidiaries as at June 30, 2013, June 30, 2014 and June 30, 2015, and the related statements of income, stockholders’ equity and of cash flows for the fiscal years ended on such date, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the financial condition of the Target and its consolidated Subsidiaries as at such dates and the results of their operations, their cash flows and their changes in stockholders’ equity for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto and year-end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein).~~
4.2 No Change
. Since the ~~Closing~~Amendment No. 1 Effective Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
4.3 Existence; Compliance with Law
. Except as set forth in Schedule 4.3, each of the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiaries) (a) (i) is duly organized (or incorporated), validly existing and in good standing (or, only where applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization or incorporation, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate or other organizational power and authority, and the legal right, to own and operate its Property, to lease

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the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified as a foreign corporation or other entity and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not have a Material Adverse Effect and (b) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
4.4 Corporate Power; Authorization; Enforceable Obligations
.
(a) Each Loan Party has the corporate or other organizational power and authority to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party and, in the case of the Borrower, to borrow ~~or have Letters of Credit issued~~ hereunder, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party has taken all necessary corporate or other action to authorize the execution and delivery of, and the performance of its obligations under, the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b) No consent or authorization of, filing with, or notice to, any Governmental Authority is required to be obtained or made by any Loan Party for the extensions of credit hereunder or such Loan Party’s execution and delivery of, or performance of its obligations under, or validity or enforceability of, this Agreement or any of the other Loan Documents to which it is party, as against or with respect to such Loan Party, except (i) consents, authorizations, filings and notices described in Schedule 4.4, (ii) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (iii) consents, authorizations, filings and notices the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect and (iv) the filings referred to in Section 4.17.
(c) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Assuming the due authorization of, and execution and delivery by, the parties thereto (other than the applicable Loan Parties), this Agreement constitutes, and each other Loan Document upon execution and delivery by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of each such Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms (provided, that, with respect to the creation and perfection of security interests with respect to the Capital Stock of Foreign Subsidiaries, only to the extent enforceability thereof is governed by the Uniform Commercial Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’

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rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.
4.5 No Legal Bar
. Assuming the consents, authorizations, filings and notices referred to in Section 4.4(b) are obtained or made and in full force and effect, the execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties thereto, the ~~issuance of Letters of Credit, the~~ borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of (i) the Borrower or (ii) except as would not reasonably be expected to have a Material Adverse Effect, any other Loan Party, (b) except as would not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law binding on Holdings, the Borrower or any of its Restricted Subsidiaries, (c) except as would not reasonably be expected to have a Material Adverse Effect, violate any Contractual Obligation of Holdings, the Borrower or any of its Restricted Subsidiaries or (d) except as would not have a Material Adverse Effect, result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted by Section 7.3).
4.6 No Material Litigation
. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries or against any of their Properties which, taken as a whole, would reasonably be expected to have a Material Adverse Effect.
4.7 No Default
. No Default or Event of Default has occurred and is continuing.
4.8 Ownership of Property; Liens
. Except as set forth in Schedule 4.8A, each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all of its Real Property, and good title to, or a valid leasehold interest in, all of its other Property (other than Intellectual Property), in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien, except as permitted by the Loan Documents. Schedule 4.8B lists all Real Property owned in fee simple with a Fair Market Value in excess of $10,000,000 by any Loan Party as of the ~~Closing~~Amendment No. 1 Effective Date.
4.9 Intellectual Property
. Each of the Borrower and its Restricted Subsidiaries owns, or has a valid license or right to use, all Intellectual Property necessary for the conduct of its business as currently

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conducted free and clear of all Liens, except as permitted by the Loan Documents and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, neither the Borrower nor any of its Restricted Subsidiaries is infringing, misappropriating, diluting or otherwise violating any Intellectual Property rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.10 Taxes
. Each of the Borrower and its Restricted Subsidiaries (a) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (b) has paid or caused to be paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or on any of its Property by any Governmental Authority (other than (i) any returns or amounts that are not yet due or (ii) amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary, as the case may be), except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.11 Federal Regulations
. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board.
4.12 ERISA.
(a) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor a failure to meet the minimum funding standards (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) has occurred during the five-year period prior to the date on which this representation is made with respect to any Single Employer Plan, and each Single Employer Plan has complied with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Borrower or any of its Restricted Subsidiaries, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits; (iii) none of the Borrower or any of its Restricted Subsidiaries has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (iv) none of the Borrower or any of its Restricted Subsidiaries would become subject to any liability under ERISA if the Borrower or such Restricted Subsidiary were to withdraw completely from all

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Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (v) no Multiemployer Plan is Insolvent.
(b) The Borrower and its Restricted Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the Code with respect to any plan within the meaning of Section 3(3) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained by a Commonly Controlled Entity (other than the Borrower and its Restricted Subsidiaries) (a “Commonly Controlled Plan”) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect and result in a direct obligation of the Borrower or any of its Restricted Subsidiaries to pay money.
4.13 Investment Company Act
. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
4.14 Subsidiaries
. ~~The Subsidiaries listed on~~ Schedule 4.14 ~~constitute~~contains a structure chart showing all of the Subsidiaries of the Borrower ~~at the Closing Date (after giving effect to the Merger). Schedule 4.14 sets forth as of the Closing Date~~as of the Amendment No. 1 Effective Date, together with the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and ~~the designation of~~whether any such Subsidiary ~~as a Restricted Subsidiary or an Unrestricted~~is an Excluded Subsidiary.
4.15 Environmental Matters
. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, (A) none of the Borrower or any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the Business; or (ii) has become subject to any pending or threatened Environmental Liability and (B) to Borrower’s knowledge, there are no existing facts or circumstances (including any presence or Release of Materials of Environmental Concern at any Real Property or any real property formerly owned or operated by Borrower or its Subsidiaries) that are reasonably likely to give rise to any Environmental Liability of Borrower or any of its Restricted Subsidiaries.
4.16 Accuracy of Information, etc.
As of the Closing Date, no statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent or the Lenders or any of them (in their capacities as such), by or on behalf of any Loan Party for use in connection with the

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transactions contemplated by this Agreement or the other Loan Documents, including the Transactions, when taken as a whole, contained as of the date such statement, information or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading (in the case of any of the foregoing to the extent relating to the Target on or prior to the Closing Date, to the Borrower’s knowledge). As of the Closing Date, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Agents and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
4.17 Security Documents
.
(a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (other than Excluded Collateral) of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral). In the case of (i) the Pledged Securities described in the Guarantee and Collateral Agreement (other than Excluded Collateral), when any stock certificates or notes, as applicable, representing such Pledged Securities are delivered to the Collateral Agent (or, in the case of Pledged Securities that are ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement) together with any proper indorsements executed in blank and such other actions have been taken with respect to the Pledged Securities of Foreign Subsidiaries as are required under the applicable Law of the jurisdiction of organization of the applicable Foreign Subsidiary (it being understood that no such actions under applicable Law of the jurisdiction of organization of the applicable Foreign Subsidiary shall be required by any Loan Document) and (ii) the other Collateral described in the Guarantee and Collateral Agreement (other than Excluded Collateral), when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (or, in the case of other Collateral not in existence on the Closing Date, such other offices as may be appropriate) (which financing statements have been duly completed and executed (as applicable) and delivered to the Collateral Agent) and such other filings as are specified on Schedule 4.17 are made (or, in the case of other Collateral not in existence on the Closing Date, such other filings as may be appropriate), the Collateral Agent shall have a fully perfected first priority Lien (or, with respect to the ABL Facility First Priority Collateral, a fully perfected second priority Lien) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such documents and financing statements in the offices specified on Schedule 4.17 (or, in the case of other Collateral not in existence on the Closing Date, such other offices as may be appropriate) and the other filings specified on Schedule 4.17 (or, in the case of other Collateral not in

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existence on the Closing Date, such other filings as may be appropriate), and through the delivery of the Pledged Securities required to be delivered on the Closing Date), as security for the Secured Obligations, in each case prior in right to the Lien of any other Person (except (i) in the case of Collateral other than Pledged Securities that comprise stock of wholly-owned Subsidiaries, Liens permitted by Section 7.3 and (ii) Liens having priority by operation of law) to the extent required by the Guarantee and Collateral Agreement.
(b) Upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 6.8(b), such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and when such Mortgage is filed in the recording office designated by the Borrower and all relevant mortgage taxes and recording charges are duly paid, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Party in such Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case subject only to Liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage.
4.18 Solvency
. As of the ~~Closing~~Amendment No. 1 Effective Date, the Borrower and its Subsidiaries are (on a consolidated basis), and immediately after giving effect to the Amendment No. 1 Transactions will be, Solvent.
4.19 Anti-Terrorism
. As of the ~~Closing~~Amendment No. 1 Effective Date, Holdings, the Borrower and its Restricted Subsidiaries are in compliance with the USA Patriot Act, except as would not reasonably be expected to have a Material Adverse Effect.
4.20 Use of Proceeds
. The Borrower will use the proceeds of the Loans ~~and will request the issuance of Letters of Credit~~ solely in compliance with Section 6.9 of this Agreement.
4.21 Labor Matters
.  Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of

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Law dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary, as applicable.
4.22 Senior Indebtedness
.  The Obligations constitute senior Indebtedness in accordance with the terms of the 2021 Notes and the 2024 Notes.
4.23 OFAC
.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction in violation of any applicable Sanctions. No Loan, nor the proceeds from any Loan, has been used by any Loan Party, directly or indirectly, to lend, contribute, provide or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the target of any Sanctions, or in any other manner that will, in each case, result in any violation by any party hereto (including any Lender, Joint Lead Arranger~~,~~ and Administrative Agent~~, Issuing Lender or Swingline Lender~~) of Sanctions.
4.24 Anti-Corruption Compliance
.  The Borrower and each of its Subsidiaries (and all Persons acting on behalf of the Borrower and each of its Subsidiaries) is in compliance with applicable Anti-Corruption Laws and has implemented and maintains in effect policies and procedures reasonably designed to facilitate continued compliance. No part of the proceeds of the Loans has been or will be used by the Borrower or its Subsidiaries, directly or indirectly, for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Law.
SECTION V. CONDITIONS PRECEDENT
5.1  Conditions to Initial Extension of Credit on the Closing Date
. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered

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by the Borrower and each Subsidiary Guarantor, (iii) the Holdings Guarantee and Pledge Agreement, executed and delivered by Holdings and (iv) the ABL Intercreditor Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor;
(b) Representations and Warranties. All Specified Merger Agreement Representations shall be true and correct in all material respects (or if qualified by materiality, in all respects) on the Closing Date, and all Specified Representations made by any Loan Party shall be true and correct in all material respects (or if qualified by materiality, in all respects) on the Closing Date;
(c) Borrowing Notice. The Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the Initial Term B Loans (as defined in the Original Credit Agreement);
(d) Fees. The Administrative Agent shall have received all fees due and payable on or prior to the Closing Date in respect of the Initial Term B Facility (as defined in the Original Credit Agreement) pursuant to the Fee Letter and, to the extent invoiced at least two Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree), shall have been reimbursed for all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;
(e) Legal Opinion. The Administrative Agent shall have received an executed legal opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Loan Parties, (ii) Akerman LLP, special Florida counsel to the Loan Parties, (iii) Lubin, Olson & Niewiadomski LLP, special California counsel to the Loan Parties, (iv) in-house counsel for Holdings, and (v) in-house counsel for Elizabeth Arden, Inc., in each case, in form and substance reasonably satisfactory to the Administrative Agent;
(f) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit C;
(g) USA Patriot Act. The Lenders shall have received from the Borrower and each of the Loan Parties, at least 3 Business Days prior to the Closing Date, all documentation and other information reasonably requested by any Lender no less than 10 calendar days prior to the Closing Date that such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;
(h) Filings. Subject to the last paragraph of this Section 5.1, and except as set forth on Schedule 6.10, each Uniform Commercial Code financing statement and each intellectual property security agreement required by the Security Documents to be filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected Lien (or, with respect to the ABL Facility First Priority Collateral, a fully perfected second priority Lien) on the

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Collateral described therein shall have been delivered to the Collateral Agent in proper form for filing;
(i) Pledged Stock; Stock Powers. Subject to the last paragraph of this Section 5.1, and except as set forth on Schedule 6.10, the Collateral Agent (or, in the case of any Pledged Securities that are ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement) shall have received the certificates, if any, representing the shares of Pledged Stock held by a Loan Party pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;
(j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G, after giving effect to the Transactions or, at the Borrower’s option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing;
(k) Refinancing. The Refinancing shall have been, or shall substantially concurrently with the initial borrowing under the Facilities be, consummated (and the Joint Lead Arrangers shall have received reasonably satisfactory evidence thereof) and arrangements for the concurrent termination and release of all security interests in respect of, and Liens securing, the Indebtedness and other obligations thereunder created pursuant to the security documentation relating to the Existing Credit Agreements shall have been made and shall be effective;
(l) Material Adverse Effect. Since June 16, 2016, there shall not have occurred any changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Target Material Adverse Effect;
(m) Merger. The Merger shall have been consummated, or substantially simultaneously with the initial borrowing under the Facilities shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder that are material and adverse to the Lenders or the Joint Bookrunners (in each case, in their capacity as such) without the prior consent of the Joint Bookrunners (such consent not to be unreasonably withheld, delayed or conditioned); provided, that any request or consent provided by Borrower or its affiliates in accordance with clause (v) of the definition of Company Material Adverse Effect (as defined in the Merger Agreement) that has the effect of waiving or otherwise excusing an action or omission to act that would, absent such request or consent, result in a Company Material Adverse Effect (as defined in the Merger Agreement) shall be deemed to be materially adverse to the interests of the Lenders and the Joint Bookrunners. For purposes of the foregoing condition, it is hereby understood and agreed that any reduction in the purchase price in connection with the Merger shall not be deemed to be material and adverse to the interests of the Lenders and the Joint Bookrunners; provided, that any reduction of the purchase price shall be allocated to a reduction in any amounts to be funded under the Initial Term B Facility (as defined in the Original Credit Agreement);

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(n) Financial Statements. The Joint Bookrunners shall have received (i) audited consolidated balance sheets of each of the Borrower and the Target and related statements of income, changes in equity and cash flows of each of the Borrower and the Target for each of their respective three (3) most recently completed fiscal years ended at least 90 days before the Closing Date and (ii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of the Borrower and the Target for each subsequent fiscal quarter after the audited financial statements referred to above and ended at least 45 days before the Closing Date (other than any fiscal fourth quarter);
(o) Pro Forma Financial Statements. The Joint Bookrunners shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries (based on the financial statements of the Borrower and the Target referred to in clause (n) above) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period of the Borrower ended at least 45 days prior to the Closing Date (or, if the most recently completed fiscal period of the Borrower is the end of a fiscal year, ended at least 90 days before the Closing Date), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such consolidated statement of income), which need not be prepared in compliance with Regulation S-X of the Securities Act, as amended, or include adjustments for purchase accounting; and
(p) Lien Searches. The Collateral Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements will be made to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no liens on any of the assets of the Loan Parties, except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date.
Each of the requirements set forth in clauses (h) and (i) above (except (a) to the extent that a Lien on such Collateral may under applicable law be perfected on the Closing Date by the filing of financing statements under the Uniform Commercial Code, (b) the delivery of stock certificates of the Borrower and its wholly-owned Domestic Subsidiaries (including Guarantors but other than (x) Immaterial Subsidiaries and (y) Subsidiaries of the Target to the extent stock certificates issued by such entities are not delivered to the Borrower on the Closing Date) to the extent included in the Collateral, with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock certificate and (c) short-form intellectual property filings in respect of U.S. Intellectual Property of the Borrower and its Subsidiaries and, subject always to the extent expressly provided in the Merger Agreement and to the Borrower using commercially reasonable efforts to cause the filing of the same in respect thereof, the Target and its Subsidiaries, filed with the U.S. Patent and Trademark Office and the U.S. Copyright Office) shall not constitute conditions precedent under this Section 5.1 after the Borrower’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense; provided, that the Borrower hereby agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions, in each case, as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion). Notwithstanding anything herein to

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the contrary, capitalized terms used in this Section 5.1 to the extent not otherwise defined in this Agreement shall have the meaning given to such terms in the Original Credit Agreement.
5.2 Conditions to Each Extension of Credit After Closing Date
. The agreement of each Lender to make any Revolving Loan ~~or to issue or participate in any Letter of Credit~~ hereunder on any date after the ~~Closing~~Amendment No. 1 Effective Date is subject to the satisfaction (or waiver) of the following conditions precedent ~~(subject to, in the case of any incurrence of any New Term Loans or Supplemental Revolving Commitment Increase, if the proceeds of such New Term Loans or Supplemental Revolving Commitment Increase are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrower or any other Subsidiary to finance, in whole or in part, a Permitted Acquisition, the Permitted Acquisition Provisions):~~:
(a) Representations and Warranties. Subject, in the case of any Borrowings in connection with a Limited Condition Acquisition, to the limitations in Section 1.2, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect), in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect) as of such earlier date;
(b) No Default. Subject, in the case of any Borrowings in connection with a Limited Condition Acquisition, to the limitations in Section 1.2, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date; and
(c) Borrowing Notice. In the case of a borrowing of any Loans, the Administrative Agent shall have received a notice of borrowing from the Borrower in accordance with Section 2.5 ~~(or, in the case of a Swingline Loan, Section 2.6)~~.
Each borrowing of a Loan by ~~and issuance, extension or renewal of a Letter of Credit on behalf of~~ the Borrower hereunder after the ~~Closing~~Amendment No. 1 Effective Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied ~~subject to the Permitted Acquisition Provisions~~.
SECTION VI. AFFIRMATIVE COVENANTS
The Borrower (on behalf of itself and each of its Restricted Subsidiaries) hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect~~, any Letter of Credit remains outstanding (that has not been Cash Collateralized)~~ or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due ~~and~~or (ii) obligations in respect of Specified Hedge Agreements,

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Specified Cash Management Obligations or Specified Additional Obligations), the Borrower shall, and shall cause (except in the case of the covenants set forth in Section 6.1, Section 6.2, Section 6.7 and Section 6.11) each of its Restricted Subsidiaries to:
6.1 Financial Statements
. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on the Platform):
(a) within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2016, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, commencing with the financial statements with respect to the fiscal year ending December 31, 2016, in comparative form the figures as of the end of and for the previous year, reported on without qualification, exception or explanatory paragraph as to “going concern” or arising out of the scope of the audit (other than any such exception or explanatory paragraph (but not qualification) that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity ~~date of the Facilities or the ABL Facility~~of any Indebtedness occurring within one year from the time such report is delivered~~)~~, by KPMG LLP or other independent certified public accountants of nationally recognized standing and (ii) a management’s discussion and analysis of the important operational and financial developments during such fiscal year; and
(b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2016, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year-end audit adjustments and the lack of complete footnotes) and (ii) a management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.
All such financial statements shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein and except in the case of the financial statements referred to in clause (b), for customary year-end adjustments and the absence of complete footnotes). Any financial statements or other deliverables required to be delivered pursuant to this Section 6.1 and any financial statements or reports required to be delivered pursuant to clause (d) of Section 6.2 shall be deemed to have been furnished to the Administrative Agent on the date that (i) such financial statements or deliverable (as applicable) are posted on the SEC’s website at www.sec.gov or the website for Holdings and (ii) the Administrative Agent has been provided written notice of such posting.

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Documents required to be delivered pursuant to this Section 6.1 may also be delivered by posting such documents electronically ~~with written notice of such posting to the Administrative Agent~~ and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform.
Notwithstanding anything to the contrary in this Agreement, during the effective period of the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, Release No. 34-88465, as such order may be supplemented, extended or otherwise modified from time to time, the delivery of any financial statements required by this Section 6.1 and Section 6.2 shall be extended to match the time periods set forth therein.
6.2 Certificates; Other Information
. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (e), to the relevant Lender (in each case, which may be delivered via posting on the Platform):
(a) [reserved];
(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, commencing with delivery of financial statements for the first period ending after the Closing Date, (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, (x) a description of any Default or Event of Default that occurred, (y) a description of any new Subsidiary and of any change in the name or jurisdiction of organization of any Loan Party since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date) to the extent not previously disclosed pursuant to Section 6.8 and (z) solely in the case of financial statements delivered pursuant to Section 6.1(a), a listing of any registrations of or applications for United States Intellectual Property by any Loan Party filed since the last such report, together with a listing of any intent-to-use applications for trademarks or service marks for which a statement of use or an amendment to allege use has been filed since the last such report;
(c) not later than 90 days after the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2016, a consolidated forecast for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income);
(d) promptly after the same become publicly available, copies of all financial statements and material reports that Holdings sends to the holders of any class of its publicly traded debt securities or public equity securities (except for those provided solely to the

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Permitted Investors), in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this Section 6.2;
(e) promptly, such additional financial and other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request to the extent such additional financial or other information is reasonably available to, or can be reasonably obtained by, the Borrower; and
(f) within a reasonable period following the delivery of any financial statements pursuant to Section 6.1, dial-in details in respect of a conference call with Lenders (which may be satisfied by a call with holders of Holdings’s publicly listed debt or equity securities attended by any Lender~~)~~ and during which representatives from the Borrower will be available to discuss the details of the relevant financial statements and otherwise address additional matters in a manner consistent with Holdings’s past practice.
Notwithstanding anything to the contrary in this Section 6.2, (a) none of the Borrower or any of its Restricted Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited or restricted by Requirements of Law or any binding agreement or obligation, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) unless such material is identified in writing by the Borrower as “Public” information, the Administrative Agent shall deliver such information only to “private-side” Lenders (i.e., Lenders that have affirmatively requested to receive information other than Public Information).
Documents required to be delivered pursuant to this Section 6.2 may be delivered by posting such documents electronically ~~with notice of such posting to the Administrative Agent~~ and if so posted, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on the Platform.
6.3 Payment of Taxes
. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Taxes, governmental assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.
6.4 Conduct of Business and Maintenance of Existence, etc.; Compliance

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. (a) Preserve and keep in full force and effect its corporate or other existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law (including ERISA, Environmental Laws, and the USA Patriot Act) except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect; provided, that with respect to Environmental Laws, none of the Borrower or any Restricted Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.5 Maintenance of Property; Insurance
.
(a) Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b) Take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the United States Intellectual Property owned by the Borrower or its Restricted Subsidiaries, including filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c) Maintain insurance with financially sound and reputable insurance companies on all its Property that is necessary in, and material to, the conduct of business by the Borrower and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and use its commercially reasonable efforts to ensure that all such material insurance policies shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) name the Collateral Agent or, in the case of the ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement, as applicable, as additional insured party or loss payee.
(d) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages, if any) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

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6.6 Inspection of Property; Books and Records; Discussions
.
(a) Keep proper books of records and accounts in a manner to allow financial statements to be prepared in conformity with GAAP (or, with respect to Subsidiaries organized outside of the United States, the local accounting standards applicable to the relevant jurisdiction; provided, that, to the extent that any such Subsidiary is permitted to prepare financial statements in accordance with different local accounting standards, such Subsidiary shall continue to apply the local accounting standard applied as of the Closing Date (as such standard may be updated or revised from time to time and, for the avoidance of doubt, with any discretions, judgments and elections afforded by such local accounting standard, including any changes in the application of such discretions, judgments and elections as such Subsidiary shall determine) except to the extent of changes between local accounting standards required by applicable law or regulation).
(b) Permit representatives designated by the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) such visits shall be limited to no more than one such visit per calendar year at each facility, and (ii) such visits by the Administrative Agent shall be at the Administrative Agent’s expense, except in the case of the foregoing clauses (i) and (ii) during the continuance of an Event of Default).
(c) Permit representatives designated by the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower and its Restricted Subsidiaries upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions, (ii) such discussions shall be coordinated by the Administrative Agent, and (iii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default).
(d) Permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default).
Notwithstanding anything to the contrary in this Section 6.6, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of

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which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited or restricted by Requirements of Law or any binding agreement or obligation, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information.
6.7 Notices
. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, give notice to the Administrative Agent of:
(a) the occurrence of any Default or Event of Default that is continuing;
(b) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any other Person, that in either case, would reasonably be expected to have a Material Adverse Effect;
(c) the occurrence of any Reportable Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would reasonably be expected to have a Material Adverse Effect; and
(d) any other development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth in reasonable detail the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.
6.8 Additional Collateral, etc.
(a) With respect to any Property (other than Excluded Collateral) located in the United States having a value, individually or in the aggregate, of at least $10,000,000 acquired after the Closing Date by the Borrower or any Subsidiary Guarantor (other than (i) any interests in Real Property and any Property described in paragraph (c) or paragraph (d) of this Section 6.8, (ii) any Property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(y), and (iii) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a)) as to which the Collateral Agent for the benefit of the Secured Parties does not have a perfected Lien, promptly (A) give notice of such Property to the Collateral Agent and execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably requests to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Property and (B) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Loan Documents and with the priority required by Section 4.17) in such Property (with respect to Property of a type owned by the Borrower or any Subsidiary Guarantor as of the Closing Date to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in such Property as of the Closing Date), including the filing of

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Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. If any amount in excess of $10,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $10,000,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent indorsed in a manner reasonably satisfactory to the Collateral Agent to be held as Collateral pursuant to this Agreement (or, in the case of any such Collateral that is ABL Facility First Priority Collateral, delivered to the collateral agent under the ABL Facility Agreement).
(b) With respect to any fee interest in any Material Real Property acquired after the Closing Date by the Borrower or any Subsidiary Guarantor (other than Excluded Real Property):
(i) give notice of such acquisition to the Collateral Agent and, if requested by the Collateral Agent or the Borrower, execute and deliver a Mortgage (subject to liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such Real Property (provided, that no Mortgage shall be obtained if the Administrative Agent reasonably determines in consultation with the Borrower that the costs of obtaining such Mortgage are excessive in relation to the value of the security to be afforded thereby);
(ii) (A) if reasonably requested by the Collateral Agent, provide the Lenders with a lenders’ title insurance policy with extended coverage covering such Real Property in an amount equal to the purchase price (if applicable) or the Fair Market Value of the applicable Material Real Property, as determined in good faith by the Borrower and reasonably acceptable to the Administrative Agent, as well as an ALTA survey thereof, together with a surveyor’s certificate unless the title insurance policy referred to above shall not contain an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy or if the Administrative Agent reasonably determines in consultation with the Borrower that the costs of obtaining such survey are excessive in relation to the value of the security to be afforded thereby), each in form and substance reasonably satisfactory to the Collateral Agent, and (B) provide to the Administrative Agent evidence of flood hazard insurance if any portion of the improvements on the owned Material Real Property is currently or at any time in the future identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the improvements; provided, however, that a portion of such flood hazard insurance may be obtained under the National Flood Insurance Act of 1968, the Flood Disaster

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Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and
(iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent customary legal opinions regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters reasonably requested by the Collateral Agent, which opinions shall be in form and substance reasonably satisfactory to the Collateral Agent.
(c) Except as otherwise contemplated by Section 7.7(p), with respect to any new Domestic Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any Subsidiary that was previously an Excluded Subsidiary that becomes a Non-Excluded Subsidiary) by the Borrower or any Subsidiary Guarantor, promptly:
(i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent or the Borrower, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary that is owned by the Borrower or such Subsidiary Guarantor (as applicable);
(ii) deliver to the Collateral Agent (or, in the case of Pledged Securities that are ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement), the certificates, if any, representing such Capital Stock (other than Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary Guarantor (as applicable); and
(iii)  cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) (x) to take such actions reasonably necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the same type of Collateral as of the Closing Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent and (y) comply with the provisions of Section 6.8(b) with respect to any Material Real Property (other than Excluded Real Property) owned by such new Subsidiary.
Without limiting the foregoing, if (1) the aggregate Consolidated Total Assets or annual consolidated revenues of all Restricted Subsidiaries designated as “Immaterial Subsidiaries” hereunder shall at any time exceed 7.5% of Consolidated Total Assets or 5.0% of annual

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consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (based on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) or (2) if any Restricted Subsidiary shall at any time cease to constitute an Immaterial Subsidiary under the definition of “Immaterial Subsidiary” (based on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), the Borrower shall promptly, (x) in the case of clause (1) above, rescind the designation as “Immaterial Subsidiaries” of one or more of such Restricted Subsidiaries so that, after giving effect thereto, the aggregate Consolidated Total Assets or annual consolidated revenues, as applicable, of all Restricted Subsidiaries so designated (and which designations have not been rescinded) shall not exceed 7.5% of Consolidated Total Assets or 5.0% of annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (based on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), as applicable, and (y) in the case of clauses (1) and (2) above, to the extent not already effected, (A) cause each affected Restricted Subsidiary to take such actions to become a “Subsidiary Guarantor” hereunder and under the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments referred to in this paragraph (c) to the extent such affected Subsidiary is not otherwise an Excluded Subsidiary and (B) cause the owner of the Capital Stock of such affected Restricted Subsidiary to take such actions to pledge such Capital Stock to the extent required by, and otherwise in accordance with, the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments required hereby and thereby unless such Capital Stock otherwise constitutes Excluded Collateral.
(d) Except as otherwise contemplated by Section 7.7(p), with respect to any new first-tier Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any Subsidiary Guarantor, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent reasonably deems necessary or reasonably advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary (other than any Excluded Collateral) that is owned by the Borrower or such Subsidiary Guarantor (as applicable) and (ii) deliver to the Collateral Agent (or, in the case of Pledged Securities that are ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement) the certificates, if any, representing such Capital Stock (other than any Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary Guarantor (as applicable).
(e) Notwithstanding anything in this Section 6.8 or any Security Document to the contrary, (i) neither Holdings nor the Borrower nor any of its Restricted Subsidiaries shall be required to take any actions in order to create or perfect the security interest in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties under the laws of any jurisdiction outside the United States, (ii) no control agreement shall be required with respect to (x) any Excluded Account or (y) any other Deposit Accounts (as defined in the Guarantee and Collateral Agreement) for which control agreements are not required under Section 5.3 of the Guarantee and Collateral Agreement and (iii) no Liens shall be required to be pledged or created with respect to any of the following (collectively, the “Excluded Collateral”):

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(A) (x) unless also constituting ABL Facility First Priority Collateral, assets located outside the United States, (y) motor vehicles or other assets subject to certificates of title or (z) any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(B) any property or asset to the extent that such grant of a security interest is prohibited or effectively restricted by any applicable law (only so long as such prohibition exists) or requires a consent not obtained of any Governmental Authority pursuant to such applicable laws;
(C) any Excluded Accounts and any Excluded Equity Securities;
(D) (w) any assets owned on or acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate applicable law or regulation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law), (x) any assets acquired before or after the Closing Date, to the extent that and for so long as such grant would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets, (y) any assets (1) owned on the Closing Date or (2) acquired after the Closing Date, in each case in this clause (y), securing Indebtedness of the type permitted pursuant to Section 7.2(c) (or other Indebtedness permitted under Section 7.2(d), 7.2(j), 7.2(t) or 7.2(v) if such Indebtedness is of the type that is contemplated by Section 7.2(c)) that is secured by a Lien permitted by Section 7.3 so long as the documents governing such Lien do not permit the pledge of such assets to the Collateral Agent, or (z) any lease, license or other agreement, any asset embodying rights, priorities or privileges granted under such leases, licenses or agreements, or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate, breach or invalidate such lease, license or agreement or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or applicable law, other than proceeds and receivables thereof, and only for so long such prohibition exists and to the extent such prohibition was not creation in contemplation of such grant;

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(E) (x) any assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined in good faith by the Borrower, or (y) any assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein outweigh the value of the security afforded thereby;
(F) any leasehold interest in Real Property (and any Fixtures relating thereto) and any Fixtures relating to any owned Real Property to the extent that the Collateral Agent is not otherwise entitled to a security interest with respect to such owned Real Property under the terms of this Agreement; and
(G) any owned Real Property other than Material Real Property, but in any event excluding any Excluded Real Property.
(f) Notwithstanding the foregoing, to the extent any new Restricted Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it substantially contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days (or such longer period as the Administrative Agent shall agree in its sole discretion)).
(g) From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Collateral Agent may reasonably request for the purposes implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Collateral Agent, for the benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements or financing statement amendments under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created thereby; provided, that the Loan Parties shall use commercially reasonable efforts to deliver landlord lien waivers, estoppels or collateral access letters if such landlord lien waivers, estoppels or collateral access letters are required or provided under the ABL Documents. Notwithstanding the foregoing, the provisions of this Section 6.8 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby. The Administrative Agent may grant extensions of time or waivers of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with

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the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.
(h) Notwithstanding the foregoing, if (a) the Borrower or any Restricted Subsidiary acquires any Material Real Property (other than Excluded Real Property) or (b) the Required Lenders or Administrative Agent shall have notified the Borrower in writing that they have or it has a reasonable belief that either the Borrower or any of its Restricted Subsidiaries is in breach of its obligations under Section 6.4 (to the extent applicable to Environmental Law or Releases of Materials of Environmental Concern), then the Borrower shall deliver within 60 days after the Required Lenders or the Administrative Agent, as applicable, requests therefor or such longer period as the Administrative Agent shall agree, at the Borrower’s cost and expense, an environmental assessment report, in the case of clause (b) above of a scope reasonably appropriate to address the subject of the Required Lenders’ or the Administrative Agent’s, as applicable, reasonable belief that such a breach exists, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Materials of Environmental Concern or noncompliance with Environmental Law and the estimated cost of any compliance, response or other corrective action to address any identified Materials of Environmental Concern, to the extent required by Environmental Law, or noncompliance on such properties. Without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower (which report would be addressed to the Borrower), and the Borrower hereby grants and agrees to cause any Subsidiary that owns or leases any property described in such request to grant the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment on behalf of the Borrower. By virtue of the foregoing, the Borrower does not intend to waive the attorney-client privilege with respect to any information or advice provided by the environmental consulting firm.
6.9 Use of Proceeds
. Use proceeds of (i) the Initial Term B Loans (as defined in the Original Credit Agreement) to effect the Transactions (including, for the avoidance of doubt, to consummate the Refinancing), to pay the Transaction Costs and any excess for other general corporate purposes of the Borrower and its Subsidiaries not prohibited by this Agreement and (ii) any other Loans ~~or Letters of Credit~~ hereunder to finance Permitted Acquisitions and Investments permitted hereunder or for other purposes of the Borrower and its Subsidiaries not prohibited by this Agreement.
6.10 Post Closing
. Satisfy the requirements set forth on Schedule 6.10, on or before the date set forth opposite such requirements or such later date as consented to by the Administrative Agent in its reasonable discretion.

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6.11 Credit Ratings
. Use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to the Borrower, and a credit rating from S&P and Moody’s with respect to the ~~Initial~~2016 Term ~~B~~Facility and the 2020 Extended Term Facility, but not, in any such case, a specific rating.
6.12 Line of Business
. Continue to operate solely as a Permitted Business.
6.13 Changes in Jurisdictions of Organization; Name
. Provide prompt written notice to the Collateral Agent of any change of name or change of jurisdiction of organization of any Loan Party, and deliver to the Collateral Agent all additional executed financing statements, financing statement amendments and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests to the extent provided for in the Security Documents.
SECTION VII. NEGATIVE COVENANTS
The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect~~, any Letter of Credit remains outstanding (that has not been Cash Collateralized)~~ or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due ~~and~~or (ii) obligations in respect of Specified Hedge Agreements, Specified Cash Management Obligations or Specified Additional Obligations), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to:
7.1 [reserved]
.
7.2 Indebtedness
. Create, issue, incur, assume, or permit to exist any Indebtedness, except:
(a) Indebtedness of the Borrower and any of its Restricted Subsidiaries pursuant to this Agreement and any other Loan Document and any Permitted Refinancing thereof;
(b) unsecured Indebtedness of the Borrower or any of its Restricted Subsidiaries owing to the Borrower or any of its Restricted Subsidiaries, provided, that any such Indebtedness owing by a non-Loan Party to a Loan Party is permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof); provided, further, that such Indebtedness of the Borrower or any of its Restricted Subsidiaries owing to a Loan Party may be secured by Liens permitted pursuant to Section 7.3(ff);

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(c) (i) Capital Lease Obligations, and Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred to finance or reimburse the cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of any property (real or personal), equipment or other assets used or useful in a Permitted Business, whether such property, equipment or assets were originally acquired directly or as a result of the purchase of any Capital Stock of any Person owning such property, equipment or assets, in an aggregate outstanding principal amount for this clause (i) not to exceed the sum of (A) the greater of (x) 10.0% of Consolidated Total Assets, at the time of incurrence and (y) 10.0% of Consolidated Total Assets as of the Closing Date plus (B) $7,500,000, plus (C) for each period of twelve consecutive months after December 31, ~~2009~~2019, an additional $7,500,000 and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (c)(i) above;
(d) (i) Indebtedness outstanding or incurred pursuant to facilities outstanding on the Closing Date (after giving effect to the Transactions) or committed to be incurred as of such date and, in each case, up to the aggregate principal amounts listed on Schedule 7.2(d) and any Permitted Refinancing thereof~~,~~ and (ii) Indebtedness incurred in connection with transactions permitted under Section 7.10 and any Permitted Refinancing thereof ~~and (iii) Indebtedness contemplated by or incurred in connection with a Specified Transaction~~;
(e) Guarantee Obligations (i) by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor not prohibited by this Agreement to be incurred; provided that any such Subsidiary that is not a Guarantor providing such Guarantee Obligations with respect to Indebtedness of the Borrower in reliance on this clause (e) shall also provide a Guarantee with respect to the Obligations on a pari passu basis with the Obligations, (ii) by the Borrower or any Subsidiary Guarantor of obligations of Holdings, any Non-Guarantor Subsidiary or joint venture or other Person that is not a Subsidiary to the extent permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof), (iii) by any Non-Guarantor Subsidiary of obligations of any other Non-Guarantor Subsidiary; and (iv) by any Non-Guarantor Subsidiary of the obligations of any other Person that is not a Subsidiary to the extent permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof);
(f) Indebtedness of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;
(g) (i) Indebtedness ~~in the form of New Incremental Debt and~~of the Borrower and any of its Restricted Subsidiaries under the BrandCo Credit Agreement up to the aggregate principal amounts listed on Schedule 2.1 thereto as of the Amendment No. 1 Effective Date and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings ~~thereof~~in respect of the Indebtedness incurred pursuant to clause (g)(i) above;
(h) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting, ordinary course deferred purchase price, purchase price adjustment or other

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similar arrangements and other contingent obligations in respect of the Transactions and other acquisitions or Investments permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof) (both before or after any liability associated therewith becomes fixed), including any such obligations which may exist on the Closing Date as a result of acquisitions consummated prior to the Closing Date;
(i) Indebtedness of the Borrower and any of its Restricted Subsidiaries constituting (i) Permitted Refinancing Obligations and (ii) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clause (i);
(j) (i) Indebtedness of the Borrower or any ~~of its Restricted Subsidiaries~~other Loan Party in an aggregate principal amount (for the Borrower and ~~all Restricted Subsidiaries~~such Loan Parties) not to exceed ~~the greater of (x) $300,000,000 and (y) 9.0% of Consolidated Total Assets at the time of such incurrence,~~$100,000,000 at any time outstanding and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (j)(i) above; provided that (a) proceeds of Indebtedness incurred pursuant to this Section 7.2(j) shall not be used to refinance, extend, renew, replace, modify or refund the 2024 Notes or for liability management purposes, (b) no more than (x) $25,000,000 minus (y) the amount of secured Indebtedness incurred pursuant to Section 7.3(ll)(ii), of such Indebtedness incurred pursuant to this clause (j) may be secured by the Collateral on a pari passu basis with the Liens securing the Obligations and (c) to the extent secured, such Indebtedness incurred pursuant to this clause (j) may only be secured pursuant to Section 7.3(g);
(k) (i) Indebtedness of Non-Guarantor Subsidiaries that are Foreign Subsidiaries outstanding under the Foreign Asset-Based Term Facility (as in effect on the Amendment No. 1 Effective Date), (ii) Indebtedness of Non-Guarantor Subsidiaries that are Foreign Subsidiaries under local or bilateral credit facilities for working capital and general corporate purposes, in an aggregate principal amount ~~not to exceed the greater of (x) $250,000,000 and (y) 8.0% of Consolidated Total Assets at the time of such incurrence, at any time outstanding (provided, however, that~~, for purposes of this clause (k)(~~i), such aggregate principal amount shall not include an amount equal to the aggregate principal amount of Indebtedness of the Non-Guarantor Subsidiaries to any bank which is offset by compensating balances at such bank (which Indebtedness shall be permitted hereunder))~~ii) not to exceed $50,000,000 at any time outstanding and (~~ii~~iii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (k)(i) ~~above;~~and clause (k)(ii) above; provided that the aggregate principal amount of Indebtedness incurred under this Section 7.2(k) reduces the aggregate principal amount of Indebtedness that may be secured by Liens incurred pursuant to Section 7.3(cc)(B);
(l) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and

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surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business;
(m) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales, leases or other Dispositions of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary;
(n) Indebtedness supported by a ~~Letter of Credit or a~~ letter of credit issued under the ABL Facility Agreement (or any other revolving credit or letter of credit facility permitted by this Section 7.2), including in respect of unpaid reimbursement obligations relating thereto, in a principal amount not in excess of the stated amount of such ~~Letter of Credit or~~ letter of credit;
(o) Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.6 (other than by reference to Section 7.2 or any clause thereof);
(p) Indebtedness of the Borrower or any Restricted Subsidiary under the Existing Notes Financing and (in the case of the 2024 Notes) any Permitted Refinancing thereof and any Permitted Refinancing of the 2024 Notes shall only be made pursuant to this clause (p);
(q) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business or otherwise consistent with industry practice;
(r) Indebtedness (i) owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business and (ii) in the form of pension and retirement liabilities not constituting an Event of Default, to the extent constituting Indebtedness;
(s) (i) Guarantee Obligations made in the ordinary course of business; provided, that such Guarantee Obligations are not of Indebtedness for Borrowed Money, (ii) Guarantee Obligations in respect of lease obligations of the Borrower and its Restricted Subsidiaries, (iii) Guarantee Obligations in respect of Indebtedness of joint ventures ~~or Unrestricted Subsidiaries~~; provided, that the aggregate principal amount of any such Guarantee Obligations under this sub-clause (iii) shall not exceed the greater of (A) $~~150,000,000~~25,000,000 and (B) ~~5.0~~0.83% of Consolidated Total Assets at the time of such incurrence, at any time outstanding, (iv) Guarantee Obligations in respect of Indebtedness permitted by clause (r)(ii) above and (v) Guarantee Obligations by the Borrower or any of its Restricted Subsidiaries of any Restricted Subsidiary’s purchase obligations under supplier agreements and in respect of obligations of or to customers, distributors, franchisees, lessors, licensees and sublicensees; provided, that such Guarantee Obligations are not of Indebtedness for Borrowed Money;
(t) (x) Indebtedness (including pursuant to any factoring arrangements) of any Person that becomes a Restricted Subsidiary or is merged with or into the Borrower or any of its

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Restricted Subsidiaries after the Closing Date (a “New Subsidiary”) or that is associated with assets being purchased or otherwise acquired, in each case, as part of an acquisition, merger or consolidation or amalgamation or other Investment not prohibited hereunder; provided, that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or is acquired, merged, consolidated or amalgamated by, with or into the Borrower or such Restricted Subsidiary or when such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or with such merger (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary or to facilitate such merger) or such asset acquisition and (B) neither the Borrower nor any of its Restricted Subsidiaries (other than the applicable New Subsidiary and its Subsidiaries) shall provide security or any guarantee therefor and (y) Permitted Refinancings of the Indebtedness referred to in clause (x) of this paragraph (t);
(u) (i) Indebtedness incurred to finance any acquisition or Investment permitted under Section 7.7 to the extent (A) unsecured at all times during the term of this Agreement and (B) in an aggregate outstanding principal amount for all such Indebtedness under this clause (u)(i) not to exceed the greater of (x) $50,000,000 and (y) 1.5% of Consolidated Total Assets at the time of such incurrence, at any time outstanding and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (u)(i) above;
(v) (A) other Indebtedness of the Borrower and its Subsidiaries so long as at the time of incurrence thereof:
(a) if unsecured, after giving pro forma effect to the incurrence of such Indebtedness and the intended use of proceeds thereof determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries shall be no less than 2.00 to 1.00;
(b) if secured on a junior basis to the Obligations, after giving pro forma effect to the incurrence of such Indebtedness and the intended use of proceeds thereof determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, the Consolidated Net Secured Leverage Ratio of the Borrower and its Restricted Subsidiaries shall be no greater than 4.25 to 1.00;
(c) if secured on a pari passu basis with the Obligations, after giving pro forma effect to the incurrence of such Indebtedness and the intended use of proceeds thereof determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, the Consolidated Net First Lien Leverage Ratio of the Borrower and its Restricted Subsidiaries shall be no greater than 3.50 to 1.00; ~~provided¸ that any Indebtedness incurred as term loans under this paragraph (3) of clause (v) shall be subject to “most-favored nation” adjustments equivalent to those in respect of New Term Loans pursuant to Section 2.25(b)(xi) to the extent incurred within the period contemplated therein;~~

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(d) no Event of Default shall be continuing immediately after giving effect to the incurrence of such Indebtedness;
(e) the terms of which Indebtedness do not provide for a maturity date or weighted average life to maturity earlier than the Latest Maturity Date in effect at such time of incurrence or shorter than the Weighted Average Life to Maturity of the Latest Maturing Term Loans in effect at such time of incurrence (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Term Loans, as applicable); and
(f) any such Indebtedness that is secured shall be subject to an Other Intercreditor Agreement;
provided, that the amount of Indebtedness which may be incurred pursuant to this paragraph (v) by Non-Guarantor Subsidiaries and any Permitted Refinancings thereof pursuant to clause (B) below shall not exceed, at any time outstanding, ~~the greater of $325,000,000 and 10.0% of Consolidated Total Assets, at the time of such incurrence~~$50,000,000; and
(B) Permitted Refinancings of any of the Indebtedness referred to in clause (A) of this paragraph (v) subject to the proviso thereof;
(w) (i) Indebtedness representing deferred compensation or stock-based compensation to employees of Holdings, any Parent Company, the Borrower or any Restricted Subsidiary incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with the Transactions and any Investment permitted hereunder;
(x) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to the officers, directors and employees of Holdings, any Parent Company, the Borrower or any Restricted Subsidiary of the Borrower or their respective estates, trusts, family members or former spouses, in lieu of or combined with cash payments to finance the purchase of Capital Stock of Holdings, any Parent Company or the Borrower, in each case, to the extent such purchase is permitted by Section 7.6;
(y) Indebtedness (and Guarantee Obligations in respect thereof) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
(z) (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any

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Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Borrower or any of its Restricted Subsidiaries to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements);
(aa) (i) Indebtedness of the Borrower and any of its Restricted Subsidiaries under the ABL Facility Agreement in an aggregate outstanding principal amount not to exceed the greater of (x) $450,000,000 and (y) the Borrowing Base (as defined in the ABL Facility Agreement on the date hereof) and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (aa)(i) above;
(bb) Indebtedness to any Person (other than an Affiliate of the Borrower) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit not issued under the ABL Facility Agreement for the account of the Borrower or any of its Subsidiaries in an aggregate amount at any one time outstanding not to exceed (x) $20,000,000, plus (y) an additional $30,000,000 to the extent that the amounts incurred under this clause (y) are offset or secured by a counterpart deposit, compensating balance or a pledge of cash deposits;
(cc) (i) unsecured Indebtedness of the Borrower ~~that is subordinated in right of payment to the Obligations and is issued by the Borrower or a Restricted~~or a Subsidiary Guarantor to Holdings, any Parent Company or any Affiliate of the Borrower, Holdings or any Parent Company in an aggregate principal amount at any time outstanding not to exceed $75,000,000; provided, that (x) such Indebtedness is subordinated in right of payment of the Obligations, (y) the maturity date thereof shall not be earlier than the Latest Maturity Date in effect at the time such Indebtedness is incurred and (z) such Indebtedness shall not require the payment of cash interest prior to the Latest Maturity Date in effect at the time such Indebtedness is incurred and (ii) subject to the last sentence of this Section 7.2, Permitted Refinancings in respect of the Indebtedness incurred pursuant to clause (cc)(i) above;
(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations described in clauses (a) through (cc) above.
To the extent that any Indebtedness incurred under Section 7.2(c), (d), (g), (i), (j), (k), (p), (t), (u), (aa) or (cc) is refinanced in a Permitted Refinancing under clause (ii) or other clause of the relevant foregoing Section, then the aggregate outstanding principal amount of such Permitted Refinancing shall be deemed to utilize the related basket under the relevant foregoing Section on a dollar for dollar basis (it being understood that a Default shall be deemed not to have occurred solely to the extent that the incurrence of a Permitted Refinancing would cause the permitted amount under such Section to be exceeded and such excess shall be permitted hereunder).
7.3 Liens

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. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;
(b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;
(c) (i) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries in respect of such obligations;
(d) deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory or regulatory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature and liabilities to insurance carriers incurred in the ordinary course of business;
(e) (i) Liens and encumbrances shown as exceptions in the title insurance policies insuring the Mortgages, and (ii) easements, zoning restrictions, rights-of-way, leases, licenses, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(f) Liens (i) in existence on the Closing Date (after giving effect to the Transactions) listed on Schedule 7.3(f) (or to the extent not listed on such Schedule 7.3(f), where the Fair Market Value of the Property to which such Lien is attached is less than $10,000,000), (ii) securing Indebtedness permitted by Section 7.2(d) and (iii) created after the Closing Date in connection with any refinancing, refundings, or renewals or extensions thereof permitted by Section 7.2(d); provided, that no such Lien is spread to cover any additional Property of the Borrower or any of its Restricted Subsidiaries after the Closing Date unless such Lien utilizes a separate basket under this Section 7.3;
(g) (i) Liens securing Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred pursuant to Sections 7.2(c), 7.2(e), ~~7.2(g),~~ and 7.2(i) (provided that no such Lien securing debt pursuant to Section 7.2~~(g) or 7.2~~(i) shall apply to any other Property of the Borrower or any of its Restricted Subsidiaries that is not Collateral (or does not concurrently become Collateral) unless such Lien utilizes a separate basket under this Section 7.3) and Sections 7.2(j), 7.2(k), 7.2(r), 7.2(s), 7.2(t) and 7.2(v); provided, that (A) in the case of any such

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Liens securing Indebtedness pursuant to Section 7.2(k), such Liens do not at any time encumber any Property of the Borrower or any Subsidiary Guarantor, (B) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(r), such Liens do not encumber any Property other than cash paid to any such insurance company in respect of such insurance, (C) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(t)(x), such Liens exist at the time that the relevant Person becomes a Restricted Subsidiary or such assets are acquired and are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or the acquisition of such assets (except to the extent such Liens secure Indebtedness which refinanced other secured Indebtedness to facilitate such Person becoming a Restricted Subsidiary or to facilitate the merger, consolidation or amalgamation or other acquisition of assets referred to in such Section 7.2(t)(x)) ~~and~~, (D) in the case of Liens securing Guarantee Obligations pursuant to Section 7.2(e), the underlying obligations are secured by a Lien permitted to be incurred pursuant to this Agreement and (ii) any extension, refinancing, renewal or replacement of the Liens described in clause (i) of this Section 7.3(g) in whole or in part; provided, that such extension, renewal or replacement shall be limited to all or a part of the property which secured (or was permitted to secure) the Lien so extended, renewed or replaced (plus improvements on such property, if any)~~;~~ and (E) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(j), no more than (x) $25,000,000 minus (y) the amount of secured Indebtedness incurred pursuant to Section 7.3(ll)(ii), of such Indebtedness may be secured by the Collateral on a pari passu basis with the Liens securing the Obligations;
(h) Liens created pursuant to the Loan Documents or any other Lien securing all or a portion of the Obligations or any obligations in respect of a Permitted Refinancing thereof in accordance with Section 7.2;
(i) Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.1(h);
(j) Liens on Property or assets acquired pursuant to an acquisition permitted under Section 7.7 (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an acquisition permitted under Section 7.7 and not created in contemplation thereof and Liens created after the Closing Date in connection with any refinancing, refundings, replacements or renewals or extensions of the obligations secured thereby permitted hereunder, provided, that no such Lien is spread to cover any additional Property (other than other Property of such Restricted Subsidiary or the proceeds or products of the acquired assets or any accessions or improvements thereto and after-acquired property, subjected to a Lien pursuant to terms existing at the time of such acquisition) after the Closing Date (unless such Lien utilizes a separate basket under this Section 7.3);
(k) (i) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness or other obligations not prohibited by this Agreement to be incurred by such Non-Guarantor Subsidiaries and (ii) Liens securing Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries in favor of any Loan Party;

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(l) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;
(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(n) Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Restricted Subsidiaries of goods through third parties in the ordinary course of business or otherwise consistent with past practice;
(o) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with an Investment permitted by Section 7.7;
(p) Liens deemed to exist in connection with Investments permitted by Section 7.7(b) that constitute repurchase obligations;
(q) Liens upon specific items of inventory, equipment or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, equipment or other goods;
(r) Liens (i) on cash deposits securing any Hedge Agreements permitted hereunder, and not for speculative purposes, in an aggregate amount not to exceed $10,000,000 at any time outstanding or (ii) securing Hedging Agreements of the Borrower and its Restricted Subsidiaries entered into in the ordinary course of business for the purpose of providing foreign exchange for their respective operating requirements or of hedging interest rate or currency exposure, and not for speculative purposes;
(s) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and any financing statement filed in connection with any such lease;
(t) Liens on cash and Cash Equivalents (including the net proceeds of the incurrence of Indebtedness) used to defease or to satisfy and discharge or redeem or repurchase Indebtedness, provided, that such defeasance or satisfaction and discharge or redemption or repurchase is not prohibited hereunder;
(u) (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with distributors, clients, customers, vendors or suppliers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of

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business, (ii) other Liens securing cash management obligations in the ordinary course of business and (iii) Liens encumbering reasonable and customary initial deposits and margin deposits in respect of, and similar Liens attaching to, commodity trading accounts and other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(v) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(w) Liens on Capital Stock in joint ventures and other non-wholly owned entities securing obligations of such joint venture or entity and options, put and call arrangements, rights of first refusal and similar rights relating to Capital Stock in joint ventures and other non-wholly owned entities;
(x) Liens securing obligations in respect of trade-related letters of credit permitted under Section 7.2 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
(y) other Liens with respect to obligations the principal amount of which do not exceed ~~the greater of (i) $75,000,000 and (ii) 2.0% of Consolidated Total Assets at the time of such incurrence~~$25,000,000, at any time outstanding; provided, that any such Liens on any Property of the BrandCo Entities (x) shall not secure obligations in excess of $1,000,000, (y) shall not secure any Indebtedness for borrowed money and (z) shall not secure obligations that are secured by any other asset of the Borrower or its Subsidiaries;
(z) licenses, sublicenses, cross-licensing or pooling of, or similar arrangements with respect to, Intellectual Property granted by the Borrower or any of its Restricted Subsidiaries which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;
(aa) Liens arising from precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by the Borrower or any of its Restricted Subsidiaries;
(bb) Liens on cash and Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of, any Permitted Refinancing Obligations, any ~~New Incremental Debt, any~~ Indebtedness permitted under Section 7.2 and, in each case, any Permitted Refinancing thereof;
(cc) (A) Liens on the Collateral securing (i) Indebtedness incurred pursuant to Section 7.2(aa), (ii) ABL Designated Banking Services Obligations, (iii) ABL Designated Swap Obligations and (iv) ABL Designated Specified Additional Obligations~~; provided that such Liens~~ and (B) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred pursuant to Section 7.2(aa) for working capital and general corporate purposes, provided that the aggregate principal amount of Indebtedness secured by any such Liens reduces the aggregate principal amount of Indebtedness that may be incurred pursuant to Section 7.2(k) and all obligors with respect to such Indebtedness incurred pursuant to this Section 7.3(cc)(B) also Guarantee the

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Obligations; provided, further, that any such Liens on the Collateral incurred pursuant to this Section 7.3 (cc) shall be subject to the ABL Intercreditor Agreement;
(dd) (i) zoning or similar laws or rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property and (ii) Liens in favor of the United States of America for amounts paid by the Borrower or any of its Restricted Subsidiaries as progress payments under government contracts entered into by them (provided, that no such Lien described in this clause (ii) shall encumber any Collateral);
(ee) any extension, renewal or replacement of any Liens permitted by this Section 7.3; provided, that the Liens permitted by this clause (ee) shall not extend to or cover any additional Indebtedness (other than applicable Permitted Refinancings) or property (other than the proceeds or products thereof or any accessions or improvements thereto and after-acquired property subjected to a Lien pursuant to terms no broader than the equivalent terms existing at the time of such extension, renewal or replacement, and other than a substitution of like property) unless such Lien uses a separate basket under this Section 7.3;
(ff) Liens in favor of the Borrower or any Subsidiary Guarantor securing Indebtedness permitted under Section 7.2(b); provided, that to the extent such Liens are on the Collateral such Liens shall be junior to the Liens on the Collateral securing the Obligations and subject to an Other Intercreditor Agreement;
(gg) Liens on inventory or equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s (as applicable) distributor, vendor, supplier, client or customer at which such inventory or equipment is located;
(hh) other Liens incidental to the conduct of business of the Borrower and its Restricted Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness, which Liens do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;
(ii) [reserved];
(jj) Liens on ~~Receivables and Related Assets (other than the Capital Stock of any Receivables Subsidiary) incurred in connection with a Receivables Facility or in connection with factoring arrangements~~the Collateral securing Indebtedness permitted under Section ý7.2(~~t)~~g) provided that such Liens shall be subject to the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, as applicable ;
(kk) Liens on cash deposits in respect of Indebtedness permitted under Section 7.2(n) or 7.2(bb); provided, that, with respect to Indebtedness permitted under Section 7.2(bb)(y), the amount of any such deposit does not exceed the amount of the Indebtedness such cash deposits secures;

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(ll) Liens on the Collateral securing Indebtedness permitted under Section ý7.2(p) and Permitted Refinancings in respect thereof; provided, that (i) such Liens shall be junior to the Liens on the Collateral securing the Obligations and subject to an Other Intercreditor Agreement; ~~and~~provided that the amount of obligations permitted to be secured by Liens under this clause (i) shall not exceed $450,000,000 or (ii) (x) if Consolidated EBITDA as of the most recent Test Period is greater than $375,000,000 but less than $425,000,000, such Liens on Collateral may secure obligations in an aggregate principal amount of up to $225,000,000 on a pari passu basis with the Liens on the Collateral securing the Obligations and (y) if Consolidated EBITDA as of the most recent Test Period is greater than $425,000,000, such Liens on Collateral may be pari passu with the Liens on the Collateral securing the Obligations; provided that the amount of obligations permitted to be secured by Liens under this clause (ii)(y) shall not exceed $450,000,000; provided, further, that (A) the amount of obligations permitted to be secured by Liens under this clause (ii) shall be reduced by the amount of secured Indebtedness incurred pursuant to Section 7.2(j) and secured by Liens on the Collateral permitted pursuant to Section 7.3(g) which are pari passu with the Liens on the Collateral securing the Obligations and (B) the aggregate amount of all obligations permitted to be secured by Liens under this Section 7.3(ll) shall not exceed $450,000,000; and
(mm) Liens on all premiums (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations permitted to be incurred pursuant to Sections 7.2(a) through (cc) and the subject of any Lien permitted pursuant to clauses (a) through (ll) above.
7.4 Fundamental Changes
. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
(a) (i) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or (ii) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any Subsidiary Guarantor (provided, that (x) a Subsidiary Guarantor shall be the continuing or surviving corporation or (y) substantially simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.8 in connection therewith);
(b) any Non-Guarantor Subsidiary may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets upon voluntary liquidation or otherwise to any Loan Party;

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(d) any Non-Guarantor Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary or to Holdings;
(e) Dispositions permitted by Section 7.5 (other than Section 7.5(c)) and any merger, dissolution, liquidation, consolidation, amalgamation, investment or Disposition, the purpose of which is to effect a Disposition permitted by Section 7.5 (other than Section 7.5(c)), may be consummated;
(f) any Investment expressly permitted by Section 7.7 (other than Section 7.7(o)) may be structured as a merger, consolidation or amalgamation;
(g) The Borrower and its Restricted Subsidiaries may consummate the Transactions and ~~a Specified Transaction~~the Amendment No. 1 Transactions;
(h) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 7.4 or 7.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution;
(i) any Escrow Entity may be merged with and into the Borrower or any Restricted Subsidiary (provided that the Borrower or such Restricted Subsidiary shall be the continuing or surviving entity); and
(j) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Person may be merged, amalgamated or consolidated with or into the Borrower, provided, that (A) the Borrower shall be the surviving entity or (B) if the surviving entity is not the Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee and Collateral Agreement confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall deliver to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document

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and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the opinions of counsel delivered on the Closing Date pursuant to Section 5.1(e) (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement).
7.5 Dispositions of Property
. Dispose of any of its owned Property (including receivables) whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock (other than directors’ qualifying shares) to any Person, except:
(a) (i) the Disposition of surplus, obsolete, damaged or worn out Property (including scrap and byproducts) in the ordinary course of business, Dispositions of Property no longer used or useful or economically practicable to maintain in the conduct of the business of the Borrower and other Restricted Subsidiaries in the ordinary course and Dispositions of Property necessary in order to comply with applicable Requirements of Law or licensure requirements (as determined by the Borrower in good faith), (ii) the sale of defaulted receivables in the ordinary course of business, (iii) abandonment, cancellation or disposition of any Intellectual Property in the ordinary course of business and (iv) sales, leases or other dispositions of inventory determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business;
(b) (i) the sale of inventory or other Property in the ordinary course of business, (ii) the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, Intellectual Property in the ordinary course of business or otherwise consistent with past practice or not materially disadvantageous to the Lenders, and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind, to the extent that the Property received in such exchange is of a Fair Market Value equivalent to the Fair Market Value of the Property exchanged (provided, that after giving effect to such exchange, the Fair Market Value of the Property of any Loan Party subject to Liens in favor of the Collateral Agent under the Security Documents is not materially reduced);
(c) Dispositions permitted by Section 7.4 (other than Section 7.4(e));
(d) the sale or issuance of (i) any Subsidiary’s Capital Stock to any Loan Party; provided, that the sale or issuance of Capital Stock of an Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries is otherwise permitted by Section 7.7, (ii) the Capital Stock of any Non-Guarantor Subsidiary that is a Restricted Subsidiary to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary or to Holdings and (iii) the Capital Stock of any Subsidiary that is an Unrestricted Subsidiary to any other Subsidiary that is an Unrestricted Subsidiary, in each case, including in connection with any tax restructuring activities not otherwise prohibited hereunder;

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(e) any Disposition of assets; provided, that if (i) the total ~~consideration of~~value of the assets subject to such Disposition is in excess of $~~20,000,000~~5,000,000, it shall be for Fair Market Value, (ii) at least 75% of the total consideration ~~for any Disposition in excess of $50,000,000~~ received by the Borrower and its Restricted Subsidiaries is in the form of cash or Cash Equivalents, (iii) no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists), and (iv) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith; provided, however, that for purposes of clause (ii) above, the following shall be deemed to be cash~~: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition, and (C)~~ any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of (I) $75,000,000 and (II) 2.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(f) (i) any Recovery Event; provided, that the requirements of Section 2.12(b) are complied with in connection therewith and (ii) any event that would constitute a Recovery Event but for the Dollar threshold set forth in the definition thereof;
(g) the leasing, licensing, occupying pursuant to occupancy agreements or sub-leasing of Property that would not materially interfere with the required use of such Property by the Borrower or its Restricted Subsidiaries;
(h) the transfer for Fair Market Value of Property (including Capital Stock of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred Property; provided, that such transfer is permitted under Section 7.7(~~h), (~~k)~~,~~ or (v) ~~or (y)~~;
(i) the sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);
(j) transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of

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properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;
(k) the Disposition of any Immaterial Subsidiary ~~or any Unrestricted Subsidiary~~;
(l) ~~the transfer of Property (including Capital Stock of Subsidiaries) of the Borrower or any Subsidiary Guarantor to any Restricted Subsidiary for Fair Market Value~~[reserved];
(m) the transfer of Property (i) by the Borrower or any Subsidiary Guarantor to any other Loan Party or (ii) from a Non-Guarantor Subsidiary to (A) any Loan Party; provided, that the portion (if any) of such Disposition made for more than Fair Market Value shall constitute an Investment and comply with Section 7.7 or (B) any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
(n) the Disposition of cash and Cash Equivalents (or the foreign equivalent of Cash Equivalents) in the ordinary course of business;
(o) (i) Liens permitted by Section 7.3 (other than by reference to Section 7.5 or any clause thereof), (ii) Restricted Payments permitted by Section 7.6 (other than by reference to Section 7.5 or any clause thereof), (iii) Investments permitted by Section 7.7 (other than by reference to Section 7.5 or any clause thereof) and (iv) sale and leaseback transactions permitted by Section 7.10 (other than by reference to Section 7.5 or any clause thereof);
(p) Dispositions of Investments in joint ventures and other non-wholly owned entities to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements, shareholder agreements and similar binding arrangements; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;
(q) [reserved];
(r) the unwinding of Hedge Agreements permitted hereunder pursuant to their terms;
(s) the Disposition of assets acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are (i) obsolete or (ii) not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries;
(t) Dispositions made on the Closing Date to consummate the Transactions ~~or made from and after the Closing Date in connection with or as part of a Specified Transaction~~;
(u) [reserved];
(v) [reserved];

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~~(u) Dispositions involving the spin-off of a line of business so long as (i) after giving pro forma effect thereto, determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, the Consolidated Net Total Leverage Ratio of the Borrower and its Restricted Subsidiaries shall be no greater than 3.00 to 1.00, and (ii) no more than 7.0% of Consolidated EBITDA in the aggregate for all such Dispositions, determined as of the last day of the fiscal quarter most recently then ended for which financial statements have been delivered pursuant to Section 6.1, is disposed pursuant to this clause (u);~~
~~(v) the Specified Dispositions; provided, that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;~~
(w) the sale of services, or the termination of any other contracts, in each case in the ordinary course of business;
(x) [reserved];
(y) ~~Dispositions of Receivables and Related Assets in connection with any Receivables Facility or in connection with factoring arrangements permitted under Section 7.2(t)~~[reserved];
(z) Dispositions of Property to the extent that (i)(A) such Property is exchanged for credit against the purchase price of similar replacement Property or (B) the proceeds of such Disposition are applied to the purchase price of such replacement Property and (ii) to the extent such Property constituted Collateral, such replacement Property constitutes Collateral as well;
(aa) any Disposition of Property that represents a surrender or waiver of a contract right or settlement, surrender or release of a contract or tort claim; and
(bb) Dispositions of Property between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (aa) above.
7.6 Restricted Payments
. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Restricted Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or such Restricted Subsidiary (collectively, “Restricted Payments”), except that:
(a) (i) any Restricted Subsidiary may make Restricted Payments to any Loan Party and (ii) Non-Guarantor Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries;

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(b) the Borrower or any Restricted Subsidiary may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided, that (A) no Event of Default is continuing or would result therefrom and (B) the Consolidated Net Total Leverage Ratio shall not exceed 5.00 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period at the time of such Restricted Payment;
(c) the Borrower or any Restricted Subsidiary may make, without duplication, (i) Tax Payments and (ii) Restricted Payments to Holdings or any Parent Company to permit Holdings or such Parent Company to pay (A) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (or any Parent Company’s) existence and its (or any Parent Company’s indirect) ownership of the Borrower, (B) so long as the Borrower and Holdings are members of a consolidated, combined, unitary or similar group with any Parent Company for U.S. federal, state or local income tax purposes, such Parent Company’s federal, state or local income taxes, as applicable, but only to the extent such income taxes are (x) attributable to the income of the Borrower and its Subsidiaries that are members of such group, determined by taking into account any available net operating loss carryovers or other tax attributes of the Borrower and such Subsidiaries and (y) not covered by Tax Payments; provided, that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Borrower and such Subsidiaries would have been required to pay in respect of such income taxes for such fiscal year were the Borrower and such Subsidiaries a consolidated or combined group of which the Borrower was the common parent, less any amounts paid directly by Borrower and such Subsidiaries with respect to such Taxes; (C) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (D) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (E) fees and expenses to the extent permitted under clause (i) of the second sentence of Section 7.9, (F) reasonable fees and expenses incurred in connection with any debt or equity offering by Holdings or any Parent Company, to the extent the proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Borrower and its Restricted Subsidiaries, whether or not completed and (G) reasonable fees and expenses in connection with compliance with reporting and public and limited company obligations under, or in connection with compliance with, federal or state laws (including securities laws, rules and regulations, securities exchange rules and similar laws, rules and regulations) or under this Agreement or any other Loan Document;
(d) the Borrower may make Restricted Payments in the form of Capital Stock of the Borrower;
(e) the Borrower and any of its Restricted Subsidiaries may make Restricted Payments to, directly or indirectly, purchase the Capital Stock of Holdings, the Borrower, any Parent Company or any Subsidiary from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Holdings, the Borrower, any Parent Company or any Subsidiary upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee or pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’

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or members’ agreement or similar agreement, plan or arrangement; provided, that the aggregate amount of payments under this clause (e) in any fiscal year of the Borrower shall not exceed the sum of (i) $~~25,000,000~~10,000,000 in any fiscal year, plus (ii) any proceeds received from key man life insurance policies, plus (iii) any proceeds received by Holdings, the Borrower, or any Parent Company during such fiscal year from sales of the Capital Stock of Holdings, the Borrower or any Parent Company to directors, officers, consultants or employees of Holdings, the Borrower, any Parent Company or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that any Restricted Payments permitted (but not made) pursuant to sub-clause (i), (ii) or (iii) of this clause (e) in any prior fiscal year may be carried forward to any subsequent fiscal year (subject to an annual cap of no greater than $~~50,000,000~~20,000,000), and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any member of management of Holdings, any Parent Company, the Borrower or any Subsidiary in connection with a repurchase of the Capital Stock of the Borrower, Holdings or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.6;
(f) the Borrower and its Restricted Subsidiaries may make Restricted Payments to make, or to allow Holdings or any Parent Company to make, (i) non-cash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (ii) tax payments on behalf of present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Holdings, the Borrower, any Parent Company or any Subsidiary in connection with noncash repurchases of Capital Stock pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement of Holdings, the Borrower, any Parent Company or any Subsidiary, (iii) make-whole or dividend-equivalent payments to holders of vested stock options or other Capital Stock or to holders of stock options or other Capital Stock at or around the time of vesting or exercise of such options or other Capital Stock to reflect dividends previously paid in respect of Capital Stock of the Borrower, Holdings or any Parent Company and (iv) payments under a Dutch Auction conducted in accordance with the procedures set forth in this Agreement;
(g) the Borrower may make Restricted Payments ~~with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Equity Issuance Not Otherwise Applied~~in an amount not to exceed the Excluded Contribution Amount within 90 days of receipt thereof, so long as, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;
(h) the Borrower may make Restricted Payments to make, or to allow Holdings or any Parent Company to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;
(i) so long as no Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, the Borrower may make Restricted Payments to Holdings or any Parent

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Company to enable it to make payments to the Sponsor or its Affiliates in respect of expenses or indemnification payments on terms reasonably acceptable to the Administrative Agent;
(j) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted (other than by reference to Section 7.6 or any clause thereof) by any provision of Sections 7.4, 7.5, 7.7 and 7.9;
(k) (i) any non-wholly owned Restricted Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Restricted Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interest of such Restricted Subsidiary), and (ii) any non-wholly owned Restricted Subsidiary of the Borrower may make Restricted Payments to one or more of its equity holders (which payments need not be proportional) in lieu of or to effect an earnout so long as (x) such payment is in the form of such Restricted Subsidiary’s Capital Stock and (y) such Restricted Subsidiary continues to be a Restricted Subsidiary after giving effect thereto;
(l) the Borrower and its Restricted Subsidiaries may make Restricted Payments on or after the Closing Date to consummate the Transactions (or to comply with their obligations under the Merger Agreement) ~~or in connection with a Specified Transaction~~, including to make payments in respect of any deferred transaction fees or any indemnity and other similar obligations under the Merger Agreement;
(m) ~~The Borrower and its Restricted Subsidiaries may make Restricted Payments:~~[reserved];
~~(1) if at the time such Restricted Payment is made (x) no Default or Event of Default is continuing or would result therefrom and (y) the Consolidated Net Total Leverage Ratio shall not exceed 3.00 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period; and/or~~
~~(2) in an aggregate amount under this clause (2) not to exceed (x) the greater of (i) $40,000,000 and (ii) 1.2% of Consolidated Total Assets at the time such Restricted Payment is made, in any fiscal year of the Borrower (provided, that the Borrower may carry forward any unused amounts under this clause (x) to subsequent fiscal years in an aggregate amount not to exceed the greater of (i) $120,000,000 and (ii) 3.6% of Consolidated Total Assets at the time such Restricted Payment is made), less (y) the sum of (i) the aggregate amount of any Investment made pursuant to Section 7.7(v)(iii) using amounts under this clause (m) and (ii) the aggregate amount of any prepayment, redemption, purchase, defeasement or other satisfaction prior to the scheduled maturity of any Junior Financing pursuant to Section 7.8(a)(iv)(y) using amounts under this clause (m), in each case, during such fiscal year of the Borrower;~~

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(n) the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have been permitted pursuant to another clause of this Section 7.6;
(o) ~~provided that no Event of Default is continuing or would result therefrom, the Borrower and its Restricted Subsidiaries may make any Restricted Payments, in an amount not to exceed $75,000,000 less (i) the aggregate amount of any prepayment, redemption, purchase, defeasement or other satisfaction prior to the scheduled maturity of any Junior Financing pursuant to Section 7.8(a)(iv)(y) using amounts under this clause (o) and (ii) the aggregate amount of any Investment made pursuant to Section 7.7(v)(iii) using amounts under this clause (o);~~[reserved];
(p) the Borrower and its Restricted Subsidiaries may make Restricted Payments (to the extent such payments would constitute Restricted Payments) pursuant to and in accordance with any Hedge Agreement in connection with a convertible debt instrument; provided, that, the aggregate amount of all such Restricted Payments minus cash received from counterparties to such Hedge Agreements upon entering into such Hedge Agreements shall not exceed $50,000,000; and
(q) provided that no Event of Default is continuing or would result therefrom, the Borrower may make Restricted Payments in respect of reasonable fees and expenses incurred in connection with any successful or unsuccessful debt or equity offering or any successful or unsuccessful acquisition or strategic transaction of Holdings or any Parent Company.
7.7 Investments
. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other similar investment in, any other Person (all of the foregoing, “Investments”), except:
(a) (i) extensions of trade credit in the ordinary course of business, (ii) loans, advances and promotions made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (iii) purchases and acquisitions of inventory, supplies, materials and equipment, purchases of contract rights, accounts and chattel paper, purchases of put and call foreign exchange options to the extent necessary to hedge foreign exchange exposures or foreign exchange spot and forward contracts, purchases of notes receivable or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments, (iv) Investments among the Borrower and its Restricted Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business and (v) purchases and acquisitions of Intellectual Property or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

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(b) Investments in Cash Equivalents (or the foreign equivalent of Cash Equivalents) and Investments that were Cash Equivalents (or the foreign equivalent of Cash Equivalents) when made;
(c) Investments arising in connection with (i) the incurrence of Indebtedness permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) to the extent arising as a result of Indebtedness among the Borrower or any of its Restricted Subsidiaries and Guarantee Obligations permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) and payments made in respect of such Guarantee Obligations, (ii) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) and (iii) guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(d) loans and advances to employees, consultants or directors of any Parent Company, Holdings or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount (for the Borrower and all of its Restricted Subsidiaries) not to exceed $10,000,000 (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation advances) at any one time outstanding;
(e) Investments (i) (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Loan Party (or is a Subsidiary that becomes a Loan Party in connection with such Investment), (ii) by the Borrower or any Subsidiary Guarantor in any Non-Guarantor Subsidiaries so long as such Investment is part of a series of Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Loan Parties, (iii) comprised solely of equity purchases or contributions by the Borrower or any of its Restricted Subsidiaries in any other Restricted Subsidiary made for tax purposes, so long as the Borrower provides to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving pro forma effect to such Investments, the granting, perfection, validity and priority of the security interest of the Secured Parties in the Collateral, taken as a whole, is not impaired in any material respect by such Investment and (iv) existing on the Closing Date in any Non-Guarantor Subsidiary;
(f) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a Restricted Subsidiary or a part of a Restricted Subsidiary; provided, that (i) immediately before and after giving effect to any such Permitted Acquisition, no Event of Default shall have occurred and be continuing~~;~~ and (ii) the aggregate amount of consideration paid by the Borrower and its Restricted Subsidiaries in connection with Permitted Acquisitions of Persons other than Loan Parties and BrandCo Entities and of Property that does not become Collateral or BrandCo Collateral shall not exceed $50,000,000;
(g) loans by the Borrower or any of its Restricted Subsidiaries to the employees, officers or directors of any Parent Company, Holdings or any of its Restricted

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Subsidiaries in connection with management incentive plans (provided, that such loans represent cashless transactions pursuant to which such employees, officers or directors directly (or indirectly) invest the proceeds of such loans in the Capital Stock of Holdings or a Parent Company);
(h) ~~Investments by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries, joint ventures or similar arrangements in an aggregate amount outstanding (for the Borrower and all of its Restricted Subsidiaries), not to exceed the sum of (A) the greater of $100,000,000 and 3.0% of Consolidated Total Assets at the time of such Investment, plus (B) so long as no Event of Default shall have occurred and be continuing, an amount equal to the Available Amount;~~[reserved];
(i) Investments (including debt obligations) received in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in connection with (w) the bankruptcy or reorganization of suppliers, vendors, distributors, clients, customers and other Persons, (x) settlement of delinquent obligations of, and other disputes with, suppliers, vendors, distributors, clients, customers and other Persons arising in the ordinary course of business, (y) endorsements for collection or deposit and (z) customary trade arrangements with suppliers, vendors, distributors, clients and customers, including consisting of Capital Stock of clients and customers issued to the Borrower or any Subsidiary in consideration for goods provided and/or services rendered;
(j) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary (other than Investments by BrandCo Holdings or any of its Subsidiaries in any Non-Guarantor Subsidiary that is not a Subsidiary of BrandCo Holdings);
(k) Investments in existence on, or pursuant to legally binding written commitments in existence on, the Closing Date (after giving effect to the Transactions) and listed on Schedule 7.7 and, in each case, any extensions, renewals or replacements thereof, so long as the amount of any Investment made pursuant to this clause (k) is not increased (other than pursuant to such legally binding commitments);
(l) Investments of the Borrower or any of its Restricted Subsidiaries under Hedge Agreements permitted hereunder;
(m) Investments of any Person existing, or made pursuant to binding commitments in effect, at the time such Person becomes a Restricted Subsidiary or consolidates, amalgamates or merges with the Borrower or any of its Restricted Subsidiaries (including in connection with a Permitted Acquisition); provided, that such Investment was not made in anticipation of such Person becoming a Restricted Subsidiary or of such consolidation, amalgamation or merger;
(n) ~~Investments made (i) on or prior to or substantially concurrently with the Closing Date to consummate the Transactions or (ii) in connection with a Specified Transaction~~[reserved];

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(o) to the extent constituting Investments, transactions expressly permitted (other than by reference to this Section 7.7 or any clause thereof) under Sections 7.4, 7.5, 7.6 and 7.8;
(p) Subsidiaries of the Borrower may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the Borrower and such Subsidiary comply with the provisions of Section 6.8(c) and (ii) to the extent such new Subsidiary is a Foreign Subsidiary, the Borrower complies with the provisions of Section 6.8(d); provided, that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger, consolidation, amalgamation or similar transaction pursuant to an acquisition permitted by this Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any consideration contributed to it substantially contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply within ten Business Days or such longer period as the Administrative Agent shall agree);
(q) Investments arising directly out of the receipt by the Borrower or any of its Restricted Subsidiaries of non-cash consideration for any sale of assets permitted under Section 7.5 (other than by reference to Section 7.7 or any clause thereof);
(r) (i) Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d) and (ii) cash earnest money deposits made in connection with Permitted Acquisitions or other Investments permitted under this Section ý7.7;
(s) Investments in connection with a legitimate business purpose (which, for the avoidance of doubt, shall not include any financing arrangement) consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, Intellectual Property (other than BrandCo Collateral except as permitted pursuant to the BrandCo License Documents), in each case, in the ordinary course of business or consistent with past practice or not otherwise materially adverse to the interest of the Lenders, and (ii) the transfer or licensing of non-U.S. Intellectual Property (other than BrandCo Collateral except as permitted pursuant to the BrandCo License Documents) to a Foreign Subsidiary in the ordinary course of business consistent with past practice or otherwise not materially adverse to the interest of the Lenders;
(t) ~~any Investment in a Non-Guarantor Subsidiary or in a joint venture to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Non-Guarantor Subsidiary or joint venture;~~[reserved];
(u) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;
(v) Investments in an aggregate amount not to exceed the sum of (i) ~~the greater of $300,000,000 and 9.0% of Consolidated Total Assets at the time of such Investment,~~

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~~plus (ii)~~$75,000,000 minus (ii) the aggregate amount of any prepayment, redemption, purchase, defeasement or satisfaction prior to the scheduled maturity of any Junior Financing pursuant to Section 7.8(a)(iv), plus (iii) so long as no Event of Default shall have occurred and be continuing, an amount equal to the Available Amount~~, plus (iii) the amount, if any, that is then available for Restricted Payments pursuant to Sections 7.6(m) and/or 7.6(o);~~; provided, that Investments made by any Loan Party pursuant to this clause (v) shall not be in the form of Intellectual Property (or of Capital Stock of Subsidiaries owning Intellectual Property) in any Non-Guarantor Subsidiary;
(w) advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;
(x) Investments constituting loans or advances in lieu of Restricted Payments permitted pursuant to Section 7.6;
(y) [reserved];
(z) [reserved];
~~(z) (i)  Investments by the Borrower or any Subsidiary Guarantor in any Non-Guarantor Subsidiary that is a Restricted Subsidiary of Capital Stock, Property and cash with an aggregate value not to exceed the aggregate value of any Capital Stock, Property and cash previously transferred to the Borrower or any Subsidiary Guarantor that is a Restricted Subsidiary pursuant to any Investment made in, or any dividend or similar distribution paid to, the Borrower or any Subsidiary Guarantor by any Non-Guarantor Subsidiary that is a Restricted Subsidiary on and after the Closing Date; provided, that the aggregate amount of any such Investments made in cash by the Borrower or any Subsidiary Guarantor in any Non-Guarantor Subsidiary pursuant to this clause (i) shall not exceed the aggregate amount of Investments in cash previously made by any such Non-Guarantor Subsidiary in the Borrower or any Subsidiary Guarantor and cash dividends and similar cash distributions received by the Borrower or any Subsidiary Guarantor from any such Non-Guarantor Subsidiary, in each case, on and after the Closing Date; provided, further, that (x) to the extent that any such Investment by any such Non-Guarantor Subsidiary in the Borrower or any Subsidiary Guarantor is made in the form of Indebtedness owing by the Borrower or any Subsidiary Guarantor to a Non-Guarantor Subsidiary, the amount of any payment of principal and interest and other amounts paid in respect of such Indebtedness shall be treated as an Investment in the applicable Non-Guarantor Subsidiary and shall be included for purposes of determining compliance with the limitations on Investments by the Borrower or Subsidiary Guarantors in Non-Guarantor Subsidiaries, and (y) any such Investment consisting of loans or advances made by any such Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantor shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent; provided, however, that the terms of such subordination shall not provide for any restrictions on repayment of such intercompany Investments unless an Event of Default has occurred and is continuing hereunder; and~~

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~~(ii)  other Investments by the Borrower or any Subsidiary Guarantor in any Non-Guarantor Subsidiary that is a Restricted Subsidiary; provided, that (x) if such Investment is made in cash as an advance, loan or other extension of credit, such Investment shall be evidenced by an intercompany note which, in the case of any such note held by the Borrower or any Subsidiary Guarantor, shall be promptly pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and (y) if such Investment is made in cash as a capital contribution, such Investment shall only be made in a Foreign Subsidiary:~~
~~(a)  in an aggregate amount such that after giving effect thereto, such Foreign Subsidiary:~~
~~(1)  is in compliance with all material Requirements of Law applicable to it with respect to capitalization;~~
~~(2)  has sufficient capital with which to conduct its business in accordance with past practice; and~~
~~(3)  is not undercapitalized to such an extent that, solely as a result of such undercapitalization, any creditor of such Foreign Subsidiary would be deemed under the laws of any relevant jurisdiction to owe a fiduciary duty to any other creditor of such Foreign Subsidiary;~~
~~(b)  to the extent that on the date of such contribution, the cash contributed to the capital of the applicable Foreign Subsidiary, if loaned or advanced through an intercompany loan evidenced by a note, would either:~~
~~(1)  not cause the Company or the Domestic Subsidiary of the Company acquiring such note to be deemed to be doing business in any jurisdiction outside of the United States or otherwise subject to taxation or regulation in such jurisdiction; or~~
~~(2)  not require the Foreign Subsidiary issuing such note to withhold from any payment made in respect thereof any amount now or hereafter imposed, levied, collected or assessed by any relevant jurisdiction, or any political subdivision or taxing authority thereof or therein;~~
~~(c)  in connection with any sale, transfer or other disposition of capital stock or other equity interests or assets of such Foreign Subsidiary permitted hereunder, to the extent that the aggregate amount of such capital contribution does not exceed the aggregate amount outstanding of any Indebtedness and other obligations of such Foreign Subsidiary owing to the Borrower or any of its Domestic Subsidiaries that was in each case created or otherwise incurred on or prior to the date of such sale, transfer or other disposition~~

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~~and which Indebtedness and other obligations are outstanding immediately prior to such sale, transfer or other disposition; or~~
~~(d)  in connection with the formation or organization of such Foreign Subsidiary, to the extent that the aggregate amount of such capital contributions pursuant to this Section 7.7(z)(ii)(d) does not exceed $100,000,000;~~
(aa) Investments to the extent that payment for such Investments is made solely by the issuance of Capital Stock (other than Disqualified Capital Stock) of Holdings (or any Parent Company) to the seller of such Investments;
(bb) [reserved];
(cc) ~~Investments in any Escrow Entity in amounts necessary to fund any interest, fees and related obligations in respect of any bonds, notes, term loans, debentures or other debt issued by such Escrow Entity~~[reserved];
(dd) the Borrower or any of its Restricted Subsidiaries may make Investments in ~~the~~an amount ~~of any cash or other property received by the Borrower after the Closing Date as capital contributions and Not Otherwise Applied~~not to exceed the Excluded Contribution Amount within 90 days of the receipt thereof, so long as, with respect to any such Investments, no Event of Default shall have occurred and be continuing or would result therefrom;
(ee) ~~the Borrower or any of its Restricted Subsidiaries may make Investments in the form of Capital Stock or notes received from a Receivables Subsidiary as consideration for the sale of Receivables and Related Assets to such Receivables Subsidiary;~~[reserved];
(ff) the Borrower or any of its Restricted Subsidiaries may make Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business;
(gg) [reserved]; and
(hh) Investments in (i) open-market purchases of common stock of Revlon and (ii) any other Investment available to highly compensated employees under any “excess 401-(k) plan” of the Borrower (or any of its Domestic Subsidiaries, as applicable), in each case to the extent necessary to permit the Borrower (or such Domestic Subsidiary, as applicable) to satisfy its obligations under such “excess 401-(k) plan” for highly compensated employees; provided, however, that the aggregate amount of such purchases and other Investments under this Section 7.7(hh) together with any Restricted Payments made as permitted under Section 7.6(e) does not exceed the amounts set forth in such section.
It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 7.7, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested).

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7.8 Prepayments, Etc. of Indebtedness; Amendments
.
(a) Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the day that is 90 days before the scheduled maturity thereof in any manner the principal amount of (x) any Indebtedness that is expressly subordinated by contract in right of payment to the Obligations ~~or~~, (y) (I) any Indebtedness incurred pursuant to Section 7.2 (a), (g), (i), (t) and (v) that is secured by all or any part of the Collateral or (II) any other Indebtedness incurred pursuant to Section 7.2 that is secured by all or a material part of the Collateral, in each case of clauses (I) and (II), on a junior basis relative to the Obligations, but is not also secured by any substantial part of the Collateral on a pari passu or senior basis relative to the Obligations or (z) any Indebtedness incurred pursuant to Section 7.2 that is unsecured (collectively, “Junior Financing”) (it being understood, for the avoidance of doubt, that (1) payments of regularly scheduled interest and principal on all of the foregoing shall be permitted and (2) the term “Junior Financing” does not include any Indebtedness under ~~any Existing Notes Financing,~~(A) the ABL Facility Agreement or any other Indebtedness subject to the ABL Intercreditor Agreement, (B) the 2021 Notes, (C) this Agreement or (D) Indebtedness under the BrandCo Credit Agreement), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except:
(i) a prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing made in an amount not to exceed the Available Amount; provided, that immediately before and immediately after giving pro forma effect to such prepayment, redemption, purchase, defeasement or other satisfaction, no Event of Default shall have occurred and be continuing; provided, further, that use of the Available Amount pursuant to this clause (i) shall be subject to the requirement that immediately after giving effect to any such prepayment, redemption, purchase, defeasement or other satisfaction, the Consolidated Net Total Leverage Ratio shall not exceed 5.00 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period;
(ii) the conversion of any Junior Financing to Capital Stock (other than Disqualified Capital Stock) or the prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing ~~with the proceeds of an Equity Issuance Not Otherwise Applied~~in an amount not to exceed the Excluded Contribution Amount (other than Disqualified Capital Stock);
(iii) the prepayment, redemption, purchase, defeasement or other satisfaction of any Junior Financing with any Permitted Refinancing thereof;
(iv) the prepayment, redemption, purchase, defeasement or other satisfaction prior to the day that is 90 days before the scheduled maturity of any Junior Financing, in an aggregate amount not to exceed ~~the sum of~~ (~~x~~i) ~~the greater of~~ $75,000,000 ~~and 2.0% of Consolidated Total Assets at the time such prepayment, redemption, purchase, defeasement or other satisfaction is made plus (y) the amount, if any, that is then available for Restricted Payments~~minus (ii) the aggregate amount of Investments made

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pursuant to Section ~~7.6(m) and/or (o) (which amounts shall be reduced, without duplication, by any such amount previously utilized pursuant to this clause (y)~~7.7(v);
(v) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness incurred or assumed pursuant to Section 7.2(t);
(vi) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness to consummate the Transactions; and
~~(vii)~~ the prepayment, redemption, purchase, defeasance or other satisfaction of any intercompany indebtedness (A) owing by a Loan Party to another Loan Party, (B) owing by a Restricted Subsidiary that is Non-Guarantor Subsidiary to a Restricted Subsidiary that is Non-Guarantor Subsidiary and (C) owing by a Restricted Subsidiary that is Non-Guarantor Subsidiary to a Loan Party~~; or~~. provided, that, notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to repurchase the 2021 Notes or any Junior Financing of the Borrower prior to the date that is 105 days or more prior to the stated maturity thereof, except to the extent that the Borrower and its Subsidiaries have Liquidity of at least $200,000,000, after giving pro forma effect to such prepayment, redemption, purchase, defeasance or other satisfaction.
(b) amend or modify the documentation in respect of any Junior Financing in a manner, taken as a whole (as shall be determined by the Borrower in good faith), that would be materially adverse to the Lenders; provided, that nothing in this Section 7.8(b) shall prohibit the refinancing, replacement, extension or other similar modification of any Indebtedness to the extent otherwise permitted by Section ý7.2.
7.9 Transactions with Affiliates
. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate thereof (other than the Borrower or any of its Restricted Subsidiaries) involving aggregate payments or consideration in excess of $25,000,000 unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon terms materially no less favorable when taken as a whole to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may:
(i) pay to Holdings or any Parent Company and any of their Affiliates fees, indemnities and expenses permitted by Section 7.6(i) and/or fees and expenses in connection with the Transactions and disclosed to the Administrative Agent prior to the Closing Date;
(ii) enter into any transaction with an Affiliate that is not prohibited by the terms of this Agreement to be entered into by Holdings, the Borrower or its Restricted Subsidiaries;

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(iii) make any Restricted Payment permitted pursuant to Section 7.6 (other than by reference to Section 7.9 or any clause thereof) or any Investment permitted pursuant to Section 7.7;
(iv) perform their obligations pursuant to the Transactions, including payments required to be made pursuant to the Merger Agreement ~~and any Specified Transaction~~;
(v) enter into transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(vi) without being subject to the terms of this Section 7.9, enter into any transaction with any Person which is an Affiliate of Holdings or the Borrower only by reason of such Person and Holdings or the Borrower, as applicable, having common directors;
(vii) issue Capital Stock to the Sponsor, any other direct or indirect owner of Holdings (including any Parent Company), or any director, officer, employee or consultant thereof;
(viii) enter into the transactions allowed pursuant to Section 10.6;
(ix) enter into transactions set forth on Schedule 7.9 and any amendment thereto or replacement thereof so long as such amendment or replacement is not materially more disadvantageous to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as reasonably determined in good faith by the Borrower;
(x) enter into joint purchasing arrangements with the Sponsor in the ordinary course of business or otherwise consistent with past practice;
(xi) enter into and perform their respective obligations under the terms of the Company Tax Sharing Agreement in effect on the Closing Date, or any amendments thereto that do not materially increase the Borrower’s or any Subsidiary Guarantor’s obligations thereunder;
(xii) enter into any transaction with an officer, director, manager, employee or consultant of Holdings, any Parent Company, the Borrower or any of its Subsidiaries (including compensation or employee benefit arrangements with any such officer, director, manager, employee or consultant) in the ordinary course of business;
(xiii) make payments to Holdings, any Parent Company, the Borrower, any Restricted Subsidiary or any Affiliate of any of the foregoing for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments, to the extent the amount thereof either individually or collectively with any related payments exceeds $20,000,000, are approved by a majority of the members of the Board

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of Directors of the Borrower or, other than with respect to payments to Holdings, Holdings in good faith;
(xiv) enter into any transaction in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.9(b);
(xv) enter into any transaction with an Affiliate in which the consideration paid by the Borrower or any Restricted Subsidiary consists only of Capital Stock of Holdings;
(xvi) enter into transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Restricted Subsidiaries, as determined in good faith by the Board of Directors or the senior management of the Borrower or Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(xvii) engage in any transaction pursuant to which Mafco, or any wholly owned subsidiary of Mafco, Holdings, any Parent Company or any Affiliate of any of the foregoing will provide the Borrower and the Subsidiaries, at their request, and at the cost to Mafco or such wholly owned subsidiary or Holdings, such Parent Company or such Affiliate (as applicable), with certain allocated services to be purchased from third party providers in the ordinary course of business, such as legal and accounting services, tax, consulting, financial advisory, corporate governance, insurance coverage and other services; and
(xviii) engage in any transaction in the ordinary course of business between the Borrower or a Subsidiary and its own employee stock option plan that is approved by the Borrower or such Subsidiary in good faith.
For the avoidance of doubt, this Section 7.9 shall not restrict or otherwise apply to employment, benefits, compensation, bonus, retention and severance arrangements with, and payments of compensation or benefits (including customary fees, expenses and indemnities) to or for the benefit of, current or former employees, consultants, officers or directors of Holdings or the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.
For purposes of this Section 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable. “Disinterested Director”: with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of

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such member’s holding Capital Stock of the Borrower, Holdings or any Parent Company or any options, warrants or other rights in respect of such Capital Stock.
7.10 Sales and Leasebacks
. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Restricted Subsidiaries of real or personal Property which is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries (a) to such Person or (b) to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or any of its Restricted Subsidiaries, except for (i) any such arrangement entered into in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, (ii) sales or transfers by the Borrower or any of its Restricted Subsidiaries to any Loan Party, (iii) sales or transfers by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary and (iv) any such arrangement to the extent that the Fair Market Value of such Property does not exceed ~~the greater of (i) $100,000,000 and (ii) 3.0% of Consolidated Total Assets at the time of such event~~$25,000,000, in the aggregate for all such arrangements.
7.11 Changes in Fiscal Periods
. Permit the fiscal year of the Borrower to end on a day other than December 31; provided, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
7.12 Negative Pledge Clauses
. Enter into any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than:
(a) this Agreement, the other Loan Documents and any Intercreditor Agreement;
(b) any agreements governing Indebtedness and/or other obligations secured by a Lien permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens permitted by this Agreement);
(c) software and other Intellectual Property licenses pursuant to which such Loan Party is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject to the applicable license);

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(d) Contractual Obligations incurred in the ordinary course of business which (i) limit Liens on the assets that are the subject of the applicable Contractual Obligation or (ii) contain customary provisions restricting the assignment, transfer or pledge of such agreements;
(e) any agreements regarding Indebtedness or other obligations of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case, any prohibition or limitation shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries);
(f) prohibitions and limitations in effect on the Closing Date and listed on Schedule 7.12;
(g) customary provisions contained in joint venture agreements, shareholder agreements and other similar agreements applicable to joint ventures and other non-wholly owned entities not prohibited by this Agreement;
(h) customary provisions restricting the subletting, assignment, pledge or other transfer of any lease governing a leasehold interest;
(i) customary restrictions and conditions contained in any agreement relating to any Disposition of Property, leases, subleases, licenses, sublicenses, cross license, pooling and similar agreements not prohibited hereunder;
(j) any agreement in effect at the time any Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower or a party to such merger;
(k) restrictions imposed by applicable law or regulation or license requirements;
(l) restrictions in any agreements or instruments relating to any Indebtedness permitted to be incurred by this Agreement (including indentures, instruments or agreements governing any ~~New Incremental Debt, indentures, instruments or agreements governing any~~ Permitted Refinancing Obligations and indentures, instruments or agreements governing any Permitted Refinancings of ~~each of the foregoing~~any Permitted Refinancing Obligations) (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances contained in this Agreement (as determined in good faith by the Borrower) or (ii) if such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to create and maintain the Liens on the Collateral pursuant to the Security Documents;

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(m) restrictions in respect of Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(y) relating solely to the assets or proceeds thereof secured by such Indebtedness;
(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(o) restrictions arising in connection with cash or other deposits not prohibited hereunder and limited to such cash or other deposit;
(p) the ABL Facility ~~and~~, the ABL Documents, the BrandCo Credit Agreement and the BrandCo Documents;
(q) restrictions and conditions that arise in connection with any Dispositions permitted by Section 7.5; provided, however, that such restrictions and conditions shall apply only to the property subject to such Disposition;
(r) any agreement or restriction relating to the Target or its business in effect on the Closing Date so long as such restriction is not created in contemplation of such acquisition; and
(s) the foregoing shall not apply to any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or other obligations referred to in clauses (a) through (r) above, provided, that the restrictions and conditions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in good faith judgment of the Borrower no more restrictive than those restrictions and conditions in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing under the applicable contract, instrument or other obligation.
7.13 Clauses Restricting Subsidiary Distributions
. Enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any of its Restricted Subsidiaries or (b) make Investments in the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of or consisting of:
(i) this Agreement or any other Loan Documents and under any Intercreditor Agreement, or any other agreement entered into pursuant to any of the foregoing;
(ii) provisions limiting the Disposition of assets or property in asset sale agreements, stock sale agreements and other similar agreements, which limitation is in each case applicable only to the assets or interests the subject of such agreements but which may include customary restrictions in respect of a Restricted Subsidiary in

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connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;
(iii) customary net worth provisions contained in Real Property leases entered into by the Borrower and its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower to meet its ongoing payment obligations hereunder or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement;
(iv) agreements related to Indebtedness permitted by this Agreement (including  ~~indentures, instruments or agreements governing any New Incremental Debt,~~ indentures, instruments or agreements governing any Permitted Refinancing Obligations and indentures, instruments or agreements governing any Permitted Refinancings of ~~each of the foregoing~~Permitted Refinancing Obligations) to the extent that (x) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances and restrictions contained in this Agreement (as determined in good faith by the Borrower) or (y) such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to pay the Obligations when due;
(v) licenses, sublicenses, cross-licensing or pooling by the Borrower and its Restricted Subsidiaries of, or similar arrangements with respect to, Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property);
(vi) Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment, transfer or pledge thereof;
(vii) customary provisions contained in joint venture agreements, shareholder agreements and other similar agreements applicable to joint ventures and other non-wholly owned entities not prohibited by this Agreement;
(viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest;
(ix) customary restrictions and conditions contained in any agreement relating to any Disposition of Property, leases, subleases, licenses and similar agreements not prohibited hereunder;
(x) any agreement in effect at the time any Person becomes a Restricted Subsidiary or is merged with or into the Borrower or any Restricted Subsidiary, so long

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as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary or a party to such merger;
(xi) encumbrances or restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(xii) encumbrances or restrictions imposed by applicable law, regulation or customary license requirements;
(xiii) restrictions and conditions contained in the documentation governing the Existing Notes Financing;
(xiv) any agreement in effect on the Closing Date and described on Schedule 7.13;
(xv) restrictions or conditions imposed by any obligations secured by Liens permitted pursuant to Section 7.3 (other than obligations in respect of Indebtedness), if such restrictions or conditions apply only to the property or assets securing such obligations and such encumbrances and restrictions are customary for similar obligations in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to pay the Obligations when due;
(xvi) the ABL Documents and the BrandCo Documents;
(xvii) ~~restrictions created in connection with any Receivables Facility solely applicable to the Receivables and Related Assets and the Receivables Subsidiary subject thereto~~[reserved];
(xviii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and
(xix) the foregoing shall not apply to any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or other obligations referred to in clauses (i) through (xviii) above, provided, that the restrictions and conditions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in good faith judgment of the Borrower no more restrictive than those restrictions and conditions in

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effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing under the applicable contract, instrument or other obligation.
7.14 Limitation on Hedge Agreements
. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.
7.15 Amendment of Company Tax Sharing Agreement
. Amend, modify, change, waive, cancel or terminate any term or condition of the Company Tax Sharing Agreement or Prior Tax Sharing Agreement in a manner materially adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.
SECTION 7A. HOLDINGS NEGATIVE COVENANTS
Holdings hereby covenants and agrees with each Lender that, so long as the Commitments remain in effect~~, any Letter of Credit remains outstanding (that has not been Cash Collateralized)~~ or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements, Specified Cash Management Obligations or Specified Additional Obligations), unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien on any Capital Stock of the Borrower held by Holdings other than Liens created under the Loan Documents or Liens not prohibited by Section 7.3 and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that Holdings may merge with any other person so long as no Default has occurred and is continuing or would result therefrom and (i) Holdings shall be the surviving entity or (ii) if the surviving entity is not Holdings (such other person, “Successor Holdings”), (A) Successor Holdings shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (C) Successor Holdings shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the opinions of counsel delivered on the Closing Date pursuant to Section 5.1(e) (it being understood that if the foregoing are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement).

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SECTION VIII. EVENTS OF DEFAULT
8.1 Events of Default
. If any of the following events shall occur and be continuing:
(a) The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, or (ii~~) any principal of any Reimbursement Obligation within three Business Days after any such Reimbursement Obligation becomes due in accordance with the terms hereof or (iii~~) any interest owed by it on any Loan ~~or Reimbursement Obligation~~, or any other amount payable by it hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof;
(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate or other document furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall in either case prove to have been inaccurate in any material respect (or if qualified by materiality, in any respect) and such inaccuracy is adverse to the Lenders on or as of the date made or deemed made or furnished;
(c) The Borrower or any Subsidiary Guarantor shall default in the observance or performance of any agreement contained in Section 6.4(a) (solely with respect to maintaining the existence of the Borrower) or Section 7 or Holdings shall default in the observance or performance of any agreement contained in Section 7A;
(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied (i) for a period of six Business Days if such breach relates to the terms or provisions of Section 6.7(a) ~~or~~, (ii) for a period of 10 days if such breach relates to the terms or provisions of Section 6.11 or (iii) otherwise, for a period of 30 days after such Loan Party receives from the Administrative Agent or the Required Lenders notice of the existence of such default;
(e) The Borrower or any of its Restricted Subsidiaries shall:
(i)  default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding the Loans ~~and Reimbursement Obligations~~) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created;
(ii)  default in making any payment of any interest on any such Indebtedness for Borrowed Money beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or

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(iii)  default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its Stated Maturity or to become subject to a mandatory offer to purchase by the obligor thereunder;
provided, that:
(A)  a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money the outstanding principal amount of which individually exceeds $50,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate; and
(B)  this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness, or (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by any Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof;
provided, further, that no Event of Default under this clause (e) shall arise or result from:
(1) any default under any financial maintenance covenant contained in the ABL Facility Agreement to the extent that such default does not also result in the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) causing with the giving of notice if required, such Indebtedness to become due prior to its Stated Maturity;
(2) any change of control (or similar event) under any other Indebtedness for Borrowed Money that is triggered due to the Permitted Investors (as defined herein) obtaining the requisite percentage contemplated by such change of control provision, unless both (x) such Indebtedness for Borrowed Money shall become due and payable or shall otherwise be required to be repaid, repurchased, redeemed or defeased, whether at the option of any holder thereof or otherwise and (y) at such time, the Borrower and/or its Restricted Subsidiaries would not

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be permitted to repay such Indebtedness for Borrowed Money in accordance with the terms of this Agreement; or
(3) any event or circumstance related to any Immaterial Subsidiary;
(f) (i)  Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) shall make a general assignment for the benefit of its creditors;
(ii)  there shall be commenced against Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days;
(iii)  there shall be commenced against Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;
(iv)  Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) shall consent to or approve of, or acquiesce in, any of the acts set forth in clause (i), (ii), or (iii) above; or
(v)  Holdings or the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(g) (i)  the Borrower or any of its Restricted Subsidiaries shall incur any liability in connection with any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan;

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(ii)  a failure to meet the minimum funding standards (as defined in Section 302(a) of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Lien shall arise on the assets of the Borrower or any of its Restricted Subsidiaries;
(iii)  a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA;
(iv)  any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA;
(v)  the Borrower or any of its Restricted Subsidiaries shall, or is reasonably likely to, incur any liability as a result of a withdrawal from, or the Insolvency of, a Multiemployer Plan; or
(vi)  any other event or condition shall occur or exist with respect to a Plan or a Commonly Controlled Plan;
and in each case in clauses (i) through (vi) above, which event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a direct obligation of the Borrower or any of its Restricted Subsidiaries to pay money that would reasonably be expected to have a Material Adverse Effect;
(h) One or more final judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary (whether or not then designated as such)) pursuant to which the Borrower and any such Restricted Subsidiaries taken as a whole has a liability (not paid or fully covered by third-party insurance or effective indemnity) of $50,000,000 or more (net of any amounts which are covered by insurance or an effective indemnity), and all such judgments or decrees shall not have been vacated, discharged, dismissed, stayed or bonded within 60 days from the entry thereof;
(i) Subject to Schedule 6.10, any limitations expressly set forth herein and the exceptions set forth in the applicable Security Documents:
(i)  any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof or hereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto;
(ii)  any security interest purported to be created by any Security Document with respect to any material portion of the Collateral of the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not

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to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of Capital Stock in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent (or, in the case of the ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Guarantee and Collateral Agreement or otherwise or to file UCC continuation statements, (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent (or, in the case of the ABL Facility First Priority Collateral, the collateral agent under the ABL Facility Agreement) to take any action necessary to secure the validity, perfection or priority of the security interests; or
(iii)  the Guarantee Obligations pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms hereof or thereof), or such Guarantee Obligations shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations; or
(j) (i)  Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or
(ii)  for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Investors) shall become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than the greater of (x) 35% of the then outstanding voting securities having ordinary voting power of Holdings and (y) the percentage of the then outstanding voting securities having ordinary voting power of Holdings owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) by the Permitted Investors (it being understood that if any such person or group includes one or more Permitted Investors, the outstanding voting securities having ordinary voting power of Holdings directly or indirectly owned by the Permitted Investors that are part of such person or group shall not be treated as being owned by such person or group for purposes of determining whether this clause (y) is triggered) (any of the foregoing, a “Change of Control”);
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall

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immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. ~~In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been backstopped or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).~~ Except as expressly provided above in this Section 8.1 or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrower.
SECTION IX. THE AGENTS
9.1 Appointment
. Each Lender~~, Issuing Lender and Swingline Lender~~ hereby irrevocably designates and appoints each Agent as the agent of such Lender under the Loan Documents and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the applicable Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the applicable Loan Documents, together with such other powers as are reasonably incidental thereto, including the authority to enter into any Intercreditor Agreement, ~~any Joinder Agreement, Increase Supplement,~~ Lender Joinder Agreement (to the extent entered into prior to the Amendment No. 1 Effective Date) and any Extension Amendment. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing, the Lenders hereby irrevocably authorize and instruct each Agent

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to, without any further consent of any Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement and any Other Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and, to the extent applicable, the ABL Intercreditor Agreement, and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The Lenders irrevocably agree that (x) the Agents may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted and (y) the ABL Intercreditor Agreement and any Other Intercreditor Agreement entered into by either Agent shall be binding on the Lenders, and each Lender hereby agrees that it will take no actions contrary to the provisions of any Intercreditor Agreement.
9.2 Delegation of Duties
. Each Agent may execute any of its duties under the applicable Loan Documents by or through any of its branches, agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care. Each Agent and any such agent or attorney-in-fact may perform any and all of its duties by or through their respective Related Persons. The exculpatory provisions of this Section shall apply to any such agent or attorney-in-fact and to the Related Persons of each Agent and any such agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
9.3 Exculpatory Provisions
. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder or the creation, perfection or priority of any Lien purported to be created by the Security Documents or the value or the sufficiency of any Collateral. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party, nor shall any Agent be required to take any action that, in its opinion or the opinion of its counsel, may expose

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it to liability that is not subject to indemnification under Section 10.5 or that is contrary to any Loan Document or applicable law.
9.4 Reliance by the Agents
. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agents. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under the applicable Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under the applicable Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. In determining compliance with any conditions hereunder to the making of a Loan~~, or the issuance of a Letter of Credit,~~ that by its terms must be fulfilled to the satisfaction of a ~~Lender, an Issuing Lender or Swingline~~ Lender, the Agents may presume that such condition is satisfactory to such Lender~~, Issuing Lender or Swingline Lender~~ unless the Administrative Agent shall have received notice to the contrary from such Lender~~, Issuing Lender, or Swingline Lender~~ prior to the making of such Loan ~~or the issuance of such Letter of Credit~~.
9.5 Notice of Default
. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility); provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6 Non-Reliance on Agents and Other Lenders

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. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the applicable Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of either Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
9.7 Indemnification
. The Lenders severally agree to indemnify each Agent~~, any Issuing Lender and Swingline Lender~~ in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent~~, any Issuing Lender or Swingline Lender~~ in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent~~, any Issuing Lender or Swingline Lender~~ under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s~~, Issuing Lender’s or Swingline Lender’s~~ gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

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9.8 Agent in Its Individual Capacity
. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans ~~or Swingline Loan~~ made or renewed by it ~~and with respect to any Letter of Credit issued or participated in by it,~~ each Agent shall have the same rights and powers under the applicable Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
9.9 Successor Agents
.
(a) Subject to the appointment of a successor as set forth herein, any Agent may resign upon 30 days’ notice to the Lenders, the Borrower and the other Agent effective upon appointment of a successor Agent. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000 and shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such retiring Agent, and the retiring Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Agent shall have been so appointed by the Required Lenders with such consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be, with the qualifications set forth above. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
(b) If at any time either the Borrower or the Required Lenders determine that any Person serving as an Agent is a Defaulting Lender, the Borrower by notice to the Lenders and such Person or the Required Lenders by notice to the Borrower and such Person may, subject to the appointment of a successor as set forth herein, remove such Person as an Agent. If such Person is removed as an Agent, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such retiring Agent, and the retiring Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of

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the parties to this Agreement or any holders of the Loans. Such removal will, to the fullest extent permitted by applicable law, be effective on the date a replacement Agent is appointed.
(c) Any resignation by the Administrative Agent pursuant to this Section 9 shall also constitute its resignation as Collateral Agent ~~and, if applicable, Issuing Lender and Swingline Lender~~. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and~~, if applicable, Issuing Lender and Swingline Lender, provided that, to the extent such successor Administrative Agent is not capable of becoming an Issuing Lender, such successor shall not so succeed and become vested and another Issuing Lender may be appointed in accordance with clause (c) of the definition of “Issuing Lender”,~~ (ii) the retiring Collateral Agent~~, Issuing Lender and Swingline Lender~~ shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents~~, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for or to backstop the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.~~.
9.10 Authorization to Release Liens and Guarantees
. The Agents are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or Guarantee Obligations contemplated by Section 10.15.
9.11 Agents May File Proofs of Claim
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, to the maximum extent permitted by applicable law, each Agent (irrespective of whether the principal of any Loan ~~or L/C Obligation~~ shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether either Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a) to file a proof of claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans~~, L/C Obligations~~ and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders~~, the Issuing Lenders, the Swingline Lender~~ and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders~~, the Issuing Lenders, the Swingline Lender~~ and the Agents and their respective agents and counsel and all other amounts due the Lenders~~, the Issuing Lenders, the Swingline Lender~~ and the Agents under Sections 2.9~~, 3.3~~ and 10.5) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender~~, each Issuing Lender and the~~

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~~Swingline Lender~~ to make such payments to the Agents and, if either Agent shall consent to the making of such payments directly to the Lenders~~, Issuing Lenders and Swingline Lender,~~ to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to such Agent under Sections 2.9 and 10.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender~~, Issuing Lender or Swingline Lender~~ any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender~~, Issuing Lender or Swingline Lender~~ to authorize such Agent to vote in respect of the claim of any Lender~~, Issuing Lender or Swingline Lender~~ or in any such proceeding.
9.12 Specified Hedge Agreements, Specified Cash Management Obligations and Specified Additional Obligations
. Except as otherwise expressly set forth herein or in any Security Documents, to the maximum extent permitted by applicable law, no Person that obtains the benefits of any guarantee by any Guarantor of the Obligations or any Collateral with respect to any Specified Hedge Agreement entered into by it and the Borrower or any Subsidiary Guarantor or with respect to any Specified Cash Management Obligations or Specified Additional Obligations owed by the Borrower or any Subsidiary Guarantor to such Person shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than, if applicable, in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9 to the contrary, neither Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations arising under any Specified Hedge Agreement or with respect to Specified Cash Management Obligations or with respect to Specified Additional Obligations unless such Agent has received written notice of such obligations, together with such supporting documentation as it may request, from the applicable Person to whom such obligations are owed.
9.13 Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents
. None of the Joint Lead Arrangers, Joint Bookrunners, the Syndication Agent or the Co-Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities.
SECTION X. MISCELLANEOUS
10.1 Amendments and Waivers
.

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(a) Except to the extent otherwise expressly set forth in this Agreement (including Sections ~~2.25,~~ 2.26, 7.11 and 10.16) or the applicable Loan Documents, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.
The Required Lenders and each Loan Party party to the relevant Loan Document may, subject to the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or otherwise modifying any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Agents~~, the Issuing Lenders, the Swingline Lender~~ or the Lenders or of the Loan Parties or their Subsidiaries hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(A)  forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or premium payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby, which such consent of each Lender directly and adversely affected thereby shall be sufficient to effect such waiver without regard for a Required Lender consent;
(B)  amend, modify or waive any provision of paragraph (a) of this Section 10.1 without the written consent of all Lenders;
(C)  reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except as provided in Section 7.4(j)), release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders (except as expressly permitted hereby (including pursuant to Section 7.4 or 7.5) or by any Security Document);

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(D)  amend, modify or waive any provision of paragraph (a) or (c) of Section 2.18 or Section 6.6 of the Guarantee and Collateral Agreement without the written consent of all Lenders directly and adversely affected thereby;
(E)  amend, modify or waive any provision of paragraph (b) of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility directly and adversely affected thereby, which such Majority Facility Lenders consent under each applicable Facility shall be sufficient to effect such waiver as to the applicable Facility without regard for a Required Lender consent;
(F)  reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility, which consent shall be sufficient to effect such waiver under the applicable Facility without regard for a Required Lender consent;
(G)  amend, modify or waive any provision of Section 9 with respect to any Agent without the written consent of such Agent;
(H)  ~~amend, modify or waive any provision of Section 3 with respect to any Issuing Lender without the written consent of such Issuing Lender;~~[reserved]
(I)  with respect to the making of any Revolving Loan ~~or Swingline Loan or the issuance, extension or renewal of a Letter of Credit~~ after the Closing Date under a Revolving Facility, waive any of the conditions precedent set forth in Section 5.2 without the consent of the Majority Facility Lenders with respect to such Revolving Facility, which consent shall be sufficient to effect such waiver under the applicable Revolving Facility without regard for a Required Lender consent (it being understood and agreed, however, that the waiver of any Default or Event of Default effected with the requisite percentage of Lenders under the other provisions of this Section 10.1 shall be effective to waive such Default or Event of Default, despite the provisions of this clause (I) and following such waiver such Default or Event of Default shall be treated as cured for all purposes hereunder, including under Section 5.2 and this clause (I)); or
(J)  reduce any percentage specified in the definition of Required Revolving Lenders without the written consent of all Revolving Lenders, which consent of all Revolving Lenders shall be sufficient to effect such waiver without regard for a Required Lender consent; ~~or~~
~~(K)  amend, modify or waive any provision of Section 2.6 without the written consent of the Swingline Lender;~~
provided, further, that the consent of the applicable Majority Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different from such amendment that affects other Facilities.

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Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the ~~Issuing Lender, the~~ Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders~~, the Issuing Lender~~ and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Other Affiliates (other than Debt Fund Affiliates), except that (x) the Commitment of any such Defaulting Lender or any such Other Affiliate may not be increased or extended, the maturity of the Loans of any such Defaulting Lender or any such Other Affiliate may not be extended, the rate of interest on any of such Loans may not be reduced and the principal amount of any of such Loans may not be forgiven, in each case without the consent of such Defaulting Lender or such Other Affiliate and (y) any amendment, modification, waiver or other action that by its terms adversely affects any such Defaulting Lender or such Other Affiliate in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or such Other Affiliate than it is to, other affected Lenders shall require the consent of such Defaulting Lender or such Other Affiliate.
(b) Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (ii) to include appropriately, after the effectiveness of any such amendment (or amendment and restatement), the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Revolving Lenders, the Required Prepayment Lenders and Majority Facility Lenders, as applicable.
(c) In addition, notwithstanding the foregoing, this Agreement may be amended, with the written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the Borrower and the Lenders providing the relevant Refinancing Term Loans (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Term Loans hereunder (“Refinancing Term Loans”), which Refinancing Term Loans will be used to refinance all or any

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portion of the outstanding Term Loans of any Tranche (“Refinanced Term Loans”); provided, that:
(i) the aggregate principal amount of such Refinancing Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, discounts, premiums and expenses);
(ii) except as otherwise permitted by this clause (c) and the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity and amortization), all terms applicable to such Refinancing Term Loans shall be substantially identical to, or (when taken as a whole, as shall be determined in good faith by the Borrower) less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to such Refinanced Term Loans, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date; and
(iii) The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Term Loans shall be made, which shall be a date not less than 10 Business Days (or such shorter period as the Administrative Agent may agree to) after the date on which such notice is delivered to the Administrative Agent; provided, that no such Refinancing Term Loans shall be made, and no amendments relating thereto shall become effective, unless to the extent reasonably requested by the Administrative Agent, the Borrower shall deliver or cause to be delivered ~~documents of a type comparable to those described under clause (x) of Section 2.25(b).~~(A) customary legal opinions with respect to the due authorization, execution and delivery by the Borrower and each other Loan Party to be party thereto and the enforceability of this Agreement after such Refinancing Term Loans are made giving effect to the any such amendment, the non-conflict of the execution, delivery of and performance of payment obligations under such documentation with this Agreement and with the organizational documents of the Loan Parties and the effectiveness of the Guarantee and Collateral Agreement to create a valid security interest, and the effectiveness of specified other Security Documents to perfect such security interests, in specified Collateral to secure the Obligations, including the Refinancing Term Loans and (B) certified copies of the resolutions or other applicable corporate action of each applicable Loan Party approving its entry into such documents and the transactions contemplated thereby.
(d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the Borrower and the Lenders providing the relevant Refinancing Revolving Commitments (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Revolving Commitments hereunder (“Refinancing Revolving Commitments”), which Refinancing Revolving Commitments will be used to refinance or replace all or any portion of the Revolving Commitments hereunder (“Refinanced Revolving Commitments”); provided, that:

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(i) the aggregate amount of such Refinancing Revolving Commitments shall not exceed the aggregate amount of such Refinanced Revolving Commitments (plus accrued interest, fees, discounts, premiums and expenses); and
(ii) except as otherwise permitted by this clause (d) and the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity), all terms applicable to such Refinancing Revolving Commitments shall be substantially identical to, or (when taken as a whole, as shall be determined in good faith by the Borrower) less favorable to the Lenders providing such Refinancing Revolving Commitments than, those applicable to such Refinanced Revolving Commitments, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date. Any Refinancing Revolving Commitments that have the same terms shall constitute a single Tranche hereunder.
(e) The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Revolving Commitments shall become effective, which shall be a date not less than 10 Business Days (or such shorter period as the Administrative Agent may agree to) after the date on which such notice is delivered to the Administrative Agent; provided, that no such Refinancing Revolving Commitments, and no amendments relating thereto, shall become effective, unless to the extent reasonably requested by the Administrative Agent, the Borrower shall deliver or cause to be delivered ~~documents of a type comparable to those described under clause (x) of Section 2.25(b).~~(A) customary legal opinions with respect to the due authorization, execution and delivery by the Borrower and each other Loan Party to be party thereto and the enforceability of this Agreement after such Refinancing Revolving Commitments are made giving effect to the any such amendment, the non-conflict of the execution, delivery of and performance of payment obligations under such documentation with this Agreement and with the organizational documents of the Loan Parties and the effectiveness of the Guarantee and Collateral Agreement to create a valid security interest, and the effectiveness of specified other Security Documents to perfect such security interests, in specified Collateral to secure the Obligations, including the Refinancing Revolving Commitments and (B) certified copies of the resolutions or other applicable corporate action of each applicable Loan Party approving its entry into such documents and the transactions contemplated thereby.
(f) ~~(e)~~ Furthermore, notwithstanding the foregoing, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect, or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on the Platform to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

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(g) ~~(f)~~ Furthermore, notwithstanding the foregoing, this Agreement may be amended, supplemented or otherwise modified in accordance with Sections ~~2.25,~~ 2.26, 7.11 and 10.16.
(h) ~~(g)~~ Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of the Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49% of the amounts actually included in determining whether the threshold in the definition of Required Lenders has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.
(i) ~~(h)~~ The Lenders hereby agree that the Borrower may elect at any time after the Closing Date to replace the ABL Facility Agreement entered into on the Closing Date with a revolving credit facility or other debt agreement (a “Pari Passu Replacement Agreement”) that would be treated as an “ABL Facility Agreement” (as defined in and for the purposes of the applicable provisions of this Agreement) but that would not be asset-based and would be secured by all the Collateral on a pari passu basis with the Secured Obligations that are secured on a first-lien basis pursuant to an Other Intercreditor Agreement, provided that the aggregate principal amount thereunder is permitted by Section 7.2(aa). The Lenders hereby further agree that in connection with the establishment of a Pari Passu Replacement Agreement, this Agreement, the Guarantee and Collateral Agreement and the other Loan Documents may be amended, amended and restated, modified or supplemented to reflect such Pari Passu Replacement Agreement, in each case by the Administrative Agent (or Collateral Agent, as applicable) and the Borrower, but without the consent of any Lender.
(j) Notwithstanding the foregoing, any provision of Section 2.3 may not be amended, modified or waived without the prior written consent of each BrandCo Lender directly and adversely affected thereby, which consent shall be sufficient to effect such amendment, modification or waiver without regard for any Required Lender consent.
10.2 Notices; Electronic Communications
.
(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or posted to the Platform, or three Business Days after being deposited in the mail, postage prepaid, hand delivered or, in the case of telecopy notice, when sent (except in the case of a telecopy notice not given during normal business hours (New York time) for the recipient, which shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower or the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such Person or at such other address as may be hereafter notified by the respective parties hereto:

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The Borrower:
Revlon Consumer Products Corporation
One New York Plaza
New York, New York 10004
Attention: Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary
Telephone: [redacted]
Email: [redacted]

Attention: Siobhan Anderson Email: [redacted] Attention: Donald Eng Email: [redacted]
With a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: [redacted] ~~Telecopy:~~ [redacted] Telephone: [redacted] Email: [redacted]
Agents:	For loan borrowing notices, continuations, conversions, and payments: Citibank, N.A. 1615 Brett Road OPS III New Castle, DE 19720 Attention: Kimberly Shelton Email: [redacted]

For financial statements, certificates, other information:

Citibank, N.A.
CRMS Documentation Unit
580 Crosspoint Pkwy
Getzville, NY 14068
Email:  [redacted]
        [redacted]
        [redacted]
        [redacted]
        [redacted]
        [redacted]

With a copy (which shall not constitute notice) to:	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Attention: Eugene Mazzaro / Alfred Xue Telecopy: [redacted] Telephone: [redacted] Email: [redacted] [redacted]
provided, that any notice, request or demand to or upon the Agents, the Lenders or the Borrower shall not be effective until received~~; provided, further, notice addresses for Issuing Lenders and Swingline Lenders shall be set forth in the documents appointing such Issuing Lender or Swingline Lender~~.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by posting to the Platform or by any electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Any Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.
(c) The Borrower, each Agent and each Lender hereby acknowledges that (i) Holdings, the Borrower, the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders~~, the Issuing Lenders and the Swingline Lender~~ materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel

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who do not wish to receive information other than information that is publicly available, or not material with respect to Holdings, the Borrower or its Subsidiaries, or their respective securities, for purposes of the United States Federal and state securities laws (collectively, “Public Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that is Public Information and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent~~, the Issuing Lenders, the Swingline Lender~~ and the Lenders to treat such Borrower Materials as containing only Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided, that there is no requirement that the Borrower identify any such information as “PUBLIC.”
(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender~~, any Issuing Lender, the Swingline Lender~~ or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party or any of its Related Persons; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender~~, any Issuing Lender, the Swingline Lender~~ or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e) Each of the Borrower~~,~~ and the Administrative Agent~~, each Issuing Lender and the Swingline Lender~~ may change its address, telecopier or telephone number for notices and other communications hereunder by notice to such other Persons. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower~~,~~ and the Administrative Agent~~, each Issuing Lender and the~~

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~~Swingline Lender~~. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain information other than Public Information.
(f) The Administrative Agent~~, the Issuing Lenders, the Swingline Lender~~ and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of borrowing) believed in good faith by the Administrative Agent to be given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.3 No Waiver; Cumulative Remedies
.
(a) No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders~~, the Issuing Lenders and the Swingline Lender~~; provided, however, that the foregoing shall not prohibit (i) each Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) ~~each Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender, as the case may be) hereunder and under the other Loan Documents and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii)~~ any Lender from exercising setoff rights in accordance

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with Section 10.7(b) (subject to the terms of Section 10.7(a)), or (~~iv~~iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law.
10.4 Survival of Representations and Warranties
. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5 Payment of Expenses; Indemnification
. Except with respect to Taxes which are addressed in Section 2.20, the Borrower agrees:
(a) to pay or reimburse each Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification hereto or thereto, and, as to the Agents only, the administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of a single firm of counsel to the Agents (plus one firm of special regulatory counsel and one firm of local counsel per material jurisdiction as may reasonably be necessary in connection with collateral matters) in connection with all of the foregoing;
(b) to pay or reimburse each Lender and each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above (including all such costs and expenses incurred in connection with any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the documented fees and disbursements of a single firm of counsel and, if necessary, a single firm of special regulatory counsel and a single firm of local counsel per material jurisdiction as may reasonably be necessary, for the Agents and the Lenders, taken as a whole and, in the event of an actual or perceived conflict of interest, where the Agent or Lender affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional counsel for each Lender or Agent or group of Lenders or Agents subject to such conflict; and
(c) to pay, indemnify or reimburse each Lender, each Agent, each ~~Issuing Lender, the Swingline Lender, each~~ Joint Lead Arranger, each Joint Bookrunner and their respective Affiliates, and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in

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connection with any claim, action or proceeding (any of the foregoing, a “Proceeding”) relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above and the transactions contemplated hereby and thereby, including any of the foregoing relating to the use of proceeds of the Loans~~, Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit)~~ or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”);
provided, that, the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto), (ii) a material breach of the Loan Documents by such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto), (iii) disputes solely among Indemnitees or their Related Persons and not arising from any act or omission by any Parent Company, Holdings, Borrower or any of its Subsidiaries (it being understood that this clause (iii) shall not apply to the indemnification of an Agent or an Arranger in a suit involving an Agent or an Arranger, in each case, in its capacity as such, unless such suit has resulted from the gross negligence, bad faith or willful misconduct of such Agent or Arranger as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto)) or (iv) any settlement of any Proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, the Borrower shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 10.5.
No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other material distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
For purposes hereof, a “Related Person” of an Indemnitee means (i) if the Indemnitee is any Agent or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Agent and its Affiliates and their respective officers, directors, employees, agents and controlling Persons; provided, that solely for purposes of Section 9, references to each Agent’s Related Persons shall also include such Agent’s trustees and advisors, and (ii) if the Indemnitee is any Lender or any of its Affiliates or their respective partners that are natural persons,

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members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Lender and its Affiliates and their respective officers, directors, employees, agents and controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.
The agreements in this Section 10.5 shall survive repayment of the Obligations.
10.6 Successors and Assigns; Participations and Assignments
.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby ~~(including any Affiliate of any Issuing Lender that issues any Letter of Credit)~~, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than in accordance with Section 7.4(j)) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) subject to Sections 2.24 and 2.26(e), no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.
(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may, in compliance with applicable law, assign (other than to any Disqualified Institution or a natural person) to one or more assignees including an Other Affiliate, Holdings or any Subsidiary to the extent contemplated by Sections 10.6(g) and (h) (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that it shall be deemed reasonable for the Borrower to withhold such consent in respect of a prospective Lender if the Borrower reasonably believes such prospective Lender would constitute a Disqualified Institution) of:
(1) the Borrower; provided, that no consent of the Borrower shall be required for an assignment of (x) Term Loans to a Lender, an Affiliate of a Lender, or an Approved Fund (other than a Defaulting Lender), (y) Revolving Loans to a Revolving Lender, an Affiliate of a Revolving Lender, or an Approved Fund of a Revolving Lender (other than a Defaulting Lender) or (z) any Loan or Commitment if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, any other Person; provided, further, that a consent under this clause (A) shall be deemed given if the Borrower shall not have objected in writing to a proposed assignment within ten Business Days after receipt by it of a written notice thereof from the Administrative Agent; and

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(2) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (other than a Defaulting Lender)~~; and~~.
~~(3) in the case of an assignment under the Revolving Facility, each Issuing Lender and Swingline Lender.~~
(ii) Subject to Sections 2.24 and 2.26(e), assignments shall be subject to the following additional conditions:
(1) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than (x) $5,000,000, in the case of the Revolving Facility or (y) $1,000,000, in the case of the ~~Initial~~ Term ~~B~~ Facility, unless the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(2) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, via an electronic settlement system acceptable to the Administrative Agent and the Borrower (or, at the Borrower’s request, manually) together with a processing and recordation fee of $3,500 to be paid by either the applicable assignor or assignee (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided, that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds; and
(3) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and all applicable tax forms.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (I) a Lender, (II) an Affiliate of a Lender, (III) an entity or an Affiliate of an entity that administers or manages a Lender or (IV) an entity or an Affiliate of an entity that is the investment advisor to a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Institutions without the written consent of the Borrower.

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(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of Sections 2.19, 2.20, 2.21, 10.5 and 10.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6 (and will be required to comply therewith), other than any sale to a Disqualified Institution, which shall be null and void.
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans ~~and L/C Obligations~~ owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Borrower, the Administrative Agent~~, the Issuing Lenders, the Swingline Lender~~ and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive absent demonstrable error for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower~~, the Issuing Lenders, the Swingline Lender~~ and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption or Affiliate Lender Assignment and Assumption, as applicable, executed by an assigning Lender and an Assignee (except as contemplated by Sections 2.24 and 2.26(e)), the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 10.6 (unless waived by the Administrative Agent) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c) (i) Any Lender may, without the consent of any Person, in compliance with applicable law, sell participations (other than to any Disqualified Institution) to one or more banks or other entities (including Other Affiliates) (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent~~, the Issuing Lenders, the Swingline Lender~~ and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (if such Participant agrees to have related obligations thereunder (it being understood that the documentation required under Section 2.20 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Institutions without the written consent of the Borrower.
(ii) A Participant shall not be entitled to receive any greater payment under Section 2.19, 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater amounts. No Participant shall be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(e), (g) or (j), as (and to the extent) applicable, as if such Participant were a Lender (it being understood that the documentation required under Section 2.20 shall be delivered to the participating Lender).
(iii) Each Lender that sells a participation, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the name and addresses of each Participant, and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans~~, Letters of Credit~~ or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan~~, Letter of Credit~~ or other obligation is in registered form under

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Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (it its capacity as such) shall have no responsibility for maintaining a Participant Register.
(d) Any Lender may, without the consent of or notice to the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring the same (in the case of an assignment, following surrender by the assigning Lender of all Notes representing its assigned interests).
(f) The Borrower may prohibit any assignment if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee to determine whether any such filing or qualification is required or whether any assignment is otherwise in accordance with applicable law.
(g) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:
(i) no Default has occurred and is continuing or would result therefrom;
(ii) the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E hereto or such other form reasonably acceptable to the Administrative Agent and the Borrower (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;
(iii) after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 20% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase); and

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(iv) such Other Affiliate (other than Debt Fund Affiliates) shall (A) at the time of such assignment affirm the No Undisclosed Information Representation, (B) at all times thereafter be subject to the voting restrictions specified in Section 10.1 and (C) at the time of any sale by it of any portion of such Term Loans~~,~~ or Specified Refinancing ~~Term Loans or New~~ Term Loans (other than a sale to another Other Affiliate), affirm the No Undisclosed Information Representation.
(h) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans of any Tranche hereunder to Holdings or any of its Subsidiaries, but only if:
(i) (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders of the same Tranche on a pro rata basis or (B) such assignment is made as an Open Market Purchase;
(ii) no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment;
(iii) the relevant Auction Offeror shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that it does not have any material non-public information that has not been disclosed to the Term Lenders generally (other than to the extent any such Term Lender does not wish to receive material non-public information with respect to Holdings or its Subsidiaries or any of their respective securities) prior to such date;
(iv) immediately and automatically, without any further action on the part of Holdings or any of its Subsidiaries, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Lender to the relevant Auction Offeror, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and such Auction Offeror shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such assignment; and
(v) the relevant Auction Offeror shall not use the proceeds of any Revolving Facility for any such assignment.
(i) Except as provided in Sections 10.6(g) and (h), none of the Sponsor, any Other Affiliate, Holdings or any of its Subsidiaries may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Loans hereunder (and any such attempted acquisition shall be null and void).
(j) Notwithstanding anything to the contrary herein, (i) Other Affiliates (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender

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to which representatives of the Borrower are not then present, (ii) Other Affiliates (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrower or their representatives, (iii) no assignments in respect of the Revolving Facility may be made to the Sponsor or any Affiliate of the Sponsor and (iv) neither the Sponsor nor any Affiliate of the Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender.
(k) Notwithstanding anything to the contrary contained herein, the replacement of any Lender pursuant to Section 2.24 or 2.26(e) shall be deemed an assignment pursuant to Section 10.6(b) and shall be valid and in full force and effect for all purposes under this Agreement.
(l) Any assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or purchaser of such participation in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Joint Lead Arrangers, the Joint Bookrunners or the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.7 Adjustments; Set off
.
(a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this Section 10.7 shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement

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(including prepayments received pursuant to Sections 10.6(g) or (h)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
10.8 Counterparts
. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
10.9 Severability
. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10 Integration
. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof.
10.11 GOVERNING LAW
. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF

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LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
10.12 Submission to Jurisdiction; Waivers
. Each party hereto hereby irrevocably and unconditionally:
(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents ~~and any Letter of Credit~~ to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided, that nothing in this Agreement shall be deemed or operate to preclude (i) any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 10.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;
(b) consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages (provided, that such waiver shall not limit the indemnification obligations of the Loan Parties to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5).

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10.13 Acknowledgments
. The Borrower hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b) neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders;
(d) no advisory or agency relationship between it and any Agent or Lender (in their capacities as such) is intended to be or has been created in respect of any of the transactions contemplated hereby,
(e) the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, have an arms-length business relationship,
(f) the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents,
(g) each of the Agents and the Lenders is engaged in a broad range of transactions that may involve interests that differ from the interests of the Borrower and none of the Agents or the Lenders has any obligation to disclose such interests and transactions to the Borrower by virtue of any advisory or agency relationship, and
(h) none of the Agents or the Lenders (in their capacities as such) has advised the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including the validity, enforceability, perfection or avoidability of any aspect of any of the transactions contemplated hereby under applicable law, including the U.S. Bankruptcy Code or any consents needed in connection therewith), and none of the Agents or the Lenders (in their capacities as such) shall have any responsibility or liability to the Borrower with respect thereto and the Borrower has consulted with its own advisors regarding the foregoing to the extent it has deemed appropriate.
To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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10.14 Confidentiality
. Each of the Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby (including any potential amendments, modifications or waivers, or any request therefor), whether furnished before or after the Closing Date (“Confidential Information”), as strictly confidential and not to use Confidential Information for any purpose other than evaluating the Transactions and negotiating, making available, syndicating and administering this Agreement (the “Agreed Purposes”). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except:
(1)  to its partners that are natural persons, members that are natural persons, directors, officers, employees, counsel, advisors, trustees and Affiliates (collectively, the “Representatives”), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential, with the applicable Agent or Lender responsible for the breach of this Section 10.14 by such Representatives as if they were party hereto);
(2)  to any pledgee referred to in Section 10.6(d) and prospective Lenders and participants in connection with the syndication (including secondary trading) of the Facilities and Commitments and Loans hereunder (excluding any Disqualified Institution), in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms at least as favorable to the Borrower and its Affiliates as those contained in this Section 10.14;
(3)  to any party or prospective party (or their advisors) to any swap, derivative or similar transaction under which payments are made by reference to the Borrower and the Obligations, this Agreement or payments hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms at least as favorable to the Borrower and its Affiliates as those contained in this Section 10.14;
(4)  upon the request or demand of any Governmental Authority having or purporting to have jurisdiction over it;
(5)  in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided, that in the case of clauses (4) and (5), the disclosing Agent or Lender, as applicable, agrees, to the extent practicable and not prohibited by applicable Law, to notify the Borrower prior to such disclosure and cooperate with the Borrower in obtaining an appropriate protective order

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(except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority);
(6)  to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the Facilities;
(7)  information that has been publicly disclosed other than in breach of this Section 10.14;
(8)  to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or in connection with examinations or audits of such Lender;
(9)  to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents; provided, that each Agent and Lender uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such exercise of remedies and the recipient is informed of the confidential nature of the information;
(10)  to the extent the Borrower has consented to such disclosure in writing;
(11)  to any other party to this Agreement;
(12) to the extent that such information is received from a third party that is not, to such Agent or Lender’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrower and its Affiliates and their related parties;
(13)  to the extent that such information is independently developed by such Agent or Lender; or
(14)  by the Administrative Agent to the extent reasonably required or necessary to obtain a CUSIP for any Loans or Commitment hereunder, to the CUSIP Service Bureau.
Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrower and/or its Affiliates and (ii) the Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain

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material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Assumption, the provisions of this Section 10.14 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.
10.15 Release of Collateral and Guarantee Obligations; Subordination of Liens
.
(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party in a transaction permitted by this Agreement) or any Loan Party becoming an Excluded Subsidiary or ceasing to be a Subsidiary, all Liens and Guarantees on such assets or all assets of such Excluded Subsidiary (other than pursuant to clause (b) of the definition thereof) or former Subsidiary shall automatically terminate and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement or documentation in respect of Specified Cash Management Obligations or Specified Additional Obligations) execute and deliver all releases reasonably necessary or desirable (i) to evidence the release of Liens created in any Collateral being Disposed of in such Disposition (including any assets of any Loan Party that becomes an Excluded Subsidiary) or of such Excluded Subsidiary or former Subsidiary, as applicable, (ii) to provide notices of the termination of the assignment of any Property for which an assignment had been made pursuant to any of the Loan Documents which is being Disposed of in such Disposition or of such Excluded Subsidiary or former Subsidiary, as applicable, and (iii) to release the Guarantee and any other obligations under any Loan Document of any Person being Disposed of in such Disposition or which becomes an Excluded Subsidiary or former Subsidiary, as applicable; provided, that to the extent the Property being so Disposed has a Fair Market Value in excess of $25,000,000, the Borrower shall deliver a certificate of a Responsible Officer certifying that the Disposition is permitted by the Loan Documents. Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to the Borrower or any of its Restricted Subsidiaries) or of a Loan Party which becomes an Excluded Subsidiary or former Subsidiary, as applicable, shall no longer be deemed to be repeated once such Property is so Disposed of. In addition, upon the reasonable request of the Borrower in connection with (A) any Lien of the type permitted by Section 7.3(g) on Excluded Collateral to secure Indebtedness to be incurred pursuant to Section 7.2(c) (or pursuant to Section 7.2(d), 7.2(j), or 7.2(v) if such Indebtedness is of the type that is contemplated by Section 7.2(c)) if the holder of such Lien so requires, (B) any Lien securing Indebtedness pursuant to Section 7.2(t)(x) if the holder of such Lien so requires and pursuant to Section 7.2(t)(y) if the holder of such Lien so requires and if the holder of the applicable Indebtedness being refinanced also so requires, and in each case to the extent constituting Excluded Collateral, (C) any Lien of the type permitted by Sections 7.3(o), 7.3(r)(i), 7.3(t) or 7.3(bb), in each case, to the extent the obligations giving rise to such permitted Lien prohibit (or require the release of) the security interest of the Collateral Agent thereon and so long as such

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cash subject to such Lien is not included in the definition of Qualified Cash after giving effect thereto, or 7.3(kk) to the extent constituting Excluded Collateral, or (D) the ownership of joint ventures or other entities qualifying under clause (iv) of the definition of Excluded Equity Securities, the Collateral Agent shall execute and deliver all releases necessary or desirable to evidence that no Liens exist on such Excluded Collateral under the Loan Documents.
(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (x) obligations in respect of any Specified Hedge Agreement, Specified Cash Management Obligations or Specified Additional Obligations and (y) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired ~~and no Letter of Credit shall be outstanding that is not Cash Collateralized~~, upon the request of the Borrower, all Liens and Guarantee Obligations under any Loan Documents shall automatically terminate and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement or documentation in respect of Specified Cash Management Obligations or Specified Additional Obligations) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements, Specified Cash Management Obligations or Specified Additional Obligations or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.
(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.3.
10.16 Accounting Changes
. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial ratios, covenants, standards or terms in this Agreement, then following notice either from the Borrower to the Administrative Agent or from the Administrative Agent to the Borrower (which the Administrative Agent shall give at the request of the Required Lenders), the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition and covenant capacities shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If any such notices are given then,

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regardless of whether such notice is given prior to or following such Accounting Change, until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders and have become effective, all financial ratios, covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. Any amendment contemplated by the prior sentence shall become effective upon the consent of the Required Lenders, it being understood that a Lender shall be deemed to have consented to and executed such amendment if such Lender has not objected in writing within five Business Days following receipt of notice of execution of the applicable amendment by the Borrower and the Administrative Agent, it being understood that the posting of an amendment referred to in the preceding sentence electronically on the Platform to the Lenders shall be deemed adequate receipt of notice of such amendment. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, in each case, occurring after the Closing Date, including any change to IFRS contemplated by the definition of “GAAP.” Without limiting the foregoing, for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.
10.17 WAIVERS OF JURY TRIAL
. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT or the transactions contemplated hereby or thereby AND FOR ANY COUNTERCLAIM THEREIN.
10.18 USA PATRIOT ACT
. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107 56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the USA Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender or Agent reasonably promptly upon request from such Lender or Agent.
10.19 Effect of Certain Inaccuracies
. In the event that any financial statement delivered pursuant to Section 6.1(a) or (b) or any Compliance Certificate delivered pursuant to Section 6.2(b) is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Applicable Commitment Fee Rate for such Applicable Period, then (i) promptly

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following the correction of such financial statement by the Borrower, the Borrower shall deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin and Applicable Commitment Fee Rate for the Test Period preceding the delivery of such corrected financial statement and Compliance Certificate shall be determined based on the corrected Compliance Certificate for such Applicable Period and (iii) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest or commitment fees owing as a result of such increased Applicable Margin or Applicable Commitment Fee Rate for such Test Period. This Section 10.19 shall not limit the rights of the Administrative Agent or the Lenders hereunder, including under Section 8.1. Each of the parties hereto acknowledges that, as of the Closing Date, neither the Applicable Margin nor the Applicable Commitment Fee Rate is determined by reference to any financial ratio or metric reported on any financial statement delivered pursuant to Section 6.1(a) or (b) or any Compliance Certificate delivered pursuant to Section 6.2(b).
10.20 Interest Rate Limitation
. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.20 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
10.21 Payments Set Aside
. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent~~, any Issuing Lender, the Swingline Lender~~ or any Lender, or the Administrative Agent~~, any Issuing Lender, the Swingline Lender~~ or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent~~, such Issuing Lender, Swingline Lender~~ or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender~~, each Issuing Lender and the Swingline Lender~~ severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such

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payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders~~, the Issuing Lenders and the Swingline Lender~~ under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.22 Electronic Execution of Assignments and Certain Other Documents
. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other notices of borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.23 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(A) a reduction in full or in part or cancellation of any such liability;
(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be

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accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower
By:
Name:
Title:
REVLON, INC. (solely for purposes of Section 7A),
as Holdings
By:
Name:
Title:

CITIBANK, N.A..
as Administrative Agent and Collateral Agent
By:
Name:
Title:
CITIBANK, N.A.,
as a Lender
By:
Name:
Title:

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Execution Version
ANNEX B-2A
SCHEDULES TO AMENDED CREDIT AGREEMENT

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Execution Version
Schedule 2.1
to the Term Credit Agreement

Schedule 2.1
Commitments
On file with the Administrative Agent.

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Execution Version
Schedule 4.3
to the Term Credit Agreement

Schedule 4.3

Existence; Compliance with Law

None

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Execution Version
Schedule 4.4
to the Term Credit Agreement

Schedule 4.4

Consents, Authorization, Filings and Notices

None

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Execution Version
Schedule 4.6
to the Term Credit Agreement

Schedule 4.6

Litigation

None

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Schedule 4.8A
to the Term Credit Agreement

Schedule 4.8A
Excepted Property
None

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Schedule 4.8B
to the Term Credit Agreement

Schedule 4.8B
Owned Real Property1

Address
1501 Williamsboro Street, Oxford, NC 27565
5344 Overmyer Drive, Jacksonville, Florida
2210 Melson Avenue, Jacksonville Florida
Rail sidetrack adjacent to 5344 Overmyer Drive, Jacksonville Florida

1 Notwithstanding that the Florida properties may not individually have a FMV in excess of $10,000,000, the Borrower has elected to include them on this Schedule 4.8B.

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Schedule 4.14
to the Term Credit Agreement

Schedule 4.14
Subsidiaries
Attached.

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Schedule 4.17
UCC Filing Jurisdictions

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation
Revlon, Inc.	Delaware
Revlon Consumer Products Corporation	Delaware
Almay, Inc.	Delaware
Art & Science, Ltd.	Illinois
Bari Cosmetics, Ltd.	Delaware
Beautyge Brands USA, Inc. (f/k/a Colomer Beauty Brands USA, Inc.)	Delaware
Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Delaware
Charles Revson Inc.	New York
Creative Nail Design, Inc.	California
Cutex, Inc.	Delaware
North America Revsale Inc.	New York
OPP Products, Inc.	Delaware
Realistic Roux Professional Products Inc.	Delaware
Revlon Development Corp.	Delaware
Revlon Government Sales, Inc.	Delaware
Revlon International Corporation	Delaware
Revlon Professional Holding Company LLC	Delaware
RIROS Corporation	New York
RIROS Group Inc.	Delaware
Roux Laboratories, Inc.	New York
Roux Properties Jacksonville, LLC	Florida
SinfulColors Inc.	Delaware
DF Enterprises, Inc.	Delaware
Elizabeth Arden (Financing), Inc.	Delaware
Elizabeth Arden, Inc.	Florida
Elizabeth Arden International Holding, Inc.	Delaware
Elizabeth Arden Travel Retail, Inc.	Delaware
FD Management, Inc.	Delaware
RDEN Management, Inc.	Delaware
Elizabeth Arden Investments, LLC	Delaware
Elizabeth Arden NM, LLC	Delaware
Elizabeth Arden USC, LLC	Delaware
Elizabeth Arden (Canada) Limited	District of Columbia
Elizabeth Arden (UK) Ltd	District of Columbia
Revlon Canada Inc.	District of Columbia

Schedule 4.17
to the Term Credit Agreement

Trademarks and Patents	U.S. Patent and Trademark Office
Copyrights	U.S. Copyright Office
North Carolina Mortgage	Granville County, NC
Florida Mortgage	Duval County, FL

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Schedule 4.17
to the Term Credit Agreement

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Execution Version
ANNEX B-2B
EXHIBIT H TO AMENDED CREDIT AGREEMENT

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Execution Version
EXHIBIT H
[LENDER Letterhead]
REPURCHASE NOTICE
Citibank, N.A.,
as Administrative Agent
Address: _______
Attention: _______
Facsimile: _______

Revlon Consumer Products Corporation,
as Borrower
Address: _______
Attention: _______
Facsimile: _______
Re: Term Loan Repurchase under the Credit Agreement
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of September 7, 2016 (as modified by that certain Joinder Agreement, dated as of April 30, 2020, as further amended by that certain Amendment No. 1, dated as of May 7, 2020 and as further amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), each of the financial institutions or other entities from time to time party thereto (the “Lenders”) and Citibank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”) and each collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
        Pursuant to Section 2.3(b) of the Credit Agreement, [LEGAL NAME OF LENDER] (the “Repurchasing Lender”) hereby gives notice to the Administrative Agent and the Borrower that it desires to participate in a Term Loan Repurchase (the “Repurchase”) and hereby specifies the following information:

Repurchasing Lender’s Markit entity identifier number:	[ ]
Legal name of such Repurchasing Lender or such Repurchasing Lender’s Affiliate (if any) providing Additional Term B-2 Commitments (as defined in the BrandCo Credit Agreement) in connection with the Repurchase:
[ ]
Repurchasing Lender’s Excess Roll-up Amount as of the date hereof:	$[ ]
Applicable Tranche of Term Loans:	[ ]
Repurchase Amount:	$[ ]
Repurchasing Lender’s IRS Form W-9:	Attached as Annex I.

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This notice shall constitute a Repurchase Notice as contemplated under the Credit Agreement.

Very truly yours,
[NAME OF LENDER]
By:
_________________________________
Name:
Title:

Annex I

Repurchasing Lender’s IRS Form W-9

[ATTACHED]

ANNEX C
PARI PASSU INTERCREDITOR AGREEMENT

LEGAL_US_E # 147863226.8

Execution Version

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT
dated as of May 7, 2020
among
CITIBANK, N.A.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent,
JEFFERIES FINANCE LLC,
as Initial Other First Lien Representative and
as Initial Other First Lien Collateral Agent,
and
each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by
REVLON CONSUMER PRODUCTS CORPORATION,
as the Company and the other Grantors referred to herein

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TABLE OF CONTENTS
Page
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EXHIBITS
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Exhibit A Form of Joinder Agreement (Additional First Lien Debt / Replacement Credit Agreement / Replacement Initial Other First Lien Agreement)
Exhibit B  Form of Additional First Lien Debt / Replacement Credit Agreement Designation
Exhibit C Form of Joinder Agreement (Additional Grantors)

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This FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 7, 2020, among CITIBANK, N.A., as administrative agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Credit Agreement Representative”) and as collateral agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Credit Agreement Collateral Agent”), JEFFERIES FINANCE LLC, as Representative for the Initial Other First Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Other First Lien Representative”) and as collateral agent for the Initial Other First Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Other First Lien Collateral Agent”), and each additional Representative and Collateral Agent from time to time party hereto for the Other First Lien Claimholders of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors. Capitalized terms used in this Agreement have the meanings assigned to them in Article 1 below.
Reference is made to the Term Credit Agreement, dated as of September 7, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement”), among the Company, REVLON, INC. (“Holdings”), the lenders party thereto from time to time, the Initial Credit Agreement Representative, the Initial Credit Agreement Collateral Agent and the other parties named therein;
Pursuant to (a) that certain Holdings Term Loan Guarantee and Pledge Agreement dated as of September 7, 2016, Holdings has agreed to guarantee the Initial Credit Agreement Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement Holdings Guaranty”); and (b) that certain Initial Credit Agreement, the Company has agreed to cause certain current and future Subsidiaries to agree to guaranty the Initial Credit Agreement Obligations pursuant to that certain Term Loan Guarantee and Collateral Agreement, dated as of September 7, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement Subsidiary Guaranty”);
The obligations of the Company under the Initial Credit Agreement, the obligations of the Company and/or certain of its Affiliates under any Initial Credit Agreement Hedge Agreements, the Initial Credit Agreement Specified Cash Management Obligations and the Initial Credit Agreement Additional Obligations, the obligations of Holdings under the Initial Credit Agreement Holdings Guaranty and the obligations of the Subsidiary guarantors under the Initial Credit Agreement Subsidiary Guaranty will be secured on a first-priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guaranty thereof, the “Subsidiary Guarantors”), respectively, pursuant to the terms of the Initial Credit Agreement Collateral Documents (other than the Initial Other First Lien Specified Collateral (as defined below));
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Reference is made to the BrandCo Credit Agreement, dated as the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien Agreement”), among the Company, Holdings, the lenders party thereto from time to time, the Initial Other First Lien Representative, the Initial Other First Lien Collateral Agent and the other parties named therein;
Pursuant to (a) that certain Holdings Term Loan Guarantee and Pledge Agreement dated as of the date hereof, Holdings has agreed to guarantee the Initial Other First Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien Holdings Guaranty”) and (b) that certain Initial Other First Lien Agreement, the Company has agreed to cause certain current and future Subsidiaries to agree to guaranty the Initial Other First Lien Obligations pursuant to that certain Term Loan Guarantee and Collateral Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien Subsidiary Guaranty”);
The obligations of the Company under the Initial Other First Lien Agreement, the obligations of Holdings under the Initial Other First Lien Holdings Guaranty and the obligations of the Subsidiary guarantors under the Initial Other First Lien Subsidiary Guaranty will be secured on a first-priority basis by liens on substantially all the assets of the Company, Holdings, Beautyge II, LLC, Beautyge I and the Subsidiary Guarantors, respectively, pursuant to the terms of the Initial Other First Lien Collateral Documents;
The Initial Credit Agreement Documents and the Initial Other First Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Credit Agreement Representative (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial Credit Agreement Collateral Agent (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial Other First Lien Representative (for itself and on behalf of each other Initial Other First Lien Claimholder), the Initial Other First Lien Collateral Agent (for itself and on behalf of each other Initial Other First Lien Claimholder) and each Additional First Lien Representative and Additional First Lien Collateral Agent (in each case, for itself and on behalf of the Additional First Lien Claimholders of the applicable Series), intending to be legally bound, hereby agrees as follows:
ARTICLE I.

DEFINITIONS
a.Certain Defined Terms.
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Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Initial Credit Agreement (whether or not then in effect), and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Promissory Note, Instrument, Letter of Credit Right, Securities Entitlement, Securities Account and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:
•“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of September 7, 2016 among, the Company, Holdings, the subsidiaries of the Company party thereto from time to time, Citibank, N.A., as ABL Agent (as defined therein), the Initial Credit Agreement Representative and each Other Term Loan Agent (as defined therein) party thereto from time to time.
•“Additional First Lien Claimholders” has the meaning set forth in Section 5.14.
•“Additional First Lien Collateral Agent” means with respect to each Series of Other First Lien Obligations, each Replacement Initial Other First Lien Agreement and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as collateral agent (or the equivalent) for such Series of Other First Lien Obligations, Replacement Initial Other First Lien Agreement or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors from time to time in such capacity. If an Additional First Lien Collateral Agent is (x) the Collateral Agent under a Replacement Credit Agreement, it shall also be a Replacement Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent and (y) the Collateral Agent under a Replacement Initial Other First Lien Agreement, it shall also be a Replacement Initial Other First Lien Agreement Collateral Agent and the Initial Other First Lien Agreement Collateral Agent, otherwise it shall be an Other First Lien Collateral Agent.
•“Additional First Lien Debt” has the meaning set forth in Section 5.14.
•“Additional First Lien Representative” means with respect to each Series of Other First Lien Obligations, each Replacement Initial Other First Lien Agreement and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as administrative agent, trustee or in a similar capacity for such Series of Other First Lien Obligations, Replacement Initial Other First Lien Agreement or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors from time to time in such capacity. If an Additional First Lien Representative is (x) the Representative under a Replacement Credit Agreement, it shall also be a Replacement Credit Agreement Representative and the Credit Agreement Representative and (y) the Representative under a Replacement Initial Other First Lien Agreement, it shall also be a Replacement Initial Other First Lien Agreement Representative and the Initial Other First Lien Agreement Representative, otherwise it shall be an Other First Lien Representative.
•“Agreement” has the meaning set forth in the introductory paragraph hereto.
•“Applicable Collateral Agent” means:
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b.until the earlier of (x) the Discharge of Initial Other First Lien Agreement and (y) the Non-Controlling Representative Enforcement Date, the Initial Other Collateral Agent and
c.from and after the earlier of (x) the Discharge of Initial Other First Lien Agreement and (y) the Non-Controlling Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Representative.
•“Applicable Representative” means:
d.until the earlier of (x) the Discharge of Initial Other First Lien Agreement and (y) the Non-Controlling Representative Enforcement Date, the Initial Other First Lien Representative and
e.from and after the earlier of (x) the Discharge of Initial Other First Lien Agreement and (y) the Non-Controlling Representative Enforcement Date, the Major Non-Controlling Representative.
•“Bankruptcy Case” has the meaning set forth in Section 2.5(b).
•“Bankruptcy Code” means Title 11 of the United States Code, as amended.
•“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
•“Board of Directors” means:
f.with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
g.with respect to a partnership, the board of directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function;
h.with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and
i.with respect to any other Person, the board or committee of such Person serving a similar function.
•“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
•“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.
•“Collateral Agent” means:
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j.in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent (which in the case of the Initial Credit Agreement Obligations shall be the Initial Credit Agreement Collateral Agent and in the case of any Replacement Credit Agreement shall be the Replacement Credit Agreement Collateral Agent) and
k.in the case of the Other First Lien Obligations, the Other First Lien Collateral Agent (which in the case of the Initial Other First Lien Obligations shall be the Initial Other First Lien Collateral Agent and in the case of any other Series of Other First Lien Obligations shall be the Additional First Lien Collateral Agent for such Series).
•“Company” has the meaning set forth in the introductory paragraph to this Agreement.
•“Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the Uniform Commercial Code of any applicable jurisdiction) of any Collateral Agent (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any applicable jurisdiction. Control Collateral includes any Deposit Accounts, Securities Accounts, Securities Entitlements, Commodity Accounts, Commodity Contracts, Letter of Credit Rights or Electronic Chattel Paper over which any Collateral Agent has “control” under the applicable Uniform Commercial Code.
•“Controlling Claimholders” means:
l.at any time when the Initial Other First Lien Agreement Collateral Agent is the Applicable Collateral Agent, the Initial Other First Lien Agreement Claimholders and
m.at any other time, the Series of First Lien Claimholders whose Collateral Agent is the Applicable Collateral Agent.
•“Credit Agreement” means:
n.the Initial Credit Agreement and
o.each Replacement Credit Agreement.
•“Credit Agreement Claimholders” means:
p.the Initial Credit Agreement Claimholders and
q.the Replacement Credit Agreement Claimholders.
•“Credit Agreement Collateral Agent” means:
r.the Initial Credit Agreement Collateral Agent and
s.the Replacement Credit Agreement Collateral Agent under any Replacement Credit Agreement.
•“Credit Agreement Collateral Documents” means:
t.the Initial Credit Agreement Collateral Documents and
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u.the Replacement Credit Agreement Collateral Documents.
•“Credit Agreement Documents” means:
v.the Initial Credit Agreement Documents and
w.the Replacement Credit Agreement Documents.
•“Credit Agreement Obligations” means:
x.the Initial Credit Agreement Obligations and
y.the Replacement Credit Agreement Obligations.
•“Credit Agreement Representative” means:
z.the Initial Credit Agreement Representative and
aa.the Replacement Credit Agreement Representative under any Replacement Credit Agreement.
•“Declined Liens” has the meaning set forth in Section 2.11(a).
•“Default” means a “Default” (or similarly defined term) as defined in any First Lien Document.
•“Designation” means a designation of Additional First Lien Debt and, if applicable, the designation of a Replacement Credit Agreement, in each case, in substantially the form of Exhibit B attached hereto.
•“DIP Financing” has the meaning set forth in Section 2.5(b).
•“DIP Financing Liens” has the meaning set forth in Section 2.5(b).
•“DIP Lenders” has the meaning set forth in Section 2.5(b).
•“Discharge” means, with respect to any Series of First Lien Obligations, that such Series of First Lien Obligations is no longer secured by, and no longer required to be secured by, any Shared Collateral pursuant to the terms of the applicable First Lien Documents for such Series of First Lien Obligations. The term “Discharged” shall have a corresponding meaning.
•“Discharge of Initial Other First Lien Agreement” means, except to the extent otherwise provided in Section 2.6, the Discharge of the Initial Other First Lien Obligations; provided that the Discharge of Initial Other First Lien Agreement shall be deemed not to have occurred if a Replacement Initial Other First Lien Agreement is entered into until, subject to Section 2.6, the Replacement Initial Other First Lien Obligations shall have been Discharged.
•“Equity Release Proceeds” has the meaning set forth in Section 2.4(a).
•“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any First Lien Document.
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•“First Lien Claimholders” means:
ab.the Credit Agreement Claimholders and
ac.the Other First Lien Claimholders with respect to each Series of Other First Lien Obligations.
•“First Lien Collateral Documents” means, collectively:
ad.the Credit Agreement Collateral Documents and
ae.the Other First Lien Collateral Documents.
•“First Lien Documents” means:
af.the Credit Agreement Documents,
ag.the Initial Other First Lien Documents and
ah.each other Other First Lien Document.
•“First Lien Obligations” means, collectively,
ai.the Credit Agreement Obligations and
aj.each Series of Other First Lien Obligations.
•“GAAP” means generally accepted accounting principles in the United States as in effect from time to time. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, to use IFRS in lieu of GAAP for financial reporting purposes and the Company notifies each Representative that it will effect such change, effective from and after the date on which such transition from GAAP to IFRS is completed by the Company, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the required transition date or the date specified in such notice, as the case may be, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition.
•“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any First Lien Claimholder, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any supranational bodies (including the European Union and the European Central Bank).
•“Grantors” means Holdings, the Company and each Subsidiary of the Company which has granted a security interest pursuant to any First Lien Collateral Document to secure any Series of First Lien Obligations.
•“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the
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Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
•“Impairment” has the meaning set forth in Section 2.1(b)(ii).
•“Indebtedness” means indebtedness in respect of borrowed money.
•“Initial Credit Agreement” has the meaning set forth in the second paragraph of this Agreement.
•“Initial Credit Agreement Additional Obligations” means the Specified Additional Obligations as defined in the Initial Credit Agreement.
•“Initial Credit Agreement Cash Management Obligations” means the Specified Cash Management Obligations as defined in the Initial Credit Agreement.
•“Initial Credit Agreement Claimholders” means the holders of any Initial Credit Agreement Obligations, including the “Secured Parties” as defined in the Initial Credit Agreement or in the Initial Credit Agreement Collateral Documents and the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent.
•“Initial Credit Agreement Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.
•“Initial Credit Agreement Collateral Documents” means the Security Documents (as defined in the Initial Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
•“Initial Credit Agreement Documents” means the Initial Credit Agreement, each Initial Credit Agreement Collateral Document and the other Loan Documents (as defined in the Initial Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Initial Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
•“Initial Credit Agreement Hedge Agreement” means a “Specified Hedge Agreement” as defined in the Initial Credit Agreement.
“Initial Credit Agreement Obligations” means:
ak.the sum of:
i.all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Initial Credit Agreement,
ii.all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Initial Credit Agreement,
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iii.all obligations with respect to Specified Hedge Agreements (as defined in the Initial Credit Agreement) and
iv.all Initial Credit Agreement Cash Management Obligations and all Initial Credit Agreement Additional Obligations,
v.all guarantee obligations, fees, expenses and all other obligations under the Initial Credit Agreement and the other Initial Credit Agreement Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and
al.to the extent any payment with respect to any Initial Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Initial Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.
To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Initial Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Initial Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Initial Credit Agreement Obligations”.
•“Initial Credit Agreement Representative” has the meaning set forth in the introductory paragraph to this Agreement.
•“Initial Other First Lien Agreement” has the meaning set forth in the fifth paragraph of this Agreement.
•“Initial Other First Lien Claimholders” means the holders of any Initial Other First Lien Obligations, including the “Secured Parties” as defined in the Initial Other First Lien Agreement or in the Initial Other First Lien Collateral Documents, the Initial Other First Lien Representative and the Initial Other First Lien Collateral Agent.
•“Initial Other First Lien Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.
•“Initial Other First Lien Collateral Documents” means the Security Documents (as defined in the Initial Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
•“Initial Other First Lien Documents” means the Initial Other First Lien Agreement, each Initial Other First Lien Collateral Document and each of the other agreements, documents and instruments providing for or evidencing any other Initial Other First Lien Obligations, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
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•“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Documents.
•“Initial Other First Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.
•“Initial Other First Lien Specified Collateral” means “BrandCo Collateral” as defined in the Initial Other First Lien Agreement as in effect on the date hereof.
•“Insolvency or Liquidation Proceeding” means:
am.any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;
an.any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;
ao.any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
ap.any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
•“Intervening Creditor” has the meaning set forth in Section 2.1(b)(i).
•“Joinder Agreement” means a document in the form of Exhibit A to this Agreement required to be delivered by a Representative to each Collateral Agent and each other Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations (including the Credit Agreement) and bind First Lien Claimholders hereunder.
•“Junior Lien Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens.
•“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
•“Major Non-Controlling Representative” means the Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First Lien Obligations (provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.
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•“Non-Controlling Claimholders” means the First Lien Claimholders which are not Controlling Claimholders.
•“Non-Controlling Representative” means, at any time, each Representative that is not the Applicable Representative at such time.
•“Non-Controlling Representative Enforcement Date” means, with respect to any Non-Controlling Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Representative was the Major Non-Controlling Representative) after the occurrence of both:
aq.an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) and
ar.each Collateral Agent’s and each other Representative’s receipt of written notice from such Non-Controlling Representative certifying that
i.such Non-Controlling Representative is the Major Non-Controlling Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) has occurred and is continuing and
ii.the First Lien Obligations of the Series with respect to which such Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document;
provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred
(1)  at any time the Applicable Collateral Agent acting on the instructions of the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral,
(2)  at any time the Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding,
(3)  if such Non-Controlling Representative subsequently rescinds or withdraws the written notice provided for in clause (ii), or
(4) with respect to any ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), at any time the Applicable Collateral Agent is prohibited under the ABL Intercreditor Agreement from exercising remedies with respect thereto and for 180 days thereafter.
•“Non-Shared Collateral” means, with respect to a Series of First Lien Obligations, Collateral that is not Shared Collateral or other Collateral excluded pursuant to Section 2.11(c). As of the date hereof, as between the Initial Credit Agreement Obligations and the Initial Other First Lien Obligations, the only Non-Shared Collateral is the Initial Other First Lien Specified Collateral.
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•“Other First Lien Agreement” means any indenture, notes, credit agreement or other agreement, document (including any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Other First Lien Agreement) or instrument, including the Initial Other First Lien Agreement, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14. For avoidance of doubt, neither the Initial Credit Agreement nor any Replacement Credit Agreement shall constitute an Other First Lien Agreement.
•“Other First Lien Claimholder” means the holders of any Other First Lien Obligations and any Representative and Collateral Agent with respect thereto and shall include the Initial Other First Lien Claimholders.
•“Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Collateral Agent.
•“Other First Lien Collateral Documents” means the Security Documents or Collateral Documents or similar term (in each case as defined in the applicable Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
•“Other First Lien Documents” means, with respect to the Initial Other First Lien Obligations or any Series of Other First Lien Obligations, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Collateral Documents applicable thereto and each other agreement, document and instrument providing for or evidencing any other Other First Lien Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14 hereto.
•“Other First Lien Obligations” means all amounts owing to any Other First Lien Claimholder (including any Initial Other First Lien Claimholder) pursuant to the terms of any Other First Lien Document (including the Initial Other First Lien Documents), including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. Other First Lien Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor. For avoidance of doubt, neither the Initial Credit Agreement Obligations nor any Replacement Credit Agreement Obligations shall constitute Other First Lien Obligations.
•“Other First Lien Representative ” means each of the Representatives other than the Initial Credit Agreement Representative or the Replacement Credit Agreement Representative.
•“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
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•“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the First Lien Collateral Documents.
•“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Credit Agreement Documents or Other First Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
•“Proceeds” has the meaning set forth in Section 2.1(a).
•“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
•“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
•“Replacement Credit Agreement” means any loan agreement, indenture or other agreement that:
as.Refinances the Credit Agreement in accordance with Section 2.8 hereof so long as, after giving effect to such Refinancing, the agreement that was the Credit Agreement immediately prior to such Refinancing is no longer secured, and no longer required to be secured, by any of the Collateral and
at.becomes the Credit Agreement hereunder by designation as such pursuant to Section 5.14.
•“Replacement Credit Agreement Additional Obligations” means the Specified Additional Obligations or similar term as defined in the Replacement Credit Agreement.
•“Replacement Credit Agreement Cash Management Agreements” means the “Cash Management Agreements” or “Banking Product Obligations” or any similar term as defined in the Replacement Credit Agreement.
•“Replacement Credit Agreement Claimholders” means the holders of any Replacement Credit Agreement Obligations, including the “Secured Parties” as defined in the Replacement Credit Agreement or in the Replacement Credit Agreement Collateral Documents and the Replacement Credit Agreement Representative and Replacement Credit Agreement Collateral Agent.
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•“Replacement Credit Agreement Collateral Agent” means, in respect of any Replacement Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Credit Agreement.
•“Replacement Credit Agreement Collateral Documents” means the Security Documents or Collateral Documents or similar term (as defined in the Replacement Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Replacement Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
•“Replacement Credit Agreement Documents” means the Replacement Credit Agreement, each Replacement Credit Agreement Collateral Document and the other Loan Documents or similar term (as defined in the Replacement Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Replacement Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
•“Replacement Credit Agreement Hedge Agreement” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, but excluding long term agreements for the purchase of goods and services entered into in the ordinary course of business, entered into with a “Hedge Bank” or any similar term (as defined in the Replacement Credit Agreement) in order to satisfy the requirements of the Replacement Credit Agreement or otherwise as permitted under the Replacement Credit Agreement Documents and secured under the Replacement Credit Agreement Collateral Documents.
•“Replacement Credit Agreement Obligations” means:
au.the sum of:
i.all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Replacement Credit Agreement,
ii.all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Replacement Credit Agreement,
iii.all obligations with respect to Replacement Credit Agreement Hedge Agreements,
iv.all Replacement Credit Agreement Cash Management Obligations and Replacement Credit Agreement Additional Obligations and
v.all guarantee obligations, fees, expenses and all other obligations under the Replacement Credit Agreement and the other Replacement Credit Agreement Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and
av.to the extent any payment with respect to any Replacement Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any
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respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Replacement Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Replacement Credit Agreement Obligations”.
•“Replacement Credit Agreement Representative” means, in respect of any Replacement Credit Agreement, the administrative agent, trustee or person serving in similar capacity under the Replacement Credit Agreement.
•“Replacement Initial Other First Lien Agreement” means any loan agreement, indenture or other agreement that:
aw.Refinances the Initial Other First Lien Agreement in accordance with Section 2.8 hereof so long as, after giving effect to such Refinancing, the agreement that was the Initial Other First Lien Agreement immediately prior to such Refinancing is no longer secured, and no longer required to be secured, by any of the Collateral and
ax.becomes the Initial Other First Lien Agreement hereunder by designation as such pursuant to Section 5.14.
•“Replacement Initial Other First Lien Agreement Claimholders” means the holders of any Replacement Initial Other First Lien Agreement Obligations, including the “Secured Parties” as defined in the Replacement Initial Other First Lien Agreement or in the Replacement Initial Other First Lien Agreement Collateral Documents and the Replacement Initial Other First Lien Agreement Representative and Replacement Initial Other First Lien Agreement Collateral Agent.
•“Replacement Initial Other First Lien Agreement Collateral Agent” means, in respect of any Replacement Initial Other First Lien Agreement, the collateral agent or person serving in similar capacity under such Replacement Initial Other First Lien Agreement.
•“Replacement Initial Other First Lien Agreement Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (as defined in the Replacement Initial Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Replacement Initial Other First Lien Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
• “Replacement Initial Other First Lien Agreement Documents” means the Replacement Initial Other First Lien Agreement, each Replacement Initial Other First Lien Agreement Collateral Document and the other “Loan Documents” or similar term (as defined in the Replacement Initial Other First Lien Agreement), and each of the other agreements, documents and instruments providing for or
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evidencing any other Replacement Initial Other First Lien Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
•“Replacement Initial Other First Lien Obligations” means:
ay.the sum of:
i.all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Replacement Initial Other First Lien Agreement,
ii.all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Replacement Initial Other First Lien Agreement, and
iii.all guarantee obligations, fees, expenses and all other obligations under the Replacement Initial Other First Lien Agreement and the other Replacement Initial Other First Lien Agreement Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and
az.to the extent any payment with respect to any Replacement Initial Other First Lien Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Replacement Initial Other First Lien Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Replacement Initial Other First Lien Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Replacement Initial Other First Lien Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Replacement Initial Other First Lien Agreement Obligations”.
•“Replacement Initial Other First Lien Agreement Representative” means, in respect of any Replacement Initial Other First Lien Agreement, the administrative agent, trustee or person serving in similar capacity under such Replacement Initial Other First Lien Agreement.
•“Representative” means, at any time,
ba.in the case of any Initial Credit Agreement Obligations or the Initial Credit Agreement Claimholders, the Initial Credit Agreement Representative,
bb.in the case of any Replacement Credit Agreement Obligations or the Replacement Credit Agreement Claimholders, the Replacement Credit Agreement Representative,
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bc.in the case of any Replacement Initial Other First Lien Agreement Obligations or the Replacement Initial Other First Lien Agreement Claimholders, the Replacement Initial Other First Lien Agreement Representative,
bd.in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Claimholders, the Initial Other First Lien Representative, and
be.in the case of any other Series of Other First Lien Obligations or Other First Lien Claimholders of such Series that becomes subject to this Agreement after the date hereof, the Additional First Lien Representative for such Series.
•“Responsible Officer” means any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer, Controller or any other Person in the Treasury Department at the level of Vice President or higher of the relevant Person.
•“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
•“Series” means:
bf.with respect to the First Lien Claimholders, each of:
i.the Initial Credit Agreement Claimholders (in their capacities as such),
ii.the Initial Other First Lien Claimholders (in their capacities as such),
iii.the Replacement Credit Agreement Claimholders (in their capacities as such),
iv.the Replacement Initial Other First Lien Agreement Claimholders (in their capacities as such), and
v.the Other First Lien Claimholders (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Other First Lien Claimholders) and
bg.with respect to any First Lien Obligations, each of:
i.the Initial Credit Agreement Obligations,
ii.the Initial Other First Lien Obligations,
iii.the Replacement Credit Agreement Obligations,
iv.the Replacement Initial Other First Lien Agreement Obligations and
v.the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Other First Lien Obligations).
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•“Shared Collateral” means, at any time, subject to Section 2.1(e) hereof, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Representatives or Collateral Agents on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time.
• “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that any joint venture that is not required to be consolidated with the Company and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.
•“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
•“Underlying Assets” has the meaning set forth in Section 2.4(a).
bh.Rules of Interpretation.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise,
1.any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof,
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2.any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time,
3.the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,
4.all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement,
5.unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and
6.the term “or” is not exclusive.
ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL
bi.Priority of Claims.
7.Anything contained herein or in any of the First Lien Documents to the contrary notwithstanding (but subject to Sections 2.1(b) and 2.11(c)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any Shared Collateral or Equity Release Proceeds received by any First Lien Claimholder or received by the Applicable Collateral Agent or any First Lien Claimholder pursuant to any such intercreditor agreement or otherwise with respect to such Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following clause THIRD below) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) or otherwise (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Collateral Agent and not returned to any Grantor under any First Lien Document being collectively referred to as “Proceeds”), subject to the ABL Intercreditor Agreement, shall be applied by the Applicable Collateral Agent in the following order:
i.FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, including all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) in connection with
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such collection or sale or otherwise in connection with this Agreement, any other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Document and all fees and indemnities owing to such Collateral Agents and Representatives, ratably to each such Collateral Agent and Representative in accordance with the amounts payable to it pursuant to this clause FIRST;
ii.SECOND, subject to Sections 2.1(b) and 2.11(c), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other First Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the First Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Representatives of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such First Lien Obligations owing to each such respective Representative and the other First Lien Claimholders represented by it for distribution by such Representative in accordance with its respective First Lien Documents; and
iii.THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same, including pursuant to any Junior Lien Intercreditor Agreement, if applicable.
If, despite the provisions of this Section 2.1(a), any First Lien Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.1(a), such First Lien Claimholder shall hold such payment or recovery in trust for the benefit of all First Lien Claimholders for distribution in accordance with this Section 2.1(a).
8.Intervening Creditor
iv.Notwithstanding the foregoing, with respect to any Shared Collateral or Equity Release Proceeds for which a third party (other than a First Lien Claimholder) has a Lien that is junior in priority to the Lien of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral, Equity Release Proceeds or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral, Equity Release Proceeds or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.
v.In furtherance of the foregoing and without limiting the provisions of Sections 2.3 and 2.9, it is the intention of the First Lien Claimholders of each Series that the holders of
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First Lien Obligations of such Series (and not the First Lien Claimholders of any other Series)
a.bear the risk of any determination by a court of competent jurisdiction that
a.any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations),
b.any of the First Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or
c.any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and
b.not take into account for purposes of this Agreement the existence of any Collateral (other than Equity Release Proceeds) for any other Series of First Lien Obligations that is not Shared Collateral
(any such condition referred to in the foregoing clauses (A) or (B) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.
9.It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the First Lien Claimholders of any Series.
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10.Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 2.1(b)), each First Lien Claimholder hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.
11.Notwithstanding anything in this Agreement or any other First Lien Document to the contrary, prior to the Discharge of the Credit Agreement Obligations, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit pursuant to the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.
bj.Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
12.Notwithstanding Section 2.1,
vi.only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral),
vii.the Applicable Collateral Agent shall act only on the instructions of the Applicable Representative and shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Representative (or any other First Lien Claimholder other than the Applicable Representative) and
viii.no Other First Lien Claimholder shall or shall instruct any Collateral Agent to, and any other Collateral Agent that is not the Applicable Collateral Agent shall not, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any First Lien Collateral Document (other than the First Lien Collateral Documents applicable to the Applicable Collateral Agent), applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the First Lien Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.
13.Without limiting the provisions of Section 4.2, each Representative and Collateral Agent that is not the Applicable Collateral Agent hereby appoints the Applicable Collateral
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Agent as its agent and authorizes the Applicable Collateral Agent to exercise any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.
14.Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations granted on the Shared Collateral, the Applicable Collateral Agent (acting on the instructions of the Applicable Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Shared Collateral. No Non-Controlling Representative, Non-Controlling Claimholder or Collateral Agent that is not the Applicable Collateral Agent will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders or any other exercise by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Claimholder, Collateral Agent or Representative with respect to any Collateral not constituting Shared Collateral.
15.[Reserved].
16.Each of the First Lien Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair
ix.the rights of any Collateral Agent or any Representative to enforce this Agreement or
x.the rights of any First Lien Claimholder to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.
bk.No Interference; Payment Over; Exculpatory Provisions.
17.Each First Lien Claimholder agrees that
xi.it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder from challenging or questioning the validity or enforceability of any First Lien Obligations constituting
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unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code,
xii.it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent,
xiii.except as provided in Section 2.2, it shall have no right to and shall not otherwise
c.direct the Applicable Collateral Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or
d.consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Collateral Agent or any other First Lien Claimholder represented by it of any right, remedy or power with respect to any Collateral,
xiv.it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Claimholder represented by it seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral and
xv.it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;
provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Claimholder to (x) enforce this Agreement or (y) contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.
18.Each First Lien Claimholder hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Claimholders having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.1(a) hereof, provided, however, that the foregoing shall not apply to any Shared Collateral purchased by any First Lien Claimholder for cash pursuant to any exercise of remedies permitted hereunder.
19.None of the Applicable Collateral Agent, any Applicable Representative or any other First Lien Claimholder shall be liable for any action taken or omitted to be taken by the
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Applicable Collateral Agent, such Applicable Representative or any other First Lien Claimholder with respect to any Collateral in accordance with the provisions of this Agreement.
bl.Automatic Release of Liens.
20.If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Claimholders (or in favor of such other First Lien Claimholders if directly secured by such Liens) upon such Shared Collateral will automatically be released and discharged upon final conclusion of such disposition as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the Applicable Collateral Agent or related Applicable Representative of such Series of First Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of First Lien Obligations for which it serves as agent prior to a Discharge of such Series of First Lien Obligations, such guarantor also shall be released from its guarantee of all other First Lien Obligations. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Collateral Agent releases its Lien on the property or assets of such Person, then the Liens of each other Collateral Agent (or in favor of such other First Lien Claimholders if directly secured by such Liens) with respect to any Shared Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Applicable Collateral Agent are released; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Collateral Agent releases its Lien on the assets of such Person on which another Series of First Lien Obligations holds a Lien on any of the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of First Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to Section 2.1 hereof.
21.Without limiting the rights of the Applicable Collateral Agent under Section 4.2, each Collateral Agent and each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral, Underlying Assets or guarantee provided for in this Section.
bm.Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
22.This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or
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foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.
23.If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Claimholder (other than any Controlling Claimholder or any Representative of any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a Representative of the Controlling Claimholders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral and
xvi.to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens) are subordinated thereto, and
xvii.to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth herein, in each case so long as
(A) the First Lien Claimholders of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Claimholders (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case,
(B)  the First Lien Claimholders of each Series are granted Liens on any additional collateral pledged to any First Lien Claimholders as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens),
(C)  if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.1(a) of this Agreement, and
(D)  if any First Lien Claimholders are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1(a) of this Agreement;
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provided that
(x) the First Lien Claimholders of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Claimholders of such Series or its Representative that shall not constitute Shared Collateral (unless such Collateral fails to constitute Shared Collateral because (i) the Lien in respect thereof constitutes a Declined Lien with respect to such First Lien Claimholders or their Representative or Collateral Agent or (ii) such Collateral constitutes Initial Other First Lien Specified Collateral);
(y) the First Lien Claimholders receiving adequate protection shall not object to any other First Lien Claimholder receiving adequate protection comparable to any adequate protection granted to such First Lien Claimholders in connection with a DIP Financing or use of cash collateral; and
(z) until the Discharge of Initial Other First Lien Agreement, only the Initial Other First Lien Claimholders or their Representative shall be permitted to propose to provide a DIP Financing.
24.If any First Lien Claimholder is granted adequate protection
xviii.in the form of Liens on any additional collateral, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement,
xix.in the form of a superpriority or other administrative claim, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or
xx.in the form of periodic or other cash payments,
then the proceeds of such adequate protection must be applied to all First Lien Obligations pursuant to Section 2.1.
bn.Reinstatement.
In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. This Section 2.6 shall survive termination of this Agreement.
bo.Insurance and Condemnation Awards.
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As among the First Lien Claimholders, the Applicable Collateral Agent (acting at the direction of the Applicable Representative), shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Collateral Agent or any other First Lien Claimholder receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable First Lien Documents, such proceeds shall be turned over to the Applicable Collateral Agent for application as provided in Section 2.1 hereof.
bp.Refinancings.
The First Lien Obligations of any Series may, subject to Section 5.14, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Document) of any First Lien Claimholder of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Representative and Collateral Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness. If such Refinancing Indebtedness is intended to constitute a Replacement Credit Agreement or Replacement Initial Other First Lien Agreement, the Company shall so state in its Designation.
bq.Gratuitous Bailee/Agent for Perfection.
25.The Applicable Collateral Agent shall be entitled to hold any Possessory Collateral constituting Shared Collateral.
26.Notwithstanding the foregoing, each Collateral Agent agrees to hold any Possessory Collateral constituting Shared Collateral and any other Shared Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Claimholder (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee, solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.9. Solely with respect to any Deposit Accounts constituting Shared Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Collateral Agent, each such Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for each other First Lien Claimholder and any assignee solely for the purpose of perfecting the security interest in such Deposit Accounts, subject to the terms and conditions of this Section 2.9.
27.No Collateral Agent shall have any obligation whatsoever to any First Lien Claimholder to ensure that the Possessory Collateral and Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.9. The duties or responsibilities of each Collateral Agent under this Section 2.9 shall be limited solely to holding any Possessory Collateral constituting Shared
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Collateral or any other Shared Collateral in its possession or control as gratuitous bailee (and with respect to Deposit Accounts, as gratuitous agent) in accordance with this Section 2.9 and delivering the Possessory Collateral constituting Shared Collateral as provided in Section 2.9(e) below.
28.None of the Collateral Agents or any of the First Lien Claimholders shall have by reason of the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agents or any other First Lien Claimholder, and each Collateral Agent and each First Lien Claimholder hereby waives and releases the other Collateral Agents and First Lien Claimholders from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 2.9 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control (and with respect to the Deposit Accounts, as gratuitous agent).
29.At any time the Applicable Collateral Agent is no longer the Applicable Collateral Agent, such outgoing Applicable Collateral Agent shall deliver the remaining Possessory Collateral constituting Shared Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), first, to the then Applicable Collateral Agent to the extent First Lien Obligations remain outstanding and second, to the applicable Grantor to the extent no First Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Shared Collateral) or to whomever may be lawfully entitled to receive the same, including pursuant to any Junior Lien Intercreditor Agreement. The outgoing Applicable Collateral Agent further agrees to take all other action reasonably requested by the then Applicable Collateral Agent at the expense of the Company in connection with the then Applicable Collateral Agent obtaining a first-priority security interest in the Shared Collateral.
br.Amendments to First Lien Collateral Documents.
30.Without the prior written consent of each other Collateral Agent, each Collateral Agent agrees that no First Lien Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new First Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
31.In determining whether an amendment to any First Lien Collateral Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.
bs.Similar Liens and Agreements.
32.Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Claimholder, whether or not any Insolvency or Liquidation Proceeding has commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets
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of the Company or any other Grantor securing any First Lien Obligations that are not also subject to the Lien in respect of the other First Lien Obligations under any other Series of First Lien Documents except to the extent otherwise specifically permitted by the applicable Series of First Lien Documents; provided, that:
xxi.this Section 2.11(a) will not apply with respect to the carve-outs set forth in Section 2.11(c), and
xxii.this provision will not be violated with respect to any particular Series if the First Lien Document for such Series prohibits the Collateral Agent for that Series from accepting a Lien on such asset or property or such Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a “Declined Lien”).
If any Collateral Agent or First Lien Claimholder shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the First Lien Obligations under any other Series of First Lien Documents, then such Collateral Agent shall, without the need for any further consent of any part and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of each other Collateral Agent as security for all other First Lien Obligations (subject to the terms hereof) and shall promptly notify each other Collateral Agent in writing of the existence of such Lien and in any event any amount received or distributed on account of such Liens shall be subject to Section 2.1 hereof.
33.In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
xxiii.upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Credit Agreement Documents and the Other First Lien Documents;
xxiv.that the documents and agreements creating or evidencing the Liens on Shared Collateral securing the Credit Agreement Obligations and the Other First Lien Obligations shall, subject to the terms and conditions of Section 5.2, be in all material respects the same forms of documents as one another, except that the documents and agreements creating or evidencing the Liens securing the Other First Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding Other First Lien Obligations and to address any Declined Lien or the Initial Other First Lien Specified Collateral and
xxv.Collateral consisting of Initial Other First Lien Specified Collateral shall solely secure and shall be applied as specified in the Initial Other First Lien Agreement and the Initial Other First Lien Documents and will not constitute Shared Collateral.
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34.Notwithstanding anything in this Agreement or any other First Lien Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure reimbursement obligations in respect of letters of credit shall solely secure and shall be applied as specified in the Credit Agreement or Other First Lien Agreement, as applicable, pursuant to which such letters of credit were issued and will not constitute Shared Collateral or Non-Shared Collateral.
ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS
Whenever any Applicable Collateral Agent or any Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, the aggregate unpaid principal amount of each Series of First Lien Obligations then outstanding, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative or each other Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent or Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Applicable Collateral Agent and each Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Claimholder or any other person as a result of such determination.
ARTICLE IV.

THE APPLICABLE COLLATERAL AGENT
bt.Authority.
35.Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.1 hereof and act in accordance with Section 2.2 hereof.
36.In furtherance of the foregoing, each Non-Controlling Claimholder acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Collateral Documents, as applicable, without regard to any rights to which the Non-Controlling Claimholders would otherwise be entitled as a result of the
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First Lien Obligations held by such Non-Controlling Claimholders. Without limiting the foregoing, each Non-Controlling Claimholder agrees that none of the Applicable Collateral Agent, the Applicable Representative or any other First Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation. Each of the First Lien Claimholders waives any claim it may now or hereafter have against any Collateral Agent or Representative of any other Series of First Lien Obligations or any other First Lien Claimholder of any other Series arising out of:
xxvi.any actions which any such Collateral Agent, Representative or any First Lien Claimholder represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or in connection with the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any Collateral Agent or Representative to enforce this Agreement,
xxvii.any election by any Applicable Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or
xxviii.subject to Section 2.5, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession.
Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not
(x)  accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral or
(y)  “credit bid” for or purchase (other than for cash) Shared Collateral at any public, private or judicial foreclosure (including in a credit bid pursuant to Section 363 of Title 11 of the U.S. Code) upon such Shared Collateral, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.
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Nothing in the provisions of this Agreement, including the foregoing clause (x) and (y), shall limit or affect the rights of any Collateral Agent with respect to the Non-Shared Collateral.
bu.Power-of-Attorney.
Each Non-Controlling Representative and Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of each other First Lien Claimholder of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative, Collateral Agent or First Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.
ARTICLE V.

MISCELLANEOUS
bv.Integration/Conflicts.
This Agreement, together with the other First Lien Documents and the First Lien Collateral Documents, represents the entire agreement of each of the Grantors and the First Lien Claimholders with respect to the subject matter hereof and thereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Representative, Collateral Agent or First Lien Claimholder relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents the provisions of this Agreement shall govern and control.
bw.Effectiveness; Continuing Nature of this Agreement; Severability.
This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the First Lien Claimholders of any Series may continue, at any time and without notice to any First Lien Claimholder of any other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. Each Representative and each Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or
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unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect with respect to any Representative or Collateral Agent and the First Lien Claimholders represented by such Representative or Collateral Agent and their First Lien Obligations, on the date on which there has been a Discharge of such Series of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 2.6; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.
bx.Amendments; Waivers.
37.No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.
38.Notwithstanding the foregoing, without the consent of any First Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Other First Lien Claimholders and Other First Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.
39.Notwithstanding the foregoing, without the consent of any other Representative or First Lien Claimholder, the Applicable Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other First Lien Documents.
by.Information Concerning Financial Condition of the Grantors and their Subsidiaries.
The Representative and Collateral Agent and the other First Lien Claimholders of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien
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Obligations. The Representative and Collateral Agent and the other First Lien Claimholders of each Series shall have no duty to advise the Representative, Collateral Agent or First Lien Claimholders of any other Series of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Representative, Collateral Agent or First Lien Claimholders of any other Series, it or they shall be under no obligation:
40.to make, and such Representative and Collateral Agent and such other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
41.to provide any additional information or to provide any such information on any subsequent occasion;
42.to undertake any investigation; or
43.to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
bz.Submission to Jurisdiction; Certain Waivers.
Each of the Company, each other Grantor, each Collateral Agent and each Representative, on behalf of itself and each other First Lien Claimholder represented by it, hereby irrevocably and unconditionally:
44.submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to Section 5.5(c) below) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
45.agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;
46.agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Document shall affect any right that any Collateral Agent, Representative or other First Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Document against such Grantor or any of its assets in the courts of any jurisdiction;
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47.waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other First Lien Collateral Document in any court referred to in Section 5.5(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
48.consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 5.7 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);
49.agrees that service as provided in Section 5.5(e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and
50.waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
ca.WAIVER OF JURY TRIAL.
EACH PARTY HERETO, THE COMPANY AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO AND THE COMPANY AND EACH OTHER GRANTOR HAVE BEEN INDUCED TO ENTER INTO OR ACKNOWLEDGE THIS AGREEMENT AND THE OTHER FIRST LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
cb.Notices.
Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile, electronic mail or United States mail or
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courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
cc.Further Assurances.
Each Representative and Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative and Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
cd.Agency Capacities.
Except as expressly provided herein,
51.Citibank, N.A.
xxix.is entering into this Agreement and acting solely in its capacity as Initial Credit Agreement Representative and the Initial Credit Agreement Collateral Agent solely for the Initial Credit Agreement Claimholders,
xxx.the provisions of the Initial Credit Agreement affording rights, privileges, protections, indemnities and immunities to Citibank, N.A., as agent, thereunder shall also apply to Citibank, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, hereunder, and
xxxi.in no event shall Citibank, N.A. incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent or any Initial Credit Agreement Claimholder hereunder, all such liability, if any, being expressly waived and released by the parties hereto and any person claiming by, through or under such party. the permissive authorizations, entitlements, powers and rights granted to Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent herein shall not be construed as duties.
Any exercise of discretion on behalf of Initial Credit Agreement Representative and Initial Credit Agreement Agent shall be exercised in accordance with the terms of the Initial Credit Agreement Documents. Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent shall have no liability to any Person if either shall mistakenly pay over or distribute to any Person any amounts in violation of the terms of this Agreement, so long as such Initial Credit Agreement Representative and
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Initial Credit Agreement Collateral Agent is acting in good faith. Each party acknowledges and agrees that the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent are entering into this Agreement solely in their respective capacities under the Initial Credit Agreement Documents and not in an individual capacity. Notwithstanding anything herein to the contrary, Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.
52.Jefferies Finance LLC
xxxii.is entering into this Agreement and acting solely in its capacity as Initial Other First Lien Representative and the Initial Other First Lien Collateral Agent solely for the Initial Other First Lien Claimholders,
xxxiii.the provisions of the Initial Other First Lien Agreement affording rights, privileges, protections, indemnities and immunities to Jefferies Finance LLC, as agent, thereunder shall also apply to Jefferies Finance LLC, as Initial Other First Lien Representative and Initial Other First Lien Collateral Agent, hereunder, and
xxxiv.in no event shall Jefferies Finance LLC incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Initial Other First Lien Representative and Initial Other First Lien Collateral Agent or any Initial Other First Lien Claimholder hereunder, all such liability, if any, being expressly waived and released by the parties hereto and any person claiming by, through or under such party. the permissive authorizations, entitlements, powers and rights granted to Initial Other First Lien Representative and Initial Other First Lien Collateral Agent herein shall not be construed as duties.
Any exercise of discretion on behalf of Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall be exercised in accordance with the terms of the Initial Other First Lien Documents. Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall have no liability to any Person if either shall mistakenly pay over or distribute to any Person any amounts in violation of the terms of this Agreement, so long as such Initial Other First Lien Representative and Initial Other First Lien Collateral Agent is acting in good faith. Each party acknowledges and agrees that the Initial Other First Lien Representative and Initial Other First Lien Collateral Agent are entering into this Agreement solely in their respective capacities under the Initial Other First Lien Documents and not in an individual capacity. Notwithstanding anything herein to the contrary, Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.
53.Each Replacement Credit Agreement Representative and Replacement Credit Agreement Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Replacement Credit Agreement Claimholders. Each Replacement Initial Other First Lien Agreement Representative and Replacement Initial Other First Lien
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Agreement Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Replacement Initial Other First Lien Agreement Claimholders.
54.Each other Representative and each other Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Other First Lien Claimholders under the Other First Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.
ce.GOVERNING LAW.
THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
cf.Binding on Successors and Assigns.
This Agreement shall be binding upon each Representative and each Collateral Agent, the First Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If any of the Representatives and/or Collateral Agents resigns or is replaced pursuant to the applicable First Lien Documents its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.
cg.Section Headings.
Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
ch.Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic
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transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
ci.Other First Lien Obligations.
55.To the extent not prohibited by the provisions of any Credit Agreement and the other First Lien Documents, the Company may incur additional Indebtedness, which for the avoidance of doubt shall include any Indebtedness incurred pursuant to a Refinancing, and Other First Lien Obligations, Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations after the date hereof that is secured on an equal and ratable basis with the Liens on Shared Collateral securing the then existing First Lien Obligations (such Indebtedness, “Additional First Lien Debt”). Any such Additional First Lien Debt and any Series of Other First Lien Obligations, Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable, may be secured by a Lien on a ratable basis, in each case under and pursuant to the applicable First Lien Collateral Documents of such Series, if, and subject to the condition that, the Additional First Lien Collateral Agent and Additional First Lien Representative of any such Additional First Lien Debt, acting on behalf of the holders of such Additional First Lien Debt and the holders of such Other First Lien Obligations, Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable, (such Additional First Lien Collateral Agent, Additional First Lien Representative, the holders in respect of such Additional First Lien Debt and the holders Other First Lien Obligations, other Initial Other First Lien Agreement Obligations or other Replacement Credit Agreement Obligations, as applicable, being referred to as “Additional First Lien Claimholders”), each becomes a party to this Agreement by satisfying the conditions set forth in Section 5.14(b).
56.In order for an Additional First Lien Representative and Additional First Lien Collateral Agent (including, in the case of a Replacement Credit Agreement, the Replacement Credit Agreement Representative and the Replacement Credit Agreement Collateral Agent in respect thereof and, in the case of a Replacement Initial Other First Lien Agreement, the Replacement Initial Other First Lien Agreement Representative and the Replacement Initial Other First Lien Agreement Collateral Agent) to become a party to this Agreement,
xxxv.such Additional First Lien Representative and such Additional First Lien Collateral Agent shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional First Lien Representative and such Additional First Lien Collateral Agent, as the case may be) pursuant to which either (x) such Additional First Lien Representative becomes a Representative hereunder and such Additional First Lien Collateral Agent becomes a Collateral Agent hereunder, and such Additional First Lien Debt and such Series of Other First Lien Obligations, Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable, and the Additional First Lien Claimholders of such Series become subject hereto and bound hereby;
xxxvi.the Company shall have delivered to each Collateral Agent:
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e.true and complete copies of each of the Other First Lien Agreement, Replacement Initial Other First Lien Agreement or Replacement Credit Agreement, as applicable, and the First Lien Collateral Documents for such Series, certified as being true and correct by a Responsible Officer of the Company;
f.a Designation substantially in the form of Exhibit B pursuant to which the Company shall
a.identify the Indebtedness to be designated as Other First Lien Obligations, Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable, and the initial aggregate principal amount or committed amount thereof,
b.specify the name and address of the Additional First Lien Collateral Agent and Additional First Lien Representative,
c.certify that such (x) Additional First Lien Debt is permitted by each First Lien Document and that the conditions set forth in this Section 5.14 are satisfied with respect to such Additional First Lien Debt and such Series of Other First Lien Obligations, Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable,
d.in the case of a Replacement Initial Other First Lien Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement Initial Other First Lien Agreement and the Company elects to designate such agreement as Replacement Initial Other First Lien Agreement, and
e.in the case of a Replacement Credit Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement Credit Agreement and the Company elects to designate such agreement as a Replacement Credit Agreement; and
xxxvii.the Other First Lien Documents, Replacement Initial Other First Lien Agreement Documents or Replacement Credit Agreement Documents, as applicable, relating to such Additional First Lien Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional First Lien Claimholder with respect to such Additional First Lien Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Lien Debt.
57.Upon the execution and delivery of a Joinder Agreement by an Additional First Lien Representative and an Additional First Lien Collateral Agent, in each case, in accordance with this Section 5.14, each other Representative and Collateral Agent shall acknowledge such receipt thereof by countersigning a copy thereof, subject to the terms of this Section 5.14 and
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returning the same to such Additional First Lien Representative and Additional First Lien Collateral Agent, as applicable; provided that the failure of any Representative or Collateral Agent to so acknowledge or return shall not affect the status of such debt as Additional First Lien Debt if the other requirements of this Section 5.14 are complied with.
cj.Authorization.
By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
ck.No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.
The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders in relation to one another. None of the Company, any other Grantor nor any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in each case, as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.4 and 2.8 and ARTICLE V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, the Company and each Grantor hereby:
58.acknowledges that it has read this Agreement and consents hereto,
59.agrees that it will not take any action that would be contrary to the express provisions of this Agreement and
60.agrees to abide by the requirements expressly applicable to it under this Agreement.
cl.No Indirect Actions.
Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.
cm.Additional Grantors.
Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any First Lien Document and which grants or purports to grant a lien on any of its assets (other than with respect to Non-Shared Collateral, to the extent such Grantor only owns Non-Shared Collateral) shall either execute this Agreement on the date hereof or shall confirm
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that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit C that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such First Lien Document.
cn.Costs and Expenses.
All costs and expenses incurred by each Representative and each Collateral Agent party at any time hereto, including, without limitation pursuant to Section 2.2 hereunder, shall be reimbursed by the Grantors as provided in the First Lien Documents.
[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent
By: /s/ Justin Tichauer
Name: Justin Tichauer
Title: Managing Director and Vice President
Citibank, N.A.
CRMS Documentation Unit
580 Crosspoint Pkwy
Getzville, New York 14068
Email:  [redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
JEFFERIES FINANCE LLC,
as Initial Other First Lien Collateral Agent and Initial Other First Lien Representative
[Signature Page to First Lien Pari Passu Intercreditor Agreement]

By: /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022
Attention: Anil Singh
Email: [redacted]
Acknowledged and Agreed to by:
[Signature Page to First Lien Pari Passu Intercreditor Agreement]

REVLON CONSUMER PRODUCTS CORPORATION
By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General Counsel and Secretary
NOTICE ADDRESS:
Revlon Consumer Products Corporation
One New York Plaza
New York, New York 10004
Attention: Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary
Telephone: [redacted]
Email: [redacted]
Attention: Eric Warren
Email: [redacted]
Attention: [redacted]
Email: [redacted]

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Acknowledged and Agreed to by:

REVLON CONSUMER PRODUCTS CORPORATION
as a Grantor

By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy
General Counsel and Secretary

Almay, Inc.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
Beautyge Brands USA, Inc.
Beautyge U.S.A., Inc.
Charles Revson Inc.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF Enterprises, Inc.
Elizabeth Arden (Financing), Inc.
Elizabeth Arden International Holding, Inc.
Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden Investments, LLC
Elizabeth Arden NM, LLC
Elizabeth Arden USC, LLC
Elizabeth Arden, Inc.
FD Management, Inc.
North America Revsale Inc.
OPP Products, Inc.
RDEN Management, Inc.
Realistic Roux Professional Products Inc.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
Revlon International Corporation
Revlon Professional Holding Company LLC
RIROS Corporation
RIROS Group Inc.
Roux Laboratories, Inc.
Roux Properties Jacksonville, LLC
SinfulColors Inc.
each as Grantor
By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary
[Signature Page to First Lien Pari Passu Intercreditor Agreement]

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Exhibit A
to First Lien Pari Passu Intercreditor Agreement
FORM OF JOINDER AGREEMENT
JOINDER NO. [  ] dated as of [  ], 20[  ] (the “Joinder Agreement”) to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of May 7, 2020, (the “Pari Passu Intercreditor Agreement”), among CITIBANK, N.A., as Initial Credit Agreement Representative and as Initial Credit Agreement Collateral Agent, JEFFERIES FINANCE LLC, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors signatory thereto.
A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.
B. As a condition to the ability of the Company to incur [Other First Lien Obligations][Replacement Credit Agreement Obligations under the Replacement Credit Agreement] [Replacement Initial Other First Lien Agreement Obligations under the Replacement Initial Other First Lien Agreement] and to secure such [Other First Lien Obligations][Replacement Credit Agreement Obligations] with the liens and security interests created by the [Other First Lien Collateral Documents][Replacement Credit Agreement Collateral Documents][Replacement Initial Other First Lien Agreement Collateral Documents], the Additional First Lien Representative in respect thereof is required to become a Representative and the Additional First Lien Collateral Agent in respect thereof is required to become a Collateral Agent and the First Lien Claimholders in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Additional First Lien Representative may become a Representative, such Additional First Lien Collateral Agent may become a Collateral Agent and such Additional First Lien Claimholders may become subject to and bound by the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional First Lien Representative and the Additional First Lien Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Additional First Lien Representative (the “New Representative”) and Additional First Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement.
Accordingly, the New Representative and the New Collateral Agent agree as follows:
SECTION 1. In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, (i) the New Representative and the New Collateral Agent by their signatures below become a Representative and a Collateral Agent respectively, under, and the related Additional First Lien Debt and Additional First Lien Claimholders become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative and
Exhibit A – Page 1
LEGAL_US_E # 147863226.8

New Collateral Agent had originally been named therein as a Representative or a Collateral Agent, respectively, and hereby agree to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to them as Representative, Collateral Agent and Additional First Lien Claimholders, respectively.
SECTION 2 Each of the New Representative and New Collateral Agent represent and warrant to each other Collateral Agent, each other Representative and the other First Lien Claimholders, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the First Lien Documents relating to such Additional First Lien Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional First Lien Claimholders represented by them will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement.
SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent and Representative shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
SECTION 6. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pari Passu Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or
Exhibit A - Page 2
LEGAL_US_E # 147863226.8

unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.
SECTION 8. Sections 5.8 and 5.9 of the Pari Passu Intercreditor Agreement are hereby incorporated herein by reference.
[Remainder of this page intentionally left blank]
IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.
Exhibit A - Page 3
LEGAL_US_E # 147863226.8

[NAME OF NEW REPRESENTATIVE], as
[  ] for the holders of [  ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:
[NAME OF NEW COLLATERAL AGENT], as
[  ] for the holders of [  ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:

Receipt acknowledged by:
Exhibit A - Page 4
LEGAL_US_E # 147863226.8

citibank, n.a.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent
By:
Name:
Title:
JEFFERIES FINANCE LLC,
as Initial Other First Lien Representative and Initial Other First Lien Collateral Agent
By:
Name:
Title:
[OTHERS AS NEEDED]

Exhibit A - Page 5
LEGAL_US_E # 147863226.8

Exhibit B
to First Lien Pari Passu Intercreditor Agreement
[FORM OF]
DEBT DESIGNATION
Reference is made to the First Lien Pari Passu Intercreditor Agreement dated as of May 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”) among CITIBANK, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, JEFFERIES FINANCE LLC, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors signatory thereto. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Pari Passu Intercreditor Agreement. This Debt Designation is being executed and delivered in order to designate [Additional First Lien Debt][Replacement Credit Agreement Obligations][Replacement Initial Other First Lien Agreement Obligations] entitled to the benefit and subject to the terms of the Pari Passu Intercreditor Agreement.
The undersigned, the duly appointed [specify title] of the [Company] hereby certifies on behalf of the [Company] that:
(a) [insert name of the Company or other Grantor] intends to incur Indebtedness in the initial aggregate [principal/committed amount] of [  ] pursuant to the following agreement: [describe [credit agreement, indenture, other agreement giving rise to Additional First Lien Debt][Replacement Credit Agreement][Replacement Initial Other First Lien Agreement (“New Agreement”)]] which will be [Other First Lien Obligations][Replacement Credit Agreement Obligations][Replacement Initial Other First Lien Agreement Obligations];
(b) Notice Information
(i)  The name and address of the [Additional First Lien Representative for the Additional First Lien Debt and the related Other First Lien Obligations][Replacement Credit Agreement Representative for the Replacement Credit Agreement][Replacement Initial Other First Lien Agreement Representative for the Replacement Initial Other First Lien Agreement] is:

Telephone:
Fax:
(ii)  The name and address of the Additional First Lien Collateral Agent for the Additional First Lien Debt and the Other First Lien Obligations or Replacement Initial Other First Lien Agreement Obligations or Replacement Credit Agreement Obligations, as applicable, is:

Telephone:
Fax:
[and]
Exhibit B – Page 1
LEGAL_US_E # 147863226.8

(c) Such Additional First Lien Debt is permitted by each First Lien Document and the conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement are satisfied with respect to such Additional First Lien Debt [[insert for Replacement Credit Agreements and Replacement Initial Other First Lien Agreements only]; and
(d) [The New Agreement satisfies the requirements of a Replacement Credit Agreement and is hereby designated as a Replacement Credit Agreement][The New Agreement satisfies the requirements of a Replacement Initial Other First Lien Agreement and is hereby designated as a Replacement Initial Other First Lien Agreement]].
IN WITNESS WHEREOF, the Company has caused this Debt Designation to be duly executed by the undersigned officer as of [  ], 20____.
Exhibit C – Page 2
LEGAL_US_E # 147863226.8

REVLON CONSUMER PRODUCTS CORPORATION
By:
Name:
Title:

Exhibit C – Page 3
LEGAL_US_E # 147863226.8

Exhibit C
to First Lien Pari Passu Intercreditor Agreement
FORM OF GRANTOR JOINDER AGREEMENT
GRANTOR JOINDER AGREEMENT NO. [  ] (this “Grantor Joinder Agreement”) dated as of [  ], 20[  ] to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of May 7, 2020 (the “Pari Passu Intercreditor Agreement”), among CITIBANK, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, JEFFERIES FINANCE LLC, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and certain subsidiaries of the Company (each a “Grantor”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.
The undersigned, [  ], a [  ], (the “New Grantor”) wishes to acknowledge and agree to the Pari Passu Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 5.16 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.
Accordingly, the New Grantor agrees as follows for the benefit of the Representatives, the Collateral Agents and the First Lien Claimholders:
Section 1. Accession to the Pari Passu Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 5.16 thereof, (b) agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement. This Grantor Joinder Agreement supplements the Pari Passu Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 5.18 of the Pari Passu Intercreditor Agreement.
Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Representative, each Collateral Agent and to the First Lien Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.
Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective
Exhibit C – Page 1
LEGAL_US_E # 147863226.8

as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.
Section 4. Section Headings. Section headings used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.
Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement subject to any limitations set forth in the Pari Passu Intercreditor Agreement with respect to the Grantors.
Section 6. Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
Section 7. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.7 of the Pari Passu Intercreditor Agreement.
IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.
Exhibit C – Page 2
LEGAL_US_E # 147863226.8

[   ]
By:
Name:
Title:

Address: ______________________________
        ______________________________
        ______________________________

Exhibit C – Page 3
LEGAL_US_E # 147863226.8